    As filed with the Securities and Exchange Commission on May 10, 1995
                                               Registration No. 33-57987
 -----------------------------------------------------------------------------
 -----------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                AMENDMENT NO. 2
                                       TO

                                   FORM S-4
           Registration Statement Under The Securities Act of 1933

                           HEALTHSOUTH Corporation
            (Exact Name of Registrant as Specified in its Charter)

             Delaware                          8062                               63-0860407
 --------------------------------   -----------------------------       -------------------------------
 (State or Other Jurisdiction of    (Primary Standard Industrial        (I.R.S. Employer Identification
  Incorporation or Organization)     Classification Code Number)                     Number)


             Two Perimeter Park South, Birmingham, Alabama 35243
                                (205) 967-7116

             (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

                              RICHARD M. SCRUSHY
                            Chairman of the Board
                         and Chief Executive Officer
                           HEALTHSOUTH Corporation
                           Two Perimeter Park South
                          Birmingham, Alabama 35243
                                (205) 967-7116

          (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

                                    Copies to:

  J. BROOKE JOHNSTON, JR., ESQ.              WILLIAM W. HORTON, ESQ.                  J. VAUGHAN CURTIS, ESQ.
    BEALL D. GARY, JR., ESQ.          Group Vice President -- Legal Services            NILS H. OKESON, ESQ.
Haskell Slaughter Young & Johnston,          HEALTHSOUTH Corporation                       Alston & Bird
    Professional Association                Two Perimeter Park South                    One Atlantic Center
   1200 AmSouth/Harbert Plaza               Birmingham, Alabama 35243               1201 West Peachtree Street
    1901 Sixth Avenue North                      (205) 967-7116                     Atlanta, Georgia 30309-3424
   Birmingham, Alabama 35203                                                              (404) 881-7000
       (205) 251-1000

        Approximate date of commencement of proposed sale to the public:

   At the effective time of the merger of Surgical Health Corporation with a wholly-owned subsidiary of the Registrant, as described in the Prospectus-Joint Proxy Statement included herein.

   If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE

 -----------------------------------------------------------------------------

                                                          Proposed
                                                           Maximum          Proposed Maximum     Amount of
Title of Each Class of             Amount to be        Offering Price          Aggregate        Registration
Securities to be Registered .....  Registered             Per Unit          Offering Price(1)       Fee
Common Stock, par value $.01 per   9,683,020
share............................  shares (2)            $   13.21            $ 63,975,719      $  22,060.60

   --------------------------------------------------------------------------


   (1) Computed in accordance with Rule 457(f)(2), solely for the purpose of calculating the registration fee, based upon the book value of the SHC Shares (as defined herein) at January 31, 1995, the latest practicable date prior to the date of filing of this Registration Statement.

   (2) Gives effect to a two-for-one split of HEALTHSOUTH Common Stock effective April 17, 1995.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further Amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 -----------------------------------------------------------------------------
 -----------------------------------------------------------------------------

                           HEALTHSOUTH Corporation
                            CROSS-REFERENCE SHEET
    (Pursuant to Item 501(b) of Regulation S-K showing the Location in the
                            Prospectus-Joint Proxy
        Statement of the responses to the Items of Part I of Form S-4)

                          ITEM                                   LOCATION IN PROSPECTUS-JOINT PROXY STATEMENT
- --------------------------------------------------------  ---------------------------------------------------------

 1. Forepart of the Registration Statement and Outside
    Front Cover Page of Prospectus .....................  Facing Page; Outside Front Cover Page of Prospectus-Joint
                                                          Proxy Statement
 2. Inside Front and Outside Back Cover Pages of
    Prospectus .........................................  Table of Contents; Available Information; Incorporation
                                                          of Certain Information by Reference
 3. Risk Factors, Ratio of Earnings to Fixed Charges
    and Other Information ..............................  Summary of Prospectus-Joint Proxy Statement; The Special Meetings
 4. Terms of the Transaction ...........................  Summary of Prospectus-Joint Proxy Statement; The Special
                                                          Meetings; The Merger; Description of Capital Stock of
                                                          HEALTHSOUTH; Operations and Management of HEALTHSOUTH after the Merger; Comparison of Rights of SHC and HEALTHSOUTH Stockholders
 5. Pro Forma Financial Information ....................  Pro Forma Condensed Financial Information
 6. Material Contacts with the Company Being Acquired  .  Not Applicable
 7. Additional Information Required for Reoffering by
    Persons and Parties Deemed to be Underwriters.......  Not Applicable
 8. Interests of Named Experts and Counsel .............  Not Applicable
 9. Disclosure of Commission Position on
    Indemnification for Securities Act Liabilities......  Not Applicable

10. Information with Respect to S-3 Registrants  .......  Incorporation of Certain Information by Reference; Pro Forma
                                                          Condensed Financial Information

11. Incorporation of Certain Information by Reference  .  Incorporation of Certain Information by Reference
12. Information with Respect to S-2 or S-3 Registrants    Not Applicable
13. Incorporation of Certain Information by Reference  .  Not Applicable
14. Information with Respect to Registrants Other than
    S-3 or S-2 Registrants..............................  Not Applicable
15. Information with Respect to S-3 Companies  .........  Incorporation of Certain Information by Reference
16. Information with Respect to S-2 or S-3 Companies  ..  Not Applicable

17. Information with Respect to Companies Other than
    S-3 or S-2 Companies ...............................  Summary of Prospectus-Joint Proxy Statement; The Merger;
                                                          Pro Forma Condensed Financial Information; Selected Financial
                                                          Information of SHC; SHC Management's Discussion and Analysis
                                                          of Financial Condition and Results of Operations; Business
                                                          of SHC; Principal Stockholders of SHC; Consolidated Financial
                                                          Statements of SHC

18. Information if Proxies, Consents or Authorizations
    are to be Solicited.................................  Incorporation of Certain Information by Reference; Summary
                                                          of Prospectus-Joint Proxy Statement; The Special Meetings;
                                                          The Merger; Principal Stockholders of SHC
19. Information if Proxies, Consents or Authorizations
    are not to be Solicited in an Exchange Offer .......  Not Applicable

[HEALTHSOUTH Logo]


                                                                     May  , 1995


Dear Stockholder:


   I am pleased to enclose information relating to a Special Meeting of Stockholders of HEALTHSOUTH Corporation to be held at the Company's offices at Two Perimeter Park South, Birmingham, Alabama 35243, at 2:00 p.m., Central Time, on June 13, 1995.



   The purpose of the Special Meeting of Stockholders is to approve and adopt an Amended and Restated Plan and Agreement of Merger, pursuant to which HEALTHSOUTH will acquire Surgical Health Corporation, the nation's second largest independent outpatient surgery center company. Surgical Health Corporation operates 37 outpatient surgery centers in 11 states, and is in many of the same markets as HEALTHSOUTH.


   Surgical Health Corporation has excellent locations and a strong management team. HEALTHSOUTH believes that the operations of Surgical Health Corporation will be a valuable addition to HEALTHSOUTH's national network and will provide a platform for future growth for HEALTHSOUTH. This acquisition is an important one for HEALTHSOUTH and its stockholders, and HEALTHSOUTH's management encourages your support for the Amended and Restated Plan and Agreement of Merger.

     We urge you to consider carefully these important matters, which are described in the attached Prospectus-Joint Proxy Statement. For a discussion of the recommendations of the Board of Directors of HEALTHSOUTH, the reasons underlying the recommendations, and certain factors that should be considered in evaluating your vote, see "THE MERGER--Reasons for the Merger; Recommendations of the Boards of Directors" in the Prospectus-Joint Proxy Statement attached to this letter. In order to ensure that your vote is represented at the Special Meeting, please indicate your vote on the Proxy form, date and sign it, and return it in the enclosed postage pre-paid envelope. A prompt response will be appreciated. If you are able to attend the Special Meeting, you may revoke your Proxy and vote in person if you wish.

   I look forward to seeing you at the Special Meeting.

                                             Sincerely yours,

                                             RICHARD M. SCRUSHY
                                             Chairman of the Board
                                             and Chief Executive Officer

       Two Perimeter Park South o Birmingham, AL 35243 o (205) 967-7116

                              [HEALTHSOUTH Logo]
                           HEALTHSOUTH Corporation
                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                                                     May  , 1995


   A Special Meeting of Stockholders of HEALTHSOUTH Corporation ("HEALTHSOUTH") will be held at HEALTHSOUTH's executive offices, Two Perimeter Park South, Birmingham, Alabama 35243, on June 13, 1995, at 2:00 p.m., Central Time, for the following purposes:


   1. To consider and vote upon a proposal to approve and adopt the Amended and Restated Plan and Agreement of Merger, dated as of January 22, 1995 (the "Plan") among HEALTHSOUTH, ASC Atlanta Acquisition Company, Inc. (the "Subsidiary") and Surgical Health Corporation ("SHC"), pursuant to which the Subsidiary will be merged into SHC, with SHC being the surviving corporation (the "Merger"), and each outstanding share of Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, and Series C Convertible Preferred Stock of SHC will be cancelled and the holders of such shares will be entitled to receive a specified fraction of a share of HEALTHSOUTH Common Stock for each such share of SHC capital stock owned by them, as described in the accompanying Prospectus-Joint Proxy Statement.

   2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.


   Stockholders of record at the close of business on May 1, 1995, are entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof.


   Please complete, date and sign the accompanying Proxy and return it promptly to HEALTHSOUTH. If you attend the Special Meeting, you may revoke your Proxy and vote in person if you desire to do so, but attendance at the Special Meeting does not itself serve to revoke your Proxy.

                                             ANTHONY J. TANNER
                                             Secretary
           __________________________________________________________

                 PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY
                    PROMPTLY, WHETHER YOU PLAN TO ATTEND THE
                            SPECIAL MEETING OR NOT.
                     THE BOARD OF DIRECTORS OF HEALTHSOUTH
             RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL AND
                              ADOPTION OF THE PLAN
           __________________________________________________________

                                                                     May  , 1995


Dear Stockholder:

   You are cordially invited to attend a special meeting of stockholders ("Special Meeting") of Surgical Health Corporation ("SHC") to be held at the offices of Alston & Bird located on the 46th floor at 1201 West Peachtree Street Atlanta, Georgia 30309 at 2:00 p.m., Eastern Time, on June 13, 1995.


   At this important meeting, you will be asked to consider and vote upon the approval of an Amended and Restated Plan and Agreement of Merger, dated as of January 22, 1995, which provides for the merger of SHC with a wholly-owned subsidiary of HEALTHSOUTH Corporation ("HEALTHSOUTH") with the result that SHC will become a wholly-owned subsidiary of HEALTHSOUTH. If the proposed merger (the "Merger") is consummated, each outstanding share of SHC Common Stock, SHC Series A Preferred Stock, SHC Series B Preferred Stock and SHC Series C Preferred Stock will be converted into and exchanged for the right to receive a specified fraction of a share of HEALTHSOUTH Common Stock. The numerator of this fraction will be $4.60 and the denominator will be the average daily closing price per share of HEALTHSOUTH Common Stock for the 20 consecutive days on which such shares are actually traded ending on the third day before the closing of the Merger (the "Base Period Trading Price"); provided, however, that the Base Period Trading Price will be deemed to equal (i) $18.50 in the event that the Base Period Trading Price is greater than $18.50 or (ii) $16.50 in the event that the Base Period Trading Price is less than $16.50. Cash will be paid in lieu of fractional shares.


   Approval of the merger agreement requires (i) the affirmative vote of a majority of the votes entitled to be cast by the holders of record of SHC Common Stock, SHC Series A Preferred Stock, SHC Series B Preferred Stock and SHC Series C Preferred Stock, voting together as a single class, and (ii) the affirmative vote of a majority of the votes entitled to be cast by the holders of record of the SHC Series A Preferred Stock, SHC Series B Preferred Stock and SHC Series C Preferred Stock, each voting as a separate class.

   Attached hereto are the (i) Notice of Special Meeting, (ii) Prospectus-Joint Proxy Statement, and (iii) Proxy for the Special Meeting. The Prospectus-Joint Proxy Statement describes in more detail the merger agreement and the proposed Merger, including a description of the conditions to consummation of the Merger and the effects of the Merger on the rights of SHC stockholders. It also describes certain financial and other information pertaining to SHC and HEALTHSOUTH. Please give this information your careful attention.


   The merger agreement and consummation of the transactions contemplated therein have been approved by the Board of Directors of SHC and the Board of Directors recommends that you vote FOR approval and adoption of the merger agreement and consummation of the transactions contemplated therein. For a discussion of the recommendations of the Board of Directors, the reasons underlying such recommendations and certain factors that should be considered in evaluating your vote, see "THE MERGER--Reasons for the Merger; Recommendations of the Boards of Directors" in the Prospectus-Joint Proxy Statement attached hereto.

   In order that your shares may be represented at the Special Meeting, you are urged to promptly complete, sign, date and return the accompanying Proxy in the enclosed postage pre-paid envelope, whether you plan to attend the Special Meeting or not. In the event you attend the Special Meeting in person, you may, if you wish, vote personally on all matters brought before the Special Meeting even if you have previously returned your Proxy.

                                             Sincerely yours,

                                             ROCK A. MORPHIS
                                             Chairman of the Board,
                                             President and
                                             Chief Executive Officer

                          SURGICAL HEALTH CORPORATION


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 13, 1995


To the Stockholders of Surgical Health Corporation:


   Notice is hereby given that a Special Meeting of Stockholders of Surgical Health Corporation, a Delaware corporation ("SHC"), will be held at the offices of Alston & Bird located on the 46th floor at 1201 West Peachtree Street, Atlanta, Georgia 30309 on June 13, 1995 at 2:00 p.m., Eastern Time, for the following purposes:


   1. To consider and vote upon a proposal to approve the Amended and Restated Plan and Agreement of Merger, dated as of January 22, 1995 (the "Plan"), providing for the merger of ASC Atlanta Acquisition Company, Inc., a Delaware corporation (the "Subsidiary") wholly-owned by HEALTHSOUTH Corporation, a Delaware corporation ("HEALTHSOUTH"), into SHC, and further providing that each outstanding share of Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock of SHC (collectively, the "SHC Shares") will be cancelled and the holders of such SHC Shares will be entitled to receive a specified fraction of a share of HEALTHSOUTH Common Stock for each such SHC Share, as described in the accompanying Prospectus-Joint Proxy Statement; and

   2. To consider and act upon such other matters as may properly come before the Special Meeting, including any adjournments or postponements thereof.


   The Board of Directors of SHC has fixed the close of business on April 26, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting, and only stockholders of record at such time will be entitled to notice of and to vote at the Special Meeting.


   A form of Proxy and a Prospectus-Joint Proxy Statement containing more detailed information with respect to the matters to be considered at the Special Meeting accompany this notice.

   You are cordially invited and urged to attend the Special Meeting in person. Please complete, sign, date and promptly return the enclosed Proxy in the enclosed self-addressed, postage pre-paid envelope. If you attend the Special Meeting and desire to revoke your Proxy and vote in person, you may do so. In any event, the Proxy may be revoked at any time before it is voted.

                                        By Order of the Board of Directors,

                                        H. MICHAEL FINLEY
                                        Secretary


May  , 1995

Prospectus-Joint Proxy Statement


                             JOINT PROXY STATEMENT
                                       OF

           HEALTHSOUTH                                SURGICAL HEALTH
           Corporation                                  CORPORATION
for the Special Meeting of Stockholders  for the Special Meeting of Stockholders
     to be held on June 13, 1995                  to be held on  June 13, 1995





                                  PROSPECTUS
                                      OF
                           HEALTHSOUTH Corporation



   This Prospectus relates to up to 9,683,020 shares of the Common Stock, par value $.01 per share (the "HEALTHSOUTH Common Stock"), of HEALTHSOUTH Corporation (together with its subsidiaries and controlled partnerships, as applicable, "HEALTHSOUTH") issuable to the stockholders of Surgical Health Corporation (together with its subsidiaries and controlled partnerships, as applicable, "SHC") upon consummation of the Merger (as defined below). Such number of shares represents the maximum number of shares that may be issued, assuming that the Base Period Trading Price (as defined below) is equal to or less than $16.50 and that all outstanding options and warrants to purchase shares of SHC Common Stock (as defined below) that are exercisable prior to the closing of the Merger are exercised prior to closing of the Merger. This Prospectus also serves as the Proxy Statement of each of HEALTHSOUTH and SHC for their special meetings of stockholders to be held on June 13, 1995, and any adjournments and postponements thereof (the "Special Meetings"). See "THE SPECIAL MEETINGS".


   This Prospectus-Joint Proxy Statement describes the terms of a proposed business combination between HEALTHSOUTH and SHC, pursuant to which HEALTHSOUTH will acquire SHC by means of the merger (the "Merger") of ASC Atlanta
Acquisition Company, Inc., a wholly-owned subsidiary of HEALTHSOUTH (the "Subsidiary"), with and into SHC, with SHC being the surviving corporation. After the Merger, the combined operations of HEALTHSOUTH and SHC are expected to be conducted with SHC as a wholly-owned subsidiary of HEALTHSOUTH and the present subsidiaries of SHC continuing as subsidiaries of SHC and thus indirect subsidiaries of HEALTHSOUTH. The Merger will be effective pursuant to the terms and subject to the conditions of the Amended and Restated Plan and Agreement of Merger, dated as of January 22, 1995, among HEALTHSOUTH, the Subsidiary and SHC (the "Plan"). The Plan is attached to this Prospectus-Joint Proxy Statement as Annex A and is incorporated herein by reference. HEALTHSOUTH and SHC are hereinafter sometimes referred to as the "Companies" and individually as a "Company".

   Upon consummation of the Merger, except as described herein, each outstanding share of Common Stock, par value $.0025 per share (the "SHC Common Stock"), Series A Convertible Preferred Stock, par value $.01 per share (the "SHC Series A Preferred Stock"), Series B Convertible Preferred Stock, par value $.01 per share (the "SHC Series B Preferred Stock"), and Series C Convertible Preferred Stock, par value $.01 per share (the "SHC Series C Preferred Stock" and, together with the SHC Common Stock, the SHC Series A Preferred Stock and the SHC Series B Preferred Stock, the "SHC Shares"), of SHC will be cancelled and the holders of such SHC Shares will be entitled to receive a fraction of a share of HEALTHSOUTH Common Stock for each SHC Share so held. The number of shares of HEALTHSOUTH Common Stock to be received by each such holder of SHC Shares will be determined by multiplying the number of SHC Shares owned by such holder at the effective time of the Merger by a fraction, the numerator of which is $4.60 and the denominator of which is the Base Period Trading Price (as such term is defined herein); provided, however, that, for purposes of such calculation, the Base Period Trading Price shall be deemed to equal (i) $18.50 in the event that the Base Period Trading Price is greater than $18.50, or (ii) $16.50 in the event that the Base Period Trading Price is less than $16.50. The term "Base Period Trading Price" means the average daily closing price per share of HEALTHSOUTH Common Stock for the 20 consecutive trading days on which such shares are actually traded ending on the third trading day before the closing of the Merger. SHC stockholders will receive cash (without interest) in lieu of fractional shares. For a more complete description of the terms of the Merger, see "THE MERGER".


   This Prospectus-Joint Proxy Statement and the forms of Proxy are first being mailed to stockholders of HEALTHSOUTH and SHC on or about May , 1995.


   THE SECURITIES TO BE ISSUED HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR BY ANY STATE
     SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES
        COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
          PROSPECTUS-JOINT PROXY STATEMENT. ANY REPRESENTATION TO
                     THE CONTRARY IS A CRIMINAL OFFENSE.


         The date of this Prospectus-Joint Proxy Statement is     , 1995.

                            AVAILABLE INFORMATION

   HEALTHSOUTH has filed a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "SEC") covering the shares of HEALTHSOUTH Common Stock to be issued in connection with the Merger (the "Registration Statement"). As permitted by the rules and regulations of the SEC, this Prospectus-Joint Proxy Statement omits certain information contained in the Registration Statement. For further information pertaining to the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof.


   HEALTHSOUTH and SHC are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file periodic reports, proxy statements and other information with the SEC relating to their respective businesses, financial statements and other matters. The Registration Statement, as well as such reports, proxy statements and other information, may be inspected at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. and should be available for inspection and copying at the regional offices of the SEC located at Seven World Trade Center, New York, New York and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois. Copies of such material can be obtained at prescribed rates by writing to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. The HEALTHSOUTH Common Stock is listed on the New York Stock Exchange (the "NYSE") and the Registration Statement and other information with respect to HEALTHSOUTH should be available for inspection at the library of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.


              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


   This Prospectus-Joint Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. Copies of such reports, proxy statements and other information filed by HEALTHSOUTH, other than exhibits to such documents unless such exhibits are specifically incorporated herein by reference, are available without charge, upon written or oral request, from the Secretary of HEALTHSOUTH Corporation, Two Perimeter Park South, Birmingham, Alabama 35243, telephone (205) 967-7116. Copies of such reports, proxy statements and other information filed by SHC, other than exhibits to such documents unless such exhibits are specifically incorporated herein by reference, are available, without charge, upon written or oral request, from the Secretary of Surgical Health Corporation, 990 Hammond Drive, Suite 300, Atlanta, Georgia 30328, telephone (404) 673-1954. To ensure timely delivery of the documents, any request should be made by five days prior to the Special Meetings.


   There are hereby incorporated by reference into this Prospectus-Joint Proxy Statement and made a part hereof the following documents filed by HEALTHSOUTH:



   (a) HEALTHSOUTH's Current Report on Form 8-K filed January 21, 1994 (relating to the NME Selected Hospitals Acquisition), as amended on Form 8K/A filed March 11, 1994 (to amend Item 7), as amended on Form 8K/A filed June 10, 1994 (to amend Item 7) and as amended on Form 8K/A filed June 22, 1994 (to amend Item 7);



   (b) HEALTHSOUTH's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1994, as amended on Form 10-K/A filed April 21, 1995 (to amend Items 7, 8, 10, 11 and 12), and as amended on Form 10K/A filed May 10, 1995 (to amend Items 7 and 8)(the share numbers in this Annual Report on Form 10-K do not give effect to the two-for-one stock split effected by HEALTHSOUTH on April 17,
1995);




   (c) HEALTHSOUTH's Current Report on Form 8-K filed January 13, 1995 (relating to the acquisition of ReLife, Inc.), as amended on Form 8-K/A filed March 8, 1995 (to amend Item 7) and as amended on Form 8-K/A filed April 21, 1995 (to amend Item 7);


   (d) HEALTHSOUTH's Proxy Statement, dated March 14, 1994, utilized for the solicitation of proxies in connection with HEALTHSOUTH's 1994 Annual Meeting of Stockholders held on April 14, 1994;

   (e) HEALTHSOUTH's Proxy Statement, dated October 28, 1994, utilized for the solicitation of proxies in connection with a Special Meeting of HEALTHSOUTH's Stockholders held on December 6, 1994;



   (f) HEALTHSOUTH's Current Report on Form 8-K filed February 1, 1995 (relating to the Merger);



   (g) HEALTHSOUTH's Current Report on Form 8-K filed February 14, 1995 (relating to the acquisition of ReLife, Inc.); and



   (h) HEALTHSOUTH's Current Report on Form 8-K filed February 21, 1995 (relating to the acquisition of certain rehabilitation facilities from NovaCare, Inc.), as amended on Form 8-K/A filed March 8, 1995 (to amend Item 5 and to include Item 7), as amended on Form 8-K/A filed April 21, 1995 (to amend Item
7), and as amended on Form 8-K/A filed May 10, 1995 (to amend Item 7).


   There are also hereby incorporated by reference into this Prospectus-Joint Proxy Statement and made a part hereof the following documents filed by SHC:


   (a) SHC's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1994, as amended on Form 10-K/A filed April 21, 1995 (to amend Items 1, 6, 7, 8 and 14), and as amended on Form 10-K/A filed May 10, 1995 (to amend Items 7, 8 and 14); and




   (b) SHC's Current Report on Form 8-K filed February 6, 1995 (relating to the Merger).


   All documents filed by HEALTHSOUTH and SHC, respectively, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus-Joint Proxy Statement and prior to the Special Meetings shall be deemed to be incorporated by reference into this Prospectus-Joint Proxy Statement and to be made a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for the purpose hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) is modified or superseded by such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.


   All information contained in this Prospectus-Joint Proxy Statement or incorporated herein by reference with respect to HEALTHSOUTH was supplied by HEALTHSOUTH, and all information contained in this Prospectus-Joint Proxy Statement or incorporated herein by reference with respect to SHC was supplied by SHC. Although neither HEALTHSOUTH nor SHC has actual knowledge that would indicate that any statements or information (including financial statements) relating to the other party contained or, with respect to HEALTHSOUTH, incorporated by reference herein are inaccurate or incomplete, neither HEALTHSOUTH nor SHC warrants the accuracy or completeness of such statements or information as they relate to the other party.


   No person is authorized to give any information or to make any representation not contained in this Prospectus-Joint Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. Neither the delivery of this Prospectus-Joint Proxy Statement nor any distribution of the securities to which this Prospectus-Joint Proxy Statement relates shall, under any circumstances, create any implication that there has been no change in the information concerning HEALTHSOUTH or SHC contained in this Prospectus-Joint Proxy Statement since the date of such information. This Prospectus-Joint Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the securities to which it relates, or an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Prospectus-Joint Proxy Statement in any jurisdiction in which such an offer or solicitation is not lawful.

                              TABLE OF CONTENTS

                                                                               Page
AVAILABLE INFORMATION .......................................................     3
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ...........................     3
SUMMARY OF PROSPECTUS-JOINT PROXY STATEMENT..................................     7
THE SPECIAL MEETINGS ........................................................    21
General .....................................................................    21
Dates, Places and Times .....................................................    21
Record Dates; Quorums .......................................................    21
Votes Required ..............................................................    21
Voting and Revocation of Proxies ............................................    23
Solicitation of Proxies .....................................................    23
THE MERGER...................................................................    24
Terms of the Merger .........................................................    24
Background of the Merger ....................................................    25
Reasons for the Merger; Recommendations of the Boards of Directors  .........    27
Opinions of Financial Advisors ..............................................    29
Effective Time of the Merger ................................................    35
Exchange of Certificates ....................................................    35
Conditions to the Merger ....................................................    36
Regulatory Approvals ........................................................    37
Business Pending the Merger .................................................    38
Waiver and Amendment ........................................................    39
Termination .................................................................    39
Third Party Bids.............................................................    39
Interests of Certain Persons in the Merger ..................................    40
Accounting Treatment ........................................................    41
Certain Federal Income Tax Consequences .....................................    42
Resale of HEALTHSOUTH Common Stock by Affiliates ............................    43
Appraisal Rights ............................................................    44
No Solicitation of Transactions..............................................    45
Expenses.....................................................................    46
NYSE Listing.................................................................    46
PRO FORMA CONDENSED FINANCIAL INFORMATION ...................................    47
SELECTED FINANCIAL INFORMATION OF HEALTHSOUTH................................    55
BUSINESS OF HEALTHSOUTH .....................................................    57
General......................................................................    57
Recent Developments .........................................................    57
HEALTHSOUTH Strategy.........................................................    57
HEALTHSOUTH Patient Care Services Locations..................................    59
HEALTHSOUTH Outpatient Rehabilitation Services...............................    62
HEALTHSOUTH Inpatient Services...............................................    62
HEALTHSOUTH Medical Centers .................................................    62
SELECTED FINANCIAL INFORMATION OF SHC........................................    63
SHC MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
OF OPERATIONS................................................................    64
BUSINESS OF SHC .............................................................    70
Outpatient Surgery Industry..................................................    70
SHC Business Strategy........................................................    70
Operation of SHC Surgery Centers.............................................    71

                                       5


Quality Assurance Controls...................................................   74
Marketing....................................................................   75
Sources of Revenue...........................................................   75
Competition .................................................................   75
Properties...................................................................   76
Government Healthcare Regulation.............................................   76
Employees....................................................................   79
Legal Proceedings ...........................................................   79
PRINCIPAL STOCKHOLDERS OF SHC................................................   80
DESCRIPTION OF CAPITAL STOCK OF HEALTHSOUTH .................................   82
Common Stock ................................................................   82
Fair Price Provision ........................................................   82
Section 203 of the DGCL......................................................   83
Preferred Stock .............................................................   83
Transfer Agent...............................................................   83
COMPARISON OF RIGHTS OF SHC AND HEALTHSOUTH STOCKHOLDERS ....................   84
Classes and Series of Capital Stock..........................................   84
Size and Election of the Board of Directors .................................   84
Removal of Directors ........................................................   85
Other Voting Rights..........................................................   85
Dividends....................................................................   85
Conversion and Dissolution...................................................   86
Fair Price Provision ........................................................   87
Amendment or Repeal of the Certificate of Incorporation .....................   87
Special Meetings of Stockholders.............................................   88
Liability of Directors.......................................................   88
Indemnification of Directors and Officers....................................   89
OPERATIONS AND MANAGEMENT OF HEALTHSOUTH AFTER THE MERGER....................   89
Operations ..................................................................   89
Management ..................................................................   90
EXPERTS .....................................................................   90
LEGAL MATTERS................................................................   90
ADDITIONAL INFORMATION.......................................................   91
Other Business...............................................................   91
Stockholder Proposals........................................................   91
Index to Consolidated Financial Statements of SHC............................  F-1
ANNEXES:
A. Amended and Restated Plan and Agreement of Merger ........................  A-1
B. Opinion of Smith Barney Inc. .............................................  B-1
C. Opinion of Alex. Brown & Sons Incorporated................................  C-1
D. Appraisal Rights -- Section 262 of the General Corporation Law of the
   State of Delaware.........................................................  D-1

                 SUMMARY OF PROSPECTUS-JOINT PROXY STATEMENT


    The following is a summary of certain information contained elsewhere in this Prospectus-Joint Proxy Statement. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus-Joint Proxy Statement. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained in this Prospectus-Joint Proxy Statement, the Annexes hereto and the documents incorporated by reference herein. All share and per-share information in this Prospectus-Joint Proxy Statement relating to HEALTHSOUTH gives effect to a two-for-one split of HEALTHSOUTH Common Stock effective April 17, 1995.


The Companies

   HEALTHSOUTH. HEALTHSOUTH is the nation's largest provider of rehabilitative healthcare services. In its outpatient and inpatient rehabilitation facilities, HEALTHSOUTH has established interdisciplinary programs for the rehabilitation of patients experiencing disability due to a wide variety of conditions, such as stroke, head injury, orthopaedic problems, neuromuscular disease and sports-related injuries. HEALTHSOUTH's rehabilitative healthcare services include physical therapy, sports medicine, work hardening, neurorehabilitation, occupational therapy, respiratory therapy, speech-language pathology and rehabilitation nursing. In addition to the rehabilitative healthcare services, HEALTHSOUTH's medical center facilities also provide general and specialty medical and surgical healthcare services.

   At December 31, 1994, HEALTHSOUTH had 402 locations in 33 states, the District of Columbia and Ontario, Canada, including 111 outpatient rehabilitation centers with 127 associated satellite clinics, 66 inpatient rehabilitation facilities with 39 associated satellite outpatient clinics, five medical centers and 54 locations providing other patient care services.
See "BUSINESS OF HEALTHSOUTH".

   At December 31, 1994,  HEALTHSOUTH had  consolidated  assets of approximately
$1,552,334,000   and   consolidated   stockholders'   equity  of   approximately
$426,134,000, and employed approximately 18,000 persons.


   HEALTHSOUTH was incorporated under the laws of Delaware in 1984 and was formerly known as HEALTHSOUTH Rehabilitation Corporation. The principal executive offices of HEALTHSOUTH are located at Two Perimeter Park South, Birmingham, Alabama 35243 and its telephone number is (205) 967-7116.




   SHC. Surgical Health Corporation is the second largest independent operator of freestanding outpatient surgery centers in the United States. SHC operates a network of 37 freestanding surgery centers in eleven states, with an aggregate of 156 operating and procedure rooms, and is currently developing an additional three surgery centers in two states. SHC's surgery centers provide the facilities and medical support staff necessary for physicians to perform non-emergency surgical procedures that do not generally require overnight hospitalization.

   At  December  31,  1994,  SHC  had   consolidated   assets  of  approximately
$184,002,000 and consolidated stockholders' equity of approximately $34,183,000, and employed approximately 820 persons.

   SHC was incorporated under the laws of Delaware in 1991. The principal executive offices of SHC are located at 990 Hammond Drive, Suite 300, Atlanta, Georgia 30328 and its telephone number is (404) 673-1954.

   ASC Atlanta Acquisition Company, Inc. The Subsidiary is a direct, wholly-owned subsidiary of HEALTHSOUTH and has not engaged in any business activity unrelated to the Merger. The principal executive offices of the Subsidiary are located at Two Perimeter Park South, Birmingham, Alabama 35243 and its telephone number is (205) 967-7116.

Recent Developments

   HEALTHSOUTH. On December 29, 1994, HEALTHSOUTH completed the acquisition of ReLife, Inc., an operator of 31 inpatient rehabilitation facilities, in a transaction having an approximate value of $180,000,000 which was accounted for as a pooling of interests. On February 3, 1995, HEALTHSOUTH entered into an agreement to purchase the operations of the rehabilitation hospital division of NovaCare, Inc., consisting of 11 rehabilitation hospitals, 12 other facilities and two Certificates of Need. See "BUSINESS OF HEALTHSOUTH -- Recent Developments".


   SHC.  Effective May 3, 1995,  SHC completed the  acquisition of an outpatient
surgery  center  in   Washington,   Missouri.   The  aggregate   purchase  price
was approximately $1,835,000.


The Special Meetings


  HEALTHSOUTH. The Special Meeting of HEALTHSOUTH's stockholders to consider and vote on the Plan (the "HEALTHSOUTH Special Meeting") will be held on June 13, 1995 at 2:00 p.m., Central Time, at the executive offices of HEALTHSOUTH at Two Perimeter Park South, Birmingham, Alabama 35243. Only holders of record of HEALTHSOUTH Common Stock at the close of business on May 1, 1995 (the "HEALTHSOUTH Record Date"), will be entitled to notice of and to vote at the HEALTHSOUTH Special Meeting. As of such date, there were outstanding and entitled to vote 71,626,487 shares of HEALTHSOUTH Common Stock. Each issued and outstanding share of HEALTHSOUTH Common Stock is entitled to one vote on each matter to be presented at the HEALTHSOUTH Special Meeting.



 SHC. The Special Meeting of SHC's stockholders to consider and vote on the Plan (the "SHC Special Meeting") will be held on June 13, 1995, at 2:00 p.m. Eastern Time at the offices of Alston & Bird, located on the 46th floor at 1201 West Peachtree Street, Atlanta, Georgia 30309. Only holders of record of SHC Shares at the close of business on April 26, 1995 (the "SHC Record Date"), will be entitled to notice of and to vote at the SHC Special Meeting. At such date, there were outstanding and entitled to vote 21,960,718 shares of SHC Common Stock, 1,911,902 shares of SHC Series A Preferred Stock, 3,961,413 shares of SHC Series B Preferred Stock and 3,439,692 shares of SHC Series C Preferred Stock. Each issued and outstanding SHC Share is entitled to one vote on each matter to be presented at the SHC Special Meeting.


   For additional information relating to the Special Meetings, see "THE SPECIAL MEETINGS".

Votes Required

   Approval and adoption of the Plan by the stockholders of HEALTHSOUTH is not required by state law, but is required pursuant to rules of the NYSE because of the direct and indirect interests certain officers and Directors of HEALTHSOUTH have in SHC. Such approval is being sought solely to comply with such rules of the NYSE. Approval and adoption of the Plan by the stockholders of HEALTHSOUTH requires the affirmative vote of holders of a majority of the shares of HEALTHSOUTH Common Stock present or represented and entitled to vote at the HEALTHSOUTH Special Meeting. Accordingly, approval and adoption of the Plan at the HEALTHSOUTH Special Meeting, provided that the votes cast at such meeting represent at least 50% of the outstanding HEALTHSOUTH Common Stock, will require the affirmative vote of the holders of shares of HEALTHSOUTH Common Stock entitled to cast a minimum of 17,906,623 votes.

   In the event that the Plan is not approved and adopted by both the HEALTHSOUTH and SHC stockholders, the Plan will be terminated in accordance with its terms. See "THE MERGER -- Termination".


   Approval and adoption of the Plan by the stockholders of SHC requires the affirmative vote of a majority of the votes entitled to be cast by the holders of record of (i) SHC Common Stock, SHC Series A Preferred Stock, SHC Series B Preferred Stock and SHC Series C Preferred Stock, voting together as a single class, and (ii) SHC Series A Preferred Stock, SHC Series B Preferred Stock and SHC Series C Preferred Stock, each voting as a separate class. Accordingly, approval and adoption of the Plan at the SHC Special Meeting will require the affirmative vote of the holders of (i) 15,636,863 shares of SHC Common Stock, SHC Series A Preferred Stock, SHC Series B Preferred Stock and SHC Series C Preferred Stock, voting together as a single class, and (ii) 955,952 shares of SHC Series A Preferred Stock, 1,980,707 shares of SHC Series B Preferred Stock and 1,719,847 shares of SHC Series C Preferred Stock, each voting as a separate class.


   As of the SHC Record Date, directors and executive officers of SHC and their affiliates beneficially owned an aggregate of 7,712,907 shares of SHC Common Stock (excluding shares issuable upon exercise of options and convertible securities), 843,173 shares of SHC Series A Preferred Stock, 1,316,737 shares of SHC Series B Preferred Stock and 1,206,584 shares of SHC Series C Preferred Stock. Accordingly, of the 31,273,725 votes entitled to be cast with respect to the Merger by the holders of SHC Shares, voting together as a single class, the directors and executive officers of SHC and their affiliates beneficially own SHC Shares entitled to cast 11,079,401, or approximately 35.4%, of such votes. Further, of the 1,911,902, 3,961,413 and 3,439,692 votes entitled to be cast with respect to the Merger by the holders of the SHC Series A Preferred Stock, SHC Series B Preferred Stock and SHC Series C Preferred Stock, respectively, voting separately as classes, the directors and executive officers of SHC and their affiliates are entitled to cast 843,173, 1,316,737 and 1,206,584, respectively, or approximately 44.1%, 33.2% and 35.1%, respectively, of such votes. The directors and executive officers of SHC and their affiliates have indicated their intentions to vote the SHC Shares beneficially owned by them for the Plan.

   As of the SHC Record Date, directors and executive officers of HEALTHSOUTH and their affiliates (excluding Richard M. Scrushy and Charles W. Newhall III and their affiliates because SHC Shares beneficially owned by them are included in the amounts of SHC Shares owned by directors and executive officers of SHC and their affiliates) beneficially owned an aggregate of 645,075 shares of SHC Common Stock (excluding shares issuable upon the exercise of options and convertible securities), 13,749 shares of SHC Series A Preferred Stock, 457,996 shares of SHC Series B Preferred Stock and 149,400 shares of SHC Series C Preferred Stock. The directors and executive officers of HEALTHSOUTH and their affiliates have indicated their intentions to vote the SHC Shares beneficially owned by them for the Plan.



   As of the HEALTHSOUTH Record Date, directors and executive officers of HEALTHSOUTH and their affiliates beneficially owned an aggregate of 401,520 shares of HEALTHSOUTH Common Stock (excluding shares issuable upon exercise of options and convertible securities) or approximately 0.56% of the shares of HEALTHSOUTH Common Stock outstanding on such date. The directors and executive officers of HEALTHSOUTH and their affiliates have indicated their intentions to vote the shares of HEALTHSOUTH Common Stock beneficially owned by them for the Plan.



   As of the HEALTHSOUTH Record Date, directors and executive officers of SHC and their affiliates beneficially owned an aggregate of 141,402 shares of HEALTHSOUTH Common Stock (excluding shares which may be issuable upon exercise of options and convertible securities) or approximately 0.20 % of the shares of HEALTHSOUTH Common Stock outstanding on such date. The directors and executive officers of SHC and their affiliates have indicated their intentions to vote the shares of HEALTHSOUTH Common Stock beneficially owned by them for the Plan.

   See "THE SPECIAL MEETINGS -- Votes Required", "THE MERGER -- Conditions to the Merger" and " -- Interests of Certain Persons in the Merger".

The Merger


   Terms of the Merger. SHC will be acquired by HEALTHSOUTH pursuant to the Plan, which provides that at the effective time of the Merger (the "Effective Time"), the Subsidiary will merge with and into SHC with SHC being the surviving corporation. The Restated Certificate of Incorporation of SHC, as amended and existing at the Effective Time in form satisfactory to HEALTHSOUTH, and the Bylaws of the Subsidiary in effect at the Effective Time, will govern the surviving corporation until amended or repealed in accordance with applicable law. At the Effective Time, each outstanding SHC Share (excluding shares held by HEALTHSOUTH, SHC and any of their respective wholly-owned subsidiaries) will be converted into the right to receive a fraction of a share of HEALTHSOUTH Common Stock, with the number of shares of HEALTHSOUTH Common Stock to be received by any holder of SHC Shares at the Effective Time to be determined by multiplying the number of SHC Shares owned by such SHC stockholder at the Effective Time by a fraction (the "Exchange Ratio"), the numerator of which is $4.60 and the denominator of which is the Base Period Trading Price (as defined below); provided, however, that, for purposes of such calculation, the Base Period Trading Price shall be deemed to equal (i) $18.50 in the event that the Base Period Trading Price is greater than $18.50, or (ii) $16.50 in the event that the Base Period Trading Price is less than $16.50.


   The term "Base Period Trading Price" is defined in the Plan as the average of the daily closing prices per share of HEALTHSOUTH Common Stock for the 20 consecutive trading days on which such shares are actually traded ending on the third trading day before the closing of the Merger. The daily closing price per share shall be the closing price for NYSE-Composite Transactions as reported in The Wall Street Journal-Eastern Edition or, if not reported therein, any other authoritative source. SHC stockholders will receive cash (without interest) in lieu of fractional shares. See "THE MERGER" and "DESCRIPTION OF CAPITAL STOCK OF HEALTHSOUTH".

   The following table indicates the Exchange Ratio assuming various Base Period Trading Prices, with the resulting "value" to be received for each SHC Share:


                                    VALUE TO BE
  BASE PERIOD                      RECEIVED FOR
 TRADING PRICE   EXCHANGE RATIO   EACH SHC SHARE

(COL. 1)         (COL. 2)      (COL. 1 X COL.2)
- ---------------  ---------------- ----------------

$15.00.........  .2788            $4.18
 15.50.........  .2788             4.32
 16.00.........  .2788             4.46
 16.50.........  .2788             4.60
 17.00.........  .2705             4.60
 17.50.........  .2629             4.60
 18.00.........  .2556             4.60
 18.50.........  .2486             4.60
 19.00.........  .2486             4.72
 19.50.........  .2486             4.85
 20.00.........  .2486             4.97

   In addition, at the Effective Time, all options and warrants to purchase shares of SHC Common Stock which are outstanding at such time, whether or not then exercisable, will become options or warrants, as the case may be, to purchase HEALTHSOUTH Common Stock, and HEALTHSOUTH will assume each such option and warrant (as adjusted to reflect the Exchange Ratio).

   Recommendations of the Boards of Directors. The Board of Directors of each of HEALTHSOUTH and SHC has approved the Plan and has recommended a vote FOR the Plan. Each Board of Directors believes the Plan is fair to and in the best interest of the stockholders of its Company. Neither Richard M. Scrushy nor Charles W. Newhall III, who serve on both Boards of Directors, participated in the voting by either Board of Directors on the Plan.

   The Board of Directors of HEALTHSOUTH believes that the Merger is desirable for the following reasons, among others: (i) SHC has facilities in desirable locations, primarily in markets where HEALTHSOUTH has an existing presence, (ii) SHC has a strong senior management team which is knowledgeable and experienced in the industry, (iii) SHC's existing relationships with physicians and payors will be enhanced by affiliation with HEALTHSOUTH's national network, (iv) the Merger will further broaden the continuum of care that HEALTHSOUTH is able to provide, and (v) the Merger is expected to be accretive to 1995 earnings per share after anticipated cost savings.


   The Board of Directors of SHC believes that the Plan is in the best interest of the SHC stockholders based on a number of factors, including, without limitation and without assigning relative weights thereto, the following factors: (i) the value of the consideration to be received by SHC stockholders, the fact that as HEALTHSOUTH stockholders the SHC stockholders would have more liquidity, and the fact that the Merger is expected to be treated as a tax-free reorganization; (ii) the opportunity for SHC stockholders to continue to share in the potential for long-term gain in SHC through the ownership of HEALTHSOUTH Common Stock after the Merger; (iii) the business reputation and capabilities of HEALTHSOUTH and its management, HEALTHSOUTH's financial strength, prospects, market position and strategic objectives, and the historical performance of HEALTHSOUTH Common Stock; (iv) the opinion of Alex. Brown & Sons Incorporated, who served as financial advisor to SHC in connection with the Merger, that, as of the date of this Prospectus-Joint Proxy Statement, the consideration to be received in the Merger is fair to the SHC stockholders from a financial point of view; and (v) the perceived strengths of SHC and HEALTHSOUTH combined, the belief that SHC and HEALTHSOUTH are strategically complementary, and the belief that the combined Companies will be able to compete more effectively in the changing healthcare marketplace and will be more attractive to managed care companies and other payors.

   See "THE MERGER -- Recommendations of the Boards of Directors".

   Opinions of Financial Advisors.

   HEALTHSOUTH. Smith Barney Inc. ("Smith Barney") has acted as financial advisor to HEALTHSOUTH in connection with the Merger and has delivered a written opinion, dated January 22, 1995, to the Board of Directors of HEALTHSOUTH to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Exchange Ratio was fair, from a financial point of view, to HEALTHSOUTH. The full text of the written opinion of Smith Barney, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex B to this Prospectus-Joint Proxy Statement and should be read carefully in its entirety.

   SHC. Alex. Brown & Sons Incorporated ("Alex. Brown"), which has served as financial advisor to SHC in connection with the Merger, has rendered its opinion to SHC's Board of Directors that, as of the date of this Prospectus-Joint Proxy Statement, the consideration to be received by the holders of SHC Shares pursuant to the Plan is fair from a financial point of view to such holders. A copy of such opinion is attached as Annex C to this Prospectus-Joint Proxy Statement and should be read in its entirety with respect to the assumptions made, other matters considered and the limitations of the review undertaken.

   See "THE MERGER -- Opinions of Financial Advisors".

   Effective Time of the Merger. The Merger will become effective upon the filing of a Certificate of Merger by the Subsidiary and SHC under the General Corporation Law of the State of Delaware (the "DGCL"), or at such later time as may be specified in such Certificate of Merger.

The Plan requires that this filing be made, subject to satisfaction of the conditions to the respective obligations of each party to consummate the Merger, no later than two business days after satisfaction of the various conditions to the Merger set forth in the Plan, or at such other time as may be agreed by HEALTHSOUTH and SHC. See "THE MERGER -- Effective Time of the Merger" and "-- Conditions to the Merger".

   Exchange of Certificates. As soon as reasonably practicable after the Effective Time, transmittal materials will be mailed to each holder of record of SHC Shares for use in exchanging such holder's stock certificates for certificates evidencing shares of HEALTHSOUTH Common Stock and for receiving cash in lieu of fractional shares and any dividends or other distributions to which such holder is entitled as a result of the Merger. Stockholders should not send any stock certificates with their proxy cards. See "THE MERGER -- Exchange of Certificates".

   Conditions to the Merger. The obligation of HEALTHSOUTH and the Subsidiary to consummate the Merger is subject to, among others, the following conditions: (i) SHC shall have performed all of its obligations as contemplated by the Plan at or prior to the Effective Time; (ii) the representations and warranties of SHC set forth in the Plan shall be true and correct in all material respects as of the dates specified in the Plan; (iii) the licenses, certificates of need and other regulatory approvals necessary for the operation of the SHC facilities shall have been obtained or transferred, except where the failure to obtain such licenses and transfers would not have a material adverse effect on the business of SHC; and (iv) HEALTHSOUTH shall have received the opinion of its counsel that the Merger constitutes a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code").

   The obligation of SHC to consummate the Merger is subject to, among others, the following conditions: (i) HEALTHSOUTH and the Subsidiary shall have performed all of their obligations as contemplated by the Plan at or prior to the Effective Time; (ii) the representations and warranties of HEALTHSOUTH and the Subsidiary set forth in the Plan shall be true and correct in all material respects as of the dates specified in the Plan, and (iii) SHC shall have received the opinion of its counsel that the Merger constitutes a tax-free reorganization under the Code.


   The obligation of each of HEALTHSOUTH, the Subsidiary and SHC to consummate the Merger is subject to certain additional conditions, including the following:
(i) no order, decree or injunction by a court of competent jurisdiction preventing the consummation of the Merger or imposing any material limitation on the ability of HEALTHSOUTH effectively to exercise full rights of ownership of the SHC Shares or any material portion of the assets or business of SHC shall be in effect; (ii) no statute, rule or regulation shall have been enacted by the government of the United States or any state, municipality or other political subdivision thereof that makes the consummation of the Merger or any other transaction contemplated by the Plan illegal; (iii) the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") shall have expired or shall have been terminated; (iv) the Registration Statement shall have been declared effective under the Securities Act and shall not be subject to any stop order; (v) the Merger shall have been approved by the requisite vote of the holders of the outstanding SHC Shares entitled to vote thereon and by the requisite vote of the holders of the outstanding shares of HEALTHSOUTH Common Stock entitled to vote thereon; (vi) the shares of HEALTHSOUTH Common Stock to be issued in connection with the Merger shall have been approved for listing on the NYSE upon official notice of issuance and shall have been issued pursuant to an effective registration statement (subject to no stop order), or in transactions qualified or exempt from registration, under applicable state securities laws; and (vii) HEALTHSOUTH and SHC each shall have received a letter from Ernst & Young LLP to the effect that the Merger will be accounted for as a pooling of interests. See "THE MERGER -- Conditions to the Merger".


   Regulatory Approvals. The HSR Act provides that certain business mergers (including the Merger) may not be consummated until certain information has been furnished to the Department of Justice (the "DOJ") and the Federal Trade Commission (the "FTC") and certain waiting period requirements have been satisfied. On February 21, 1995, HEALTHSOUTH and SHC made their respective filings with the DOJ and the FTC with respect to the Plan. Under the HSR Act, the filings commenced a 30-day waiting period during which the Merger could not be consummated, which waiting period expired on March 23, 1995. Notwithstanding the expiration of the HSR Act waiting period, at any time before or after the Effective Time, the FTC, the DOJ or others could take action under the antitrust laws, including seeking to enjoin the consummation of the Merger or seeking the divestiture by HEALTHSOUTH of all or any part of the stock or assets of SHC. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge were made, that it would not be successful.


   The operations of each Company are subject to a substantial body of federal, state, local and accrediting body laws, rules and regulations relating to the conduct, licensing and development of healthcare businesses and facilities. As a result of the Merger, certain of the licenses for facilities operated by SHC will be deemed to have been transferred, requiring the consents or approvals of various state licensing and/or health planning agencies. In some instances, new licenses will be required to be obtained. In addition, certain of the arrangements between SHC and third-party payors may be deemed to have been transferred, requiring the approval and consent of such payors. See "THE MERGER
- -- Regulatory Approvals".

   Business Pending the Merger. The Plan provides that, until the Effective Time, except as provided in the Plan, HEALTHSOUTH and SHC will conduct their respective businesses in the usual, regular and ordinary course in substantially the same manner as previously conducted, and SHC will use its best efforts to preserve intact its present business organizations and to preserve its relationships with customers, suppliers and others having business dealings with it. See "THE MERGER -- Business Pending the Merger".

   Waiver and Amendment. The Plan provides that, at any time prior to the Effective Time, HEALTHSOUTH and SHC may (i) extend the time for the performance of any of the obligations or other acts of the other party contained in the Plan; (ii) waive any inaccuracies in the representations and warranties of the other party contained in the Plan or in any document delivered pursuant to the Plan; and (iii) waive compliance with the agreements or conditions under the Plan. In addition, the Plan may be amended at any time upon the written agreement of HEALTHSOUTH and SHC without the approval of the stockholders of either Company, except that after the Special Meetings no amendment may be made which by law requires a further approval by the stockholders of either Company without such further approval being obtained. See "THE MERGER -- Waiver and Amendment".

   Termination. The Plan may be terminated at any time prior to the Effective Time, whether before or after approval of the Plan by the stockholders of SHC and the stockholders of HEALTHSOUTH: (i) by mutual written consent of HEALTHSOUTH, the Subsidiary and SHC; (ii) by either HEALTHSOUTH or SHC if there is a material breach on the part of the other party of any representation, warranty, covenant or other agreement set forth in the Plan which is not cured as provided in the Plan; (iii) by either HEALTHSOUTH or SHC if any governmental entity or court of competent jurisdiction shall have issued a final, permanent order, enjoining or otherwise prohibiting the Merger and such order shall have become non-appealable; (iv) by either HEALTHSOUTH or SHC if the Merger has not been consummated on or before June 30, 1995 (or such later date as may be determined under the Plan), unless such failure is due to the breach of the Plan by the party seeking to terminate the Plan; (v) by either HEALTHSOUTH or SHC if any required approval of the Plan by stockholders of SHC or stockholders of HEALTHSOUTH has not been obtained by the required votes at a duly held meeting of stockholders; (vi) by either HEALTHSOUTH or SHC if either party gives notice of termination under the Plan due to the occurrence of certain material changes which would have a material adverse effect on the notifying party; (vii) by either HEALTHSOUTH or SHC if all of the mutual conditions to the obligations of both parties to effect the Merger under the Plan have been satisfied and any condition to the obligation of the terminating party to effect the Merger under the Plan is not capable of being satisfied prior to June 30, 1995 (or such later date as may be determined under the Plan); (viii) by SHC, if SHC's Board of Directors shall have determined, in the exercise of its fiduciary duties under applicable law, not to recommend the Merger to the stockholders of SHC or shall have withdrawn such recommendation, or shall have approved, recommended or endorsed any proposal to acquire SHC upon a merger, purchase of assets, purchase of or tender offer for shares of SHC or similar transaction other than the Merger, or shall have resolved to do any of the foregoing; (ix) by either HEALTHSOUTH or SHC if such party has not received by March 1, 1995, a letter from Ernst & Young LLP to the effect that the Merger will be accounted for as a pooling of interests and
(x) by HEALTHSOUTH, if the holders of more than 10% of the SHC Shares have given proper written demand for appraisal of the value of such shares as provided in
Section 262 of the DGCL before the taking of a vote on the Merger at any meeting of the stockholders of SHC called for that purpose.

   Third Party Bids. If the Plan is terminated by SHC pursuant to a determination by SHC's Board of Directors, in the exercise of its fiduciary duties under applicable law, not to recommend the Merger to the holders of SHC Shares because such Board of Directors has approved, recommended or endorsed any third-party Acquisition Transaction (as defined in the Plan), SHC must give written notice to HEALTHSOUTH of the proposed Acquisition Transaction and each of HEALTHSOUTH and such third party shall have the right to make a final and best offer to acquire SHC. See "THE MERGER -- Third Party Bids".

   Interests of Certain Persons in the Merger. In considering the recommendations of the Boards of Directors of HEALTHSOUTH and SHC with respect to the Plan and the transactions contemplated thereby, stockholders of both Companies should be aware that certain members of the management of HEALTHSOUTH and SHC and the Boards of Directors of such Companies have certain interests in the Merger that are in addition to the interests of such stockholders generally.

   Each of Richard M. Scrushy, Chairman of the Board and Chief Executive Officer of HEALTHSOUTH, and Charles W. Newhall III is a director of both HEALTHSOUTH and SHC. Neither of such persons cast votes in connection with the approval of the Plan by the respective Boards of Directors of the Companies.

   As of the SHC Record Date, directors and executive officers of HEALTHSOUTH and their affiliates (excluding Richard M. Scrushy and Charles W. Newhall III and their affiliates because SHC Shares beneficially owned by them are included in the amounts of SHC Shares owned by directors and executive officers of SHC and their affiliates) beneficially owned an aggregate of 645,075 shares of SHC Common Stock (excluding shares issuable upon exercise of options and convertible securities), 13,749 shares of SHC Series A Preferred Stock, 457,996 of SHC Series B Preferred Stock and 149,400 shares of SHC Series C Preferred Stock, as follows:

                                                            SHC SHARES
                                                        BENEFICIALLY OWNED
                                           ------------------------------------------
                  POSITION WITH                    SERIES A      SERIES B    SERIES C
   NAME            HEALTHSOUTH             COMMON  PREFERRED     PREFERRED   PREFERRED
   ----           -------------            ------  ---------     ---------   ---------
C. Sage
Givens(1)........  Director                210,700     --        457,996     149,400
Larry R. House ..  Director                434,375     --            --          --
                   Director and Executive
                   Vice President and
                   Chief Financial
Aaron Beam, Jr. .  Officer                     --    6,875           --          --
                   Director and Executive
Anthony J.         Vice President and
Tanner...........  Secretary                   --    3,437           --          --
Michael D.         Senior Vice President
Martin...........  and Treasurer               --    3,437           --          --

   (1) These shares are owned of record by First Century Partnership III, of which Ms. Givens is an affiliate.

   Such persons have indicated their intentions to vote all of such SHC Shares for the Plan. Assuming a Base Period Trading Price of $16.50, such persons would receive a total of 353,078 shares of HEALTHSOUTH Common Stock out of the total of 8,719,114 shares of HEALTHSOUTH Common Stock to be issued to stockholders of SHC in the Merger (excluding shares issuable to SHC stockholders upon exercise of options or warrants).

   As of the SHC Record Date, directors and executive officers of SHC and their affiliates beneficially owned an aggregate of 7,712,907 shares of SHC Common Stock (excluding shares issuable upon exercise of options and convertible securities), 843,173 shares of SHC Series A Preferred Stock, 1,316,737 shares of SHC Series B Preferred Stock and 1,206,584 shares of SHC Series C Preferred Stock, as follows:

                                                                      SHC Shares
                                                                   Beneficially Owned
                                                      ---------------------------------------------
                                                                 Series A    Series B    Series C
Name                       Position with SHC          Common    Preferred   Preferred   Preferred
Rock A. Morphis...........  Chairman of the Board,
                            President and Chief
                            Executive Officer         881,720         --          --          --
Charles W. Newhall
III(1)....................  Director                1,648,133     567,845   1,030,490     775,185
John M. Nehra(2)..........  Director                  340,827     110,131     228,997     211,414
Ted H. McCourtney, Jr.
(3).......................  Director                  720,210     275,328     286,247     422,828
Charles N. Martin,
Jr.(4)....................  Director                2,833,288         --          --          --
Richard M. Scrushy........  Director                  468,750         --          --          --
H. Carlton Stinson........  Director                  881,720         --          --          --
                            Director and Senior
                            Vice President--
J. Michael Ribaudo........  Clinical Services         245,336         --          --          --
                            Senior Vice
Sarah C. Garvin...........  President--Development     33,750         --          --        8,571

   (1) Mr. Newhall is (i) a general partner of NEA Partners V, L.P., the general partner of New Enterprise Associates V, Limited Partnership, (ii) a general partner of Catalyst Ventures, Limited Partnership, and (iii) a general partner of NEA Silverado Partners, the general partner of The Silverado Fund I, Limited Partnership. The shares set forth opposite Mr. Newhall's name are owned of record by such entities. Mr. Newhall shares voting and investment power with respect to such shares and disclaims beneficial ownership of such shares.
   (2) These shares are owned of record by Catalyst Ventures, of which Mr. Nehra is a general partner. Mr. Nehra shares voting and investment power with respect to such shares and disclaims beneficial ownership of such shares.
   (3) These shares are held of record by Venrock Associates.
   (4) These shares are owned by OrNda Investments, Inc., an indirect wholly-owned subsidiary of OrNda HealthCorp. Mr. Martin is the Chairman and Chief Executive Officer of OrNda HealthCorp. Mr. Martin disclaims beneficial ownership of the shares held by OrNda Investments, Inc.


   Such persons have indicated their intentions to vote all of such SHC Shares for the Plan. Assuming a Base Period Trading Price of $16.50, such persons would receive a total of 3,337,450 shares of HEALTHSOUTH Common Stock out of the total of 8,719,114 shares of HEALTHSOUTH Common Stock to be issued to stockholders of SHC in the Merger (excluding shares issuable to SHC stockholders upon exercise of options or warrants).

   As of the HEALTHSOUTH Record Date, directors and executive officers of HEALTHSOUTH and their affiliates beneficially owned an aggregate of 401,520 shares of HEALTHSOUTH Common Stock (excluding shares issuable upon exercise of options and convertible securities) or approximately 0.56% of the shares of HEALTHSOUTH Common Stock outstanding on such date. The directors and executive officers of HEALTHSOUTH and their affiliates have indicated their intentions to vote the shares of HEALTHSOUTH Common Stock beneficially owned by them for the Plan.

 As of the HEALTHSOUTH Record Date, directors and executive officers of SHC and their affiliates beneficially owned an aggregate of 141,402 shares of HEALTHSOUTH Common Stock

   (excluding shares issuable upon exercise of options and convertible securities), or approximately 0.20% of the shares of HEALTHSOUTH Common Stock outstanding on such date. The directors and executive officers of SHC and their affiliates have indicated their intentions to vote the shares of HEALTHSOUTH Common Stock beneficially owned by them for the Plan.


   See "THE MERGER -- Interests of Certain Persons in the Merger".

   Accounting Treatment. It is intended that the Merger will be accounted for as a pooling of interests. It is a condition to the consummation of the Merger that each of HEALTHSOUTH and SHC receive a letter from Ernst & Young LLP to the effect that the Merger will be accounted for as a pooling of interests. See "THE MERGER -- Accounting Treatment" and "PRO FORMA CONDENSED FINANCIAL INFORMATION".

   Certain Federal Income Tax Consequences. The Merger is intended to qualify as a reorganization within the meaning of the Code. If the Merger so qualifies, no gain or loss will be recognized by holders of SHC Shares upon their receipt of HEALTHSOUTH Common Stock in exchange for their SHC Shares, except with respect to cash received in lieu of fractional shares. The obligation of SHC and HEALTHSOUTH to consummate the Merger is conditioned upon their receipt of opinions from their respective counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Each holder of SHC Shares and each holder of options or warrants to acquire SHC Shares is urged to consult his or her personal tax and financial advisors concerning the federal income tax consequences of the Merger, as well as any state, local, foreign or other tax consequences of the Merger, based upon such holder's own particular facts and circumstances. See "THE MERGER -- Certain Federal Income Tax Consequences".

   Resale Restrictions. All shares of HEALTHSOUTH Common Stock received by SHC stockholders in the Merger will be freely transferable, except that shares of HEALTHSOUTH Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of SHC at the time of the SHC Special Meeting may be resold by them only in certain permitted circumstances. See "THE MERGER -- Resale of HEALTHSOUTH Common Stock by Affiliates".

   Appraisal Rights. Holders of SHC Shares have the right to dissent from the Merger and, if the Merger is consummated, to receive payment of the fair value of their SHC Shares (determined in accordance with Delaware law) upon compliance with the provisions of Section 262 of the DGCL, a copy of which is attached to this Prospectus-Joint Proxy Statement as Annex D. Holders of SHC Shares are urged to read Section 262 carefully, including the provisions regarding actions required to be taken by them prior to the taking of the vote on the Plan at the SHC Special Meeting to preserve their rights to dissent and seek appraisal of the fair value of their shares. Holders of HEALTHSOUTH Common Stock are not entitled to appraisal rights under the DGCL.
See "THE MERGER -- Appraisal Rights".

   NYSE Listing. A listing application will be filed with the NYSE to list the shares of HEALTHSOUTH Common Stock to be issued to the SHC stockholders in the Merger. Although no assurance can be given that the NYSE will accept such shares of HEALTHSOUTH Common Stock for listing, HEALTHSOUTH and SHC anticipate that these shares will qualify for listing. It is a condition to the obligation of HEALTHSOUTH, the Subsidiary and SHC to consummate the Merger that such shares of HEALTHSOUTH Common Stock be approved for listing on the NYSE upon official notice of issuance at the Effective Time. See "THE MERGER -- NYSE Listing".

Market and Market Price


   HEALTHSOUTH Common Stock is listed under the symbol HRC on the NYSE. Set forth below are the closing prices per share of HEALTHSOUTH Common Stock on the NYSE on (i) January 23, 1995, the last business day preceding public announcement of the Merger, and (ii) May 5, 1995:


                                                   Market Price
                                                   Per Share of
                                                   HEALTHSOUTH
   Date                                            Common Stock
   ----                                            ------------
January 23, 1995............                        $  18.32
May 5, 1995 ................                        $  16.75

   The following table sets forth certain information as to the high and low reported sale prices per share of HEALTHSOUTH Common Stock for the calendar years and quarters indicated. There is no public market for the SHC Shares. The prices for HEALTHSOUTH Common Stock are as reported on the NYSE Composite Transactions Tape. Neither HEALTHSOUTH nor SHC has ever paid dividends on its capital stock, except for certain distributions to shareholders of S corporations which were acquired by SHC in pooling-of-interests transactions, and neither anticipates the payment of dividends in the near future.

                                                  HEALTHSOUTH
                                                  Common Stock
                                                 ---------------
                                                  High      Low
                                                 ------   ------
1992
First Quarter.........................         $  18.56  $ 12.00
Second Quarter........................            12.75     7.63
Third Quarter.........................            12.63     9.13
Fourth Quarter........................            13.25     8.00
1993
First Quarter.........................         $  13.19  $  7.13
Second Quarter........................             9.32     6.50
Third Quarter.........................             8.38     6.07
Fourth Quarter........................            12.82     7.63
1994
First Quarter.........................         $  16.13  $ 11.69
Second Quarter........................            17.32    12.63
Third Quarter.........................            19.69    12.88
Fourth Quarter .......................            19.32    16.13
1995
First Quarter ........................         $  20.44  $ 18.06
Second Quarter (through May 5,
1995).................................         $  21.63  $ 16.50


   As of the HEALTHSOUTH Record Date, there were approximately 1,329 record holders of HEALTHSOUTH Common Stock. As of the SHC Record Date, there were approximately 557 record holders of SHC Common Stock, approximately 23 record holders of SHC Series A Preferred Stock, approximately 22 record holders of SHC Series B Preferred Stock and approximately 21 record holders of SHC Series C Preferred Stock.

   Stockholders are advised to obtain current market quotations for HEALTHSOUTH Common Stock. No assurance can be given as to the market price of HEALTHSOUTH Common Stock at the Effective Time or at any other time.

Operations and Management of HEALTHSOUTH After the Merger

   Pursuant to the Plan, following the Effective Time, SHC will be a wholly-owned subsidiary of HEALTHSOUTH and all of SHC's subsidiaries will be indirect subsidiaries of HEALTHSOUTH. HEALTHSOUTH will continue its operations as prior to the Merger and will be managed by the same Board of Directors and executive officers. See "OPERATIONS AND MANAGEMENT OF HEALTHSOUTH AFTER THE MERGER".

                      COMPARATIVE PER SHARE INFORMATION

   The following summary presents selected comparative per share information (i) for HEALTHSOUTH on a historical basis in comparison with pro forma information giving effect to the Merger on a pooling-of-interests basis, and (ii) SHC on a historical basis in comparison with its pro forma equivalent information after giving effect to the Merger, including the receipt of a fraction of a share of HEALTHSOUTH Common Stock for each SHC Share in accordance with the Exchange Ratio. The pro forma financial information should be read in conjunction with the historical consolidated financial statements of HEALTHSOUTH and SHC and the related notes thereto contained elsewhere herein or in documents incorporated herein by reference, and in conjunction with the unaudited pro forma financial information appearing elsewhere in this Prospectus-Joint Proxy Statement. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE", "PRO FORMA CONDENSED FINANCIAL INFORMATION" and "CONSOLIDATED FINANCIAL STATEMENTS OF SHC".

   Neither HEALTHSOUTH nor SHC has paid cash dividends since inception, except for certain distributions to shareholders of S corporations which were acquired by SHC in pooling-of-interests transactions. It is anticipated that HEALTHSOUTH will retain all earnings for use in the expansion of the business and therefore does not anticipate paying any cash dividends in the foreseeable future. The payment of future dividends will be at the discretion of the Board of Directors of HEALTHSOUTH and will depend, among other things, upon HEALTHSOUTH's earnings, capital requirements, financial condition and debt covenants.

   The following information is not necessarily indicative of the combined results of operations or combined financial position that would have resulted had the Merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the combined results of operations in future periods or future combined financial position.

                                                              Year Ended December 31,
                                                             ---------------------------
                                                                1992     1993    1994
                                                              -------  -------- -------
Net income per common share:
HEALTHSOUTH
Historical (primary)(1)....................................    $  .50  $ .20  $  .70
Historical (fully diluted)(1) (2)..........................       N/A    N/A     .70
Pro forma combined (primary)(1) ...........................    $  .47  $ .22  $  .60(3)
Pro forma combined (fully diluted)(1) (2) .................       N/A    N/A     .60(3)
SHC(4)
Historical (primary).......................................    $  .02  $ .11  $ (.15)
Pro forma equivalent, assuming minimum Exchange Ratio
(primary)(5)...............................................       .12    .05     .15
Pro forma equivalent, assuming minimum Exchange Ratio
(fully diluted)(5).........................................       N/A     N/A    .15
Pro forma equivalent, assuming maximum Exchange Ratio
(primary)(6)...............................................       .13    .06     .17
Pro forma equivalent, assuming maximum Exchange Ratio
(fully diluted)(6).........................................       N/A     N/A    .17


                                                        At December 31,
                                                             1994
                                                       ----------------
Stockholders' equity per common
share:
HEALTHSOUTH -- historical............................... $   5.62
HEALTHSOUTH -- pro forma combined.......................     5.79
SHC -- historical.......................................     1.57
SHC -- pro forma equivalent, assuming minimum Exchange
Ratio(5)................................................     1.44
SHC -- pro forma equivalent, assuming maximum Exchange
Ratio(6)................................................     1.61

   (1) Adjusted to reflect a two-for-one stock split effected in the form of a 100% stock dividend paid on April 17, 1995.

   (2) Fully diluted earnings per share in 1994 reflect shares reserved for issuance upon exercise of dilutive stock options and shares reserved for issuance upon conversion of the Company's 5% Convertible Subordinated Debentures Due 2001.


   (3) Gives effect to the acquisition of certain rehabilitation facilities from NovaCare, Inc. (the "NovaCare Rehabilitation Hospitals Acquisition") as if the purchase had occurred on January 1, 1994. See "PRO FORMA CONDENSED FINANCIAL INFORMATION".


   (4) Historical net income for 1992 and 1993 is adjusted to account for income taxes on the S corporation earnings of two companies previously acquired by SHC in pooling-of-interests transactions. See Note 10 of Notes to Consolidated Financial Statements of SHC.


   (5) For comparative purposes, SHC pro forma equivalent per share data have been calculated by multiplying the pro forma HEALTHSOUTH amounts by an assumed Exchange Ratio of .2486, which is the minimum Exchange Ratio as disclosed elsewhere in this Prospectus--Joint Proxy Statement.


   (6) For comparative purposes, SHC pro forma equivalent per share data have been calculated by multiplying the pro forma HEALTHSOUTH amounts by an assumed Exchange Ratio of .2788, which is the maximum Exchange Ratio as disclosed elsewhere in this Prospectus--Joint Proxy Statement.

                             HEALTHSOUTH and SHC
                   SELECTED PRO FORMA FINANCIAL INFORMATION

   The following selected pro forma financial information for the combined Companies gives effect to the Merger as a pooling of interests. All of the following selected pro forma financial information should be read in conjunction with the pro forma financial information, including the notes thereto, appearing elsewhere in this Prospectus-Joint Proxy Statement. See "PRO FORMA CONDENSED FINANCIAL INFORMATION". The pro forma financial information set forth in this Prospectus-Joint Proxy Statement is not necessarily indicative of the results that actually would have occurred had the Merger been consummated on the dates indicated or that may be obtained in the future.

                                                               Year Ended December 31,
                                                         ---------------------------------
                                                            1992       1993       1994(2)
                                                           ------     ------     ---------
                                                        (In thousands, except per share data)
Income Statement Data(1):
Revenues...............................................  $501,046   $656,329   $1,384,193
Operating expenses:
Operating units........................................   372,169    471,778    1,022,539
Corporate general and administrative ..................    16,878     24,329       45,895
Provision for doubtful accounts........................    13,254     16,181       25,008
Depreciation and amortization..........................    29,834     46,224       97,251
Interest expense.......................................    12,623     18,495       84,839
Interest income........................................    (5,415)    (3,924)      (4,308)
Merger expenses........................................     3,665        333        6,520
Loss on impairment of assets...........................       --         --        10,500
Loss on abandonment of computer project................       --         --         4,500
NME Selected Hospitals Acquisition related expense  ...       --      49,742          --
Gain on sale of partnership interest ..................       --      (1,400)         --
                                                         --------   --------   ----------
                                                          443,008    621,758    1,292,744
                                                         --------   --------   ----------
Income before income taxes and minority interests .....    58,038     34,571       91,449
Provision for income taxes.............................    18,864     11,930       34,436
                                                         --------   --------   ----------
                                                           39,174     22,641       57,013
Minority interests.....................................     4,245      5,444        6,847
                                                         --------   --------   ----------
Net income.............................................  $ 34,929   $ 17,197   $   50,166
                                                         ========   ========   ==========
Weighted average common and common equivalent shares
outstanding(3).........................................    73,914     77,247       84,197
                                                         ========   ========   ==========
Net income per common and common
equivalent share(3)....................................  $   0.47   $   0.22   $     0.60
                                                         ========   ========   ==========
Net income per common share--assuming full
dilution(4)............................................       N/A        N/A   $     0.60
                                                         ========   ========   ==========

                                          December 31,
                                --------------------------------
                                 1992        1993        1994
                                 ----        ----        ----
                                         (In thousands)
Balance Sheet Data(1):
Cash and marketable
securities....................  $ 111,524  $   89,999  $   89,248
Working capital...............    204,065     211,062     258,718
Total assets..................    795,367   1,444,418   1,993,454
Long-term debt(5).............    338,000     888,180   1,269,116
Stockholders' equity..........    361,512     388,535     487,480

   (1) Reflects combination of HEALTHSOUTH and ReLife for all periods presented, as HEALTHSOUTH acquired ReLife in December 1994 in a transaction accounted for as a pooling of interests.
   (2) Gives effect to the NovaCare Rehabilitation Hospitals Acquisition as if the purchase had occurred on January 1, 1994. See "PRO FORMA CONDENSED FINANCIAL INFORMATION".

   (3) Adjusted to reflect a two-for-one stock split effected in the form of a 100% stock dividend paid on April 17, 1995.

   (4) Fully-diluted earnings per share in 1994 reflects shares reserved for issuance upon conversion of HEALTHSOUTH's 5% Convertible Subordinated Debentures Due 2001.
   (5) Includes current portion of long-term debt.

                             THE SPECIAL MEETINGS

General

   This Prospectus-Joint Proxy Statement is being furnished to holders of HEALTHSOUTH Common Stock in connection with the solicitation of proxies by the Board of Directors of HEALTHSOUTH for use at the HEALTHSOUTH Special Meeting to consider and vote upon the approval of the Plan and to transact such other business as may properly come before the HEALTHSOUTH Special Meeting or any adjournments or postponements thereof.

   This Prospectus-Joint Proxy Statement is also being furnished to holders of SHC Shares in connection with the solicitation of proxies by the Board of Directors of SHC for use at the SHC Special Meeting to consider and vote upon the approval of the Plan and to transact such other business as may properly come before the SHC Special Meeting or any adjournments or postponements thereof.

   Each copy of this Prospectus-Joint Proxy Statement mailed to holders of HEALTHSOUTH Common Stock is accompanied by a form of Proxy for use at the HEALTHSOUTH Special Meeting, and each copy of this Prospectus-Joint Proxy Statement mailed to holders of SHC Shares is accompanied by a form of Proxy to be used at the SHC Special Meeting.

   This Prospectus-Joint Proxy Statement is also furnished to holders of SHC Shares as a Prospectus in connection with the issuance to them of the shares of HEALTHSOUTH Common Stock upon consummation of the Merger.

Dates, Places and Times

   The HEALTHSOUTH Special Meeting will be held at the executive offices of HEALTHSOUTH at Two Perimeter Park South, HEALTHSOUTH Corporation, Birmingham, Alabama 35243 on June 13, 1995 at 2:00 p.m., Central Time.

   The SHC Special Meeting will be held at the offices of Alston & Bird located on the 46th floor at 1201 West Peachtree Street, Atlanta, Georgia 30309, on June 13, 1995 at 2:00 p.m., Eastern Time.


Record Dates; Quorums


   The Board of Directors of HEALTHSOUTH has fixed the close of business on May 1, 1995 as the HEALTHSOUTH Record Date for the determination of the holders of HEALTHSOUTH Common Stock entitled to receive notice of and to vote at the HEALTHSOUTH Special Meeting. The presence, in person or by Proxy, of the holders of shares of HEALTHSOUTH Common Stock entitled to cast a majority of the votes entitled to be cast at the HEALTHSOUTH Special Meeting will constitute a quorum at the HEALTHSOUTH Special Meeting.


   The Board of Directors of SHC has fixed the close of business on April 26, 1995, as the SHC Record Date for the determination of holders of SHC Shares entitled to receive notice of and to vote at the SHC Special Meeting. The presence, in person or by Proxy, of the holders of SHC Shares entitled to cast a majority of the votes entitled to be cast at the SHC Special Meeting will constitute a quorum at the SHC Special Meeting.


Votes Required

   As of the HEALTHSOUTH Record Date, there were outstanding and entitled to vote 71,626,487 shares of HEALTHSOUTH Common Stock. Each share of HEALTHSOUTH Common Stock is entitled to one vote on each matter that comes before the HEALTHSOUTH Special Meeting.

   Approval and adoption of the Plan by the stockholders of HEALTHSOUTH is not required by state law, but is required pursuant to rules of the NYSE because of the direct and indirect interests certain officers and Directors of HEALTHSOUTH have in SHC. Such approval is being sought solely to comply with such rules of the NYSE. The affirmative vote of the holders of shares of HEALTHSOUTH Common Stock representing a majority of the votes cast at the HEALTHSOUTH Special Meeting is required to approve and adopt the Plan, provided that the total votes cast at the HEALTHSOUTH Special Meeting represent at least 50% of the outstanding shares of HEALTHSOUTH Common Stock. Accordingly, the Plan will require the affirmative vote of the holders of shares of HEALTHSOUTH Common Stock entitled to cast a minimum of 17,906,623 votes.

   As of the SHC Record Date, there were outstanding and entitled to vote 21,960,718 shares of SHC Common Stock, 1,911,902 shares of SHC Series A Preferred Stock, 3,961,413 shares of SHC Series B Preferred Stock and 3,439,692 shares of Series SHC Series C Preferred Stock. Each of such SHC Shares is entitled to one vote on each matter that comes before the SHC Special Meeting. Approval and adoption of the Plan will require the affirmative vote of a majority of the votes entitled to be cast by the holders of record of (i) SHC Common Stock, SHC Series A Preferred Stock, SHC Series B Preferred Stock and SHC Series C Preferred Stock, voting together as a single class, and (ii) SHC Series A Preferred Stock, SHC Series B Preferred Stock and SHC Series C Preferred Stock, each voting as a separate class. Accordingly, approval and adoption of the Plan will require the affirmative vote of the holders of (i) 15,636,863 shares of SHC Common Stock, SHC Series A Preferred Stock, SHC Series B Preferred Stock and SHC Series C Preferred Stock, voting together as a single class, and
(ii) 955,952 shares of SHC Series A Preferred Stock, 1,980,707 shares of SHC Series B Preferred Stock and 1,719,847 shares of SHC Series C Preferred Stock, each voting as a separate class.


   As of the SHC Record Date, directors and executive officers of SHC and their affiliates beneficially owned an aggregate of 7,712,907 shares of SHC Common Stock (excluding shares issuable upon exercise of options and convertible securities), 843,173 shares of SHC Series A Preferred Stock, 1,316,737 shares of SHC Series B Preferred Stock and 1,206,584 shares of SHC Series C Preferred Stock. Each issued and outstanding SHC Share is entitled to one vote on each matter to be presented at the SHC Special Meeting. Accordingly, of the 31,273,725 votes entitled to be cast with respect to the Merger by the holders of SHC Shares, voting together as a single class, the directors and executive officers of SHC and their affiliates beneficially own SHC Shares entitled to cast 11,079,401, or approximately 35.4%, of such votes. Further, of the 1,911,902, 3,961,413 and 3,439,692 votes entitled to be cast with respect to the Merger by the holders of SHC Series A Preferred Stock, SHC Series B Preferred Stock and SHC Series C Preferred Stock, respectively, voting separately as classes, the directors and executive officers of SHC and their affiliates are entitled to cast 843,173, 1,316,737 and 1,206,584 votes, respectively, or approximately 44.1%, 33.2% and 35.1%, respectively, of such votes. The directors and executive officers of SHC and their affiliates have indicated their intentions to vote the SHC Shares beneficially owned by them for the Plan.

   As of the SHC Record Date, directors and executive officers of HEALTHSOUTH and their affiliates (excluding Richard M. Scrushy and Charles W. Newhall III and their affiliates because SHC Shares beneficially owned by them are included in the amounts of SHC Shares owned by directors and executive officers of SHC and their affiliates) beneficially owned an aggregate of 645,075 shares of SHC Common Stock (excluding shares issuable upon the exercise of options and convertible securities), 13,749 shares of SHC Series A Preferred Stock, 457,996 shares of SHC Series B Preferred Stock and 149,400 shares of SHC Series C Preferred Stock. The directors and executive officers of HEALTHSOUTH and their affiliates have indicated their intentions to vote the SHC Shares beneficially owned by them for the Plan.

   As of the HEALTHSOUTH Record Date, directors and executive officers of HEALTHSOUTH and their affiliates beneficially owned an aggregate of 401,520 shares of HEALTHSOUTH Common Stock (excluding shares issuable upon exercise of options and convertible securities), or approximately 0.56% of the shares of HEALTHSOUTH Common Stock outstanding on such date. The directors and executive officers of HEALTHSOUTH and their affiliates have indicated their intentions to vote the shares of HEALTHSOUTH Common Stock beneficially owned by them for the Plan.


   As of the HEALTHSOUTH Record Date, directors and executive officers of SHC and their affiliates beneficially owned an aggregate of 141,402 shares of HEALTHSOUTH Common Stock (excluding shares issuable upon exercise of options and convertible securities) or approximately 0.20% of the shares of HEALTHSOUTH Common Stock outstanding on such date. The directors and executive officers of SHC and their affiliates have indicated their intentions to vote the shares of HEALTHSOUTH Common Stock beneficially owned by them for the Plan.

   In the event that the Plan is not approved and adopted by both the HEALTHSOUTH and SHC stockholders, the Plan will be terminated in accordance with its terms. See "THE MERGER -- Termination".


Voting and Revocation of Proxies

   Shares of HEALTHSOUTH Common Stock and the SHC Shares represented by a Proxy properly signed and received at or prior to the appropriate Special Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. If a Proxy is properly executed and returned without indicating any voting instructions, shares of HEALTHSOUTH Common Stock represented by the Proxy will be voted for approval and adoption of the Plan and SHC Shares represented by the Proxy will be voted for approval and adoption of the Plan. Any Proxy given pursuant to the solicitation may be revoked by the person giving it at any time before the Proxy is voted by the filing of an instrument revoking it or of a duly executed Proxy bearing a later date with the Secretary of HEALTHSOUTH, for HEALTHSOUTH stockholders, or with the Secretary of SHC, for SHC stockholders, prior to or at the appropriate Special Meeting, or by voting in person at the appropriate Special Meeting. Attendance at a Special Meeting will not in and of itself constitute a revocation of a Proxy. Only votes cast for approval of the Plan or other matters constitute affirmative votes. Abstentions and broker non-votes will, therefore, have the same effect as votes against approval of the Plan with respect to the SHC Special Meeting. So long as votes representing at least 50% of all issued and outstanding shares of HEALTHSOUTH Common Stock are cast, abstentions and broker non-votes will not affect the vote on the Plan at the HEALTHSOUTH Special Meeting.

   The Boards of Directors of HEALTHSOUTH and SHC are not aware of any business to be acted upon at the Special Meetings of their respective stockholders other than as described herein. If, however, other matters are properly brought before either Special Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment and subject to applicable rules of the SEC or Delaware law.

Solicitation of Proxies

   In addition to solicitation by mail, directors, officers and employees of HEALTHSOUTH and SHC, who will not be specifically compensated for such services, may solicit proxies from the stockholders of HEALTHSOUTH and SHC, respectively, personally or by telephone or telegram or other forms of communication.
Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in doing so.

   HEALTHSOUTH has retained Chemical Bank to assist in the solicitation of proxies from its stockholders. The fees to be paid to Chemical for such services by HEALTHSOUTH are not expected to exceed approximately $5,000, plus reasonable out-of-pocket costs and expenses. Except as otherwise provided in the Plan, each of HEALTHSOUTH and SHC will bear its own expenses in connection with the solicitation of proxies for its Special Meeting, except that HEALTHSOUTH and SHC each will pay one-half of the expenses incurred in printing this
Prospectus-Joint Proxy Statement, the forms of Proxies and other proxy materials. See "THE MERGER -- Expenses".

STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. THE PROCEDURE FOR THE EXCHANGE OF SHARES AFTER THE MERGER IS CONSUMMATED IS SET FORTH ELSEWHERE IN THIS PROSPECTUS-JOINT PROXY STATEMENT. SEE "THE MERGER -- Exchange of Certificates".

                                  THE MERGER

   The description of the Merger contained in this Prospectus-Joint Proxy Statement summarizes the principal provisions of the Plan; it is not complete and is qualified in its entirety by reference to the Plan, the full text of which is attached hereto as Annex A. All stockholders are urged to read Annex A in its entirety.

Terms of the Merger

   The acquisition of SHC by HEALTHSOUTH will be effected by means of the merger of the Subsidiary with and into SHC, with SHC being the surviving corporation. The Sixth Restated Certificate of Incorporation of SHC (the "SHC Certificate") shall be amended and restated, effective at the Effective Time, in a manner satisfactory to HEALTHSOUTH, and will govern the surviving corporation until amended in accordance with applicable law. The Bylaws of the Subsidiary as in effect at the Effective Time will govern the surviving corporation until amended or repealed in accordance with applicable law. At the Effective Time, SHC shall continue as the surviving corporation under the name "Surgical Health Corporation".


   At the Effective Time, each outstanding SHC Share not owned directly or indirectly by HEALTHSOUTH or SHC will be converted into the right to receive a fraction of a share of HEALTHSOUTH Common Stock, with the number of shares of HEALTHSOUTH Common Stock to be received by any holder of SHC Shares at the Effective Time to be determined by multiplying the number of SHC Shares owned by such holder at the Effective Time by a fraction (the "Exchange Ratio"), the numerator of which is $4.60 and the denominator of which is the Base Period Trading Price; provided, however, that, for purposes of such calculation, the Base Period Trading Price shall be deemed to equal (i) $18.50 in the event that the Base Period Trading Price is greater than $18.50, or (ii) $16.50 in the event that the Base Period Trading Price is less than $16.50.


   The term "Base Period Trading Price" means the average of the daily closing prices per share of HEALTHSOUTH Common Stock for the 20 consecutive trading days on which such shares are actually traded ending on the third trading day before the closing of the Merger. The daily closing price per share shall be the closing price for NYSE-Composite Transactions as reported in The Wall Street Journal-Eastern Edition or, if not reported therein, any other authoritative source.

   The following table indicates the Exchange Ratio assuming various Base Period Trading Prices, with the resulting "value" to be received for each SHC Share:

                                     VALUE TO BE
  BASE PERIOD                       RECEIVED FOR
 TRADING PRICE    EXCHANGE RATIO   EACH SHC SHARE
                                   (COL. 1 X COL.
    (COL. 1)         (COL. 2)            2)
- ---------------  ---------------- ----------------
$15.00.........  .2788            $4.18
 15.50.........  .2788             4.32
 16.00.........  .2788             4.46
 16.50.........  .2788             4.60
 17.00.........  .2705             4.60
 17.50.........  .2629             4.60
 18.00.........  .2556             4.60
 18.50.........  .2486             4.60
 19.00.........  .2486             4.72
 19.50.........  .2486             4.85
 20.00.........  .2486             4.97

   As of the Effective Time, all SHC Shares shall no longer be outstanding, shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing such shares shall cease to have any rights with respect thereto, except the right to receive a fraction of a share of HEALTHSOUTH Common Stock, cash (without interest) in lieu of fractional shares and any dividends or other distributions to which such holder is entitled as a result of the Merger. Each SHC Share that is owned by SHC or any subsidiary of SHC shall automatically be cancelled and retired and shall cease to exist, and none of the HEALTHSOUTH Common Stock, fractional shares, cash or other consideration shall be delivered in exchange therefor. As provided in the Plan, the Merger will not be treated as a liquidation, dissolution or winding up of SHC under the liquidation provisions of the SHC Certificate.

   Notwithstanding the foregoing, SHC Shares outstanding immediately prior to the Effective Time held by a stockholder who is entitled to demand, and who properly demands, appraisal for such shares in accordance with Section 262 of the DGCL shall not be converted into a right to receive a fraction of a share of HEALTHSOUTH Common Stock, as set forth hereinabove, unless such stockholder fails to perfect or otherwise loses his right to appraisal, if any. If, after the Effective Time, such stockholder fails to perfect or loses any such right to appraisal, such SHC Shares shall be treated as if they had been converted as of the Effective Time into the right to receive a fraction of a share of HEALTHSOUTH Common Stock, cash in lieu of fractional shares of HEALTHSOUTH Common Stock and any dividends or distributions to which such holder is entitled as a result of the Merger, as set forth hereinabove. Shares of HEALTHSOUTH Common Stock are not entitled to appraisal rights under the DGCL.
See "-- Appraisal Rights".

   The Plan provides that, at the Effective Time, all outstanding options and warrants to purchase SHC Common Stock will be converted into options and warrants to purchase a number of shares of HEALTHSOUTH Common Stock determined in accordance with the Exchange Ratio upon terms identical to those governing the presently existing options and warrants, and HEALTHSOUTH will assume all of such options and warrants.

   Based upon the number of shares of HEALTHSOUTH Common Stock outstanding and reserved for issuance upon exercise of options and convertible securities as of the HEALTHSOUTH Record Date, the stockholders of SHC will receive approximately 10.3% of the outstanding shares of HEALTHSOUTH Common Stock anticipated to be outstanding immediately after the Effective Time at the maximum Exchange Ratio.

Background of the Merger

   In late May 1994, William B. Luttrell, the then-President and Chief Executive Officer of SHC, was contacted by Richard M. Scrushy, Chairman of the Board and Chief Executive Officer of HEALTHSOUTH, regarding a possible business combination in which SHC would be acquired by HEALTHSOUTH. Alex. Brown was retained by SHC to act as its financial advisor. In addition, and on the advice of legal counsel to SHC, Messrs. Scrushy and Charles W. Newhall III, directors of SHC, were excluded from all meetings and negotiations regarding a possible business combination because they are affiliates of HEALTHSOUTH. In addition, John M. Nehra, who is also a director of SHC, was excluded because he is a business partner of Mr. Newhall. Negotiations, including the negotiation of a merger agreement, continued from late May into early June 1994. On June 6, 1994, HEALTHSOUTH decided not to proceed with a transaction with SHC and all discussions and negotiations ceased.

   On November 22, 1994, Rock A. Morphis, Chairman of the Board, President and Chief Executive Officer of SHC, was contacted by the chief financial officer of a publicly held healthcare company (the"Other Bidder") who expressed an interest in a possible business combination with SHC. Thereafter, on December 5, 1994, Mr. Morphis met with representatives of the Other Bidder, including the Chairman of the Board of the Other Bidder, and provided an overview of SHC's business operations. On December 10, 1994, Mr. Morphis and H. Michael Finley, Chief Financial Officer of SHC, met again with representatives of the Other Bidder, including its Chairman of the Board. At the December 10 meeting, accounting and general business issues that would be involved in a business combination were discussed. Following the December 10 meeting, the Chairman of the Board of the Other Bidder requested an opportunity to address the SHC Board of Directors.

   At SHC's regularly scheduled Board of Directors meeting on December 20, 1994, Mr. Morphis reported to the Board on his discussions with the Other Bidder and was authorized to schedule a special meeting of the SHC Board for the purpose of meeting with representatives of the Other Bidder. A special meeting of the SHC Board of Directors was scheduled for January 10, 1995.

   On January 3, 1995, Mr. Morphis and Mr. Scrushy had a telephone conversation in which they discussed the December 20, 1994 SHC Board meeting and the upcoming special meeting of the SHC Board scheduled for January 10, 1995. In this telephone conversation, Mr. Scrushy did not indicate any interest on the part of HEALTHSOUTH in acquiring SHC.

   A special meeting of the SHC Board of Directors was held on January 10, 1995. All members of the SHC Board of Directors were present at the special meeting as well as representatives of Alex. Brown, the financial advisor to SHC, representatives of the Other Bidder and a representative of the Other Bidder's financial advisor. At the meeting, the representatives of the Other Bidder made a general presentation about their company and the benefits of a business combination between the Other Bidder and SHC.

   Prior to conclusion of the January 10, 1995 SHC Board meeting, Mr. Scrushy left the meeting, but left a note with Mr. Morphis indicating that if the SHC Board of Directors decided to entertain an acquisition proposal from the Other Bidder, then HEALTHSOUTH would also like to consider a business combination with SHC.

   Also at the January 10, 1995 SHC Board meeting, and after representatives of the Other Bidder had left the meeting, the SHC Board of Directors concluded that they would continue discussions about a possible business combination with the Other Bidder and appointed a Special Committee composed of Messrs. Morphis, Charles N. Martin, Jr. and Ted H. McCourtney, Jr. to analyze and negotiate any proposals to acquire SHC and make any recommendations they may have to the full Board of Directors. Also, because of the expressed interest of HEALTHSOUTH, and as had been done during the earlier discussions with HEALTHSOUTH in May and June 1994, it was determined that Messrs. Scrushy, Newhall and Nehra should be excluded from all discussions, negotiations and meetings regarding any business combination. None of them subsequently participated in any such discussions, negotiations or meetings.

   On January 13, 1995, Mr. Morphis and the Chairman of the Board of the Other Bidder had a telephone conversation in which they began negotiating certain financial terms of a proposed business combination that would be accounted for as a pooling of interests. No agreement was reached and no firm proposal was made by the Other Bidder in this conversation.

   On January 16, 1995, Mr. Scrushy telephoned Mr. Morphis and expressed a serious interest in pursuing a merger transaction between HEALTHSOUTH and SHC that would be accounted for as a pooling of interests. Following that telephone conversation, Mr. Morphis received a letter by facsimile from Mr. Scrushy in which Mr. Scrushy, on behalf of HEALTHSOUTH, made a proposal to acquire SHC in a merger transaction in which holders of SHC Shares would receive $4.40 of HEALTHSOUTH Common Stock for each SHC Share outstanding. SHC did not immediately respond to this letter and no further negotiations took place at this time.

   On January 16, 1995, Alston & Bird, legal counsel to SHC, delivered a form of merger agreement to the Other Bidder and its legal counsel containing terms and conditions acceptable to SHC assuming the parties could agree on the financial terms of a business combination. Arrangements were also made for the Other Bidder's legal counsel to come to Atlanta, Georgia on January 17, 1995 to conduct legal due diligence.

   A draft merger agreement was negotiated between counsel for HEALTHSOUTH and counsel for SHC during the week of January 16, 1995. In addition, during that week representatives of Alex. Brown had a number of discussions with representatives of HEALTHSOUTH regarding the structure of HEALTHSOUTH's proposal to acquire SHC.

   On January 18, 1995, business representatives of the Other Bidder, including the Chairman of the Board, and a representative of the Other Bidder's financial advisor, began two days of meetings with representatives of SHC, including Mr. Morphis, and representatives of Alex. Brown. During these meetings, the Chairman of the Board of the Other Bidder indicated that he had scheduled a meeting of the Board of Directors of the Other Bidder for Saturday, January 21, 1995, to discuss the acquisition of SHC and that, subject to his Board's approval, he would make a firm offer to SHC following that Board meeting. As a result, Mr. Morphis called a meeting of the Special Committee of the SHC Board of Directors for January 21, 1995. At the request of Michael D. Martin, Senior Vice President and Treasurer of HEALTHSOUTH, Mr. Morphis agreed that representatives of HEALTHSOUTH would be allowed an opportunity to address the SHC Special Committee on January 21, 1995.

   On January 21, 1995, a meeting of the Special Committee of the SHC Board of Directors was held. Messrs. Morphis, Martin and McCourtney of the Special Committee were present, as well as representatives from Alex. Brown and Alston & Bird. Messrs. Martin and William W. Horton, Group Vice President - Legal Services of HEALTHSOUTH, and representatives from Smith Barney, HEALTHSOUTH's financial advisor, were invited to join the meeting of the Special Committee. Mr. Martin of HEALTHSOUTH provided an overview of the business of HEALTHSOUTH and reiterated that HEALTHSOUTH believed that $4.40 of HEALTHSOUTH Common Stock per SHC Share was a fair price. Following the presentation by Mr. Martin and representatives of Smith Barney, they were excused.


   Shortly after the presentation by Mr. Martin, Mr. Morphis received a telephone call from the Chairman of the Board of the Other Bidder. In this telephone call, the Chairman of the Board of the Other Bidder outlined the terms of a proposal to acquire SHC in a stock-for-stock merger transaction that would be accounted for as a pooling of interests. However, the proposal was conditioned on additional due diligence being performed by the Other Bidder.


   Following this telephone call, the Special Committee, with representatives of Alex. Brown and Alston & Bird present, reconvened to consider the offers by HEALTHSOUTH and the Other Bidder. Following a discussion of the two offers, including an analysis by Alex. Brown of the securities offered by each of the bidders, the Special Committee concluded that it should negotiate a higher price with HEALTHSOUTH. As a result of negotiations which ensued, HEALTHSOUTH raised its offer from $4.40 to $4.60 of HEALTHSOUTH Common Stock per SHC Share. Because the proposal of the Other Bidder was conditioned on additional due diligence and HEALTHSOUTH had made a firm offer at a higher price, the Special Committee did not seek an additional bid from the Other Bidder. Also, the terms of the proposed transaction did not prevent the Other Bidder or any other interested party from making an acquisition proposal to SHC following execution of the Plan. After additional discussion, the SHC Special Committee concluded that the revised offer by HEALTHSOUTH was the most favorable to SHC and its stockholders and unanimously agreed to recommend a transaction with HEALTHSOUTH to the full SHC Board of Directors.

   At 9:00 p.m., Atlanta time, on January 22, 1995, a special meeting of the SHC Board of Directors was held telephonically. All members of the SHC Board, except Messrs. Scrushy, Newhall and Nehra, were present, along with representatives of Alex. Brown and Alston & Bird. On behalf of the Special Committee, Mr. Morphis delivered a detailed summary of the negotiations with HEALTHSOUTH and the Other Bidder and described the advantages and disadvantages of the respective offers. Each director had been delivered written materials prepared by Alex. Brown which analyzed certain financial elements of the proposed offers. In addition, Alex. Brown delivered orally its opinion that the proposed consideration offered by HEALTHSOUTH was fair from a financial point of view to the holders of the SHC Shares. A representative of Alston & Bird also summarized certain legal issues relevant to the proposed offers. After a discussion of the proposed offers and after receiving the recommendation of the Special Committee, the members of the Board present unanimously approved the transaction with HEALTHSOUTH and authorized Mr. Morphis, as Chairman of the Board, to execute and deliver the Plan. Promptly after adjournment of the January 22, 1995 SHC Board meeting, Mr. Morphis informed the Chairman of the Board of the Other Bidder that the SHC Board had approved the transaction with HEALTHSOUTH. At that time, the Chairman of the Board of the Other Bidder did not indicate a desire to modify the Other Bidder's prior proposal.

Reasons for the Merger; Recommendations of the Boards of Directors

   On January 23, 1995, the HEALTHSOUTH Board of Directors ratified its prior approval of the Plan and the Merger. Messrs. Scrushy and Newhall did not participate in the vote with respect to such approval or ratification.

   In approving the Plan, HEALTHSOUTH's Board of Directors considered the following factors, among others, without assigning relative weights thereto:

   (i) The fact that SHC was the second largest independent operator of ambulatory surgery centers in the United States;

   (ii) The fact the HEALTHSOUTH currently operates rehabilitation facilities in 95% of SHC's markets;

   (iii) The benefits to be derived by both patients and payors from packaged pricing of bundled surgical and rehabilitative healthcare services in such overlapping markets;

   (iv) HEALTHSOUTH's belief that its existing managed care relationships and national network would significantly enhance SHC's patient volume and make SHC more competitive in its markets;

   (v) HEALTHSOUTH's belief that there is a natural strategic fit between HEALTHSOUTH and SHC in view of the large number of surgical patients who require rehabilitative healthcare services;

   (vi) The fact that the ambulatory surgery business is highly fragmented and would provide a new platform for future growth for HEALTHSOUTH;

   (vii) HEALTHSOUTH's belief that significant operating synergies would exist in the areas of cost of capital, purchasing power and overheard reduction, and that cost savings associated with such operating synergies would produce immediate accretion to HEALTHSOUTH's earnings, thus benefiting HEALTHSOUTH's existing stockholders; and

   (viii) The written opinion of Smith Barney dated January 22, 1995 to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Exchange Ratio was fair, from a financial point of view, to HEALHSOUTH.

   Based upon its analysis of the foregoing factors, among others, the Board of Directors of HEALTHSOUTH recommends that the stockholders of HEALTHSOUTH vote FOR the approval and adoption of the Plan.

   By the unanimous vote of the members of the Board of Directors of SHC present at a special telephonic meeting held on January 22, 1995, the SHC Board of Directors determined that the proposed Merger, and the terms and conditions of the Plan, were in the best interests of SHC and its stockholders. The SHC Board approved the transaction with HEALTHSOUTH rather than accepting the proposal from the Other Bidder because HEALTHSOUTH made a firm offer at a higher price that was not subject to additional due diligence. The Plan and the Merger were adopted and approved unanimously by all directors present at the meeting, who also unanimously resolved to recommend that the stockholders of SHC vote FOR approval and adoption of the Plan. See "-- Background of the Merger". In reaching its conclusion to enter into the Plan and to recommend that the stockholders of SHC vote for the approval and adoption of the Plan, the Board of Directors of SHC considered a number of factors, including, without limitation and without assigning relative weights thereto, the following:

   (i) The terms and conditions of the proposed Merger, including the value of the consideration to be received by the stockholders of SHC, the fact that as HEALTHSOUTH stockholders the SHC stockholders would have more liquidity, and the fact that the Merger is expected to be treated as a tax-free reorganization. In addition, the method for determining the exchange ratio by which SHC Shares would be exchanged for HEALTHSOUTH Common Stock allowed holders of SHC Shares to receive more than $4.60 per SHC Share if the market price of HEALTHSOUTH Common Stock increased prior to closing.


   (ii) The opportunity for holders of SHC Shares to continue to share in the potential for long-term gains in SHC through the ownership of HEALTHSOUTH Common Stock following the Merger.

   (iii) The business reputation and capabilities of HEALTHSOUTH and its management, HEALTHSOUTH's financial strength, prospects, market position and strategic objectives, and the historical performance of HEALTHSOUTH Common Stock.

   (iv) The presentations of Alex. Brown delivered to the Special Committee of the Board of Directors of SHC at its meeting held on January 21, 1995 and to the Board of Directors of SHC at its meeting held on January 22, 1995, including the opinion of Alex. Brown delivered on January 22, 1995 that the consideration to be received in the Merger was fair to the holders of SHC Shares from a financial point of view. Alex. Brown has since delivered an updated written opinion, dated as of the date of this Prospectus-Joint Proxy Statement, to the effect that, as of the date of this Prospectus-Joint Proxy Statement, the proposed consideration to be received by the holders of SHC Shares pursuant to the Merger is fair to such holders from a financial point of view. See "--Opinions of Financial Advisors".

   (v) The perceived strengths of SHC and HEALTHSOUTH combined, the belief that SHC and HEALTHSOUTH are strategically complementary and that the combined Companies will be able to compete more effectively in the changing healthcare marketplace and will be more attractive to managed care companies and other payors, and the belief that SHC could be integrated into HEALTHSOUTH without significantly disrupting or adversely affecting the business of HEALTHSOUTH or SHC.

Opinions of Financial Advisors

   HEALTHSOUTH.

   Smith Barney was retained by HEALTHSOUTH to act as its financial advisor in connection with the Merger. In connection with such engagement, HEALTHSOUTH requested that Smith Barney evaluate the fairness, from a financial point of view, to HEALTHSOUTH of the consideration to be paid by HEALTHSOUTH in the Merger. Smith Barney has delivered a written opinion, dated January 22, 1995, to the Board of Directors of HEALTHSOUTH to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Exchange Ratio was fair, from a financial point of view, to HEALTHSOUTH.

   In arriving at its opinion, Smith Barney reviewed the Plan and held discussions with certain senior officers, directors and other representatives and advisors of HEALTHSOUTH and certain senior officers and other representatives and advisors of SHC concerning the businesses, operations and prospects of HEALTHSOUTH and SHC. Smith Barney examined certain publicly available business and financial information relating to HEALTHSOUTH and SHC as well as certain financial forecasts and other data for HEALTHSOUTH and SHC which were provided to Smith Barney by the respective managements of HEALTHSOUTH and SHC, including information relating to certain strategic implications and operational benefits anticipated from the Merger. Smith Barney reviewed the financial terms of the Merger as set forth in the Plan in relation to, among other things: current and historical market prices and trading volumes of the HEALTHSOUTH Common Stock; the historical and projected earnings of HEALTHSOUTH and SHC; and the capitalization and financial condition of HEALTHSOUTH and SHC. Smith Barney considered, to the extent publicly available, the financial terms of a similar transaction recently effected which Smith Barney considered comparable to the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose businesses Smith Barney considered comparable to those of HEALTHSOUTH and SHC. Smith Barney also evaluated the potential pro forma financial impact of the Merger on HEALTHSOUTH. In addition to the foregoing, Smith Barney conducted such other analyses and examinations and considered such other financial, economic and market criteria as Smith Barney deemed necessary to arrive at its opinion. Smith Barney noted that its opinion was necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Smith Barney as of the date of its opinion.

   In rendering its opinion, Smith Barney assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or furnished to or otherwise reviewed by or discussed with Smith Barney. With respect to financial forecasts and other information provided to or otherwise reviewed by or discussed with Smith Barney, the managements of HEALTHSOUTH and SHC advised Smith Barney that such forecasts and other information were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of HEALTHSOUTH and SHC as to the future financial performance of HEALTHSOUTH and SHC and the strategic implications and operational benefits anticipated from the Merger. Smith Barney assumed, with the consent of the Board of Directors of HEALTHSOUTH, that the Merger will be treated as a pooling of interests in accordance with generally accepted accounting principles and as a tax-free reorganization for federal income tax purposes. Smith Barney's opinion relates to the relative values of HEALTHSOUTH and SHC. Smith Barney did not express any opinion as to what the value of the HEALTHSOUTH Common Stock actually will be when issued to SHC stockholders pursuant to the Merger or the price at which the HEALTHSOUTH Common Stock will trade subsequent to the Merger. In addition, Smith Barney did not make or obtain an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of HEALTHSOUTH or SHC nor did Smith Barney make any physical inspection of the properties or assets of HEALTHSOUTH or SHC. Smith Barney was not asked to consider, and its opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for HEALTHSOUTH or the effect of any other transaction in which HEALTHSOUTH might engage. In addition, although Smith Barney evaluated the Exchange Ratio from a financial point of view, Smith Barney was not asked to and did not recommend the specific consideration payable in the Merger. No other limitations were imposed by HEALTHSOUTH on Smith Barney with respect to the investigations made or procedures followed by Smith Barney in rendering its opinion.

   The full text of the written opinion of Smith Barney dated January 22, 1995, which has been included in this Prospectus--Joint Proxy Statement with the consent of Smith Barney and sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Annex B and is incorporated herein by reference. HEALTHSOUTH stockholders are urged to read this opinion carefully in its entirety. Smith Barney's opinion is directed only to the fairness of the Exchange Ratio from a financial point of view and has been provided for the use of the Board of Directors of HEALTHSOUTH in its evaluation of the Merger, does not address any other aspect of the Merger or related transactions and does not constitute a recommendation to any HEALTHSOUTH stockholder as to how such stockholder should vote at the Special Meeting. The summary of the opinion of Smith Barney set forth in this Prospectus-Joint Proxy Statement is qualified in its entirety by reference to the full text of such opinion.


   In preparing its opinion to the Board of Directors of HEALTHSOUTH, Smith Barney performed a variety of financial and comparative analyses, including those described below. The summary of such analyses does not purport to be a complete description of the analyses underlying Smith Barney's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its opinion, Smith Barney did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, Smith Barney made numerous assumptions with respect to HEALTHSOUTH, SHC, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of HEALTHSOUTH and SHC. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.


   Comparable Company Analysis. Using publicly available information, Smith Barney analyzed, among other things, the market values and trading multiples of Surgical Care Affiliates ("SCA"), the only publicly-traded surgical care company which Smith Barney deemed reasonably comparable to SHC, and compared such multiples against the multiples for SHC implied by the Exchange Ratio. Smith Barney compared market values as multiples of, among other things, estimated net income, and adjusted market values (equity market value, plus total debt, less cash) as multiples of, among other things, historical and projected earnings before interest, taxes, depreciation and amortization ("EBITDA"). The multiples of estimated calendar 1994, 1995 and 1996 net income and latest 12 months EBITDA of SCA were 21.1x, 18.0x, 14.9x and 8.7x, respectively. The Exchange Ratio, based on a closing sale price for HEALTHSOUTH Common Stock on January 19, 1995 of $36.88, equated to implied multiples of estimated calendar 1994, 1995 and 1996 net income for SHC of 49.2x, 23.8x and 14.6x, respectively, and implied multiples of estimated calendar 1994, 1995 and 1996 EBITDA for SHC of 10.7x, 6.8x and 5.5x, respectively (assuming no cost savings anticipated from the Merger were achieved) and 7.9x, 5.5x and 4.6x, respectively (assuming all such costs savings were achieved).


   Using publicly available information, Smith Barney analyzed similar market values and trading multiples of HEALTHSOUTH and the following selected companies in the rehabilitation industry: Advantage Health Corp.; Continental Medical Systems, Inc.; NovaCare, Inc.; Pacific Rehabilitation & Sports Medicine, Inc.; Rehabcare Corporation; Rehability Corporation; and U.S. Physical Therapy, Inc. (the "Comparable Rehabilitation Companies" and, together with SCA, the
"Comparable Companies") in order to ascertain the relative valuation by the market of HEALTHSOUTH and the Comparable Rehabilitation Companies. Smith Barney also compared the debt to capitalization ratios, profit margins, historical revenue growth and projected earnings per share ("EPS") growth of the Comparable Rehabilitation Companies with those of HEALTHSOUTH. The mean and median multiples of estimated calendar year 1994, 1995 and 1996 net income and latest 12 months EBITDA for the Comparable Rehabilitation Companies were as follows:
(i) estimated calendar year 1994 net income mean and median: 13.4x and 12.1x, respectively; (ii) estimated calendar year 1995 net income mean and median:
10.8x and 9.8x, respectively; (iii) estimated calendar year 1996 net income mean and median: 9.1x and 8.2x, respectively; and (iv) latest 12 months EBITDA mean and median: 7.7x and 7.4x, respectively. The multiples of estimated calendar year 1994, 1995 and 1996 net income and latest 12 months EBITDA of HEALTHSOUTH were 22.1x, 17.3x, 14.5x and 10.6x, respectively.


   Net income and EPS projections for the Comparable Companies were analyzed based on the consensus estimates of selected investment banking firms, and earnings projections for HEALTHSOUTH and SHC were analyzed based on internal estimates of the managements of HEALTHSOUTH and SHC. All multiples were based on closing stock prices as of January 19, 1995.


   Comparable Merger and Acquisition Transaction Analysis. Using publicly available information, Smith Barney analyzed the purchase price and implied transaction multiples paid by Columbia/HCA Healthcare Corporation in connection with its acquisition of Medical Care America, Inc., the only transaction recently effected which Smith Barney deemed reasonably comparable to the Merger (the "Comparable Transaction"). In selecting the Comparable Transaction, Smith Barney focused on recent merger and acquisition transactions in the rehabilitation industry for which public information was available involving a target company engaged primarily in the surgical care business. Smith Barney compared the purchase price in such transaction as a multiple of, among other things, latest 12 months and projected net income, and transaction value as a multiple of, among other things, latest 12 months revenues and EBITDA, and then compared these multiples to similar multiples for SHC implied by the Exchange Ratio described above under "-- Comparable Company Analysis". All multiples for the Comparable Transaction were based on information available at the time of announcement of the transaction (May 23, 1994). The multiples of latest 12 months and projected net income and latest 12 months revenue and EBITDA for the Comparable Transaction were 17.4x, 17.4x, 2.8x and 6.9x, respectively. As noted above under "Comparable Company Analysis," the Exchange Ratio, based on a closing sale price for HEALTHSOUTH Common Stock on January 19, 1995 of $36.88, equated to implied multiples of estimated calendar 1994, 1995 and 1996 net income for SHC of 49.2x, 23.8x and 14.6x, respectively, and implied multiples of estimated calendar 1994, 1995 and 1996 EBITDA for SHC of 10.7x, 6.8x and 5.5x, respectively (assuming no cost savings anticipated from the Merger were achieved) and 7.9x, 5.5x and 4.6x, respectively (assuming all such costs savings were achieved).


   In considering the "Comparable Company Analysis" and "Comparable Merger and Acquisition Transaction Analysis" described above with all other analyses and factors in rendering its opinion, Smith Barney viewed EBITDA multiples (which reflect earnings before interest, taxes, depreciation and amortization) as a more appropriate basis for comparison than net income multiples given the fact that SHC is a highly leveraged company with high interest costs, and projected multiples as a more appropriate basis for comparison than historical multiples because of the earnings growth of SHC expected by the managements of HEALTHSOUTH and SHC to result from SHC's facilities' expansion plan. Smith Barney also took into account the fact that significant cost savings and revenue enhancements were anticipated by the managements of HEALTHSOUTH and SHC to result from the Merger. No company, transaction or business used in the "Comparable Company Analysis" and "Comparable Merger and Acquisition Transaction Analysis" as a comparison is identical to HEALTHSOUTH, SHC or the Merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors of the Comparable Companies or companies involved in the Comparable Transaction that could affect the acquisition or public trading value of the Comparable Companies or the business segment or company to which they are being compared.


   Discounted Cash Flow Analysis. Smith Barney performed a discounted cash flow analysis of the projected free cash flow of SHC for the fiscal years ended December 31, 1995 through 1998, assuming among other things, discount rates of 10%, 12.5% and 15%, and terminal multiples of EBITDA of 7.0x to 9.0x. Utilizing these assumptions, Smith Barney arrived at an equity valuation reference range for SHC of approximately $156 million, or approximately $4.64 to $8.40 per share.

   Pro Forma Merger Analysis. Smith Barney analyzed certain pro forma effects resulting from the Merger, including, among other things, the impact of the Merger on the projected EPS of HEALTHSOUTH for the fiscal years ended 1995 through 1997. Based on the consensus EPS estimates of selected investment banking firms, the results of the pro forma merger analysis suggest that the Merger would be accretive to HEALTHSOUTH EPS in each of the years analyzed assuming all cost savings anticipated from the Merger were achieved, and only slightly dilutive in fiscal year 1995 assuming no such cost savings were achieved. The actual results achieved by the combined company may vary from projected results and the variations may be material.

   Other Factors and Comparative Analyses. In rendering its opinion, Smith Barney considered certain other factors and conducted certain other comparative analyses, including, among other things, a review of (i) HEALTHSOUTH and SHC historical and projected financial results; (ii) the history of trading prices for the HEALTHSOUTH Common Stock and the relationship between movements of such common stock, movements of the common stock of comparable companies and movements in the Standard & Poor's 500 Index; (iii) the relative contributions of HEALTHSOUTH and SHC to selected pro forma financial data of the combined company; and (iv) the pro forma ownership of the combined company.

   Pursuant to the terms of Smith Barney's engagement, HEALTHSOUTH has agreed to pay Smith Barney for its services in connection with the Merger an aggregate financial advisory fee of $1,000,000. HEALTHSOUTH also has agreed to reimburse Smith Barney for travel and other out-of-pocket expenses incurred by Smith Barney in performing its services, including the fees and expenses of its legal counsel, and to indemnify Smith Barney and related persons against certain liabilities, including liabilities under the federal securities laws, arising out of Smith Barney's engagement.

   Smith Barney has advised HEALTHSOUTH that, in the ordinary course of business, it may actively trade the equity and debt securities of HEALTHSOUTH and the debt securities of SHC for its own account or for the account of its customers and, accordingly, may at any time hold a long or short position in such securities. Smith Barney has in the past provided financial advisory and investment banking services to HEALTHSOUTH and SHC unrelated to the Merger, and has received compensation for the rendering of such services.


   Smith Barney is a nationally recognized investment banking firm and was selected by HEALTHSOUTH based on Smith Barney's experience, expertise and familiarity with HEALTHSOUTH and its business. Smith Barney regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.


   SHC.

   Alex. Brown has delivered to the SHC Board of Directors its written opinion that, as of January 22, 1995, and as of the date of this Propectus-Joint Proxy Statement, the consideration to be received by the stockholders of SHC pursuant to the Plan was fair from a financial point of view to such stockholders. No limitations were imposed by the Board of Directors of SHC upon Alex. Brown with respect to the investigations made or procedures followed by it in rendering its opinion.

   The full text of the opinion of Alex. Brown dated as of the date of this Proxpectus-Joint Proxy Statement, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex C to this Prospectus-Joint Proxy Statement. SHC stockholders are urged to read this opinion in its entirety. Alex. Brown's opinion is directed only to the fairness of the consideration to be received by the stockholders of SHC and does not constitute a recommendation to any SHC stockholder as to how such stockholder should vote at the SHC Special Meeting. The summary of the opinion of Alex. Brown in this Prospectus-Joint Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

   In connection with its opinion, Alex. Brown reviewed the Plan and certain publicly available financial information concerning SHC and HEALTHSOUTH. Alex. Brown also reviewed certain internal financial analyses and other information, including financial projections, furnished to it by SHC and HEALTHSOUTH and held discussions with members of the senior management of SHC and HEALTHSOUTH regarding the business and prospects of their respective companies and the joint prospects of a combined company. In addition, Alex. Brown (i) reviewed certain reported price and trading activity for the Common Stock of HEALTHSOUTH, (ii) compared certain financial and stock market information for HEALTHSOUTH and certain financial information for SHC with similar information for certain other companies whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations which it deemed comparable in whole or in part and (iv) performed such other studies and analyses and considered such other factors as it deemed appropriate.

   As described in the opinion, Alex. Brown assumed, without independent verification, the accuracy and completeness of the information that it reviewed and relied upon for purposes of rendering its opinion. With respect to the financial projections furnished to it, Alex. Brown assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgements of the respective senior managements of SHC and HEALTHSOUTH as to the likely future financial performance of their respective companies. In addition, Alex. Brown did not make an independent valuation or appraisal of the assets of SHC or HEALTHSOUTH, nor was it furnished with any such valuation or appraisal. Alex. Brown's opinion stated that such opinion was based on market, economic and other conditions as they existed and could be evaluated as of the date of the opinion.

   The following is a summary of the report presented by Alex. Brown to the SHC Board of Directors on January 22, 1995 (the "Alex. Brown Report") in connection with its January 22, 1995 opinion:

   HEALTHSOUTH Stock Trading History. Alex. Brown reviewed the historical trading volume and market prices for the Common Stock of HEALTHSOUTH. The analysis revealed that the 20-day trading average closing stock price of HEALTHSOUTH's Common Stock for the period ending January 20, 1995 was $36.31. Alex. Brown noted that the proposed collar of $33.00 and $37.00, was 9.1% below and 1.9% above the 20-day trading average.


   Comparison of HEALTHSOUTH with Selected Publicly Traded Companies. In order to better evaluate the Common Stock of HEALTHSOUTH, Alex. Brown compared certain financial information for HEALTHSOUTH with corresponding data and ratios for the following group of four publicly traded alternate-site healthcare companies:
AdvantageHEALTH Corporation, Integrated Health Services, Inc., Mariner Health Group, Inc. and Vencor, Inc. Such financial information included market valuation, adjusted market value (market value adjusted by adding debt and subtracting cash and marketable securities), profitability, growth rates and implied multiples of revenues, operating income (after deducting minority interest), net income, tangible book value and estimated future earnings per share (as reported by the Institutional Broker's Estimate Service (the "IBES")). This analysis showed that on January 20, 1995, the average ratio of stock price to projected calendar 1995 earnings per share for the four companies listed above was 19.2x while the ratio of stock price to projected calendar 1995 earnings per share for HEALTHSOUTH was 17.4x. This comparison would tend to indicate that market valua
                                33
tion multiples for HEALTHSOUTH Common Stock were not materially inconsistent with the four comparable companies. Alex. Brown also compared the historical stock price performance of the four companies listed above and the S&P 500 to the historical stock price performance of HEALTHSOUTH.


   Comparison of SHC with Selected Publicly Traded Companies. Alex. Brown compared certain financial information for SHC with corresponding data and ratios for the following group of seven publicly traded alternate-site healthcare companies: HEALTHSOUTH Corporation, Homedco Group, Inc., Lincare Holdings, Inc., Quantum Health Resources, Inc., Surgical Care Affiliates, Inc., Vencor, Inc. and Vivra Incorporated. Such financial information included market valuation, adjusted market value (market value adjusted by adding debt and subtracting cash and marketable securities), profitability, growth rates and implied multiples of revenues, operating income (after deducting minority interest), net income, tangible book value and estimated future earnings per share (as reported by the IBES). This analysis showed that on January 20, 1995, the ratio of stock price to projected calendar 1995 earnings per share for the seven companies listed above ranged from 15.7x to 22.2x and averaged 16.8x with a median of 16.9x. Alex. Brown noted that the ratio of the offer price of $4.60 to the projected calendar 1995 earnings per share for SHC was 24.2x. This comparison indicated that the price paid by HEALTHSOUTH was higher in relationship to SHC's projected 1995 earnings than the corresponding relationship of stock price to projected 1995 earnings for the other alternate-site healthcare companies analyzed.


   Contribution Analysis. Alex. Brown analyzed the contribution of SHC and HEALTHSOUTH to the pro forma income statement and balance sheet of the combined company and compared such contribution to the pro forma ownership of HEALTHSOUTH by the SHC stockholders. The analysis was performed on the basis of the financial information for HEALTHSOUTH as of December 31, 1994 (as projected by HEALTHSOUTH's management including the results of ReLife, Inc.) and SHC as of September 30, 1994 and for the twelve months then ended. This analysis showed that SHC would have contributed 8.1% of the net revenue, 6.7% of earnings before interest and taxes less minority interest and 2.8% of the net income of the combined company. Based on HEALTHSOUTH's closing stock price of $36.625 on January 20, 1995, SHC shareholders would own approximately 9.2% of the combined company and such ownership interest would be greater than SHC's relative contribution to certain financial measures for the combined company.


   Pro Forma Merger Analysis. Alex. Brown analyzed certain pro forma effects on HEALTHSOUTH resulting from the Merger. This analysis, based on the respective managements' projections, showed modest accretion to 1995 earnings per share, assuming the combined company would be able to achieve the projected operating synergies.


   Analysis of Selected Healthcare Merger and Acquisition Transactions. Alex. Brown analyzed, based on selected mergers and acquisitions in the ambulatory surgery center market and in the alternate-site market generally, the financial multiples of equity purchase price to last twelve months net income and to forward twelve months net income and of adjusted purchase price (equity purchase price adjusted by adding debt and subtracting cash and marketable securities) to last twelve months net revenue, to earnings before depreciation, amortization, interest and taxes less minority interest and to earnings before interest and taxes less minority interest. Alex. Brown calculated the implied equity value per share for SHC by applying SHC's actual and forecasted financial results to the mean multiple for each of the measures derived from this analysis. For the three transactions in the ambulatory surgery center market, the implied equity value per share ranged from $1.65 to $3.83. For the nineteen transactions in the alternate-site market, the implied equity value per share ranged from $2.30 on the basis of last twelve months net income to $7.85 on the basis of last twelve months earnings before depreciation, amortization, interest and taxes less minority interests.


   Discounted Cash Flow Analysis. Using a discounted cash flow analysis, Alex. Brown estimated the present value of the future cash flows that SHC could produce over a five-year period from 1995 through 1999, under various assumptions, if SHC performs in accordance with management's forecasts. Alex. Brown estimated the terminal values of SHC at the end of the five-year period based on multiples of SHC's projected 1999 earnings before depreciation, amortization, interest and taxes less minority interest and discounted them to present value using different discount rates selected based upon the consid eration of a number of factors, including cost of capital, required rates of return to investors and risks attributable to the uncertainty of achieving the projected cash flows. The foregoing analysis resulted in a present value range of $4.37 to $5.99 per share for SHC. Alex. Brown noted that $4.60 fell within this range. Due to the uncertainty in the healthcare industry and the difficulty, in general, of projecting future earnings, Alex. Brown did not believe that the discounted cash flow analysis was the best indicator of the fairness of the proposed transaction.


   The summary set forth above does not purport to be a complete description of the presentation by Alex. Brown of the Alex. Brown Report to the SHC Board of Directors or the analyses performed and factors considered by Alex. Brown in connection with its opinion dated January 22, 1995. Alex. Brown believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or selecting portions of the above summary, without considering all factors and analyses, could create an incomplete view of the process underlying the analyses set forth in the opinion and the Alex. Brown Report. In performing its analyses, Alex. Brown made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of SHC or HEALTHSOUTH. The analyses performed by Alex. Brown are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

   Alex. Brown is a nationally recognized investment banking firm and, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. The Board of Directors of SHC selected Alex. Brown to serve as its financial advisor because of Alex. Brown's reputation and healthcare expertise as well as its familiarity with SHC, HEALTHSOUTH and their respective businesses. Alex. Brown has served as financial advisor and has provided financial advisory services to SHC in connection with prior acquisition transactions and in earlier acquisition discussions with HEALTHSOUTH and has also provided financing services to HEALTHSOUTH and received customary fees for such services. Alex. Brown regularly publishes research reports regarding the healthcare industry and the businesses and securities of publicly traded companies in that industry. In the ordinary course of its business, Alex. Brown trades the securities of SHC and HEALTHSOUTH and, in the course of its trading activities, Alex. Brown may, from time to time, hold a long or short position in, and buy or sell securities of, SHC or HEALTHSOUTH. See "THE MERGER -- Background of the Merger".


   Pursuant to the terms of an engagement letter dated May 27, 1994, SHC has paid Alex. Brown a fee of $50,000 and has agreed to pay Alex. Brown a fee of $500,000 for rendering its opinion. SHC has also agreed to pay Alex. Brown a transaction fee of $1,800,000 upon consummation of the Merger against which the $500,000 fee will be credited. In addition, SHC has agreed to reimburse Alex. Brown for its reasonable out-of-pocket expenses, including fees and disbursements of counsel, and to indemnify Alex. Brown and certain related persons against certain liabilities, including certain liabilities under the federal securities laws, relating to, or arising out of, its engagement.

Effective Time of the Merger


   The Merger will become effective upon the filing of a Certificate of Merger by the Subsidiary and SHC under the DGCL, or at such later time as may be specified in such Certificate of Merger. The Plan requires that this filing be made, subject to satisfaction of the separate conditions to the obligations of each party to consummate the Merger, no later than two business days after satisfaction of the various conditions to the Merger set forth in the Plan, or at such other time as may be agreed by HEALTHSOUTH and SHC. It is presently anticipated that such filing will be made as soon as reasonably possible after the Special Meetings on June 13, 1995 and after all regulatory approvals have been obtained, and that the Effective Time will occur upon such filing. However, there can be no assurance as to whether or when the Merger will occur. See "-- Conditions to the Merger" and "-Regulatory Approvals".


Exchange of Certificates

   From and after the Effective Time, each holder of a stock certificate, which immediately prior to the Effective Time represented outstanding SHC Shares, will be entitled to receive in exchange therefor, upon surrender thereof to the Exchange Agent (as defined in the Plan), a certificate or certificates representing the number of whole shares of HEALTHSOUTH Common Stock into which such holder's SHC Shares have been converted, cash in lieu of fractional shares and any dividends or other distributions to which such holder is entitled as a result of the Merger.

   As soon as reasonably practicable after the Effective Time, HEALTHSOUTH will deliver through the Exchange Agent to each holder of record of SHC Shares at the Effective Time transmittal materials for use in exchanging the stock certificates that formerly represented such SHC Shares for certificates for the shares of HEALTHSOUTH Common Stock into which such SHC Shares have been converted. After the Effective Time, there will be no transfers on the stock transfer books of SHC Shares which were issued and outstanding immediately prior to the Effective Time and converted in the Merger. Outstanding shares of HEALTHSOUTH Common Stock at the Effective Time will remain outstanding.

   No fractional shares of HEALTHSOUTH Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, HEALTHSOUTH will pay to each holder of SHC Shares who would otherwise be entitled to a fractional share an amount in cash determined by multiplying such holder's fractional interest by the Base Period Trading Price. See " -- Terms of the Merger".

   The certificates representing shares of HEALTHSOUTH Common Stock, the fractional share payment (if any) which any holder of SHC Shares is entitled to receive, and any dividends or other distributions paid on such HEALTHSOUTH
Common Stock prior to the delivery to HEALTHSOUTH of such stockholder's certificates representing SHC Shares, will not be delivered to such stockholder until the certificates representing such SHC Shares are delivered to HEALTHSOUTH through the Exchange Agent. No interest will be paid on dividends or other distributions or on any fractional share payment which the holder of such shares shall be entitled to receive upon such delivery.

   At the Effective Time, holders of SHC Shares immediately prior to the Effective Time will cease to be, and shall have no rights as, stockholders of SHC, other than the right to receive shares of HEALTHSOUTH Common Stock into which such shares have been converted and any fractional share payment and any dividends or other distributions to which they may be entitled under the Plan or, the right to receive payment for their SHC Shares pursuant to the effective exercise of appraisal rights under the DGCL. See "-- Appraisal Rights". Holders of SHC Shares will be treated as stockholders of record of HEALTHSOUTH for purposes of voting at any annual or special meeting of stockholders of HEALTHSOUTH after the Effective Time, both before and after such time as they exchange their certificates for SHC Shares for certificates of HEALTHSOUTH Common Stock as provided in the Plan.

   Neither HEALTHSOUTH nor SHC will be liable to any holder of SHC Shares for any shares of HEALTHSOUTH Common Stock (or dividends or other distributions with respect thereto) or cash in lieu of fractional shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Conditions to the Merger

   The obligation of HEALTHSOUTH and the Subsidiary to consummate the Merger is subject to, among others, the following conditions: (i) SHC shall have performed all of its obligations as contemplated by the Plan at or prior to the Effective Time; (ii) the representations and warranties of SHC set forth in the Plan shall be true and correct as of the dates specified in the Plan; (iii) the licenses, certificates of need and other regulatory approvals necessary for the operation of the SHC facilities shall have been obtained or transferred, except where the failure to obtain such licenses and transfers would not have a material adverse effect on the business of SHC; and (iv) HEALTHSOUTH shall have received the opinion of its counsel that the Merger constitutes a tax-free reorganization under the Code.

   The obligation of SHC to consummate the Merger is subject to, among others, the following conditions: (i) HEALTHSOUTH and the Subsidiary shall have performed all of their obligations as contemplated by the Plan at or prior to the Effective Time; (ii) the representations and warranties of HEALTHSOUTH and the Subsidiary set forth in the Plan shall be true and correct as of the dates specified in the Plan; and (iii) SHC shall have received the opinion of its counsel that the Merger constitutes a tax-free reorganization under the Code.

   The obligation of each of HEALTHSOUTH, the Subsidiary and SHC to consummate the Merger is subject to certain additional conditions, including the following:
(i) no order, decree or injunction by a court of competent jurisdiction preventing the consummation of the Merger or imposing any material limitation on the ability of HEALTHSOUTH effectively to exercise full rights of ownership of the SHC Shares or any material portion of the assets or business of SHC shall be in effect; (ii) no statute, rule or regulation shall have been enacted by the government of the United States or any state, municipality or other political subdivision thereof that makes the consummation of the Merger or any other transaction contemplated by the Plan illegal; (iii) the waiting period under the HSR Act shall have expired or shall have been terminated; (iv) the Registration Statement shall have been declared effective under the Securities Act and shall not be subject to any stop order; (v) the Merger shall have been approved by the requisite votes of the holders of the outstanding SHC Shares entitled to vote thereon and by the requisite votes of the holders of outstanding shares of HEALTHSOUTH Common Stock entitled to vote thereon; (vi) the shares of HEALTHSOUTH Common Stock to be issued in connection with the Merger shall have been approved for listing on the NYSE upon official notice of issuance and shall have been issued pursuant to an effective registration statement (subject to no stop order), or in transactions qualified or exempt from registration, under applicable securities laws of such states of the United States as may be required; and (vii) HEALTHSOUTH and SHC each shall have received a letter from Ernst & Young LLP to the effect that the Merger will be accounted for as a pooling of interests.

Regulatory Approvals


   The HSR Act prohibits consummation of the Merger until certain information has been furnished to the Antitrust Division of the DOJ and the FTC and certain waiting period requirements have been satisfied. On February 21, 1995, HEALTHSOUTH and SHC made their respective filings with the DOJ and the FTC with respect to the Plan. Under the HSR Act, the filings commenced a 30-day waiting period during which the Merger could not be consummated, which waiting period expired on March 23, 1995. Notwithstanding the termination of the HSR Act waiting period, at any time before or after the Effective Time, the FTC, the DOJ or others could take action under the antitrust laws, including seeking to enjoin the consummation of the Merger or seeking the divestiture by HEALTHSOUTH of all or any part of the stock or assets of SHC. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge were made, that it would not be successful.


   As conditions precedent to the consummation of the Merger, the Plan requires, among other things: (i) that the HSR Act waiting period has expired or been terminated, and (ii) that all other governmental approvals required for the consummation of the Merger have been obtained, except where the failure to obtain such approvals would not have a material adverse effect on the business of SHC.

   HEALTHSOUTH and SHC believe that the Merger does not violate the antitrust laws and intend to resist vigorously any assertion to the contrary by the FTC, the DOJ or others. Any such resistance could delay consummation of the Merger, perhaps for a considerable period. Prior to the Merger, the FTC or the DOJ could seek to enjoin the consummation of the Merger under the federal antitrust laws or require that HEALTHSOUTH or SHC divest certain assets to avoid such a proceeding. The FTC or DOJ could also, following the Merger, take action under the federal antitrust laws to rescind the Merger, to require divestiture of assets of either HEALTHSOUTH or SHC, or to obtain other relief.

   Certain other persons, such as states' attorneys general and private parties, could challenge the Merger as violative of the antitrust laws and seek to enjoin the consummation of the Merger and, in the case of private persons, also to obtain treble damages. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful. Neither HEALTHSOUTH nor SHC intends to seek any further stockholder approval or authorization of the Plan as a result of any action that it may take to resist or resolve any FTC, DOJ or other objections, unless required to do so by applicable law.

   The operations of each Company are subject to a substantial body of federal, state, local and accrediting body laws, rules and regulations relating to the conduct, licensing and development of healthcare businesses and facilities. As a result of the Merger, many of the arrangements between SHC and third-party payors may be deemed to have been transferred, requiring the approval and consent of such payors. In addition, a number of the facilities operated by SHC may be deemed to have been transferred, requiring the consents or approvals of various state licensing and/or health regulatory agencies. In some instances, new licenses will be required to be obtained. It is anticipated that, prior to the time this Prospectus-Joint Proxy Statement is mailed to the stockholders of SHC and HEALTHSOUTH, all filings required to be made prior to such date to obtain the consents and approvals required from federal and state healthcare regulatory bodies and agencies will have been made. However, certain of such filings cannot be made under the applicable laws, rules and regulations until after the Effective Time. Although no assurances to this effect can be given, it is anticipated that the Companies will be able to obtain any required consent or approval.

Business Pending the Merger

   The Plan provides that, during the period from the date of the Plan to the Effective Time, except as provided in the Plan, HEALTHSOUTH and SHC will conduct their respective businesses in the usual, regular and ordinary course in substantially the same manner as previously conducted, and SHC will use its best efforts to preserve intact its present business organizations and to preserve its relationships with customers, suppliers and others having business dealings with it.

   Under the Plan, SHC may not (other than as required pursuant to or contemplated by the terms of the Plan and related documents), without first obtaining the written consent of HEALTHSOUTH, (i) encumber any asset or enter into any transaction or make any contract or commitment relating to its properties, assets and business, other than in the ordinary course of business or as otherwise disclosed in the Plan; (ii) enter into any employment contract which is not terminable upon notice of 30 days or less, at will and without penalty to it, except as provided in the Plan; (iii) except in connection with the ongoing construction or development of new surgery centers as disclosed to HEALTHSOUTH, enter into any contract or agreement which cannot be performed within three months or which involves the expenditure of over $100,000; (iv) issue or sell, or agree to issue or sell, any shares of its capital stock or other securities of SHC, except upon exercise of currently outstanding stock options or warrants; (v) except for contributions to the Outpatient/Midwest
Retirement Plan, make any payment or distribution to the trustee under any bonus, pension, profit sharing or retirement plan or incur any obligation to make any such payment or contribution which is not in accordance with SHC's usual past practice, or make any payment or contributions or incur any obligation pursuant to or in respect of any other plan or contract or arrangement providing for bonuses, executive incentive compensation, pensions, deferred compensation, retirement payments, profit sharing or the like, establish or enter into any such plan, contract or arrangement, or terminate any plan; (vi) extend credit to anyone, except in the ordinary course of business consistent with prior practices; (vii) guarantee the obligation of any person, firm or corporation, except in the ordinary course of business consistent with prior practices; (viii) amend its Certificate of Incorporation or Bylaws; (ix) discharge or satisfy any material lien or encumbrance or pay or satisfy any material obligation or liability (absolute, accrued, contingent or otherwise) other than liabilities shown or reflected on the consolidated balance sheet of SHC as of September 30, 1994 (the "SHC Balance Sheet"), or liabilities incurred since said date in the ordinary course of business; (x) increase or establish any reserve for taxes or any other liability on its books or otherwise provide therefor which would have a material adverse effect on SHC, except as may be required due to income or operations of SHC since the date of the SHC Balance Sheet; (xi) mortgage, pledge or subject to any lien, charge or other encumbrance any of the assets, tangible or intangible, which assets are material to the consolidated business or financial condition of SHC; (xii) sell or transfer any of the assets material to the consolidated business of SHC, cancel any material debts or claims or waive any material rights, except in the ordinary course of business; (xiii) grant any general or uniform increase in the rates of pay of employees or any material increase in salary payable or to become payable by SHC to any officer or employee, consultant or agent (other than normal merit increases) or, by means of any bonus or pension plan, contract or other commitment, increase in a material respect the compensation of any officer, employee, consultant or agent; (xiv) except for the Plan and the other agreements executed and delivered pursuant to the Plan, enter into any material transaction other than in the ordinary course of business or permitted under the Plan; and (xv) issue any stock, bonds or other securities, other than stock issued pursuant to options or warrants that are disclosed in the Plan.

Waiver and Amendment

   The Plan provides that, at any time prior to the Effective Time, HEALTHSOUTH and SHC may (i) extend the time for the performance of any of the obligations or other acts of the other party contained in the Plan; (ii) waive any inaccuracies in the representations and warranties of the other party contained in the Plan or in any document delivered pursuant to the Plan; and (iii) waive compliance with the agreements or conditions under the Plan. In addition, the Plan may be amended at any time upon the written agreement of HEALTHSOUTH and SHC without the approval of stockholders of either Company, except that after the Special Meetings no amendment may be made which by law requires a further approval by the stockholders of either Company without such further approval being obtained.

Termination

   The Plan may be terminated at any time prior to the Effective Time, whether before or after approval of the Plan by the stockholders of SHC and the stockholders of HEALTHSOUTH: (i) by mutual written consent of HEALTHSOUTH, the Subsidiary and SHC; (ii) by either HEALTHSOUTH or SHC if there is a material breach on the part of the other party of any representation, warranty, covenant or other agreement set forth in the Plan which is not cured as provided in the Plan; (iii) by either HEALTHSOUTH or SHC if any governmental entity or court of competent jurisdiction shall have issued a final, permanent order, enjoining or otherwise prohibiting the Merger and such order shall have become non-appealable; (iv) by either HEALTHSOUTH or SHC if the Merger has not been consummated on or before June 30, 1995 (or such later date as may be determined under the Plan), unless the failure to consummate the Merger by such time is due to the breach of the Plan by the party seeking to terminate the Plan; (v) by either HEALTHSOUTH or SHC if any required approval of the Plan by stockholders of SHC or stockholders of HEALTHSOUTH has not been obtained by the required votes at a duly held meeting of stockholders; (vi) by either HEALTHSOUTH or SHC if either party gives notice of termination under the Plan due to the occurrence of a material change in or a material addition to an Exhibit to the Plan which would have a material adverse effect on the notifying party; (vii) by either HEALTHSOUTH or SHC if all of the mutual conditions to the obligations of both parties to effect the Merger under the Plan have been satisfied and any condition to the obligation of such party to effect the Merger under the Plan is not capable of being satisfied prior to June 30, 1995 (or such later date as may be determined under the Plan); (viii) by SHC, if SHC's Board of Directors shall have determined, in the exercise of its fiduciary duties under applicable law, not to recommend the Merger to the stockholders of SHC or shall have withdrawn such recommendation, or shall have approved, recommended or endorsed any proposal to acquire SHC upon a merger, purchase of assets, purchase of or tender offer for shares of SHC or similar transaction other than the Merger, or shall have resolved to do any of the foregoing; (ix) by either HEALTHSOUTH or SHC if such party has not received by March 1, 1995, a letter from Ernst & Young LLP to the effect that the Merger will be accounted for as a pooling of interests and
(x) by HEALTHSOUTH, if the holders of more than 10% of the SHC Shares have given proper written demand for appraisal of the value of such shares as provided in
Section 262 of the DGCL before the taking of a vote on the Merger at any meeting of the stockholders of SHC called for that purpose.

Third Party Bids

   If the Plan is terminated by SHC because its Board of Directors has (i) determined, in the exercise of its fiduciary duties under applicable law, not to recommend the Merger to the holders of SHC Shares or shall have withdrawn such recommendation, or (ii) approved, recommended or endorsed any Acquisition Transaction (as defined in the Plan) with a Third Party (as defined in the Plan) and, within six months after the effective date of such termination, SHC enters into an agreement with a Third Party with respect to an Acquisition Transaction, SHC shall immediately notify HEALTHSOUTH in writing that an agreement has been entered into with respect to an Acquisition Transaction. Each of HEALTHSOUTH and the Third Party shall then have not less than 48 hours (the exact deadline to be set by SHC) from the time of receipt of written notice by SHC to submit a final and best offer (a "Final Offer") for a business combination with SHC, together with a fully-executed definitive agreement, ac ceptable to SHC, reflecting the terms of such Final Offer. Not later than 48 hours after receipt of any Final Offer from HEALTHSOUTH and the Third Party (but in no event sooner than the expiration of the deadline set by SHC unless HEALTHSOUTH has expressly declined to submit a Final Offer), SHC shall notify the party submitting the most favorable Final Offer (as determined by SHC's Board of Directors after consulting with its legal counsel and financial advisors) and, subject to the approval of SHC's Board of Directors, SHC shall enter into a definitive agreement with the party which submitted the most favorable Final Offer. HEALTHSOUTH has agreed that any such determination of the most favorable Final Offer by SHC's Board of Directors shall be final and binding, and HEALTHSOUTH has agreed not to dispute any such determination in any forum or jurisdiction; provided, however, that the foregoing covenant of HEALTHSOUTH not to sue is expressly conditioned upon SHC's obtaining a like covenant not to sue from the Third Party prior to SHC's determination of the most favorable Final Offer.


Interests of Certain Persons in the Merger

   Interests of Certain Persons in the Merger. In considering the recommendations of the Boards of Directors of HEALTHSOUTH and SHC with respect to the Plan and the transactions contemplated thereby, stockholders of both Companies should be aware that certain members of the management of HEALTHSOUTH and SHC and the Boards of Directors of such Companies have certain interests in the Merger that are in addition to the interests of such stockholders generally.

   Each of Richard M. Scrushy, Chairman of the Board and Chief Executive Officer of HEALTHSOUTH, and Charles W. Newhall III is a director of both HEALTHSOUTH and SHC. Neither of such persons cast votes in connection with the approval of the Plan by the respective Boards of Directors of the Companies and neither Mr. Scrushy nor Mr. Newhall participated in any negotiations or discussions by the SHC Board of Directors.

   As of the SHC Record Date, directors and executive officers of HEALTHSOUTH and their affiliates (excluding Richard M. Scrushy and Charles W. Newhall III and their affiliates because SHC Shares beneficially owned by them are included in the amounts of SHC Shares owned by directors and executive officers of SHC and their affiliates) beneficially owned an aggregate of 645,075 shares of SHC Common Stock (excluding shares issuable upon exercise of options and convertible securities), 13,749 shares of SHC Series A Preferred Stock, 457,996 shares of SHC Series B Preferred Stock and 149,400 shares of SHC Series C Preferred Stock, as follows:

                                                              SHC SHARES
                                                           BENEFICIALLY OWNED
                                               -------------------------------------------
                        POSITION WITH                   SERIES A     SERIES B    SERIES C
      NAME               HEALTHSOUTH           COMMON   PREFERRED    PREFERRED   PREFERRED
      ----              -------------          ------   ---------    ---------   ---------
C. Sage Givens(1)   Director                   210,700       --       457,996     49,400
Larry R. House  ..  Director                   434,375       --          --         --
Aaron Beam, Jr.  .  Director and Executive        --       6,875         --         --
                    Vice President and Chief
                    Financial Officer
Anthony J. Tanner   Director and Executive        --       3,437         --         --
                    Vice President and
                    Secretary
Michael D. Martin   Senior Vice President and     --       3,437         --         --
                    Treasurer

   (1) These shares are owned of record by First Century Partnership III, of which Ms. Givens is an affiliate.


   Such persons have indicated their intentions to vote all of such SHC Shares for the Plan. Assuming a Base Period Trading Price of $16.50, such persons would receive a total of 353,078 shares of HEALTHSOUTH Common Stock out of the total of 8,719,114 shares of HEALTHSOUTH Common Stock to be issued to stockholders of SHC in the Merger (excluding shares issuable to SHC stockholders upon exercise of options or warrants).


   As of the SHC Record Date, directors and executive officers of SHC and their affiliates beneficially owned an aggregate of 7,712,907 shares of SHC Common Stock (excluding shares issuable upon exercise of options and convertible securities), 843,173 shares of SHC Series A Preferred Stock, 1,316,737 shares of SHC Series B Preferred Stock and 1,206,584 shares of SHC Series C Preferred Stock, as follows:

                                                                     SHC SHARES
                                                                   BENEFICIALLY OWNED
                                                       -------------------------------------------
                                POSITION WITH                   SERIES A     SERIES B    SERIES C
      NAME                           SHC               COMMON   PREFERRED    PREFERRED   PREFERRED
      ----                      -------------          ------   ---------    ---------   ---------
Rock A. Morphis ..........  Chairman of the Board,     881,720         --            --         --
                            President and Chief
                            Executive Officer
Charles W. Newhall                                   1,648,133    567,845     1,030,490    775,185
III(1)....................  Director
John M. Nehra(2) .........  Director                   340,827    110,131       228,997    211,414
Ted H. McCourtney, Jr.(3)   Director                   720,210    275,328       286,247    422,828
Charles N. Martin, Jr.(4)   Director                 2,833,288        --            --         --
Richard M. Scrushy........  Director                   468,750        --            --         --
H. Carlton Stinson........  Director                   881,720        --            --         --
J. Michael Ribaudo .......  Director and Senior Vice   245,336        --            --         --
                            President-- Clinical
                            Services
Sarah C. Garvin...........  Senior Vice                 33,750        --            --       8,571
                            President--Development

   (1) Mr. Newhall is (i) a general partner of NEA Partners V, L.P., the general partner of New Enterprise Associates V, Limited Partnership, (ii) a general partner of Catalyst Ventures, Limited Partnership, and (iii) a general partner of NEA Silverado Partners, the general partner of The Silverado Fund I, Limited Partnership. The shares set forth opposite Mr. Newhall's name are owned of record by such entities. Mr. Newhall shares voting and investment power with respect to such shares and disclaims beneficial ownership of such shares.
   (2) These shares are owned of record by Catalyst Ventures, of which Mr. Nehra is a general partner. Mr. Nehra shares voting and investment power with respect to such shares and disclaims beneficial ownership of such shares.
   (3) These shares are held of record by Venrock Associates.
   (4) These shares are owned by OrNda Investments, Inc., an indirect wholly-owned subsidiary of OrNda HealthCorp. Mr. Martin is the Chairman and Chief Executive Officer of OrNda HealthCorp. Mr. Martin disclaims beneficial ownership of the shares held by OrNda Investments, Inc.

   Such persons have indicated their intentions to vote all of such SHC Shares for the Plan. Assuming a Base Period Trading Price of $16.50, such persons would receive a total of 3,337,450 shares of HEALTHSOUTH Common Stock out of the total of 8,719,114 shares of HEALTHSOUTH Common Stock to be issued to stockholders of SHC in the Merger (excluding shares issuable to SHC stockholders upon exercise of options or warrants).

   As of the HEALTHSOUTH Record Date, directors and executive officers of HEALTHSOUTH and their affiliates beneficially owned an aggregate of 401,520 shares of HEALTHSOUTH Common Stock (excluding shares issuable upon exercise of options and convertible securities) or approximately 0.56% of the shares of HEALTHSOUTH Common Stock outstanding on such date. The directors and executive officers of HEALTHSOUTH and their affiliates have indicated their intentions to vote the shares of HEALTHSOUTH Common Stock beneficially owned by them for the Plan.

   As of the HEALTHSOUTH Record Date, directors and executive officers of SHC and their affiliates beneficially owned an aggregate of 141,402 shares of HEALTHSOUTH Common Stock (excluding shares issuable upon exercise of options and convertible securities), or approximately 0.20% of the shares of HEALTHSOUTH Common Stock outstanding on such date. The directors and executive officers of SHC and their affiliates have indicated their intentions to vote the shares of HEALTHSOUTH Common Stock beneficially owned by them for the Plan. See "THE MERGER -- Interests of Certain Persons in the Merger".

Accounting Treatment

   Consummation of the Merger is conditioned upon the receipt by HEALTHSOUTH and SHC of an opinion from Ernst & Young LLP, HEALTHSOUTH's and SHC's independent auditors, to the effect that the Merger will qualify for pooling-of-interests accounting treatment if consummated in accordance with the Plan. HEALTHSOUTH and SHC have agreed not to take any action intentionally that would disqualify treatment of the Merger as a pooling of interests for accounting purposes.

   Under the pooling-of-interests method of accounting, the historical basis of the assets and liabilities of HEALTHSOUTH and SHC will be combined at the Effective Time and carried forward at their previously recorded amounts, the stockholders' equity accounts of HEALTHSOUTH and SHC will be combined on HEALTHSOUTH's consolidated balance sheet and no goodwill or other intangible assets will be created. Financial statements of HEALTHSOUTH issued after the Merger will be restated retroactively to reflect the consolidated operations of HEALTHSOUTH and SHC as if the Merger had taken place prior to the periods covered by such financial statements.

   The unaudited pro forma financial information contained in this Prospectus-Joint Proxy Statement has been prepared using the pooling-of-interests accounting method to account for the Merger. See "PRO FORMA CONDENSED FINANCIAL INFORMATION".

Certain Federal Income Tax Consequences

The following discussion of certain federal income tax consequences of the Merger is included for general information only. This summary is not a complete description of all the consequences of the Merger and, in particular, may not address federal income tax considerations that may affect the treatment of a stockholder who acquired SHC Shares that are converted into HEALTHSOUTH Common Stock in the Merger, pursuant to the exercise of an option or warrant. Each stockholder's individual circumstances may affect the tax consequences of the Merger to him or her. In addition, no information is provided herein with respect to the tax consequences of the Merger under applicable foreign, state or local laws. Accordingly, each SHC stockholder and option or warrant holder is advised to consult his or her own tax advisor as to the specific tax consequences of the Merger to him or her.

   Neither HEALTHSOUTH nor SHC has requested or will receive an advance ruling from the Internal Revenue Service (the "Service") as to the federal income tax consequences of the Merger. The respective obligations of SHC and HEALTHSOUTH to consummate the Merger are conditioned upon receipt of certain legal opinions relating to the federal income tax consequences of the Merger, in form and substance satisfactory to SHC and HEALTHSOUTH and their respective counsel. The opinions of such counsel are based upon the facts that are described herein, and upon certain customary representations made by the management of SHC and by the management of HEALTHSOUTH. Such opinions are also based upon the Code, regulations currently in effect thereunder, current administrative rulings and practice by the Service, and judicial authority, all of which are subject to change. Any such change could affect the continuing validity of such opinions and this discussion. In addition, an opinion of counsel is not binding upon the Service, and there can be no assurance, and none is hereby given, that the Service will not take a position which is contrary to one or more positions reflected in the opinions of such counsel, or that such opinions will be upheld by the courts if challenged by the Service. Furthermore, HEALTHSOUTH and SHC have agreed in the Plan not to take any action which would disqualify the Merger as a reorganization which is tax-free to the stockholders of SHC pursuant to
Section 368(a) of the Code. Each holder of SHC Shares is urged to consult such holder's personal tax and financial advisors as to the specific federal income tax consequences to such holder, based on such holder's own particular status and circumstances, and also as to any state, local, foreign or other tax consequences arising out of the Merger.

   It is a condition to the obligation of HEALTHSOUTH to proceed with the Merger that HEALTHSOUTH shall have received an opinion from Haskell Slaughter Young & Johnston, Professional Association, its counsel, and it is a condition to the obligation of SHC to proceed with the Merger that SHC shall have received an opinion from Alston & Bird, its counsel, concerning certain of the federal income tax consequences of the Merger, substantially to the effect that:

(i) The Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code, and HEALTHSOUTH, the Subsidiary and SHC will each be a party to the reorganization within the meaning of Section 368(b) of the Code;

(ii) No gain or loss will be recognized by HEALTHSOUTH, SHC or Subsidiary as a result of the Merger;

(iii) No gain or loss will be recognized by an SHC stockholder who receives solely shares of HEALTHSOUTH Common Stock in exchange for SHC Shares;

(iv) The receipt of cash in lieu of fractional shares of HEALTHSOUTH Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by HEALTHSOUTH. These payments will be treated as having been received as distributions in full payment in exchange for the stock deemed as provided in Section 302(a) of the Code;

(v) The basis of the HEALTHSOUTH Common Stock received by the stockholders of SHC will be the same as the tax basis of the SHC Shares surrendered in exchange therefor, excluding any basis allocable to a fractional share of HEALTHSOUTH Common Stock for which cash is received. In every case in which an SHC stockholder owns stock of more than one class, the basis in the hands of the SHC stockholders of the HEALTHSOUTH Common Stock received in exchange for each class of SHC Shares, as determined on the basis of all of the facts, will be the same as the basis of the particular class of SHC Shares surrendered in exchange therefor;

(vi) The holding period of the shares of HEALTHSOUTH Common Stock received by an SHC stockholder will include the holding period or periods of the SHC Shares exchanged therefor, provided that the SHC Shares are held as a capital asset within the meaning of Section 1221 of the Code at the Effective Time.

   The foregoing discussion is intended only as a summary of certain federal income tax consequences of the Merger and does not purport to be a complete analysis or listing of all potential tax effects relevant to a decision whether to vote in favor of approval and adoption of the Plan and the Merger. The discussion does not address the tax consequences that may be relevant to a particular SHC stockholder subject to special treatment under certain federal income tax laws, such as dealers in securities, banks, insurance companies, tax-exempt organizations, non-United States persons and stockholders who acquired SHC Shares as compensation, nor any consequences arising under the laws of any state, locality or foreign jurisdiction. Holders of SHC Shares are urged to consult their own tax advisors concerning the federal, state, local and foreign tax consequences of the Merger to them.

Resale of HEALTHSOUTH Common Stock by Affiliates

   HEALTHSOUTH Common Stock to be issued to stockholders of SHC in connection with the Merger has been registered under the Securities Act. HEALTHSOUTH Common Stock received by the stockholders of SHC upon consummation of the Merger will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed an "Affiliate" (as defined below) of SHC or HEALTHSOUTH within the meaning of Rule 145 under the Securities Act. "Affiliates" are generally defined as persons who control, are controlled by, or are under common control with SHC or HEALTHSOUTH at the time of the Special Meetings (generally, directors, certain executive officers and major stockholders). Affiliates of SHC or HEALTHSOUTH may not sell their shares of HEALTHSOUTH Common Stock acquired in connection with the Merger, except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. In general, under Rule 145, for two years following the Effective Time, an Affiliate (together with certain related persons) would be entitled to sell shares of HEALTHSOUTH Common Stock acquired in connection with the Merger only through unsolicited "broker transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 144 under the Securities Act. Additionally, the number of shares to be sold by an Affiliate (together with certain related persons and certain persons acting in concert) during such two-year period within any three-month period for purposes of Rule 145 may not exceed the greater of 1% of the outstanding shares of HEALTHSOUTH Common Stock or the average weekly trading volume of such stock during the four calendar weeks preceding such sale. Rule 145 would remain available to Affiliates only if HEALTHSOUTH remained current with its information filings with the SEC under the Exchange Act. Two years after the Effective Time, an Affiliate would be able to sell such HEALTHSOUTH Common Stock without such manner of sale or volume limitations, provided that HEALTHSOUTH were current with its Exchange Act information filings and such Affiliate were not then an Affiliate of HEALTHSOUTH. Three years after the Effective Time, an Affiliate would be able to sell such shares of HEALTHSOUTH Common Stock without any restrictions so long as such Affiliate had not been an Affiliate of HEALTHSOUTH for at least three months prior thereto.

   SHC has agreed to use its reasonable, good faith efforts to cause each holder of SHC Shares deemed to be an Affiliate of SHC to enter into an agreement providing that such Affiliate will not sell, pledge, transfer or otherwise dispose of shares of HEALTHSOUTH Common Stock to be received by such person in the Merger, (i) except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder and (ii) until after such time as results covering at least thirty days of post-Merger combined operations of HEALTHSOUTH and SHC have been published.

Appraisal Rights

   Under the DGCL, holders of SHC Shares will be entitled to dissenters' rights of appraisal in connection with the Merger. Holders of HEALTHSOUTH Common Stock will not be entitled to dissenters' rights under the DGCL.

   Any holder of SHC Shares may dissent from the Merger and receive in cash the "fair value" as of the Effective Time of the SHC Shares held by such stockholder pursuant to Section 262 of the DGCL, a copy of which is attached hereto as Annex
D. Such "fair value" is exclusive of any value resulting from the effectuation of the Merger but is inclusive of a fair rate of return thereon.

   If a holder of SHC Shares wishes to dissent from the Merger, such stockholder must file with SHC, prior to or at the SHC Special Meeting and prior to the taking of the vote with respect to the Plan and the Merger, a written demand for appraisal of such stockholder's SHC Shares, and must not vote in favor of the Merger. Such written demand must be filed either by mail or in person with SHC at its offices located at 990 Hammond Drive, Suite 300, Atlanta, Georgia 30328,
Attention: Secretary. A failure to vote against the Plan and Merger does not constitute a waiver of appraisal rights, nor does a vote against, or abstention with respect to voting on, the Plan and the Merger, in person or by proxy, constitute such a demand. Only a holder of record of SHC Shares is entitled to assert appraisal rights for the SHC Shares registered in such holder's name. Such appraisal rights may be asserted with respect to all or less than all of the SHC Shares held of record by such holder. If the SHC Shares are owned of record by more than one person, such as a joint tenancy or a tenancy in common, the written demand should be executed by or for all joint holders. An authorized agent may execute the demand for appraisal for a holder of record, but the agent must identify the record holder or holders and disclose the fact that, in executing such demand, the agent is acting as an agent of the record holder.

   A record holder who holds SHC Shares as a nominee for the beneficial owner may exercise appraisal rights with respect to the SHC Shares held for one or more beneficial owners while not exercising such rights for the other beneficial owners, and in such case, the written demand should set forth the number of SHC Shares covered by it. If there are no number of SHC Shares expressly mentioned in the written demand, the demand will be presumed to cover all SHC Shares held in the name of the record holder.

   Within ten days after the Effective Time, SHC shall notify each stockholder who has complied with the provisions of Section 262 of the DGCL, and who has not voted in favor of or consented to the Merger, of the date that the Merger became effective. If the dissenting stockholder and SHC are unable to reach agreement as to the "fair value" of the SHC Shares within 120 days after the Effective Time of the Merger, SHC or the dissenting stockholder may file a petition in the Delaware Court of Chancery demanding a determination of the value of the SHC Shares. Notwithstanding the foregoing, at any time within sixty days of the Effective Time, a stockholder shall have the right to withdraw his or her demand for appraisal and to accept the terms offered in the Plan with respect to the Merger. Within 120 days after the Effective Time, any stockholder of SHC who has complied with the requirement for exercise of appraisal rights is entitled, upon written request to SHC, to receive from SHC a statement setting forth the aggregate number of SHC Shares not voted in favor of the Merger and with respect to which demands for appraisal have been made and the aggregate number of holders of dissenting SHC Shares. Such statement must be mailed within ten days after the written request therefor has been received by SHC. After determining the stockholders entitled to an appraisal, the Court of Chancery will appraise the shares, determining their "fair value", exclusive of any element of value arising from the effectuation or expectation of the Merger, together with a fair rate of interest, if any, to be paid on the amount determined to be the "fair value". In determining "fair value", the Court of Chancery will take into account all relevant factors.

   The cost of the proceedings may be determined by the Court of Chancery and taxed to the parties as the Court deems equitable under the circumstances.

   From and after the Effective Time, no SHC stockholder who has demanded his appraisal rights shall be entitled to vote his SHC Shares (or the shares of HEALTHSOUTH Common Stock which such shares represent the right to receive in the Merger) for any purpose or to receive payment of dividends or other distributions on the SHC Shares (or on the shares of HEALTHSOUTH Common Stock which such shares represent the right to receive in the Merger). If no petition for an appraisal is filed within the time provided by Section 262 or if an SHC stockholder delivers to SHC a written withdrawal of his demand for an appraisal and acceptance of the Merger, either within 60 days after the Effective Time or thereafter with the written approval of SHC, then the right of such stockholder to an appraisal will cease.

   Dissenting stockholders are urged to consult their legal counsel for specific advice regarding the interpretation of the DGCL with respect to dissenters' rights.

   Any communication by stockholders necessary under the foregoing shall be mailed or hand delivered to SHC at the address specified in the second paragraph of this section.

   Any stockholder receiving cash as a result of the exercise of dissenters' rights will be deemed, in effect, to have sold his shares, with the tax consequences applicable to a sale. See "-- Certain Federal Income Tax Consequences".

   THE SUMMARY SET FORTH ABOVE DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF THE DGCL RELATING TO THE RIGHTS OF DISSENTING STOCKHOLDERS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE APPLICABLE SECTION OF THE DGCL WHICH IS INCLUDED AS ANNEX D TO THIS PROSPECTUS-JOINT PROXY STATEMENT. ANY STOCKHOLDER INTENDING TO EXERCISE DISSENTERS' RIGHTS IS URGED TO REVIEW CAREFULLY ANNEX D SO AS TO BE IN STRICT COMPLIANCE WITH THE PROVISIONS OF THE DGCL.

No Solicitation of Transactions

   Under the Plan, SHC may furnish information concerning SHC to other corporations, partnerships, persons or other entities or groups, and may participate in discussions and negotiate with such entities concerning any proposal to acquire SHC upon a merger, purchase of assets, purchase of or tender offer for SHC Shares or similar transaction (an "Acquisition Transaction"), in response to unsolicited requests therefor, if (i) the Board of Directors of SHC determines in its good faith judgment in the exercise of its fiduciary duties that such action is appropriate in furtherance of the best interest of its stockholders and (ii) the other party involved enters into a confidentiality agreement with SHC substantially similar to the provisions respecting confidentiality applicable to SHC and HEALTHSOUTH. Except as described in the preceding sentence, SHC has agreed that it will not, and will direct each officer, director, employee, representative and agent of SHC not to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to any corporation, partnership, person or other entity or group (other than HEALTHSOUTH or an affiliate, associate or agent of HEALTHSOUTH) concerning any merger, sale of assets, sale of or tender offer for SHC Shares or similar transactions involving SHC. SHC has further agreed that it will notify HEALTHSOUTH if it enters into a confidenti ality agreement with any third party in response to any unsolicited request for information and access in connection with a possible Acquisition Transaction, including providing HEALTHSOUTH with the identity of the third party and the proposed terms of such Acquisition Transaction.

Expenses

   The Plan provides that all costs and expenses incurred in connection with the Plan and the transactions contemplated thereby shall be paid by the party incurring such expense, except that expenses of printing and mailing this Prospectus-Joint Proxy Statement shall be shared equally by HEALTHSOUTH and SHC.

NYSE Listing

   A listing application will be filed with the NYSE to list the shares of HEALTHSOUTH Common Stock to be issued to SHC stockholders in connection with the Merger. Although no assurance can be given that the shares of HEALTHSOUTH Common Stock so issued will be accepted for listing, HEALTHSOUTH and SHC anticipate that these shares will qualify for listing on the NYSE upon official notice of issuance thereof. It is a condition to the Merger that such shares of HEALTHSOUTH Common Stock be approved for listing on the NYSE upon official notice of issuance at the Effective Time.

                   PRO FORMA CONDENSED FINANCIAL INFORMATION


    The following pro forma condensed financial information and explanatory notes are presented to reflect the proposed Merger on the historical financial statements of HEALTHSOUTH and SHC. The Merger is reflected in the pro forma condensed financial information as a pooling of interests. The HEALTHSOUTH historical amounts reflect the combination of HEALTHSOUTH and ReLife for all periods presented, as HEALTHSOUTH acquired ReLife in December 1994 in a transaction accounted for as a pooling of interests.


    In addition, the pro forma condensed financial information reflects the impact of the pending acquisition from NovaCare, Inc. (''NovaCare'') by HEALTHSOUTH of 11 rehabilitation hospitals, 12 other facilities and two
Certificates of Need (the "NovaCare Rehabilitation Hospitals Acquisition") on the results of operations and financial position for the year ended December 31, 1994. Prior to the NovaCare Rehabilitation Hospitals Acquisition, which is currently expected to be consummated in the second quarter of 1995, these facilities are operated by a wholly-owned subsidiary of NovaCare, Rehab Systems Company ("RSC").


    The pro forma condensed balance sheet assumes that the Merger was consummated on December 31, 1994, and the pro forma condensed income statements assume that the SHC Merger was consummated on January 1, 1992. The assumptions are described in the accompanying Notes to Pro Forma Condensed Financial Information.


    All HEALTHSOUTH shares outstanding and per share amounts have been adjusted to reflect a two-for-one split effected in the form of a 100 percent stock dividend payable on April 17, 1995.


    The pro forma information should be read in conjunction with the historical financial statements of HEALTHSOUTH, SHC and RSC and the related notes thereto included in documents incorporated herein by reference. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE". The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the results of operations or combined financial position that would have resulted had the Merger and other acquisitions described above been consummated at the dates indicated, nor is it necessarily indicative of the results of operations of future periods or future combined financial position.

                    HEALTHSOUTH Corporation and Subsidiaries
             Pro Forma Condensed Combined Balance Sheet (Unaudited)
                               December 31, 1994


                                                               Acquisition
                                                 ------------------------------------
                                                             Pro Forma      Pro Forma              Pro Forma      Pro Forma
                                   HealthSouth   NovaCare   Adjustments     Combined      SHC     Adjustments     Combined
                                   -----------  ---------- --------------  ----------- ---------   ----------    ----------
                                                                         (In thousands)
ASSETS
Current assets:
  Cash and cash equivalents....... $   65,949  $    8,858 $   (4,973)(1)  $   69,834  $    2,786    $      0     $   72,620
  Other marketable securities.....     16,628           0          0          16,628           0           0         16,628
  Accounts receivable.............    222,720      42,608       (259)(1)     265,069      19,939           0        285,008
  Inventories, prepaid expenses
    and other current assets......     90,663       5,515        (42)(1)      96,136       6,517           0        102,653
                                   -----------  ---------- --------------  ----------- ---------   ----------    ----------
Total current assets..............    395,960      56,981     (5,274)        447,667      29,242           0        476,909

Other assets......................     41,932      49,844    (40,637)(1)      51,139       1,142           0         52,281
Property, plant and equipment, net    789,538      38,724     (1,719)(1)     946,543      67,834           0      1,014,377
                                                             120,000 (2)
Intangible assets, net............    324,904      62,447     (1,242)(1)     364,103      85,784           0        449,887
                                                             (22,006)(2)
                                   -----------  ---------- --------------  ----------- ---------   ----------    ----------
Total assets...................... $1,552,334  $  207,996  $  49,122      $1,809,452  $  184,002    $      0     $1,993,454
                                   ===========  ========== ==============  =========== =========   ==========    ==========

LIABILITIES AND STOCKHOLDER'S
  EQUITY
Current liabilities:
  Accounts payable................ $   83,180  $   20,347 $     (454)(1)  $  103,073  $    3,973    $  4,000 (1) $  111,046
  Salaries and wages payable......     32,672           0          0          32,672       1,430           0         34,102
  Accrued interest payable and
    other liabilities.............     46,714         672       (275)(1)      47,111       9,208      (1,560)(1)     54,759
  Current portion of long-term
    debt..........................     14,713       1,732       (146)(1)      16,299       1,985           0         18,284
                                   -----------  ---------- --------------  ----------- ---------   ----------    ----------
Total current liabilities.........    177,279      22,751       (875)        199,155      16,596       2,440        218,191

Long-term debt....................    930,061      56,756    (38,620)(1)   1,163,197      87,635           0      1,250,832
                                                             215,000 (2)
Deferred income taxes.............      7,882           0          0           7,882         713           0          8,595
Other long-term liabilities.......      5,655           0          0           5,655       2,743           0          8,398
Payable to affiliates.............          0      92,377    (92,377)(1)           0           0           0              0
Deferred revenue..................      7,526         736          0           8,262           0           0          8,262
Minority interests................     (2,203)      1,370          0            (833)     12,529           0         11,696
Redeemable common stock and
  warrants........................          0           0          0               0       3,034      (3,034)(2)          0
Redeemable convertible preferred
  stock...........................          0           0          0               0      26,569     (26,569)(2)          0

Stockholders' equity:
  Preferred Stock, $.10 par.......          0           0          0               0           0           0              0
  Common Stock, $.01 par..........        342           0          0             342          54         (15)(2)        381
  Additional paid-in capital......    306,565      34,006     83,000 (1)     306,565      33,392      29,618 (2)    369,575
                                                            (117,006)(2)
  Retained earnings...............    137,027           0          0         137,027         737      (2,440)(1)    135,324
  Treasury stock..................       (323)          0          0            (323)          0           0           (323)
  Receivable from Employee Stock
    Ownership Plan................    (17,477)          0          0         (17,477)          0           0        (17,477)
                                   -----------  ---------- --------------  ----------- ---------   ----------    ----------
Total stockholders' equity........    426,134      34,006    (34,006)        426,134      34,183      27,163        487,480
                                   -----------  ---------- --------------  ----------- ---------   ----------    ----------
Total liabilities and stockholders'
  equity.......................... $1,552,334  $  207,996  $  49,122      $1,809,452  $  184,002     $     0     $1,993,454
                                   ===========  ========== ==============  =========== =========   ==========    ==========

See accompanying notes.

                    HEALTHSOUTH Corporation and Subsidiaries
           Pro Forma Condensed Combined Income Statement (Unaudited)
                          Year Ended December 31, 1994

                                                         Acquisition
                                              -------------------------------------
                                   Health-                  Pro Forma     Pro Forma                Pro Forma    Pro Forma
                                    South     NovaCare      Adjustments    Combined       SHC     Adjustments   Combined
                                 ----------  ----------   --------------  ----------   ----------   --------   ----------
                                                      (In thousands, except per share amounts)

Revenues                         $1,127,441   $  142,548  $    5,455 (6)  $1,275,444   $  108,749   $      0  $1,384,193
Operating expenses:
  Operating units..............     835,888      128,233     (12,406)(3)     951,715       70,824          0   1,022,539
  Corporate general and
    administrative.............      37,139            0           0          37,139        8,756          0      45,895
Provision for doubtful accounts      20,583        1,269           0          21,852        3,156          0      25,008
Depreciation and amortization..      75,588        7,041      (1,918)(1)      86,161       11,090          0      97,251
                                                               5,450 (4)
Interest expense...............      57,255       11,096       8,457 (5)      76,808        8,031          0      84,839
Interest income................      (4,224)           0           0          (4,224)         (84)         0      (4,308)
Merger expenses................       2,949            0           0           2,949        3,571          0       6,520
Loss on impairment of assets...      10,500            0           0          10,500            0          0      10,500
Loss on abandonment of computer       4,500            0           0           4,500            0          0       4,500
                                 ----------  ------------  --------------  ----------   ----------   --------   ----------
                                  1,040,178      147,639        (417)      1,187,400      105,344          0   1,292,744
                                 ----------  ------------  --------------  ----------   ----------   --------   ----------
Income before income taxes and
  minority interests...........      87,263       (5,091)      5,872          88,044        3,405          0      91,449
Provision for income taxes.....      33,835       (1,084)      1,215 (7)      33,966          470          0      34,436
                                 ----------  ------------ --------------  ----------   ----------   --------   ----------
                                     53,428       (4,007)      4,657          54,078        2,935          0      57,013
Minority interests.............         203          445          0              648        6,199          0       6,847
                                 ----------  ------------ --------------  ----------   ----------   --------   ----------
Net income.....................  $   53,225   $   (4,452) $    4,657      $   53,430   $   (3,264)  $      0  $   50,166
                                 ==========  ============ ==============  ==========   ==========   ========   ==========

Weighted average common and
  common equivalent shares
  outstanding..................      75,876          N/A         N/A          75,876       21,814    (13,493)     84,197
                                 ==========  ==========   ==============  ==========   ==========   ========   ==========
Net income per common and
  common equivalent share......  $     0.70   $      N/A  $      N/A      $     0.70   $    (0.15)  $    N/A  $     0.60
                                 ==========  ==========   ==============  ==========   ==========   ========   ==========
Net income per common share--
assuming full dilution.........  $     0.70   $      N/A  $      N/A      $     0.69   $      N/A   $    N/A  $     0.60
                                 ==========  ==========   ==============  ==========   ==========   ========   ==========

See accompanying notes.

                    HEALTHSOUTH Corporation and Subsidiaries
           Pro Forma Condensed Combined Income Statement (Unaudited)
                          Year Ended December 31, 1993

                                                    HEALTH-             PRO FORMA   PRO FORMA
                                                    SOUTH       SHC    ADJUSTMENTS  COMBINED
                                                   ---------   ------  -----------  ----------
                                                    (In thousands, execpt per share amounts)
Revenues . . . . . . . . . . . . . . . . . . . .   $575,346   $80,983    $     0   $656,329
Operating expenses:
  Operating units. . . . . . . . . . . . . . . .    418,981    52,797          0    471,778
  Corporate general and administrative . . . . .     20,018     4,311          0     24,329
Provision for doubtful accounts. . . . . . . . .     13,875     2,306          0     16,181
Depreciation and amortization. . . . . . . . . .     39,376     6,848          0     46,224
Interest expense . . . . . . . . . . . . . . . .     14,261     4,234          0     18,495
Interest income. . . . . . . . . . . . . . . . .     (3,698)     (226)         0     (3,924)
Merger expenses. . . . . . . . . . . . . . . . .          0       333          0        333
NME Selected Hospitals Acquisition related ex-
  pense. . . . . . . . . . . . . . . . . . . . .     49,742         0          0     49,742
Gain on sale of partnership interest . . . . . .          0    (1,400)         0     (1,400)
                                                   --------   --------   --------  ---------
                                                    552,555    69,203          0    621,758
                                                   --------   --------   --------  ---------
Income before income taxes and minority interests.   22,791    11,780          0     34,571
Provision for income taxes . . . . . . . . . . .      9,009     2,921          0     11,930
                                                   --------   --------   --------  ---------
                                                     13,782     8,859          0     22,641
Minority interests . . . . . . . . . . . . . . .        190     5,254          0      5,444
                                                   --------   --------   --------  ---------
Net income . . . . . . . . . . . . . . . . . . .   $ 13,592   $ 3,605    $     0   $ 17,197
                                                   ========   ========   ========  =========
Weighted average common and common equivalent
  shares outstanding . . . . . . . . . . . . . .     69,434    31,428    (23,615)    77,247
                                                   ========   ========   ========  =========
Net income per common and common equivalent
  share  . . . . . . . . . . . . . . . . . . . .   $   0.20   $  0.11        N/A   $   0.22
                                                   ========   ========   ========  =========

See accompanying notes.

                    HEALTHSOUTH Corporation and Subsidiaries
           Pro Forma Condensed Combined Income Statement (Unaudited)
                          Year Ended December 31, 1992


                                                                   HEALTH-                  PRO FORMA     PRO FORMA
                                                                   SOUTH           SHC      ADJUSTMENTS   COMBINED
                                                                  ---------      ------     -----------   ----------
                                                                       (In thousands, except per share amounts)
                 Revenues .....................................   $ 464,288    $  36,758    $       0    $ 501,046
                 Operating expenses:
                   Operating units ............................     347,073       25,096            0      372,169
                   Corporate general and administrative .......      14,418        2,460            0       16,878
                 Provision for doubtful accounts ..............      11,842        1,412            0       13,254
                 Depreciation and amortization ................      26,737        3,097            0       29,834
                 Interest expense .............................      11,295        1,328            0       12,623
                 Interest income ..............................      (5,121)        (294)           0       (5,415)
                 Terminated merger expenses ...................       3,665            0            0        3,665
                                                                  ----------   ----------   ----------   ----------
                                                                    409,909       33,099            0      443,008
                                                                  ----------   ----------   ----------   ----------
                 Income before income taxes and minority inter-
                   ests .......................................      54,379        3,659            0       58,038
                 Provision for income taxes ...................      18,383          481            0       18,864
                                                                  ----------   ----------   ----------   ----------
                                                                     35,996        3,178            0       39,174
                 Minority interests ...........................       1,402        2,843            0        4,245
                                                                  ----------   ---------    ----------   ---------
                 Net income ...................................   $  34,594    $     335    $       0    $  34,929
                                                                  ==========   =========    ==========   =========
                 Weighted average common and common equiva-
                   lent shares outstanding ....................      68,836       20,425      (15,347)      73,914
                                                                  ==========   =========    ==========   =========
                 Net income per common and common equivalent
                   share ......................................   $    0.50    $    0.02          N/A    $    0.47
                                                                  ==========   =========    ==========   =========

See accompanying notes.

                    HEALTHSOUTH Corporation and Subsidiaries
               Notes to Pro Forma Condensed Financial Information

A.  The NovaCare Rehabilitation Hospitals Acquisition

         In February 1995 HEALTHSOUTH entered into a definitive agreement to purchase the rehabilitation hospitals division of NovaCare, Inc. ("NovaCare"), consisting of 11 rehabilitation hospitals, 12 other facilities, and certificates of need to build two additional facilities (the "NovaCare Rehabilitation Hospitals Acquisition"). The purchase price will be approximately $215,000,000 in cash and the assumption of approximately $20,000,000 in long-term debt. The transaction will be accounted for as a purchase and is expected to be completed in the second quarter of 1995. HEALTHSOUTH intends to finance the cost of the NovaCare Rehabilitation Hospitals Acquisition through additional borrowings under its existing credit facilities, as amended.

         NovaCare has historically reported on a June 30 fiscal year end. NovaCare's results of operations have been recast to a December 31 fiscal year end in the accompanying 1994 pro forma condensed income statement. This was accomplished by excluding the results of operations for the six months ending December 31, 1993 from their historical June 30, 1994 income statement and then adding to it their results of operations for the six months ending December 31, 1994.

         The accompanying pro forma balance sheet assumes that the NovaCare Rehabilitation Hospitals Acquisition was consummated on December 31, 1994 and the accompanying pro forma income statement for the year ending December 31, 1994 assumes that the transaction was consummated at the beginning of the period.

         The following pro forma adjustments are necessary for the NovaCare Rehabilitation Hospitals Acquisition:

         1. To eliminate assets (including associated depreciation and amortization expense) and liabilities of Rehab Systems Company (a wholly owned subsidiary of NovaCare, Inc.) which are excluded from the NovaCare Rehabilitation Hospitals Acquisition. The excluded assets and liabilities are as follows (in thousands):

         Cash and cash  equivalents                    $ 4,973
         Accounts  receivable                              259
         Other  current  assets                             42
         Equipment, net                                  1,719
         Intangible assets, net                          1,242
         Other assets (primarily investments in
           subsidiaries)                                40,637
         Accounts payable                                 (454)
         Other current liabilities                        (275)
         Current portion of long term debt                (146)
         Long term debt                                (38,620)
         Payable to affiliates                         (92,377)
                                                      ---------
           Net excluded asset (liability)             $(83,000)
                                                      =========


         Also being excluded is historical depreciation and amortization expense of $1,918,000 related to the excluded assets.

         2. To allocate the excess of the $215,000,000 cash purchase price over the net tangible asset value of the acquired NovaCare facilities, which is approximately $159,199,000. Of this excess, $120,000,000 has been allocated to leasehold value and the remaining $39,199,000 has been allocated to goodwill. This allocation serves to decrease historical goodwill of the NovaCare facilities by $22,006,000. This adjustment also reflects the increase in long-term debt necessary to finance the transaction. The $120,000,000 allocated to leasehold value was based on total lease payments for the remaining lease terms capitalized at an 8.33% capitalization rate. There are seven leases involved. Total lease payments approximate $10,700,000 annually. Six of the leases have remaining terms ranging from 19 to 29 years. The seventh lease has a remaining term of six years.

         3. To eliminate intercompany management fees of $4,196,000 and royalty fees of $8,210,000 of the acquired NovaCare facilities. These fees totaling $12,406,000 are included in operating unit expenses in the accompanying income statement.

         4. To adjust depreciation and amortization expense to reflect the allocation of the excess purchase price over the net tangible asset value described in Item 1 above as follows (in thousands):

                                     Purchase Price
                                       Allocation         Useful       Annual
                                       Adjustment          Life     Amortization
                                     ---------------     --------   ------------
        Leasehold value . . . . . .    $120,000          20 years      $6,000
        Goodwill. . . . . . . . . .     (22,006)         40 years        (550)
                                                                     ---------
                                                                       $5,450

         No additional adjustments to NovaCare's historical depreciation and amortization are necessary. The remaining net assets acquired approximate their fair value.

         Because NovaCare's results of operations before intercompany items (described in item 3 above) are profitable, both on a historical and pro forma basis, the 40-year amortization period for goodwill is appropriate and consistent with HEALTHSOUTH policy. Leasehold value is being amortized over the weighted average remaining terms of the leases, which is 20 years.

         5. To increase interest expense by $17,916,000 to reflect pro forma borrowings of $215,000,000, described above, at an 8.33% variable interest rate, which represents HEALTHSOUTH's weighted average cost of debt, as if they were outstanding for the entire year, and to decrease interest expense by $9,459,000, which represents interest on NovaCare debt not assumed by HEALTHSOUTH. A 1/8% variance in the assumed interest rate would change pro forma interest expense by approximately $269,000.

         6. To adjust estimated Medicare reimbursement for the changes in reimbursable expenses described in items 1,3, 4 and 5 above. These changes are as follows (in thousands):

          Depreciation and amortization (item 1)               $(1,918)
          Intercompany management fees (item 3)                 (4,196)
          Depreciation and amortization (item 4)                 5,450
          Interest expense (item 5)                              8,457
                                                               -------
                                                                 7,793
          Assumed Medicare utilization                              70%
                                                               -------
          Increased reimbursement                              $ 5,455
                                                               =======
         The Medicare utilization rate of 70% assumes a slight improvement in NovaCare's historical Medicare percentage of 78% as a result of bringing these facilities into the HEALTHSOUTH network.

         7. To adjust the NovaCare provision for income taxes to an effective rate of 39% (net of minority interests).

B.  The SHC Merger

         The proposed SHC Merger is intended to be accounted for as a pooling of interests. The pro forma condensed income statements assume that the SHC Merger was consummated on January 1, 1992. The pro forma condensed balance sheet assumes that the SHC Merger was consummated on December 31, 1994.

         The pro forma condensed financial information contains no adjustments to conform the accounting policies of the two companies because any such adjustments have been determined to be immaterial by the management of HEALTHSOUTH.

         The following pro forma adjustments are necessary for the SHC Merger:

         1. The pro forma condensed income statements do not reflect non-recurring costs resulting directly from the Merger. The management of HEALTHSOUTH estimates that these costs will approximate $4,000,000 and will be charged to operations in the quarter the Merger is consummated. The amount includes costs to merge the two companies and professional fees. However, this estimated expense, net of taxes of $1,560,000, has been charged to retained earnings in the accompanying pro forma balance sheet.


   2. To adjust pro forma share amounts based on historical share amounts, converting each outstanding share of SHC Common Stock and redeemable preferred stock into .2486 shares of HEALTHSOUTH Common Stock. The conversion ratio is based upon an assumed Base Period Trading Price for HEALTHSOUTH's Common Stock equal to or in excess of $18.50 per share.


   SHC's weighted average common and common equivalent shares outstanding have also been adjusted using the .2486 exchange ratio. Assuming the exchange ratio was .2788 (which is the maximum Exchange Ratio), then pro forma earnings per share data would be as follows:

                                                    Year ended December 31,
                                               1994         1993          1992
                                               ----         ----          ----

         Net income per common and
              common equivalent share          $ .59        $ .22         $ .47
                                               =====        =====         =====

         Net income per common and
              common equivalent share --
              assuming full dilution           $ .59          N/A           N/A
                                               =====        =====         =====

                SELECTED FINANCIAL INFORMATION OF HEALTHSOUTH
           HEALTHSOUTH Rehabilitation Corporation and Subsidiaries

   The following table sets forth certain selected consolidated financial information for HEALTHSOUTH. The amounts give effect to the combination of HEALTHSOUTH and ReLife for all periods presented, as HEALTHSOUTH acquired ReLife in December 1994 in a transaction accounted for as a pooling of interests. The selected financial information is derived from and should be read in conjunction with the consolidated financial statements of HEALTHSOUTH and the related notes thereto in documents incorporated herein by reference. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE".



                                                                  YEAR ENDED DECEMBER 31,
                                             ---------------------------------------------------------
                                                  1990         1991         1992            1993        1994
                                              ----------   ----------    ----------    ----------- ------------
                                                       (In thousands, except per share data)
Income Statement Data:
Revenues .................................   $  198,087    $  267,346   $   464,288    $  575,346    $1,127,441
Operating expenses: Operating units ......      144,358       191,208       347,073       418,981       835,888
Corporate general and administrative .....        7,025        10,631        14,418        20,018        37,139
Provision for doubtful accounts ..........        5,441         6,030        11,842        13,875        20,583
Depreciation and amortization ............       11,388        15,115        26,737        39,376        75,588
Interest expense .........................       11,857        10,412        11,295        14,261        57,255
Interest income ..........................       (4,136)       (5,804)       (5,121)       (3,698)       (4,224)
ReLife merger expense (1) ................         --            --            --            --           2,949
Loss on impairment of assets (2) .........         --            --            --            --          10,500
Loss on abandonment of computer project
(2) ......................................         --            --            --            --           4,500
NME Selected Hospitals Acquisition related
expense (3) ..............................         --            --            --          49,742          --
Terminated merger expense (4) ............         --            --           3,665          --            --
                                             -----------   -----------  ------------   -----------   -----------
                                                175,933       227,592       409,909       552,555     1,040,178
                                             -----------   -----------  ------------   -----------   -----------
Income before income taxes and minority
interests ................................       22,154        39,754        54,379        22,791        87,263
Provision for income taxes ...............        7,638        13,284        18,383         9,009        33,835
                                             -----------   -----------   -----------    ----------    ----------
Income before minority interests .........       14,516        26,470        35,996        13,782        53,428
Minority interests .......................          929         1,272         1,402           190           203
                                             -----------   -----------   -----------    ----------    ----------
Net income ...............................   $   13,587    $   25,198    $   34,594     $  13,592     $  53,225
                                             ===========   ===========   ===========    ==========    ==========
Weighted average common and common
equivalent shares outstanding (5) (6) ....       40,650        56,148        68,836        69,434        75,876
                                             ===========   ===========   ===========    ==========    ==========
Net income per common and common
equivalent share (5) .....................   $     0.33    $     0.45    $     0.50     $    0.20     $    0.70
                                             ===========   ===========   ===========    ==========    ==========
Net income per common share--assuming full
dilution (5) (6) .........................   $     0.30    $     0.42           N/A           N/A     $    0.70
                                             ==========    ===========   ===========    ==========    ==========

                                                      DECEMBER 31,
                                -------------------------------------------------------
                                   1990      1991       1992        1993        1994
                                --------- ---------- ---------- ----------- -----------
                                                     (In thousands)
Balance Sheet Data:
Cash and marketable
securities....................  $ 74,480  $125,252   $104,381   $   77,299  $   82,577
Working capital...............   114,513   183,023    195,016      198,352     218,681
Total assets..................   316,594   491,004    701,210    1,281,522   1,552,334
Long-term debt (7)............   156,560   170,175    306,082      818,349     944,774
Stockholders' equity..........   128,898   288,434    340,466      352,396     426,134

                                55

   (1) Expense related to the ReLife merger.

   (2) Expense related to impairment of long-term assets.

   (3) Expense related to the NME Selected Hospitals Acquisition.

   (4) Expense related to the termination of a proposed merger in the first quarter of 1992.




   (5) Adjusted to reflect a three-for-two stock split effected in the form of a 50% stock dividend paid on December 31, 1991 and a two-for-one stock split effected in the form of a 100% stock dividend paid on April 17, 1995.




   (6) Fully-diluted earnings per share in 1990 and 1991 reflect shares reserved for issuance upon exercise of dilutive stock options and shares reserved for issuance upon conversion of HEALTHSOUTH's 7 3/4 % Convertible Subordinated Debentures Due 2014, all of which were converted into Common Stock prior to June 3, 1991. Fully diluted earnings per share in 1994 reflect shares reserved for issuance upon exercise of dilutive stock options and shares reserved for issuance upon conversion of HEALTHSOUTH's 5% Convertible Subordinated Debentures due 2001.


   (7) Includes current portion of long-term debt.

                           BUSINESS OF HEALTHSOUTH

General

   HEALTHSOUTH is the nation's largest provider of rehabilitative healthcare services. In its outpatient and inpatient rehabilitation facilities, HEALTHSOUTH has established interdisciplinary programs for the rehabilitation of patients experiencing disability due to a wide variety of physical conditions, such as stroke, head injury, orthopaedic problems, neuromuscular disease and sports-related injuries. HEALTHSOUTH's rehabilitation services include physical therapy, sports medicine, work hardening, neurorehabilitation, occupational therapy, respiratory therapy, speech-language pathology and rehabilitation nursing. In addition to rehabilitation services, HEALTHSOUTH's medical center facilities also provide general and specialty medical and surgical healthcare services.


   At December 31, 1994, HEALTHSOUTH had 402 locations in 33 states, the District of Columbia and Ontario, Canada, including 111 outpatient rehabilitation centers and 127 associated satellite clinics, 66 inpatient rehabilitation facilities with 39 associated satellite outpatient clinics, five medical centers and 54 locations providing other patient care services. See "OPERATIONS AND MANAGEMENT OF HEALTHSOUTH AFTER THE MERGER". HEALTHSOUTH was formerly known as HEALTHSOUTH Rehabilitation Corporation.


Recent Developments


   Acquisition of ReLife, Inc. Effective December 29, 1994, HEALTHSOUTH and its wholly-owned subsidiary, RRS Acquisitions Company, Inc., a Delaware corporation ("RRS"), completed the acquisition of ReLife, Inc., a Delaware corporation ("ReLife"), through a merger of RRS into ReLife. ReLife is the surviving corporation in the merger, and is wholly owned by HEALTHSOUTH. ReLife stockholders received 1.410 shares of HEALTHSOUTH Common Stock for each share of the Common Stock of ReLife held by them. A total of 11,025,290 shares of HEALTHSOUTH Common Stock were issued in the transaction. The exchange ratio represents a value of $12.00 per share to ReLife's stockholders, resulting in an approximate value of the transaction of $180,000,000.


   ReLife provides a comprehensive system of rehabilitation services for disabled and injured individuals. As of December 31, 1994, ReLife operated 31 inpatient facilities with an aggregate of 1,102 licensed beds, including nine free-standing rehabilitation hospitals, nine acute rehabilitation units, five sub-acute rehabilitation units, seven transitional living units and one residential facility and provided outpatient rehabilitation services at twelve outpatient centers. ReLife also provides other services and programs, including contract staffing of rehabilitation therapists and specialized programs for spinal cord injury, brain injury and industrial rehabilitation.

   NovaCare Rehabilitation Hospitals Acquisition. On February 3, 1995, HEALTHSOUTH entered into a definitive agreement to purchase the operations of the rehabilitation hospital division of NovaCare, Inc., consisting of 11 rehabilitation hospitals in seven states, 12 other facilities and two Certificates of Need. This transaction will be a cash purchase and involves the payment of $215,000,000 in cash and the assumption of $20,000,000 in liabilities for a total consideration of $235,000,000. The acquisition is to be funded by an increase in HEALTHSOUTH's existing bank credit facilities. The transaction is subject to certain regulatory and governmental reviews, including clearance under the HSR Act and is expected to be completed early in the second quarter of 1995. Upon completion of the acquisition, HEALTHSOUTH will have approximately 425 locations, of which 77 will be inpatient rehabilitation facilities representing 4,685 beds.

HEALTHSOUTH Strategy

   HEALTHSOUTH's principal objective is to be the provider of choice for patients, physicians and payors alike for inpatient and outpatient rehabilitative healthcare services throughout the United States. HEALTHSOUTH's growth strategy continues to be based upon three primary elements: (i) the expansion of HEALTHSOUTH's national network, (ii) successful marketing to payors, managed care providers and other constituencies, and (iii) the provision of high-quality, cost-effective rehabilitative healthcare services.

   o Expansion of National Network. As the largest provider of rehabilitative healthcare services in the United States, HEALTHSOUTH is able to realize economies of scale and compete successfully for national contracts with large payors and employers while retaining the flexibility to respond to particular needs of local markets. The benefits of the national network include the opportunity to offer large national and regional employers and payors the convenience of dealing with a single provider, to utilize greater buying power through centralized purchasing, and to more effectively recruit and retain clinicians. These national benefits are realized without sacrificing local market responsiveness. HEALTHSOUTH's objective is to provide those rehabilitative healthcare services needed within each local market by tailoring its services and facilities to that market's needs, thus bringing the benefits of nationally recognized expertise and competency into the local setting.


   o Marketing to Payors, Managed Care Providers and Others. HEALTHSOUTH's marketing focus has been and will continue to be directed at the development and implementation of contractual relationships with major insurance companies, managed care networks (HMOs and PPOs), large regional and national employer groups, and provider alliances and networks. HEALTHSOUTH's documented outcomes and experience with several hundred thousand patients in delivering quality comprehensive rehabilitative care at reasonable prices enables it to enter into contracts to provide its services at pre-determined prices wherever required in the markets HEALTHSOUTH services. This enables payors, employers and others to provide their employees and other beneficiaries with quality care at prices which are reasonable in relation to the outcome desired, thus encouraging increased utilization of HEALTHSOUTH's facilities. In addition, by continuing its development of relationships with tertiary-care hospitals and primary physician groups, HEALTHSOUTH encourages the integration of primary care with rehabilitative care.

   o High-Quality, Cost-Effective Services. HEALTHSOUTH believes that rehabilitative healthcare services will assume increasing importance in the healthcare environment as payors continue to seek to reduce overall costs by shifting patients to more cost-effective treatment settings. HEALTHSOUTH has developed standardized clinical protocols for the treatment of its patients. This results in "best practices" techniques being utilized at all of HEALTHSOUTH's facilities, allowing the consistent achievement of demonstrable, cost-effective clinical outcomes. HEALTHSOUTH's reputation for its clinical programs is enhanced through its relationships with major universities throughout the nation, such as Vanderbilt University, and its support of clinical research in its facilities.

   As a result of the acquisition of 28 rehabilitation hospitals and 45 outpatient rehabilitation locations from National Medical Enterprises, Inc. (the "NME Selected Hospitals Acquisition"), HEALTHSOUTH believes it complemented its existing facilities and enhanced its market position. HEALTHSOUTH believes that the geographic dispersion of the 338 locations operated by it at December 31, 1994 makes HEALTHSOUTH a more attractive provider for managed care networks, major insurance companies, regional and national employers and regional provider alliances. In addition, since the acquired NME facilities had very limited contractual relationships with insurance companies, managed care providers, employers or others, HEALTHSOUTH intends to expand its existing payor relationships to include the former NME facilities. HEALTHSOUTH has begun the integration of the former NME facilities with its existing network, implementing centralized management and financial controls, utilization of HEALTHSOUTH's clinical programs and protocols and provision of marketing and sales efforts to increase the utilization of these facilities.

HEALTHSOUTH Patient Care Services Locations

   At  December  31,  1994,   HEALTHSOUTH   operated  inpatient  and  outpatient
rehabilitation facilities and medical centers in the following locations:

                                                      INPATIENT      MEDICAL
                                                   REHABILITATION     CENTER        TOTAL
                                      OUTPATIENT      LOCATIONS     LOCATIONS     LOCATIONS
     STATE            MARKET(1)      LOCATIONS(2)  (BEDS) (3) (4)   (BEDS) (4)   (BEDS) (4)
- ---------------  ------------------ ------------- ---------------- ----------- --------------
Alabama........  Birmingham         9                  5 (205)       1 (219)      15 (424)
                 Florence           2                                             2
                 Huntsville         3                  1 (50)                     4  (50)
                 Mobile             2                                             2
                 Montgomery         1                  1 (80)                     2  (80)
                 Dothan                                1 (34)                     1  (34)
                 Muscle Shoals      1                                             1
Arizona........  Tucson             2                                             2
                 Phoenix            3                                             3
                 Scottsdale         3                                             3
Arkansas.......  Little Rock        2                                             2
                 Ft. Smith                             1 (80)                     1  (80)
California.....  San Francisco      2                                             2
                 Fresno             2                                             2
                 San Carlos         1                                             1
                 Marina Del Ray     1                                             1
                 Woodland Hills     1                                             1
                 Redding            1                                             1
                 Huntington Beach   2                                             2
                 San Diego          2                                             2
                 Santa Rosa         2                                             2
                 Van Nuys           1                                             1
Colorado.......  Denver             9                                             9
                 Ft. Collins        2                                             2
                 Colorado Springs   1                                             1
Washington DC .  Washington         1                                             1
Florida........  Ocala              2                                             2
                 Jacksonville       4                                             4
                 Merritt Island     3                                             3
                 Boca Raton         2                                             2
                 Port St. Lucie     3                                             3
                 Lake Worth         1                                             1
                 Melbourne          1                  1 (80)                     2  (80)
                 Ocoee              2                                             2
                 Orlando            5                                             5
                 Palm Bay           2                                             2
                 Ft. Lauderdale     3                  1 (108)                    4  (108)
                 West Palm          2                                             2
                 Tampa              4                                             4
                 Miami              4                  1 (165)       2 (397)      7  (562)
                 Largo                                 1 (40)                     1  (40)
                 Tarpon Springs     1                                             1
                 Sarasota           2                  1 (60)                     3  (60)
                 Tallahassee                           1 (70)                     1  (70)
                 Vero Beach                            1 (70)                     1  (70)
                 Panama City        2                                             2
Georgia........  Atlanta            6                  1 (14)                     7  (14)
                 Columbus           1                                             1
                 Macon              1                  1 (75)                     2  (75)
Illinois.......  Chicago            4                                             4
                 Columbia           2                                             2
                 Carbondale         1                                             1

                                                      INPATIENT      MEDICAL
                                                   REHABILITATION     CENTER        TOTAL
                                      OUTPATIENT      LOCATIONS     LOCATIONS     LOCATIONS
     STATE            MARKET(1)      LOCATIONS(2)  (BEDS) (3) (4)   (BEDS) (4)   (BEDS) (4)
- ---------------  ------------------ ------------- ---------------- ----------- --------------
Iowa...........  Des Moines             1                                          1
Kansas.........  Leawood                1                                          1
Kentucky.......  Louisville             2                                          2
                 Edgewood                             1 (40)                       1   (40)
Louisiana......  Metairie               2                                          2
                 Baton Rouge            1             1 (43)                       2   (43)
Maryland.......  Baltimore              10                                         10
                 Chevy Chase            1                                          1
                 Rockville              1                                          1
Michigan.......  Detroit                1                                          1
Mississippi....  Jackson                2                                          2
                 Meridian               1                                          1
Missouri.......  St. Louis              11            1 (26)                       12  (26)
                 Columbia               3                                          3
                 Kansas City            1             2 (21)                       3   (21)
                 Cape Girardeau         3                                          3
                 Lake Ozark             1                                          1
Nebraska.......  Omaha                  1                                          1
Nevada.........  Las Vegas              2                                          2
New Hampshire .  Bedford                3                                          3
                 Manchester             1                                          1
                 Concord                              1 (100)                      1   (100)
New Jersey.....  East Brunswick         1                                          1
                 Manahawkin             1                                          1
                 Tinton Falls           1                                          1
                 Bridgewater            1                                          1
                 Newton                 1                                          1
                 Linden                 2                                          2
                 Paramus                2                                          2
                 Edison                 2                                          2
                 Madison                1                                          1
                 Washington             1                                          1
                 North Bergen           1                                          1
                 Upper Saddle
                 River                  2                                          2
                 Toms River             1             1 (155)                      2   (155)
New Mexico.....  Albuquerque            5             1 (60)                       6   (60)
New York.......  Syracuse               2                                          2
North
Carolina.......  Charlotte              1                                          1
                 Statesville            1                                          1
                 Asheville              1                                          1
                 Kinston                              1 (17)                       1   (17)
Ohio...........  Lorain                 4                                          4
                 Troy                                 2 (26)                       2   (26)
                 Ashtabula              1                                          1
Oklahoma.......  Oklahoma City          3             1 (111)                      4   (111)
                 Weatherford            1                                          1
                 Tulsa                  1                                          1
Ontario,
Canada.........  Etabicoke              1                                          1

                                                      INPATIENT      MEDICAL
                                                   REHABILITATION     CENTER        TOTAL
                                      OUTPATIENT      LOCATIONS     LOCATIONS     LOCATIONS
     STATE            MARKET(1)      LOCATIONS(2)  (BEDS) (3) (4)   (BEDS) (4)   (BEDS) (4)
- ---------------  ------------------ ------------- ---------------- ----------- --------------
Pennsylvania ..  Harrisburg           3                                          3
                 Pittsburgh           6               1   (89)                   7  (89)
                 Pottstown            1                                          1
                 Altoona              2               1   (66)                   3  (66)
                 Erie                 1               2  (207)                   3 (207)
                 Mechanicsburg        3               2  (201)                   5 (201)
                 Pleasant Gap         4               1   (88)                   5  (88)
                 York                 3               1   (88)                   4  (88)
South
Carolina.......  Columbia             2               1   (89)                   3  (89)
                 Florence             1               1   (88)                   2  (88)
                 Charleston                           1   (36)                   1  (36)
                 Lancaster                            2   (54)                   2  (54)
Tennessee......  Kingsport                            1   (50)                   1  (50)
                 Knoxville            2                                          2
                 Chattanooga          2               1   (80)                   3  (80)
                 Nashville            2               4  (164)                   6 (164)
                 Memphis              5               1   (80)                   6  (80)
                 Martin                               1   (40)                   1  (40)
Texas..........  Dallas               3               3  (173)    1 (96)         7 (269)
                 Ft. Worth            2               1   (60)                   3  (60)
                 Texarkana            1               1   (60)                   2  (60)
                 Austin               4               1   (80)                   5  (80)
                 San Antonio          7               3  (127)                  10 (127)
                 Waco                 1                                          1
                 Midland                              1   (60)                   1  (60)
                 Houston              8               2  (186)                  10 (186)
                 Arlington            2                                          2
Utah...........  Sandy                1               1   (86)                   2  (86)
Virginia.......  Richmond             2               1   (36)    1(200)         4 (236)
                 Virginia Beach       3                                          3
                 Roanoke              1                                          1
                 Arlington            1                                          1
                 Alexandria           1                                          1
                 Warrenton            1                                          1
West Virginia .  Huntington                           1   (40)                   1  (40)
Wisconsin......  Green Bay            1                                          1
TOTAL..........                     277              66(4,058)    5(912)       348(4,970)

   (1) "Markets" are determined by reference to base facility locations. Satellite facilities may be located in different geographic markets, but are included with the base facility location in the table.

   (2) Includes base outpatient centers and their satellite centers, as well as outpatient satellites of inpatient rehabilitation facilities.

   (3)  Includes  rehabilitation  hospitals,   subacute,   skilled  nursing  and
transitional living facilities and hospital-based units.

   (4) "Beds" refers to the number of beds for which a license or Certificate of Need has been issued, which may vary materially from beds available for use.

   At December 31, 1994, the Company provided other patient care services (including physician services, diagnostic services, home health services and impairment evaluation services) at 54 additional locations.

HEALTHSOUTH Outpatient Rehabilitation Services

   HEALTHSOUTH operates the largest group of affiliated proprietary outpatient rehabilitation facilities in the United States. HEALTHSOUTH's outpatient rehabilitation centers offer a comprehensive range of rehabilitative healthcare services, including physical therapy and occupational therapy, that are tailored to the individual patient's needs, focusing predominantly on orthopaedic injuries, sports injuries, work injuries, hand and upper extremity injuries, back injuries, and various neurological/neuromuscular conditions.

   As of December 31, 1994, HEALTHSOUTH provided outpatient rehabilitative healthcare services through 111 outpatient centers and their 127 associated satellite clinics as well as through the 39 satellite outpatient clinics associated with its inpatient facilities.

HEALTHSOUTH Inpatient Services

   HEALTHSOUTH now operates 66 inpatient rehabilitation facilities with 4,058 beds, representing the largest group of affiliated proprietary inpatient
rehabilitation   facilities  in  the  United  States.   HEALTHSOUTH's  inpatient
rehabilitation facilities provide high-quality comprehensive services to patients who require intensive institutional rehabilitation care. These inpatient facilities also provide outpatient rehabilitation services through 39 associated satellite clinics.

HEALTHSOUTH Medical Centers

   HEALTHSOUTH operates five medical centers with 912 licensed beds in four distinct markets. These facilities provide general and specialty medical and surgical healthcare services, emphasizing orthopaedics, sports medicine and rehabilitation.

                    SELECTED FINANCIAL INFORMATION OF SHC
                 Surgical Health Corporation and Subsidiaries

   The selected consolidated financial data presented below as of and for the years ended December 31, 1991, 1992, 1993 and 1994 have been derived from the audited consolidated financial statements of SHC. The selected consolidated statement of operations data presented below for the year ended December 31, 1990 have been derived from the audited consolidated financial statements of SHC. The selected consolidated balance sheet data presented below as of December 31, 1990 have been derived from the unaudited consolidated financial statements of SHC. Data for 1990 reflect solely the operations of Ballas Outpatient Management, Inc. ("Ballas") and Midwest Anesthesia, Inc. ("MWA"), and data for 1991 reflect principally the operations of Ballas and MWA, which were acquired by SHC in February 1993 in transactions accounted for as poolings of interests. The selected consolidated financial data set forth below should be read in conjunction with the Consolidated Financial Statements of SHC, the Notes thereto and "SHC Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus-Joint Proxy Statement.

                                                                       YEAR ENDED DECEMBER 31,
                                                         ---------------------------------------------------
                                                            1990       1991      1992      1993       1994
                                                         ---------- ---------  --------  --------   ---------
                                                                (In thousands, except per share data)
Statement of Operations Data:
Net revenues...........................................  $   9,303  $ 10,309   $36,561  $ 80,883   $ 108.258
Facility operating costs...............................      7,612     9,142    28,194    59,645      81,392
General, administrative and development expenses ......        --        270     2,460     4,311       8,756
Provision for doubtful accounts........................        167        62     1,412     2,306       3,156
Interest expense.......................................        201        95     1,328     4,234       8.031
Merger costs...........................................        --        --        --        333       3,571
Gain on sale of partnership interest...................        --        --        --     (1,400)         --
Interest and other income..............................        (30)      (31)     (491)     (326)       (575)
                                                         ---------- ---------  --------  --------   ---------
Income before minority interest, income taxes and
 extraordinary item....................................      1,353       771     3,658    11,780       3,927
Minority interest in net earnings of partnerships .....        --        --     (2,843)   (5,254)     (6,199)
                                                         ---------- ---------  --------  --------   ---------
Income (loss) before income taxes and extraordinary
 item..................................................      1,353       771       815     6,526      (2,272)
Income taxes ..........................................        --        --        628     2,617         470
                                                         ---------- ---------  --------  --------   ---------
Income (loss) before extraordinary item................      1,353       771       187     3,909      (2,742)
Extraordinary loss from early extinguishment of debt,
net of income tax benefit of $226,000..................        --        --        --        --          201
                                                         ---------- ---------  --------  ---------  ---------
Net income (loss)......................................      1,353       771       187     3,909      (2,943)
Warrant accretion......................................        --        --        --        --          321
                                                         ---------- ---------  --------  --------   ---------
Net income (loss) attributable to common shares .......  $   1,353  $    771   $   187   $ 3,909    $ (3,264)
                                                         ========== =========  ========  ========   =========
Pro forma net income (1)...............................  $     838  $    473   $   335   $ 3,605         N/A
                                                         ========== =========  ========  ========   =========
Income (loss) attributable  to common shares before ex-
 traordinary loss per share (pro forma for 1990 to 1993) $     .32  $    .10   $    02   $   .11    $   (.14)
Extraordinary loss per share...........................        --         --        --        --        (.01)
                                                         ---------  --------   -------   -------    ---------
Net income (loss) per share (pro forma for 1990 to
 1993) (1).............................................  $     .32  $    .10   $   .02   $   .11    $   (.15)
                                                         =========  ========   =======   =======    =========
Weighted average common and common equivalent shares ..      2,606     4,718    20,425    31,428      21,814
                                                         =========  ========   =======   =======    =========

                                                                          DECEMBER 31,
                                                          --------------------------------------------
                                                           1990     1991     1992     1993      1994
                                                          ------  -------  -------  --------  --------
                                                                      (In thousands)
Balance Sheet Data:
Working capital.........................................  $  248  $ 1,706  $ 9,049  $ 12,711  $ 12,645
Total assets............................................   4,789   12,793   94,157   162,896   184,002
Long-term debt and capital lease obligations (including
current portion)........................................   1,025    1,100   31,918    69,831    89,620
Redeemable convertible preferredstock, and warrants(2)..     --     7,858   24,732    29,763    29,603
Shareholders' equity....................................   3,111    2,805   21,046    36,140    34,183

   (1) Pro forma net income is adjusted to account for income taxes on the S corporation earnings of Ballas and MWA. See Note 10 of Notes to Consolidated Financial Statements of SHC.
   (2) See Notes 5 and 6 of Notes to Consolidated Financial Statements of SHC.

                 SHC Management's Discussion and Analysis of
                Financial Condition and Results of Operations

General

   SHC was incorporated in April 1991. Since its inception, SHC has grown significantly through the acquisition and development of surgery centers. In February 1993, SHC acquired Ballas Outpatient Management, Inc. ("Ballas"), which owned Outpatient Surgery Center in St. Louis, Missouri, and Midwest Anesthesia, Inc. ("MWA") in pooling-of-interests transactions. In January 1994, SHC acquired all the outstanding common stock of Heritage Surgical Corporation, an operator of ten outpatient surgery centers, in a pooling-of-interests transaction (the "Heritage Merger"). Unless otherwise indicated or required by the context, all historical financial and operating information contained in this Prospectus-Joint Proxy Statement has been restated to reflect these pooling-of-interests transactions. The following table summarizes SHC's center growth:

                                 1992   1993   1994
                                ------ ------ ------
Surgery centers in operation:
Centers at beginning of
period........................       1     20     28
Centers acquired..............      14      6      0
Centers developed.............       5      2      8
                                ------ ------ ------
Centers at end of period .....      20     28     36
                                ====== ====== ======


   SHC's operations are principally conducted through limited partnerships which operate outpatient surgery centers, although one center is operated by a wholly owned subsidiary of SHC. For centers operated by limited partnerships, SHC typically holds between 51% and 90% of the limited partnership interests and an SHC subsidiary serves as managing general partner. As general partner, management and control of the surgery center as well as all obligations of the surgery center, rest exclusively with SHC. Control of the surgery center includes the ability to arrange financing for capital or operating needs and the ability to draw upon the resources of the surgery center for operating needs. Generally, all income or loss of the surgery center is allocated to the general partner and limited partners based on pro rata percentage ownership and available cash is distributed to the general partner and limited partners on a periodic basis. Generally, neither the general partner nor the limited partners are obligated to make any additional capital contributions or loans to the partnerships. In some cases, the general partner is required to match additional capital contributions voluntarily made by limited partners, however, any such voluntary contributions are subject to prior approval by the general partner. Generally, limited partners are not entitled to withdraw their capital contributions; however, the general partner has the right to cause the partnership to redeem the limited partners' capital contributions under certain circumstances.


   In addition to its equity investment, in a number of cases SHC serves as the limited partnership's principal lender as described below. Although the general partner of the limited partnership is potentially liable for all obligations of the limited partnership, SHC believes it has limited the risks associated with this structure by utilizing corporate general partners that are wholly-owned subsidiaries of SHC. As a result of this holding company structure, SHC relies principally on cash distributions, management fees and interest payments on loans to generate the funds necessary to meet its obligations.

   SHC's business strategy involves clustering surgery centers in selected geographic markets. As a result, a majority of SHC's centers are concentrated in eight cluster markets, and a substantial amount of SHC's net revenues are derived from these centers. In particular, SHC's surgery centers in two of these markets, St. Louis and Southern Florida, accounted for a substantial portion of SHC's net revenues in 1994. A material adverse change in SHC's operations in either of these markets could result in a material adverse effect on SHC's financial position and results of operations.

   Fees charged by SHC for surgical procedures vary with the type of procedure performed. As a result, SHC's revenues and profitability are affected by the types of cases performed at SHC's surgery centers. In general, higher acuity cases, such as anterior cruciate ligament reconstructions and lumbar diskectomies, generate higher net revenue per case than lower acuity cases, such as removals of cataracts and gastroenterological endoscopy. SHC seeks to increase its net revenue per case by managing its case mix to promote higher acuity cases through such measures as maintaining high levels of technical capability at its surgery centers, focusing its physician and payor marketing efforts and adding extended recovery facilities where permitted.

   For purposes of the following discussion of SHC's results of operations, newly acquired or developed centers become comparable centers for purposes of calculating same center growth rates, starting with the first full month following the first 12 full months of operation of such centers by SHC.

Results of Operations

1994 vs. 1993

   SHC's net revenues for 1994 were $108.3 million compared to $80.9 million for 1993, an increase of $27.4 million or 33.9%. Of this increase, $16.7 million resulted from acquisitions completed and centers opened in 1994 as well as the full-year contribution of acquisitions completed and centers opened in 1993. The remainder of the increase was primarily due to same center growth.

   Surgical cases for 1994 were approximately 84,600 compared to approximately 62,900 for 1993, an increase of 21,700 or 34.5%. Of this increase, approximately 14,200 surgical cases resulted from acquisitions completed and centers opened in 1994 as well as the full-year contribution of acquisitions completed and centers opened in 1993.

   On a same center basis, SHC's net revenues rose 6.0%, reflecting increased surgical case volume, changes in case mix which resulted in higher net revenue per case and to a lesser extent price increases. On a same center basis, SHC's surgical case volume increased 5.0% for 1994, resulting principally from the growth in surgical cases experienced at centers acquired in 1992. Overall, net revenue per case decreased to $1,280 for 1994 from $1,286 for 1993.


   Facility operating costs increased from $59.6 million for 1993 to $81.4 million for 1994, an increase of $21.8 million or 36.6%, primarily as a result of new centers opened in 1994. As a percentage of net revenues, facility operating costs increased from 73.7% to 75.2% in 1993 and 1994, respectively. On a per surgical case basis, facility operating costs remained essentially the same at $948 in 1993 and $962 in 1994.


   General, administrative and development expenses increased from approximately $4.3 million for 1993 to $8.8 million for 1994. As a percentage of net revenues, general, administrative and development expenses increased from 5.3% to 8.1%. This increase resulted primarily from an increase in the number of corporate personnel corresponding to the expanded business of SHC. Deferred costs with respect to abandoned development projects of approximately $0.5 million were also written off in 1994. Also, expenses totalling $1.3 million were recorded in 1994 related to severance agreements with SHC's former Chief Executive Officer and several other senior officers. These expenses consist of $0.5 million related to severance payments for several members of senior management which will be paid in cash in 1995 and $0.8 million in expense associated with the extension of the exercise period of vested options and the acceleration of vesting of certain options held by SHC's former Chief Executive Officer.


   During the fourth quarter of 1994, SHC charged approximately $1.4 million to expense as it fully reserved for advances due from various entities that it concluded were not collectible. Of these advances, $0.8 million had been made to a not-for-profit entity which provides recovery bed service to patients of Outpatient Surgery Center in St. Louis, Missouri. The majority of the advances to the not-for-profit entity were made subsequent to the first quarter of 1994 and increased substantially in the second and third quarters of 1994 due to the entity's cash flow difficulties caused by its inability to collect receivables. Expected repayments did not occur in the fourth quarter of 1994, and SHC determined a reserve for the full amount of the advances was necessary. Advances of $0.4 million were made to certain limited partners of one of SHC's facilities and were deemed uncollectible when the first install ment on the advances, due in December 1994, was not collected. Other advances of $0.2 million were made to an anesthesiologist who provides services at an SHC facility and were deemed uncollectible in the fourth quarter of 1994 when expected repayments of the advances were not collected.


   The provision for doubtful accounts increased from approximately $2.3 million in 1993 to $3.2 million in 1994. However, as a percentage of net revenues, the provision for doubtful accounts remained consistent at 2.9% in both 1993 and 1994.

   Interest expense increased from approximately $4.2 million in 1993 to $8.0 million in 1994, reflecting primarily the increased level of outstanding borrowings incurred to finance SHC's acquisitions and development projects. The issuance of the Senior Subordinated Notes in June 1994 caused SHC's overall effective borrowing rate to increase as the rates on the Senior Subordinated Notes were higher than the rates of the debt repaid. See Note 5 of Notes to Consolidated Financial Statements of SHC.

   Merger costs in 1993 of approximately $0.3 million represent costs (principally legal and accounting fees) incurred in connection with the consummation of the merger with Ballas and MWA. Merger costs in 1994 of approximately $3.6 million represent costs (principally advisory, legal and accounting fees) incurred in connection with the Heritage Merger. See Notes 2 and 15 of Notes to Consolidated Financial Statements of SHC.

   Gain on sale of partnership interest in 1993 represents a $1.4 million gain realized upon the sale of SHC's 51.0% partnership interest in Coastal Lithotripsy Associates, L.P. and an associated management services contract. See
Note 16 of Notes to Consolidated Financial Statements of SHC.

   Interest and other income increased from approximately $0.3 million in 1993 to approximately $0.6 million in 1994. This increase is primarily due to rental income from a medical office building.

   In 1994, income tax expense of $0.5 million was recorded due to certain non-deductible merger costs and amortization of non-deductible intangible assets. The non-deductible merger costs will not affect SHC's tax provision in periods subsequent to 1994.

1993 vs. 1992

   SHC's net revenues for 1993 were $80.9 million compared to $36.6 million for 1992, an increase of $44.3 million or 121.0%. Of this increase, $37.7 million resulted from acquisitions completed and centers opened in 1993 as well as the full-year contribution of acquisitions completed and centers opened in 1992. The remainder of the increase was primarily due to same center growth.

   Surgical cases for 1993 were approximately 62,900 compared to approximately 27,600 for 1992, an increase of 35,300 or 128.0%. Of this increase approximately 32,000 resulted from acquisitions completed and centers opened in 1993 as well as the full-year contribution of acquisitions completed and centers opened in 1992.

   On a same center basis, SHC's net revenue rose 20.0%, reflecting increased surgical case volume, changes in case mix which resulted in higher net revenue per case and to a lesser extent price increases. On a same center basis, SHC's surgical case volume increased 13.0% for 1993, resulting principally from the growth in surgical cases experienced at five development centers opened in 1992.

   SHC's net revenue per case decreased to $1,286 for 1993 from $1,326 for 1992, due primarily to the lower net revenue per case of the six centers acquired in 1993. These six centers generally have more lower acuity cases than SHC's other centers.


   Facility operating costs increased from $28.2 million for 1992 to $59.6 million for 1993, an increase of 111.0%. As a percentage of net revenues, facility operating costs decreased from 77.1% to 73.7%. On a per surgical case basis, facility operating costs decreased from $1,021 in 1992 to $948 in 1993, a decrease of 7.1%. These decreases resulted principally from the center's fixed costs component (such as administrative salaries, rent and certain miscellaneous operating costs) increasing at a lesser rate than the rate of increase in net revenues.

   General, administrative and development expenses increased from approximately $2.5 million for 1992 to $4.3 million for 1993. This increase resulted primarily from an increase in the number of corporate personnel corresponding to the expanded business of SHC. As a percentage of net revenues, general, administrative and development expenses decreased from 6.7% to 5.3% as revenues increased at a faster rate than corporate overhead.

   The provision for doubtful accounts increased from $1.4 million in 1992 to $2.3 million in 1993. However, as a percentage of net revenues, the provision for doubtful accounts decreased from 3.8% in 1992 to 2.9% in 1993 due principally to a relative shift in sources of revenue from private payors to managed care and government payors.


   Interest expense increased from approximately $1.3 million in 1992 to $4.2 million in 1993, reflecting primarily the increased level of outstanding borrowings incurred in late 1992 and in 1993 to finance SHC's acquisitions and development projects.

   Merger costs in 1993 of approximately $0.3 million represent costs (principally legal and accounting fees) incurred in connection with the consummation of the merger with Ballas and MWA. See Notes 1 and 2 of Notes to Consolidated Financial Statements of SHC.

   Interest and other income decreased from approximately $0.5 million in 1992 to approximately $0.3 million in 1993. This decrease reflects a reduction in the amount of cash available for overnight investments from 1992 amounts, as the proceeds of SHC's preferred stock offerings were deployed.

Liquidity and Capital Resources

   At December 31, 1993 and 1994, SHC had working capital of approximately $12.7 million and $12.6 million, respectively, and cash and cash equivalents of approximately $12.7 million and $2.8 million, respectively. SHC intends to finance its working capital needs, as well as, purchases of additional property and equipment for the operation of its existing centers, from cash generated by operations and from its revolving credit facility.

   Net cash provided by operating activities was $4.6 million, $13.2 million and $14.1 million for the years ended December 31, 1992, 1993 and 1994, respectively. SHC's principal sources of cash from operating activities have been from its operating results and increases in current liabilities, offset principally by increases in accounts receivable resulting from increased levels of business. Net cash used in investing activities was $33.0 million, $45.3 million and $36.8 million for the years ended December 31, 1992, 1993 and 1994, respectively. SHC's principal uses of cash in investing activities have related to acquisitions, which resulted in cash uses of $21.5 million, $25.7 million and $3.8 million in the years ended December 31, 1992, 1993 and 1994, respectively, as well as additions to property and equipment of $8.1 million, $17.7 million and $37.2 million in the years ended December 31, 1992, 1993 and 1994, respectively. Additionally, during 1994 SHC entered into sale lease-back transactions of certain of its facilities which resulted in proceeds to SHC of approximately $9.4 million. Net cash provided by financing activities was $33.8 million, $37.7 million and $12.8 million for the years ended December 31, 1992, 1993 and 1994, respectively. The principal sources of net cash provided by financing activities were the proceeds from redeemable convertible preferred stock offerings of $23.1 million in 1992 and $12.1 million in 1993, as well as the proceeds from long-term debt borrowings of $11.3 million in 1992, $40.5 million in 1993 and $105.2 million in 1994. As a result, cash and cash equivalents increased (decreased) $5.2 million, $5.6 million and ($9.9) million in the three years ended December 31, 1992, 1993 and 1994, respectively.

   SHC's strategy is to continue to expand its operations both through development of centers and acquisitions. SHC is constructing three new outpatient surgery centers. SHC expects that the aggregate capital requirement, including construction costs and equipment and start-up costs, for these three centers and the medical office building will be approximately $9.3 million. SHC intends to finance this capital requirement through its available cash, borrowings from its lenders, and, to a lesser extent, landlord buildout allowances.

   SHC intends to develop and acquire additional surgery centers each year. The development of a typical freestanding surgery center generally requires approximately $100,000 to $150,000 for development and start-up costs and approximately $2.5 million to $3.5 million for construction costs, equipment and working capital. Based upon SHC's historical performance, a development center typically achieves break-even between its second and twelfth months of operation. However, the period of time for a developed center to break-even is dependent on many factors which can vary significantly from center to center and, therefore, SHC's past experience may not be indicative of the performance of future developed centers.

   SHC is obligated to make certain earnout payments with respect to two previously completed acquisitions which amounts, if any, become due and payable from 1995 to 1997. SHC anticipates using its available cash and borrowings from its lenders to finance these earnout obligations when due. The amount of such obligations is based on future earnings of such acquired businesses and, based on SHC's current estimates, will approximate $1.3 million in the aggregate for 1995.

   Effective June 28, 1994, SHC entered into an Amended and Restated Loan and Security Agreement (the "Amended Agreement") with its primary lenders. The Amended Agreement provides for a revolving credit facility of up to $50.0 million which expires on December 31, 1999. Borrowings outstanding under the Amended Agreement bear interest, at SHC's option, at the bank's prime rate plus 1/4 % or LIBOR plus 2 1/4 %. As of March 1, 1995, SHC had approximately $33.0 million available for future borrowings. In connection with the Amended Agreement, SHC issued warrants to purchase 596,679 shares of common stock or a similar number of shares of non-voting common stock at an exercise price of $.01 per share. The warrant agreement requires SHC to repurchase the warrants or warrant shares, at the option of the holder, at any time from February 2000 to February 2003 at a purchase price based on a multiple of operating cash flows. SHC recorded these warrants as loan origination costs in the amount of $1.9 million, based on their estimated fair value at the time of issuance.


   The Amended Agreement contains numerous affirmative and negative covenants with which SHC must comply and includes restrictions on the payment of dividends, the incurrence of debt, sale of assets, changes in corporate or partnership structure, and the making of loans, investments, and acquisitions. The Amended Agreement also contains certain financial covenants which require SHC to maintain certain financial ratios and targets. The obligations of SHC under the Amended Agreement are secured by substantially all of the assets of SHC, including all accounts receivable, supplies and equipment and all subsidiary capital stock and partnership interests. SHC was in compliance with the covenants under the Amended Agreement as of December 31, 1994.


   The proceeds of borrowings under the Amended Agreement are re-lent by SHC to limited partnerships which operate centers in which an SHC-owned subsidiary serves as general partner and to wholly owned subsidiaries of SHC which operate centers. The amount of borrowings that may be re-lent may not exceed the lesser of 55% of the acquisition or construction costs of the center or $5.0 million and are secured by substantially all of the assets of the center, including all accounts receivable, supplies, and equipment.

   On June 29, 1994, SHC issued $75 million of 11.5% Senior Subordinated Notes due July 15, 2004 (the "Notes"). Utilizing the net proceeds from the Notes plus its available cash, SHC repaid at various dates in June and July of 1994 all of its exiting long-term debt (with the exception of outstanding capital lease obligations). The aggregate principal balance of such indebtedness was approximately $74.5 million. In connection with this repayment, SHC recognized an extraordinary loss of approximately $0.4 million (before deduction for related income tax benefits of $0.2 million) resulting from the write-off of the unamortized balance of deferred loan fees.

   The Indenture under which the Notes were issued contains certain limitations on SHC's ability to, among other things, incur additional indebtedness (excluding borrowings under the Amended Agreement), repurchase outstanding capital stock, declare dividends on capital stock and make certain investments.

   On June 29, 1994, SHC completed the sale of the real estate and associated improvements relative to two of its outpatient surgery centers. The aggregate proceeds were approximately $2.0 million. SHC also entered into agreements to lease the two facilities for initial lease terms of 13 to 15 years. The aggregate annual lease payments with respect to these two properties are approximately $0.4 million.

   Additionally, in July 1994, a majority-owned partnership sold an uncompleted medical office building for aggregate proceeds of $7.4 million. SHC also entered into an agreement to lease this medical office building for an initial lease term of 15 years. The aggregate annual lease payments with respect to this building are approximately $0.8 million. SHC also agreed to complete construction of the facility including the related tenant improvements.


   SHC entered into the foregoing sale-leaseback transactions in order to reduce debt and thereby better enable SHC to borrow funds for development of new outpatient surgery centers. The properties' fair values approximated their cost and thus, SHC deferred an insignificant gain resulting from the sale of these three facilities. SHC is accounting for each of the new leases as operating leases.


   SHC is a party in two related state court proceedings commenced in November 1992 and January 1993 challenging the determination by the Georgia State Health Planning Agency that no Certificate of Need ("CON") was required for the relocation of SHC's Northlake Center for Outpatient Surgery in Atlanta, Georgia (the "Northlake Center"). SHC received favorable rulings on these matters by the state court; however, these rulings were appealed to the Georgia Supreme Court. To date, no decision on such appeal has been rendered.
See "Business of SHC -- Legal Proceedings".


   SHC believes that it has meritorious defenses; however, if SHC does not receive a favorable decision in the Supreme Court, it may be required to discontinue operation of the Northlake Center. SHC intends to apply for a CON in such event.

   Although the likelihood of an unfavorable outcome of the appeal process or the possibility of obtaining a CON cannot be assessed at this time, SHC believes that the resolution of this matter will not have a material adverse effect on SHC's financial position or results of operations.

   Total assets of the Northlake Center at December 31, 1994 were $1,654,000, including cash and accounts receivable of $269,000. In addition, SHC's noncancellable lease on this facility requires annual lease payments of $243,600 (with annual increases of at least 2.0%) through 2008. Net revenues of the Northlake Center in 1993 and 1994 were $130,000 and $769,000, respectively.

                               BUSINESS OF SHC


   SHC is the second largest independent operator of freestanding outpatient surgery centers in the United States. SHC operates a network of 37 freestanding surgery centers in eleven states, with an aggregate of 156 operating and procedures rooms, and is developing an additional three surgery centers in two states. SHC's surgery centers provide the facilities and medical support staff necessary for physicians to perform non-emergency surgical procedures that do not generally require overnight hospitalization.


Outpatient Surgery Industry

   Outpatient surgery is a cost-effective alternative to traditional hospital-based inpatient surgery. Industry sources indicate that outpatient surgical procedures in 1992 represented approximately 62% of all surgical procedures in the United States, compared to approximately 23% in 1982. SHC believes that the following factors have contributed to the growth of outpatient surgery:

o Cost Savings. Outpatient surgery is generally less expensive than inpatient surgery at a hospital. In addition, SHC believes that outpatient surgery performed at a freestanding outpatient surgery center is generally less expensive than hospital-based outpatient surgery. SHC believes that the emphasis on reduced healthcare costs by employers, state and federal governments, insurers and other third-party payors will favor those providers which offer lower-cost alternatives to the traditional hospital setting.

o Managed Care. SHC believes that enrollment in managed care organizations will continue to increase and that managed care organizations will seek low-cost alternatives when providing healthcare services to their enrollees. SHC believes that outpatient surgery center companies with facilities clustered in multiple markets are attractive to managed care companies and other payors because they have the resources necessary to offer high quality healthcare services at competitive prices, provide managed care enrollees with flexibility in available locations and generally possess greater information resources than single-site companies and therefore are able to provide more reliable data about surgery outcomes.

o Physician and Patient Preference. SHC believes that many physicians prefer the efficiencies of freestanding outpatient surgery centers. SHC believes that freestanding outpatient surgery centers provide physicians with greater scheduling flexibility, which can allow a physician to perform more surgeries in a defined period of time. In contrast, hospitals generally serve a broader group of physicians, including those involved with major life-threatening or emergency procedures which must be given priority over scheduled non-emergency procedures. Additionally, many physicians and their patients prefer the simplified admissions and discharge procedures and the less institutional atmosphere of freestanding outpatient surgery centers.

o New Technology. The use of new technology, as well as advances in anesthesia, have significantly increased the types of surgical procedures that can be performed in outpatient surgery centers. Lasers, enhanced endoscopic techniques and fiber optics have reduced the trauma and recovery time of many surgical procedures. Improved anesthesia has shortened recovery time by minimizing post-operative side effects such as nausea and drowsiness, thereby avoiding, in some cases, overnight hospitalization.

o Extended Recovery Facilities. In recent years, some states have begun permitting the use of extended-stay recovery care beds by outpatient surgery centers. While states typically restrict the time period a patient may remain in an outpatient surgery center after surgery, a number of states, including five states in which SHC operates, allow extended recovery stays. This extended recovery capability increases the variety of procedures that can be performed in outpatient surgery centers.

SHC Business Strategy

   SHC's objective is to be a leading provider of cost-effective healthcare services through the operation of outpatient surgery centers. SHC's strategy has the following key components:

o cluster centers in selected geographic markets to create significant local market presence, attract managed care contracts and promote effective center management;

o emphasize quality, convenience and service in marketing to physician groups, payors and patients;

o  focus on adding extended recovery facilities where permitted;

o create physician/facility alliances for enhanced marketing to managed care organizations, employers and other payors, thereby increasing patient flow to surgery centers; and

o  explore hospital joint ventures in selected markets served by SHC.

   Center Concentration and Market Presence. A major part of SHC's strategy is to create a significant presence in selected local geographic markets. SHC believes that local market concentration allows it to leverage management resources, attract large contract payors, including managed care organizations, implement effective sales and marketing programs at lower marginal costs and provide physicians and patients with increased accessibility to its outpatient surgery centers. SHC generally establishes a position in a target market through the development of a start-up surgery center or the acquisition of an existing surgery center, then "densifies" the market through the development of additional new centers, additional complementary acquisitions and the expansion of existing centers.

   Quality and Service. SHC is committed to providing high-quality, convenient outpatient surgical care. This commitment involves providing physicians with state-of-the-art technology and extensive training for the center's staff, which helps reduce staff turnover. SHC also believes that it is responsive to the technical requirements of physicians who practice at SHC's surgery centers. In addition, SHC's staff professionals monitor the progress of patients after completion of their care at the center. SHC believes that all of these factors contribute to SHC's reputation as a high-quality provider of surgical care and enhance SHC's ability to market successfully to local physicians and payors.

   Extended Recovery Facilities. Extended recovery facilities provide the capability for post-operative recovery care by a center's medical staff beyond customary business hours. By offering extended recovery care, a surgery center is able to accommodate a wider variety of surgical procedures, including higher acuity cases that generally provide higher reimbursement and higher net revenue per case. At present, seventeen of SHC's centers offer extended recovery care facilities and one of SHC's centers currently under development is anticipated to have extended recovery capabilities. Some of SHC's recovery beds can accommodate unlimited recovery stays, while others are limited to recovery stays of no more than 23 hours. SHC intends to utilize extended recovery facilities in states that permit such facilities in outpatient surgery centers.

   Physician/Facility Alliances. SHC's strategy also involves the creation of physician/facility alliances, including alliances with both surgical specialists and primary care physicians. SHC believes that creating these alliances will make it more attractive to managed care companies and, ultimately, increase patient flow through its surgery centers. SHC is forming such alliances by developing Independent Practice Associations ("IPAs") and Management Service Organizations ("MSOs") in connection with certain of its surgery centers. Such IPAs are associations of physicians practicing in a given market, most of whom use SHC's surgery centers. The primary business activity of each such IPA is to promote itself, its physicians and the facilities at which they operate (including SHC's surgery centers) to purchasers of healthcare services, with the objective of entering into contracts with such purchasers. MSOs provide administrative services to physicians, such as billing and collection services, and serve as a conduit for negotiating managed care contracts. Currently, SHC has developed and is managing an MSO in Orlando, Florida and is processing claims for certain physician panels in Atlanta, Georgia.

   Joint Ventures with Hospitals. SHC is exploring hospital joint ventures in selected markets served by SHC. SHC believes that such joint ventures would increase patient flow through, among other things, joint marketing with hospitals, access to the hospitals' managed care contracts and participation in a broader network of healthcare providers in a given market. SHC is currently discussing possible joint ventures with certain hospitals. There can be no assurance that SHC will enter into any such joint ventures or that any such joint ventures, if entered into, will be profitable.

Operation of SHC Surgery Centers

   SHC's freestanding surgery centers provide the facilities and medical support staff necessary for physicians to perform non-emergency surgical procedures that do not generally require overnight hospitalization. SHC's typical surgery center is a freestanding facility with two to six fully equipped operating and procedure rooms and ancillary areas for reception, preparation, recovery and administration. Each of SHC's centers is available for use only by licensed physicians, oral surgeons and podiatrists. SHC's surgery centers do not perform surgery on an emergency basis.

   The types of procedures typically performed at SHC's surgery centers, within various specialties, include:

        SPECIALTY                        DESCRIPTION OF TYPICAL PROCEDURES
- ------------------------  ---------------------------------------------------------------

Orthopedic surgery......  Arthroscopy, hand surgery, fracture repair and ligament and tendon repair
Gynecology..............  Laparoscopy, tubal ligation and dilitation and curettage
General surgery ........  Hernia repair, biopsy and removal of lesions of the female breast and pilonidal cysts
Ear, nose and throat ...  Removal of tonsils and adenoids and insertion of ear drainage tubes
Podiatry................  Foot and ankle surgery
Neurosurgery............  Hand surgery and nerve repair
Ophthalmology...........  Removal of cataracts and lens implantation
Oral surgery............  Wisdom teeth extraction and dental restoration
Plastic surgery.........  Face lifts, hand surgery and rhinoplasty
Urology.................  Vasectomy, circumcision and lithotripsy
Gastroenterology........  Cystoscopy and endoscopy
Anesthesiology..........  Pain management

   Outpatient surgery centers, unlike hospitals, have not historically provided overnight accommodations, food services or other similar ancillary services. Over the past several years, states have increasingly permitted the use of extended-stay recovery facilities by outpatient surgery centers. As a result, many outpatient surgery centers are adding extended recovery care capabilities where permitted. Seventeen of SHC's centers currently provide for extended recovery stays. In addition, SHC intends to seek hospital licensure for one center currently under development in Texas, which would permit unlimited recovery care stays at this center. SHC's ability to develop such recovery care facilities is dependent on state regulatory environments where SHC operates.

   Patients generally arrive at the center approximately one hour before scheduled surgery to allow time for admission and review of medical history. A local or general anesthetic is administered and the surgery is performed. After completion of surgery, patients typically spend up to three hours in the recovery area before being released by the center's anesthesiologist.

   SHC's surgery centers generally employ a staff of between 20 and 35 employees, depending on the volume of cases. The staff includes a center administrator, a business manager, registered nurses, operating room technicians and clerical workers. The center administrator is responsible for general oversight of the center's operations, including liaison with physicians and coordination of marketing efforts, and reports to a regional vice president. The business manager is responsible for the center's financial records and patient billing and collections. The center's business manager reports to the center administrator. In addition, each center has a medical director who supervises and is responsible for the quality of medical care provided at the center. The medical director, who is generally a practicing surgeon or anesthesiologist, reports directly to the center's medical advisory committee. See "-- Quality Assurance Controls".

   SHC's outpatient surgery centers are typically owned by limited partnerships in which a subsidiary of SHC owns a general partnership interest. SHC is presently offering limited partnership interests in several centers and may from time to time offer additional limited partnership interests in other centers. Any sale of additional limited partnership interests will reduce SHC's ownership interests in such centers.

   SHC has concentrated most of its facilities in the following eight cluster markets: Atlanta, Chicago, Houston, Oklahoma City, Orlando, St. Louis, San Diego and Southern Florida. The following table sets forth certain information with respect to the centers operating or under development in each of SHC's cluster markets.

                                                                                 NUMBER OF   NUMBER OF
                                                                                OPERATING/    EXTENDED
                                               PERCENTAGE   ORIGINALLY OPENED    PROCEDURE    RECOVERY
                MARKET/CENTER                 OWNERSHIP(2)    FOR OPERATIONS       ROOMS        BEDS
- --------------------------------------------  ------------ ------------------- ------------ -----------
Atlanta:
Perimeter Center for Outpatient Surgery ....      85  %     1992                3               2
Gwinnett Center for Outpatient Surgery .....      80        1986                4               6
Northlake Center for Outpatient Surgery ....     100 (3)    1993                2               1
Chicago:
North Shore Outpatient Surgicenter  ........      77.5      1989                4              --
Hawthorn Place Surgical Center..............      77        1981                3              --
Houston:
Gulf Coast Lithotripsy......................      51        1992                2              --
The Surgery Center of the Woodlands ........      50        1993                5               3
HSC Surgical Associates of Houston(1) ......      55        1994               10               5
HSC Surgical Associates of Southwest
Houston.....................................      73        1994                6               3
Oklahoma City:
Oklahoma Ambulatory Surgery Center..........      90        1977                2              --
Surgery Center of Oklahoma..................      88        1992                4              --
Orlando:
Indian River Surgery Center.................      51        1991                6              --
Orlando Center for Outpatient Surgery ......      66        1992                3              --
Oakwater Outpatient Surgery Center..........      70        1992                2              --
Central Florida Outpatient Surgery Center ..      70        1990                1              --
St. Louis:
Outpatient Surgery Center...................     100        1985               17              --
West County Surgery Center..................      78        1988                6              --
South County Outpatient Surgery Center .....      52.5      1994                4               8
North County Surgery Center.................      77        1994                2               4
Tri-County Surgery Center ..................      60        1986                1              --
San Diego:
UTC Surgicenter.............................      50        1989                3              --
The Center for Surgery of Encinitas ........      50        1985                4               2
South Bay Ambulatory Surgery Center ........      50        1985                4               2
Southern Florida:
                                                        First Quarter
Melbourne Surgery Center....................      86        1996*               4              --
                                                        Third Quarter
HSC Surgical Associates of Ft. Pierce ......      87        1995*               4              --
Collier Outpatient Surgery Center...........      89        1991                4              --
North Dade Center for Outpatient Surgery ...      51        1992                3              --
Ambulatory Surgery Center of Bradenton .....      92        1984                4              --
Boca Raton Outpatient Surgery & Laser
Center......................................      60        1992                9              --
Palms Wellington Surgical Center............      51        1992                2              --

    * Estimated.

(1) This center is licensed as a hospital under state law.
(2) Percentage ownership shown at December 31, 1994.
(3) Subscriptions for limited partnership interests have not yet been accepted by SHC.

   SHC also has centers located in other markets. These centers are primarily located in states which allow surgery centers to offer extended recovery beds. While SHC does not currently have additional acquisition or development targets in these markets, SHC may implement its clustering strategy in any of these markets, may enter into joint ventures with hospitals and may enter into physician alliances in these markets in order to increase its local market presence and patient flow. The following table sets forth certain information regarding the centers operating or under development in markets other than the current cluster markets:

                                                                               NUMBER OF   NUMBER OF
                                                                              OPERATING/    EXTENDED
                                            PERCENTAGE    ORIGINALLY OPENED    PROCEDURE    RECOVERY
              MARKET/CENTER                OWNERSHIP(2)    FOR OPERATIONS        ROOMS        BEDS
- -----------------------------------------  ------------ -------------------- ------------ -----------
Tennessee:
Clarksville Surgery Center...............  63%              1994               4                3
Chattanooga Center for Outpatient
Surgery..................................  83               1994               2                2
Texas:
Surgicenter of San Antonio...............  78               1980               5                2
Amarillo Surgery Center(1)...............  87               1994               4                4
HSC Surgical Associates of Beaumont .....  70               1994               6                3
                                                        Second Quarter
Austin Center for Outpatient Surgery(1) .  80               1995*              5                8
California:
Newport Beach Surgery Center.............  52               1993               5                2
Arizona:
Phoenix Center for Outpatient Surgery ...  75               1986               4                2
Maryland:
Chesapeake Lithotripsy (Baltimore) ......  51               1992               2               --
Ohio:
Tri-State Endoscopy Center (Cincinnati) .  60               1990               4               --

    * Estimated.
(1) Centers licensed or expected to be licensed as hospitals under state law.
(2) Percentage ownership shown at December 31, 1994.

   Effective May 3, 1995, SHC completed the acquisition of an outpatient surgery center in Washington, Missouri. The aggregate purchase price was approximately $1,835,000.

   SHC provides each of its outpatient surgery centers with a full range of financial, marketing and operating services from SHC's corporate headquarters. SHC provides standardized data processing systems to its centers both for internal operational control and for the orderly conduct of business office functions. This includes a financial reporting and accounting package, a billing and accounts receivable system, inventory and accounts payable systems and a patient record-keeping system. Corporate management also supports local marketing activities, including the analysis of market conditions and patient utilization patterns and the development of prices and services which are competitive with those offered by other local healthcare providers. SHC, where appropriate, executes master agreements for purchasing equipment and supplies to provide to each center the economies of scale available through volume purchases. In addition, SHC provides support for Medicare certification, local regulatory licensure and accreditation efforts.

   SHC is organized into six operating regions. Each region is supervised and managed by a regional vice president who is located within the particular geographic region. SHC believes that its regional operating structure facilitates both the development and acquisition of additional centers to densify SHC's presence in local markets and the successful integration of acquired and newly developed centers. The regional management structure also enables the regional vice presidents to have a significant impact on the operation of each center and to maximize the leverage created by the clustered centers, especially in establishing relationships with employers, managed care organizations and in marketing to physicians, payors and patients.

   Two of SHC's surgery centers are mobile lithotripsy units which operate primarily in the states of Texas, Maryland and Delaware, and three of SHC's centers are single-specialty endoscopy centers. The lithotripsy units operate on a regular route, providing services to local hospitals and freestanding outpatient surgery centers. Procedures are performed by physicians with technical assistance provided by an SHC employee.

Quality Assurance Controls

   SHC's outpatient surgery centers implement quality control procedures to evaluate the level of care provided at the centers. Each center has a medical advisory committee of three to ten physicians which reviews the professional credentials of physicians applying for medical staff privileges at the center.

The center administrator interviews each physician on a regular basis regarding the procedures performed and the quality of the logistical, medical and technological support provided to the physician. In addition, the patient is contacted by a center nurse on the day following discharge to check on the patient's condition and to survey the patient as to the quality of care provided. SHC believes that this direct, systematic feedback from both physician and patient is an effective means to monitor the level of care at each center.

Marketing

   SHC markets services offered by its surgery centers directly to payors (including HMOs, PPOs, other managed care organizations, employers and other payor groups) as well as to physicians and other healthcare providers.

Sources of Revenue

   SHC's principal source of revenue is a facility fee charged by its surgery centers for surgical procedures performed at the centers. Facility fees range between $300 and $5,000 per case. Facility fees generally do not include the charges of the patient's surgeon, anesthesiologist or other attending physicians, which are billed directly by such physicians. The fee varies depending on the procedure, but usually includes all charges for operating room usage, special equipment usage, supplies, recovery room usage and medications. For those centers providing extended recovery care, an additional fee is typically charged for an overnight stay. This fee generally includes a flat fee per day of post-operative care and may include itemized amounts for medications and other supplies. SHC seeks to minimize bad debts by verifying insurance coverage before admission and through advance collection from the patient, when permissible.

   SHC receives payments for services rendered to patients from private insurers, the patients directly and governmental payors under Medicare and Medicaid. In certain instances, SHC has agreed with health maintenance organizations and similar patient referral sources to provide services at discounted prices. SHC charges for services rendered on a fee-for-service basis although it is considering, and may in the future enter into, capitation agreements with patient referral sources. The sources and amounts of SHC's revenues derived from its surgery centers are determined by a number of factors, including the number of patient procedures performed, the mix of patient procedures and the rates of reimbursement among payor categories (private, Medicare and Medicaid). Generally, private pay patients are the most profitable and Medicaid patients are the least profitable. Changes in the mix of SHC's patients among private pay, Medicare and Medicaid categories can significantly affect the profitability of SHC's operations.

   Government reimbursement programs are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings and government funding restrictions, all of which may materially increase or decrease the rate of program payments to SHC's surgery centers. There can be no assurance that payments under governmental programs will remain at levels comparable to present levels or will, in the future, be sufficient to cover the costs allocable to patients participating in such programs. In addition, there can be no assurance that facilities operated by SHC now or in the future will initially meet or continue to meet the requirements for participation in such programs. In addition,  SHC  could  be  adversely  affected  by  the  continuing  efforts  of governmental and private third-party payors to control the amount of reimbursement for healthcare services. See "-- Government Healthcare Regulation".

Competition

   SHC competes principally with hospitals and other operators of freestanding surgery centers in attracting physicians and patients to its outpatient surgery centers, in developing new centers and in acquiring existing centers. In competing for physicians and patients, important competitive factors are convenience, cost, quality of service, physician loyalty and reputation. Hospitals have many competitive advantages in attracting physicians and patients, including established standing in the community, historical physician loyalty and convenience for physicians making rounds or performing inpatient surgery in the hospital. SHC believes that its regional cluster strategy offers a competitive advantage over hospitals and single-site operators of surgery centers, both in contracting with managed care organizations and in encouraging physician and patient utilization of SHC's centers.

Properties

   SHC's surgery centers range from 1,000 to 28,800 square feet, with the typical surgery center occupying approximately 12,000 square feet. SHC's partnerships typically lease their facilities pursuant to long-term lease agreements, most of which contain options to extend the lease period for up to ten additional years.


   SHC's principal executive offices are located at 990 Hammond Drive, Suite 300, Atlanta, Georgia. SHC leases this property, and the current lease expires in March 1999.


Government Healthcare Regulation

 Regulatory Environment

   SHC and its centers, practitioners and services are subject to numerous regulatory, accreditation and certification requirements, including requirements related to licensure, certificate of need, reimbursement from insurance companies and other private third-party payors, Medicare and Medicaid participation and reimbursement and utilization and quality review organizations. The grant and renewal of these licenses, certifications and accreditations are based upon governmental and private regulatory agency inspections, surveys, audits, investigations or other reviews, including self-reporting requirements. All of SHC's multi-specialty centers in operation are currently licensed as ambulatory surgery centers, except for two centers in Texas which are currently licensed as hospitals. SHC is developing one center in Texas for which it intends to seek hospital licensure.

   An adverse review or determination by any regulatory authority could result in denial of a center's plan of development or proposed expansion of facilities or services, loss or restriction of licensure by a center or one of its practitioners or loss of center certification or accreditation. A regulatory authority could also reduce, delay or terminate reimbursement to a center or its practitioners or require repayment of reimbursement received. The loss, denial or restriction of any such licensure, accreditation, certification (including certificates of need or exemption therefrom), or reimbursement through changes in the regulatory requirements, an enforcement action, or otherwise, could have a material adverse effect on SHC.

   SHC is currently involved in litigation involving the certificate of need requirements of one of its surgery centers. See " -- Legal Proceedings".

 Federal Regulation of Physician Investments and Referrals

   All of SHC's surgery centers (other than certain newly acquired or developed centers, for which certification is being sought) are certified under the federal government's Medicare program and the respective state Medicaid programs. Failure to comply with such programs' standards of operation may result in loss of program reimbursement or other governmental sanction. Under the Medicare and Medicaid programs, the federal and state governments enforce a federal statute (the "Fraud and Abuse Statute") that prohibits the offer, payment, solicitation or receipt of any remuneration, directly or indirectly, overtly or covertly, in cash or in kind to induce or in exchange for (i) the referral of patients covered by the programs, or (ii) the leasing, purchasing, ordering or arranging for or recommending the lease, purchase, or order of any item, good, facility or service covered by the programs. The Fraud and Abuse Statute is sometimes referred to as the "anti-kickback" statute.

   The Fraud and Abuse Statute provides for penalties to be assessed against individuals or providers who violate the Fraud and Abuse Statute, including fines of up to $25,000 per violation, imprisonment for up to five years, or both. Additionally, the Secretary of the Department of Health and Human Services ("DHHS") has the authority to exclude any person who commits any of the prohibited acts from participation in the programs. If applied to SHC or any of its centers or practitioners, such exclusion could result in a significant loss of reimbursement.

   The federal courts have held that an arrangement violates the Fraud and Abuse Statute if one purpose of a transaction which results in the payment of remuneration (including the distribution of profits) is to induce the referral of patients covered by the Medicare and Medicaid programs, even if another purpose of the payment is to compensate an individual for professional services. A DHHS appeals board has interpreted the Fraud and Abuse Statute not to require an actual agreement or contract to refer patients, but merely an intention to influence the reason or judgment of another so as to cause the other person to refer Medicare or Medicaid business that he or she would not otherwise refer. While this administrative ruling was upheld by a federal district court, on April 9, 1995, a federal appeals court affirmed the ruling in part and reversed it in part. Specifically, the federal appeals court held that in order to constitute a violation of the Fraud and Abuse Statute, it is necessary for a person (i) to know that the Fraud and Abuse Statute prohibits offering or paying remuneration to induce referrals and (ii) to engage in prohibited conduct with the specific intent to disobey the law.


   In an attempt to clarify which arrangements are exempt from program exclusion, civil sanctions or criminal prosecution under the Fraud and Abuse Statute, DHHS published in 1991 a set of "safe harbor" regulations outlining practices that are deemed not to violate the Fraud and Abuse Statute. Although compliance with one of the safe harbors assures participants in a transaction that the transaction does not violate the Fraud and Abuse Statute, failure of a transaction or arrangement to fit within a safe harbor provision does not necessarily mean that the transaction or arrangement violates the Fraud and Abuse Statute. Most of SHC's surgery centers are owned by limited partnerships which include, as limited partners, physicians who perform surgical procedures at such center. SHC has determined that these arrangements do not fit within any of the safe harbors applicable to investments in healthcare providers by physicians who are in a position to make or influence referrals. DHHS has issued for public comment additional proposed safe harbors, one of which specifically addresses surgeon ownership interests in ambulatory surgery centers. As proposed, the ambulatory surgery center safe harbor would protect payments made to surgeons as a return on an investment interest in a surgery center if, among other conditions, all the investors are surgeons who are in a position to refer patients directly to the center and perform surgery on such referred patients. Since a subsidiary of SHC is an investor in each limited partnership which owns a surgery center, SHC's arrangements with physician investors do not fit within the safe harbor for ambulatory surgery centers as currently proposed.

   SHC is unable at this time to predict whether the proposed ambulatory surgery safe harbor will become final, and if so, whether the language and requirements will remain as currently proposed or whether changes will be made prior to becoming final. There can be no assurance that SHC will ever meet the criteria under this new safe harbor as proposed or as may be adopted in final form. SHC believes that its arrangements with physicians should not fall within the activities prohibited by the Fraud and Abuse Statute. However, no assurances can be given that regulatory authorities might not assert a contrary position or that new laws, or the interpretation of existing laws, might not adversely affect relationships established by SHC with physicians or other healthcare providers or result in the imposition of penalties on SHC or its facilities. SHC has the right under its limited partnership agreements to take necessary steps, including, as to certain centers, the redemption of limited partnership units, to comply with existing federal and state law relating to the safe harbors or the underlying Fraud and Abuse Statute.

   SHC's centers and their physicians, dentists, and podiatrists are also subject to the Ethics in Patient Referrals Act of 1989, or the "Stark Law". As originally enacted, the Stark Law restricted physician investments in, and referrals to, clinical laboratory services provided after January 1, 1992 to Medicare patients. With the passage of the Budget Reconciliation Act of 1993, the list of restricted services was expanded effective January 1, 1995. Unless excepted, a physician, dentist or podiatrist may not make a referral of a Medicaid or Medicare patient to any provider with whom he or she has a financial relationship (either investment and/or compensation) for such restricted services, and any provider who accepts such a referral may not bill for the service provided pursuant to the referral. Among other sanctions, a civil monetary penalty of up to $15,000 may be levied for each service provided pursuant to a prohibited referral upon the provider rendering the service and the person making the prohibited referral. Such persons or entities are also subject to exclusion from Medicare and Medicaid. Any entity or person participating in a circumvention scheme to avoid the referral prohibitions is liable for civil monetary penalties of up to $100,000.


   Unlike the Fraud and Abuse Statute in which activity may fall outside a safe harbor and still not violate the law, a referral under the Stark Law that does not fall within an exception is strictly prohibited. Ambulatory surgery is not included in the list of restricted services, and SHC does not believe that ambulatory surgery is subject to the Stark restrictions.However, lithotripsy facilities operated by SHC frequently operate on hospital campuses, and it is possible to conclude that such services are "inpatient and outpatient hospital services" -- a category of proscribed services within the meaning of the Stark Law. Similarly, physicians frequently perform endoscopic procedures in the procedure rooms of centers operated by SHC, and it is also possible to construe these services to be proscribed services under the Stark Law. If the Stark Law were found to apply to such services, SHC intends to take steps necessary to cause the operation of its facilities to comply with the law. Similarly, most facilities operated by SHC provide laboratory services incidental to the performance of surgical procedures. As with endoscopic and lithotripsy services, it is possible to conclude that these services are precluded by the Stark Law. Should such a determination be confirmed, SHC intends to take steps necessary to cause the operation of its facilities to comply with all applicable laws and regulations.


 State Anti-Referral Laws

   In addition to the investment interest and patient referral prohibitions of the federal laws described above, certain states in which SHC operates have enacted similar legislation. Some states have determined that certain patient referrals by a healthcare provider to an entity in which the provider has a financial interest may present a potential conflict of interest for the healthcare provider. SHC believes its centers' operations are consistent with applicable statutes of the states in which they operate because either the state statute (i) excludes from the definition of referral the recommendation by a healthcare provider that a patient utilize the types of services provided at the center, (ii) exempts healthcare provider-investors who directly provide services within the entity and are personally involved in the rendering of care to the referred patient, or (iii) does not encompass the provider specialty or services rendered at the center.

   SHC's business strategy involves the creation of clusters of surgery centers in selected geographic markets. See "--SHC Business Strategy". As a result, a majority of SHC centers are concentrated in the following eight cluster markets:
Atlanta, Chicago, Houston, Oklahoma City, Orlando, St. Louis, San Diego, and Southern Florida. See "--Operation of SHC Surgery Centers". A substantial amount of SHC's net revenues are derived from the surgery centers located in SHC cluster markets. In particular, SHC's surgery centers in two of these markets, St. Louis and Southern Florida, accounted for approximately 33.6% of SHC's net revenues in 1994. Legislation prohibiting the referral or treatment of patients to or at centers by healthcare providers with an investment interest in the centers in any state in which SHC has a cluster market, particularly Missouri or Florida, or other legislation enacted in those states, may have a material adverse effect on the profitability of SHC's centers in that market, which in turn could result in a material adverse effect on SHC's financial position and results of operations as a whole.

 Licensure


   Persons engaged in the professional practice of medicine, podiatry or dentistry must be state licensed. SHC believes its centers are in conformity with applicable state regulations with respect to the practice of medicine, podiatry and dentistry and the division of professional fees. Neither SHC nor its centers have the right to control the medical decisions of the physicians, podiatrists, or dentists utilizing the facility. Their responsibilities are limited to supplying non-physician, non-podiatrist and non-dentist personnel, space, supplies, equipment and providing management services to a facility. Practitioners treat patients on their own, and collections of professional fees are generally made by the treating practitioners, who retain all professional fees for their services. The fee splitting prohibitions imposed on practitioners by their professional boards usually only apply to fees received for professional services rendered. There can be no assurance, however, that regulatory authorities would not assert that SHC's operations violate fee-splitting prohibitions. In the event an entity is found to be engaging in fee splitting or in the practice of medicine, podiatry or dentistry in violation of applicable state laws, a center could be enjoined from operating or fined. In such event, a center would be forced to change its plan of operations, or it could be forced to cease doing business.


 Extended Recovery

   SHC also licenses many of its extended recovery beds in accordance with state law. Licensure of extended recovery beds enables the centers to receive Medicare and Medicaid benefits for the extended recovery period. At two locations, Outpatient Surgery Center and South County Outpatient Surgery

Center, both in St. Louis, Missouri, SHC utilizes or will utilize unlicensed extended recovery beds. SHC receives payments from private third-party payors for the use of these beds, but Medicare and Medicaid benefits cannot be received for their use. The extended recovery facility used by Outpatient Surgery Center is owned by a third-party, Surgical Care Foundation ("SCF"), and Outpatient
Surgery Center has a contractual arrangement with SCF for the use of the extended recovery beds.

 Infectious Waste

   As generators of infectious waste, SHC's centers are required to satisfy all federal, state and local waste disposal requirements. If any regulatory agency finds a center to be in violation of waste laws, penalties and fines may be imposed for each day of violation, and the affected center could be forced to cease operations. SHC believes its centers dispose of such waste properly.

Employees


   On March 15, 1995, SHC had approximately 789 full-time-equivalent employees, of which 21 are corporate personnel. The remaining full-time employees, most of whom are nurses and office personnel, work at the centers. None of SHC's employees is covered by a collective bargaining agreement. SHC considers relations with its employees to be good.


Legal Proceedings

   SHC is a party in two related state court proceedings commenced in November 1992 and January 1993, respectively, in the Superior Court of Fulton County, Georgia, styled HCA Health Services of Georgia, Inc., d/b/a Northlake Regional Medical Center v. State Health Planning Agency, Northlake/Tucker Ambulatory Surgery Center, Inc. d/b/a Surgicare and Surgical Health Corporation, and HCA Health Services of Georgia, Inc., d/b/a Northlake Regional Medical Center v. Dottie Roach as Executive Director of the State Health Planning Agency and the State Health Planning Agency, challenging the determination by the Georgia State Health Planning Agency ("SHPA") that no Certificate of Need ("CON") was required for the relocation of SHC's Northlake Center for Outpatient Surgery in Atlanta, Georgia (the "Northlake Center"). The lower court decided that no CON was required and the decision was appealed to the Georgia Supreme Court. In February 1994, the Supreme Court reversed the lower court's decision and ruled that SHPA did not have authority by statute or regulation to permit relocation of the center within a three-mile radius of its original location without a CON. In addition, the Supreme Court ruled that the lower court had erred by not considering evidence about whether the center had been properly grandfathered under existing statutes from application of the CON requirements prior to its being acquired by SHC in 1992. The center has been in operation since 1974.

   With respect to SHPA's authority to permit relocation of the center within a three-mile radius of its original location, SHPA has since adopted regulations which permit such a relocation and which contain a grandfather provision that applies to the Northlake Center as well as to other similarly situated facilities in Georgia. With respect to the issue of whether the Northlake Center was properly grandfathered from the CON requirements under existing statutes, that issue was remanded by the Supreme Court to the lower court. In October
1994, the lower court ruled that the Northlake Center had been properly grandfathered from the CON requirements under existing statutes and that the new SHPA regulations did dispose of the relocation issue. The court also declared the relocation regulations valid, dismissing a declaratory judgment action against the regulations also filed by the plaintiff in the above described proceedings. These rulings were appealed again to the Georgia Supreme Court and were argued there in January 1995. To date, no decision on such appeal has been rendered by the Georgia Supreme Court.

   If the relocation regulations as adopted are held to be invalid, or if SHC does not finally prevail on the issue of whether the Northlake Center was properly grandfathered from the CON requirements under existing statutes, SHC may be required to discontinue operation of the Northlake Center. SHC intends to apply for a CON in such event.

   From time to time, SHC is party to certain claims, suits and complaints which arise in the ordinary course of business. Currently, there are no claims, suits or complaints which, in the opinion of SHC, would have a material adverse effect on SHC's financial position or results of operations.

                        PRINCIPAL STOCKHOLDERS OF SHC


   The following table sets forth certain information with respect to the beneficial ownership of capital stock of SHC as of April 15, 1995, by (i) each person who is known by SHC to beneficially own more than five percent of any class of outstanding capital stock of SHC, (ii) certain executive officers of SHC, (iii) each director of SHC and (iv) all of SHC's executive officers and directors as a group.

                                                            SHC SERIES A          SHC SERIES B          SHC SERIES C
                                 SHC COMMON STOCK        PREFERRED STOCK(3)    PREFERRED STOCK(3)    PREFERRED STOCK(3)
                            -------------------------- --------------------- --------------------- ---------------------
                                NUMBER OF     PERCENT   NUMBER OF   PERCENT   NUMBER OF   PERCENT   NUMBER OF   PERCENT
           NAME                 SHARES(1)     OWNED(2)  SHARES(1)   OWNED(2)  SHARES(1)   OWNED(2)  SHARES(1)   OWNED(2)
- --------------------------  ---------------- --------- ----------- --------- ----------- --------- ----------- ---------
New Enterprise Associates
V, Limited
Partnership...............   3,113,096 (4)   10.0%     440,526        23.0%    801,493      20.2%    563,771      16.4%
OrNda Investments, Inc.  .   2,833,288 (5)    9.1          --          --           --       --           --        --
Venrock Associates........   1,704,613 (4)    5.5      275,328        14.4     286,247       7.2     422,828      12.3
Sprout Capital VI, L.P. ..   1,612,133 (4)    5.2      212,961        11.1     442,813      11.2     298,798       8.7
William Blair Venture
Partners III..............   1,558,929 (4)    5.0      220,262        11.5     343,496       8.7     366,452      10.7
CW R&D II (Financial)
Fund, L.P.................     947,976 (4)    3.0      220,262        11.5      57,250       1.4     174,769       5.1
Catalyst Ventures,
Limited Partnership.......     924,531 (6)    3.0      110,131         5.8     228,997       5.8     211,414       6.1
Landmark Venture
Capital Partners, L.P. ...     610,417 (4)    2.0      110,131         5.8     114,498       2.9      98,660       2.9
HancockVenture
Partners II, L.P..........     818,096 (4)    2.6          --          --      457,996      11.6     149,400       4.3
First Century Partnership
III.......................     818,096 (4)    2.6          --          --      457,996      11.6     149,400       4.3
Morganthaler Venture
Partners III..............     642,857 (4)    2.1          --          --      343,496       8.7     140,943       4.1
Frontenac Venture V
Limited Partnership.......     357,143 (4)    1.1          --          --       68,698       1.7     253,697       7.4
Frontenac VI Limited
Partnership...............     314,286 (4)    1.0          --          --          --         --     310,074       9.0
New Venture Partners III,
L.P.......................     185,714 (4)      *          --          --          --         --     183,225       5.3
Rock A. Morphis...........     881,720        2.8          --          --          --         --         --         --
William B. Luttrell.......     854,375 (7)    2.7          --          --          --         --         --         --
George G. Schneider.......     360,000 (8)    1.1          --          --          --         --         --         --
Gary W. Rasmussen.........      80,000          *          --          --          --         --         --         --
Sarah C. Garvin...........      302,321(9)      *          --          --          --         --       8,571         *
H. Michael Finley.........     100,000(10)      *          --          --          --         --         --         --
J. Michael Ribaudo, M.D. .     415,336(11)    1.3          --          --          --         --         --         --
Ted H. McCourtney, Jr. ...   1,704,613(12)    5.5      275,328        14.4     286,247       7.2     422,828      12.3
Charles N. Martin, Jr. ...   2,833,288 (5)    9.1          --          --          --         --         --         --
John M. Nehra.............     924,531(13)    3.0      110,131         5.8     228,997       5.8     211,414       6.1
Charles W. Newhall III ...   4,054,815(14)   13.0      567,845        29.7   1,030,490      26.0     775,185      22.5
Richard M. Scrushy........     478,750(15)    1.5          --          --          --         --         --         --
H. Carlton Stinson........        881,720     2.8          --          --          --         --         --         --
All directors and
executive officers as a
group (11 persons)........  12,012,563(16)   37.3      843,173        44.1   1,316,737      33.2   1,206,584      35.0


     * Less than one percent.
 (1) The named stockholders have sole voting and investment power with respect to all shares shown as being beneficially owned by them, except as otherwise indicated.
 (2) Percentage calculated by adding only individual stockholder's options or warrants to total outstanding shares.
 (3) The shares of SHC Series A Preferred Stock, SHC Series B Preferred Stock and SHC Series C Preferred Stock are convertible into SHC Common Stock on a one-for-one basis.

 (4) Includes shares of SHC Common Stock issuable upon conversion of shares of SHC Series A Preferred Stock, SHC Series B Preferred Stock and SHC Series C Preferred Stock.
 (5) These shares are owned by OrNda Investments, Inc., an indirect wholly-owned subsidiary of OrNda HealthCorp. Mr. Martin is the Chairman and Chief Executive Officer of OrNda HealthCorp. Mr. Martin disclaims beneficial ownership of the shares held by OrNda Investments, Inc.
 (6) Includes shares of SHC Common Stock issuable upon conversion of shares of SHC Series A Preferred Stock, SHC Series B Preferred Stock and SHC Series C Preferred Stock, and 33,162 shares of SHC Common Stock issuable upon the exercise of warrants.
 (7) Includes 420,000 shares of SHC Common Stock issuable upon the exercise of options. Also includes 64,132 shares of SHC Common Stock held by Mr. Luttrell's wife, as Trustee, as to which shares Mr. Luttrell may be deemed to share voting and investment power.
 (8) Includes 360,000 shares of SHC Common Stock issuable upon the exercise of options, 240,000 of which will vest upon consummation of the Merger.
 (9) Includes shares of SHC Common Stock issuable upon conversion of shares of SHC Series C Preferred Stock and 260,000 shares of SHC Common Stock issuable upon the exercise of options, 90,000 of which will vest upon consummation of the Merger.
 (10) Includes 100,000 shares of SHC Common Stock issuable upon the exercise of options, all of which will vest upon consummation of the Merger.
 (11) Includes 170,000 shares of SHC Common Stock issuable upon the exercise of options.
 (12) These shares are held of record by Venrock Associates. Mr. McCourtney is a general partner of Venrock Associates and, as such, shares voting and investment power with respect to such shares. Includes shares of SHC Common Stock issuable upon conversion of shares of SHC Series A Preferred Stock, SHC Series B Preferred Stock and SHC Series C Preferred Stock.
 (13) These shares are owned of record by Catalyst Ventures, of which Mr. Nehra is a general partner. Mr. Nehra shares voting and investment power with respect to such shares and disclaims beneficial ownership of such shares. Includes 33,162 shares of SHC Common Stock issuable upon the exercise of warrants.
 (14) Mr. Newhall is (i) a general partner of NEA Partners V, L.P., the general partner of New Enterprise Associates V, Limited Partnership, (ii) a general partner of Catalyst Ventures, Limited Partnership, and (iii) a general partner of NEA Silverado Partners, the general partner of The Silverado Fund I, Limited Partnership. The shares set forth opposite Mr. Newhall's name are owned of record by such entities. Mr. Newhall shares voting and investment power with respect to such shares and disclaims beneficial ownership of such shares. Includes 33,162 shares of SHC Common Stock issuable upon the exercise of warrants.
 (15) Includes 10,000 shares of SHC Common Stock issuable upon the exercise of options.
 (16) Includes shares of SHC Common Stock issuable upon the exercise of options, as well as shares of SHC Common Stock issuable upon conversion of shares of SHC Series A Preferred Stock, SHC Series B Preferred Stock and SHC Series C Preferred Stock. Does not include SHC Shares held by William B. Luttrell or Gary
W. Rasmussen because such persons were no longer serving as either directors or executive officers of SHC as of April 15, 1995.


   The addresses of those persons who are known to SHC to be the beneficial owners of 5% or more of any class of outstanding capital stock of SHC are as follows: Venrock Associates, 30 Rockefeller Plaza, Room 5508, New York, New York 10005; New Enterprises Associates, 1119 St. Paul Street, Baltimore, Maryland 21202; Landmark Venture Capital Partners, Limited Partnership, 1119 St. Paul Street, Baltimore, Maryland 21202; Catalyst Ventures, Limited Partnership, 1119 St. Paul Street, Baltimore, Maryland 21202; William Blair Venture Partners III, 222 West Adams Street, Chicago, Illinois 60606; OrNda Investments, Inc. 1409 E. Lake Mead Boulevard, N. Las Vegas, Nevada 89030; Sprout Capital VI, L.P., 140 Broadway, 42nd Floor, New York, New York 10005; CW R&D II (Financial) Fund, L.P., 1041 Third Avenue, Second Floor, New York, New York 10021; Hancock Venture Partners III, L.P., One Financial Center, 44th Floor, Boston, Massachusetts 02111; First Century Partnership III, 111 Bayhill Drive, Suite 380, San Bruno, California 94066; New Venture Partners III, L.P., 1119 St. Paul Street, Baltimore, Maryland 21202; Morganthaler Venture Partners III, 2730 Sand Hill Road, Suite 280, Menlo Park, California 94025; and Frontenac Venture V Limited Partnership and Frontenac VI Limited Partnership, 135 South LaSalle Street, Suite 3800, Chicago, Illinois 60603.


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



                 DESCRIPTION OF CAPITAL STOCK OF HEALTHSOUTH

   HEALTHSOUTH is authorized by its Restated Certificate of Incorporation to issue up to 101,500,000 shares of capital stock, of which 100,000,000 shares are designated Common Stock, par value $.01 per share, and 1,500,000 shares are designated Preferred Stock, par value $.10 per share.

Common Stock


    As of May 1, 1995, there were 71,626,487 shares of HEALTHSOUTH Common Stock outstanding. In addition, there were outstanding options under HEALTHSOUTH's stock option plans to purchase an additional 11,718,172 shares of HEALTHSOUTH Common Stock. An additional 823,408 shares of HEALTHSOUTH Common Stock were reserved for future option grants under such plans. Additionally, 6,112,956 shares are currently reserved for issuance upon conversion of HEALTHSOUTH's outstanding $115,000,000 principal amount of 5% Convertible Subordinated Debentures due 2001 (the "Debentures").


   Holders of HEALTHSOUTH Common Stock are entitled to participate equally in dividends when and as declared by the Board of Directors out of funds legally available therefor and, in the event of liquidation or distribution of assets of HEALTHSOUTH, are entitled to share ratably in such assets remaining after payment of liabilities. Stockholders are entitled to one vote per share. Holders of HEALTHSOUTH Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions with respect to such stock. The outstanding shares of HEALTHSOUTH Common Stock are fully paid and nonassessable.

Fair Price Provision

   HEALTHSOUTH's Restated Certificate of Incorporation contains certain provisions requiring supermajority stockholder approval to effect specified extraordinary corporate transactions unless certain conditions are met. The Restated Certificate of Incorporation requires the affirmative vote of 66 2/3 % of all shares of HEALTHSOUTH entitled to vote in the election of Directors to approve a "business combination" with any "other entity" that is the beneficial owner, directly or indirectly, of more than 20% of the outstanding shares of HEALTHSOUTH entitled to vote in the election of Directors. For purposes of this restriction, a "business combination" includes: (a) the sale, exchange, lease, transfer or other disposition by HEALTHSOUTH of all, or substantially all, of its assets or business; (b) any merger or consolidation of HEALTHSOUTH; and (c) certain sales of HEALTHSOUTH's Common Stock in exchange of cash, assets, securities or any combination thereof. An "other entity" is defined to include, generally, any corporation, person or entity, and any affiliate or associate of such corporation, person or entity.

   The foregoing supermajority vote shall not be required where, in the business combination, (i) HEALTHSOUTH's stockholders receive consideration per share not less than the highest per share price paid by the other entity in acquiring any of its holdings of HEALTHSOUTH's Common Stock (subject to certain adjustments upward) and (ii) certain other requirements, designed to prevent the other entity from receiving disproportionate gains in connection with the business combination, are satisfied.

   The provisions of HEALTHSOUTH's Restated Certificate of Incorporation described in the preceding paragraphs, and its Bylaws, may be amended or repealed only by the affirmative vote of 66 2/3 % of the shares entitled to vote thereon.

   The effect of the foregoing provisions is to make it more difficult for a person, entity or group to effect a change in control of HEALTHSOUTH through the acquisition of a large block of HEALTHSOUTH's voting stock, or to effect a merger or other acquisition that is not approved by a majority of HEALTHSOUTH's Directors serving in office prior to the acquisition by the other entity of 5% or more of HEALTHSOUTH's stock. In addition, holders of the Debentures have the right to require HEALTHSOUTH to redeem the Debentures at 100% of the principal amount thereof, plus accrued interest, upon the occurrence of certain events involving a sale or merger of HEALTHSOUTH, unless holders of HEALTHSOUTH's Common Stock shall receive an amount per share at least equal to the conversion price of the Debentures in effect on the date such sale or merger is consummated. Such holders' redemption option may impede certain forms of takeovers if the potential acquiror is unable to finance the redemption of the Debentures.

Section 203 of the DGCL

   HEALTHSOUTH is subject to the provisions of Section 203 of the DGCL. That section provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or affiliate or associate of such person who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person's becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder, (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares held by directors, officers and certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3 % of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. An "interested stockholder" is defined to include any person, and the affiliates and associates of such person that (i) is the owner of 15% or more of the outstanding voting stock of the corporation or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder. It is anticipated that the provisions of Section 203 of the DGCL may encourage companies or others interested in acquiring HEALTHSOUTH to negotiate in advance with the HEALTHSOUTH Board of Directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the acquiror's becoming an interested stockholder.

Preferred Stock

   HEALTHSOUTH's Restated Certificate of Incorporation authorizes the issuance of up to 1,500,000 shares of Preferred Stock, par value $.10 per share (the "HEALTHSOUTH Preferred Stock"). The Board of Directors has the authority to issue the HEALTHSOUTH Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions, including the dividend rights, dividend rate, conversion rights, voting rights, terms of redemption, redemption price or prices, liquidation preferences and the number of shares constituting any series or the designations of such series, without any further vote or action by the stockholders. Issuance of shares of HEALTHSOUTH Preferred Stock, while providing flexibility in connection with possible acquisition and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of HEALTHSOUTH. Any such issuance could also adversely affect the voting power of the holders of the HEALTHSOUTH Common Stock. The Board of Directors of HEALTHSOUTH has no present intention of issuing any shares of HEALTHSOUTH Preferred Stock.

Transfer Agent

   The transfer agent and registrar for the HEALTHSOUTH Common Stock is Chemical Bank, New York, New York.

                             COMPARISON OF RIGHTS
                     OF SHC AND HEALTHSOUTH STOCKHOLDERS

   Both SHC and HEALTHSOUTH are incorporated in Delaware. Holders of the capital stock of SHC will continue to have their rights and obligations as stockholders of HEALTHSOUTH after the Merger governed by Delaware law. Set forth below is a summary comparison of the rights of a HEALTHSOUTH stockholder under
HEALTHSOUTH's Restated Certificate of Incorporation (the "HEALTHSOUTH Certificate") and HEALTHSOUTH's Bylaws (the "HEALTHSOUTH Bylaws"), on the one hand, and the rights of an SHC stockholder under the SHC Certificate and SHC's Second Amended and Restated Bylaws (the "SHC Bylaws"), on the other hand. The information set forth below is qualified in its entirety by reference to the HEALTHSOUTH Certificate, the HEALTHSOUTH Bylaws, the SHC Certificate and the SHC Bylaws.

Classes and Series of Capital Stock


   SHC. The authorized capital stock of SHC consists of a total of 85,722,053 shares of capital stock. Of the total shares authorized, 60,000,000 shares have been authorized as SHC Common Stock, 700,000 shares have been authorized as SHC Non-Voting Common Stock and 25,022,053 shares have been authorized as SHC Preferred Stock. An aggregate of 15,022,053 shares of the SHC Preferred Stock has been divided into three series, the SHC Series A Preferred Stock, the SHC Series B Preferred Stock and the SHC Series C Preferred Stock, consisting of
5,450,624 authorized shares, 6,000,000 authorized shares and 3,571,429 authorized shares, respectively. The remaining 10,000,000 authorized shares of SHC Preferred Stock are undesignated. As of April 26, 1995, there were 21,960,718 shares of SHC Common Stock outstanding, no shares of SHC Non-Voting Common Stock outstanding, 1,911,902 shares of SHC Series A Preferred Stock outstanding, 3,961,413 shares of SHC Series B Preferred Stock outstanding, and 3,439,692 shares of SHC Series C Preferred Stock outstanding.


   HEALTHSOUTH. HEALTHSOUTH is authorized by the HEALTHSOUTH Certificate to issue up to 101,500,000 shares of capital stock, of which 100,000,000 shares are designated Common Stock, par value $.01 per share, and 1,500,000 shares are designated Preferred Stock, par value $.10 per share. As of May 1, 1995, there were 71,626,487 shares of HEALTHSOUTH Common Stock outstanding. In addition, there were outstanding options under HEALTHSOUTH stock option plans to purchase an additional 11,718,172 shares of HEALTHSOUTH Common Stock. An additional 823,408 shares of HEALTHSOUTH Common Stock were reserved for future option grants under such plans. Furthermore, 6,112,956 shares are currently reserved for issuance upon conversion of HEALTHSOUTH's outstanding $115,000,000 principal amount of 5% Convertible Subordinated Debentures due 2001. The Board of Directors of HEALTHSOUTH has the authority to issue the HEALTHSOUTH Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions for each such series, without any further vote or action by the
stockholders.   As of  May 9,  1995,  there  were  no  shares  of   HEALTHSOUTH
Preferred Stock issued and outstanding, and the Board of Directors of HEALTHSOUTH has no present intention of issuing shares of HEALTHSOUTH Preferred Stock.


Size and Election of the Board of Directors

   SHC. The SHC Bylaws provide that the number of directors of SHC shall be one or more, with the precise number to be fixed or changed from time to time by resolution adopted by affirmative vote of (i) at least two-thirds of the total number of directors then in office, or (ii) holders of at least two-thirds of the total number of issued and outstanding SHC Shares entitled to vote in the election of directors.

   Directors are divided into three classes, with each class consisting, as nearly as possible, of one-third of the total number of directors constituting the entire board. The term of office of one of the classes expires every year, so that each director's term is for a period of three years. At each succeeding annual meeting of stockholders, successors to the directors whose term expires at that annual meeting are elected or re-elected for a three year term.
Directors are elected by the affirmative vote of the holders of a majority of the total number of issued and outstanding SHC Shares represented at the annual meeting of stockholders and entitled to vote in the election of directors. Vacancies occurring on the Board of Directors, however occurring, whether by increase in the number of directors, resignation, retirement, disqualification, removal from office, death or otherwise, may be filled, until the next election of directors, by the affirmative vote of at least two-thirds of the total number of directors then remaining in office, though they constitute less than a quorum of the Board of Directors.

   HEALTHSOUTH. The HEALTHSOUTH Bylaws provide that the HEALTHSOUTH Board of Directors shall consist of at least one director and that the size of the HEALTHSOUTH Board of Directors may be fixed by the directors then in office. Directors of HEALTHSOUTH are elected by a plurality of votes cast and the annual meeting of stockholders. Vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors are filled by a majority of directors then in office.

Removal of Directors

   SHC. The SHC Bylaws provide that the entire Board of Directors or any individual director may be removed from office only for cause by the affirmative vote of the holders of at least two-thirds of the total issued and outstanding SHC Shares entitled to vote in the election of directors at any stockholders' meeting at which notice of such purpose has been given.

   HEALTHSOUTH. The HEALTHSOUTH Bylaws provide that a director may be removed with or without cause by the vote of the holders of a majority of the shares of capital stock entitled to vote thereon.

Other Voting Rights

   The SHC Bylaws provide that, unless otherwise required by law, the SHC Certificate or the SHC Bylaws, any question brought before any meeting of stockholders shall be decided by a majority of the votes entitled to be cast by the holders of SHC Shares represented and entitled to vote at such meeting. The SHC Certificate provides that, among other things, no liquidation, dissolution or winding up of SHC, or consolidation or merger of SHC with any other entity, may be effected without the approval of at least a majority of the then outstanding shares of SHC Series A Preferred Stock, SHC Series B Preferred Stock and SHC Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting as a separate series. The SHC Certificate contains similar provisions requiring majority or, in certain cases, supermajority of 70%, approval from certain classes of the SHC Preferred Stock with respect to actions adverse to the rights of holders of certain classes of the SHC Preferred Stock or with respect to proposed redemptions of classes of the SHC Preferred Stock.

   HEALTHSOUTH. The HEALTHSOUTH Common Stock is not divided into classes, and HEALTHSOUTH has no other classes or series of capital stock issued or outstanding other than the HEALTHSOUTH Common Stock. Each HEALTHSOUTH stockholder holding shares of HEALTHSOUTH Common Stock entitled to be voted on any matter, including the election of directors, shall have one vote on each such matter submitted to vote at a meeting of stockholders for each such share of HEALTHSOUTH Common Stock held by such stockholder as of the record date for such meeting. Except as specifically provided otherwise by law or by the HEALTHSOUTH Certificate or the HEALTHSOUTH Bylaws, the vote of the holders of a majority of the shares of capital stock present or represented and entitled to vote is required for the approval of any matter at a meeting of HEALTHSOUTH stockholders.

Dividends

   SHC. The holders of SHC Preferred Stock are entitled to receive dividends, out of funds legally available therefor, when and if declared by the Board of Directors. No dividends may be paid with respect to the SHC Series A Preferred Stock unless proportionate dividends (based on the original purchase prices of the series of SHC Preferred Stock, as defined in the SHC Certificate) have first been paid with respect to the SHC Series B Preferred Stock and the SHC Series C Preferred Stock. The SHC Certificate generally requires the approval of at least a majority of the then outstanding shares of SHC

Preferred Stock to authorize the payment of any dividends on any SHC Shares other than the SHC Preferred Stock. No dividends shall be paid on the SHC Common Stock unless SHC is current in certain payments to holders of the SHC Preferred Stock. Dividends and other distributions, payable in cash or other property, are to be paid on the SHC Non-Voting Common Stock on a parity with such dividends and other distributions paid on the SHC Common Stock, as and when declared by the Board of Directors of SHC, as though the SHC Common Stock and the SHC Non-Voting Common Stock were one and the same class, taking into account the number of shares of SHC Common Stock into which one share of SHC Non-Voting Common Stock can be converted on the date of payment of such dividend or other distribution.

   HEALTHSOUTH. The HEALTHSOUTH Certificate contains no provisions similar to the dividend provisions of the SHC Certificate set forth above.

Conversion and Dissolution

   SHC. Generally, the holders of shares of SHC Preferred Stock may, at any time, elect to convert such SHC Preferred Stock into shares of SHC Common Stock on a one-for-one basis subject to adjustment upon the occurrence of certain specified events, which may include the issuance of additional shares of SHC Common Stock, the issuance of rights or options, the issuance of convertible securities, changes in option price or conversion rate, payment of stock dividends and other events. Upon any liquidation of SHC, the holders of the shares of SHC Series B Preferred Stock and the holders of the shares of SHC Series C Preferred Stock are entitled, before any distribution or payment is made upon any stock ranking in liquidation junior thereto, to be paid the following amounts; (i) holders of SHC Series B Preferred Stock shall be entitled to be paid an amount equal to the greater of (a) $3.00 per share plus, in the case of each such share, an amount equal to the excess, if any, of (x) $.30 per share times the number of full years and parts thereof that such share has been outstanding, over (y) all cash dividends paid in the case of such share, or (b) such amount per share as would have been payable had each such share been converted to Common Stock immediately prior to liquidation; (ii) holders of SHC Series C Preferred Stock shall be entitled to be paid an amount equal to the greater of (a) $3.50 per share plus, in the case of each such share, an amount equal to the excess, if any, of (x) $.35 per share times the number of full years and parts thereof that such share has been outstanding, over (y) all cash dividends paid in the case of such share, or (b) such amount per share as would have been payable had each share been converted to SHC Common Stock immediately prior to liquidation. If upon liquidation, the assets to be distributed among the holders of SHC Series B Preferred Stock and the holders of SHC Series C Preferred Stock are insufficient to permit payment to such holders, then such holders shall share ratably in such assets. Upon any such liquidation, after the holders of SHC Series B Preferred Stock and the holders of SHC Series C Preferred Stock have been paid in full the amounts to which they are entitled, the holders of SHC Series A Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking junior thereto on liquidation, to be paid an amount equal to the greater of (a) 1.4545454 per share plus, in the case of each such share, an amount equal to the excess, if any, of (x) $.14545454 per share times the full years and parts thereof that such share has been outstanding over (y) all cash dividends in the case of such share, or (b) such amount per share as would have been payable had each such share been converted to SHC Common Stock immediately prior to liquidation. If, upon such liquidation, the assets to be distributed among the holders of SHC Series A Preferred Stock shall be insufficient to permit payable to such holders of the amount distributable as set forth above, then such holders shall share ratably in such assets.

   Each share of SHC Non-Voting Common Stock is convertible at any time at the option of the holder into one fully paid and nonassessable share of SHC Common Stock, subject to certain restrictions with respect to the amount of SHC Common Stock to be owned upon such conversion. The holders of SHC Non-Voting Common Stock share ratably with the holders of SHC Common Stock upon the dissolution of SHC. No shares of SHC Non-Voting Common Stock are currently outstanding.

   HEALTHSOUTH. The HEALTHSOUTH Common Stock has no conversion features. The HEALTHSOUTH Certificate authorizes 1,500,000 shares of Preferred Stock, par value $.10 per share, and provides that such shares of HEALTHSOUTH Preferred Stock may have such voting powers, preferences and other special rights (including, without limitation, the right to convert the shares of such HEALTHSOUTH Preferred Stock into shares of HEALTHSOUTH Common Stock) as shall be stated in the HEALTHSOUTH Certificate or resolutions providing for the issuance of HEALTHSOUTH Preferred Stock. If the Board of Directors were to designate such a series of HEALTHSOUTH Preferred Stock, such HEALTHSOUTH Preferred Stock could be entitled to preferential payments in the event of dissolution of HEALTHSOUTH.

Fair Price Provision

   SHC. The SHC Certificate does not have a "fair price" provision.

   HEALTHSOUTH. The HEALTHSOUTH Certificate provides that the vote of the holders of 66-2/3 percent of all shares of HEALTHSOUTH entitled to vote in the election of directors is required for the approval and adoption of a business combination (as defined in the HEALTHSOUTH Certificate) with any entity (as defined in the HEALTHSOUTH Certificate) if, on the record date for the determination of stockholders entitled to vote thereon, the other entity is the beneficial owner, directly or indirectly, of more than 20 percent of the outstanding shares of HEALTHSOUTH entitled to vote in the election of directors. The voting requirements of the "fair price" provision are not applicable to a business combination involving a holder of 20 percent or more of HEALTHSOUTH's voting stock in the business combination, if: (i) HEALTHSOUTH's stockholders receive consideration per share not less than the highest per share price paid by the other entity in acquiring any of its holdings of the HEALTHSOUTH Common Stock (subject to certain upward adjustments); and (ii) certain other requirements, designed to prevent the other entity from receiving disproportionate gains in connection with the business combination, are satisfied. See "DESCRIPTION OF CAPITAL STOCK OF HEALTHSOUTH -- Fair Price Provision".

Amendment or Repeal of the Certificate of Incorporation

   Under Delaware law, unless its certificate of incorporation or by-laws otherwise provide, amendments of a corporation's certificate of incorporation generally require the approval of the holders of a majority of the outstanding stock entitled to vote thereon, and if such amendment would increase or decrease the number of authorized shares of any class or series or the par value of such shares or would adversely affect the shares of such class or series, the approval of a majority of the outstanding stock of such class or series.

   SHC. The SHC Certificate requires the approval of a majority of the then outstanding shares of SHC Series A Preferred Stock, SHC Series B Preferred Stock and SHC Series C Preferred Stock, consenting or voting as separate series, in order for SHC to consent to any liquidation, dissolution, winding up, consolidation or merger with or into any other entity, or the sale or transfer of all or substantially all of SHC's assets. If the amendment, alteration or repeal of SHC's Certificate or Bylaws would adversely affect the rights of the holders of SHC Preferred Stock, it is necessary that at least a majority of the then outstanding shares of SHC Series A Preferred Stock or at least 70% of the then outstanding shares of SHC Series B Preferred Stock or SHC Series C
Preferred Stock (whichever such series would be adversely affected by such action) give its affirmative vote for the proposed action. With respect to the purchasing, or setting aside of any sums for the purchase of, or payment of any dividend or making any distribution on, any SHC Shares other than the SHC Preferred Stock (except for certain actions specified in SHC's Certificate), it is necessary to obtain the approval of at least a majority of the then outstanding shares of SHC Preferred Stock. A redemption or other acquisition of any shares of SHC Series A Preferred Stock, SHC Series B Preferred Stock or SHC Series C Preferred Stock (other than pursuant to optional redemption or pursuant to a purchase offer made pro rata to all holders of the shares of SHC Preferred Stock) requires the affirmative vote of at least a majority of the then outstanding shares of SHC Series A Preferred Stock, at least 70% of the then outstanding shares of SHC Series B Preferred Stock and at least 70% of the then outstanding shares of SHC Series C Preferred Stock, in each case consenting or voting separately as a series.

   No provisions of the terms of the SHC Preferred Stock contained in the SHC Certificate may be amended, altered or changed so as to affect adversely the holders of any series of SHC Preferred Stock without the written consent or affirmative vote of the holders of (i) in the case of the SHC Series A

Preferred Stock, at least a majority of the then outstanding shares of such series, (ii) in the case of the SHC Series B Preferred Stock, at least 70% of the then outstanding shares of such series, or (iii) in the case of the SHC Series C Preferred Stock, at least 70% of the then outstanding shares of such series.

   The SHC Certificate's provisions governing the classification of the Board of Directors may not be altered, amended or repealed in any respect unless such action is approved by the affirmative of the holders of at least two-thirds of the total number of issued and outstanding SHC Shares entitled to vote in the election of directors.

   The SHC Certificate reserves the right to amend, alter, change or repeal any provision contained therein in the manner prescribed by law. The SHC Bylaw provisions governing the number and election of directors, classification of directors, resignation, and removal of directors, and vacancies on the Board of Directors may not be altered, amended or repealed in any respect unless such action is approved by the affirmative vote of at least two-thirds of the total number of issued and outstanding SHC shares stock entitled to vote in the election of directors. The SHC Certificate states that the Board of Directors may adopt, alter, amend or repeal the Bylaws of SHC.

   HEALTHSOUTH. The HEALTHSOUTH Certificate requires approval by holders of at least 66-2/3 percent of the outstanding shares entitled to vote thereon to repeal or amend Article SIXTH of the HEALTHSOUTH Certificate (regarding the calling of special meetings by the stockholders), Article SEVENTH of the HEALTHSOUTH Certificate (regarding the "fair price" provision) and Article EIGHTH of the HEALTHSOUTH Certificate (regarding the amendment of the HEALTHSOUTH Certificate). The HEALTHSOUTH Certificate also provides that a majority of the HEALTHSOUTH Board of Directors may make, alter or repeal the HEALTHSOUTH Bylaws.

Special Meetings of Stockholders

   SHC. The SHC Bylaws provide that special meetings of stockholders, unless otherwise prescribed by law or by the SHC Certificate, may be called only by the President or at the request of a majority of the Board of Directors,

   HEALTHSOUTH. The HEALTHSOUTH Bylaws provide that a special meeting of the HEALTHSOUTH stockholders may be called by a majority of the board of directors or by the holders of at least 20 percent of the outstanding shares of capital stock of HEALTHSOUTH entitled to vote in the election of directors.

Liability of Directors

   The DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for damages for breach of the director's fiduciary duty, subject to certain limitations. Each of the HEALTHSOUTH Certificate and the SHC Certificate includes such a provision, as set forth below, to the maximum effect permitted by law.

   Each of the HEALTHSOUTH Certificate and the SHC Certificate provides that a director will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

   While these provisions provide directors with protection from awards of monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions described above apply to an officer of the corporation only if he or she is a director of the corporation and is acting in his or her capacity as director, and do not apply to officers of the corporation who are not directors.

Indemnification of Directors and Officers

   The DGCL permits a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The DGCL provides that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, including attorneys' fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The DGCL provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

   The HEALTHSOUTH Bylaws provide that each person who is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of HEALTHSOUTH, or is or was serving at the request of HEALTHSOUTH as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, will be indemnified by HEALTHSOUTH to the full extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits HEALTHSOUTH to provide broader indemnification rights than said law permitted prior to such amendment) or by other applicable laws then in effect.

   The Plan provides that all rights to indemnification for acts or omissions occurring prior to the Effective Time of the Merger now existing in favor of the current or former directors or officers of SHC and its subsidiaries as provided in their respective certificates or articles of incorporation or bylaws shall survive the Merger and shall continue in full force and effect in accordance with their terms.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling HEALTHSOUTH pursuant to the foregoing provisions, HEALTHSOUTH has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                          OPERATIONS AND MANAGEMENT
                       OF HEALTHSOUTH AFTER THE MERGER

Operations


   After the consummation of the Merger, SHC will be a wholly-owned subsidiary of HEALTHSOUTH and all of SHC subsidiaries will be indirect wholly-owned subsidiaries of HEALTHSOUTH. SHC will operate under the name Surgical Health Corporation. HEALTHSOUTH will continue to engage in the business of providing rehabilitative healthcare services as prior to the Merger, working with the management of SHC to operate and continue to expand SHC's business. As noted elsewhere in this Prospectus-Joint Proxy Statement, HEALTHSOUTH currently operates rehabilitation facilities in 95% of SHC's markets, and HEALTHSOUTH, by virtue of its national network, has existing managed care relationships that it anticipates will enhance SHC's patient volume and make it more competitive in the markets which it serves. Management of both Companies believe that, because of the movement toward increased utilization of outpatient surgery and the need of many of such surgery patients for rehabilitative healthcare services, significant cross-referral business will create operating synergies that will benefit both Companies and result in benefits to patients and payors from packaged pricing of bundled surgical and rehabilitative healthcare services in these common markets. In addition, it is believed that significant operating synergies in the areas of cost of capital, purchasing power and overhead reduction will result in more efficient operations and management for both HEALTHSOUTH and SHC. As SHC is the second largest independent operator of outpatient surgery centers in the United States, HEALTHSOUTH believes that its accelerated growth program for SHC's business will provide another avenue of growth for HEALTHSOUTH's business independent of, but complementary to, its rehabilitative healthcare business. No material disposition or restructuring of either of HEALTHSOUTH or SHC or any material part thereof is contemplated as a result of the Merger. See the information set forth herein and in the documents incorporated herein by reference as set forth under "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE", "BUSINESS OF HEALTHSOUTH" and "BUSINESS OF SHC".


Management

   After the consummation of the Merger, HEALTHSOUTH will be managed by the same Board of Directors and executive officers as existed prior to the Merger. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE".

                                   EXPERTS

   The consolidated financial statements of HEALTHSOUTH appearing in HEALTHSOUTH's Annual Report (Form 10-K) for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

   The consolidated financial statements of SHC at December 31, 1993 and 1994 and for each of the three years in the period ended December 31, 1994 appearing in this Prospectus-Joint Proxy Statement and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein which, as to the years 1992 and 1993 are based in part on the report of Arthur Andersen LLP, independent auditors. The financial statements referred to above are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

   The consolidated financial statements of Rehab Systems Company for the fiscal year ended June 30, 1994 incorporated in this Prospectus-Joint Proxy Statement by reference to the Current Report on Form 8-K/A, Amendment No.1, of HEALTHSOUTH dated March 8, 1995, have been so incorporated in reliance on the report (which contains an explanatory paragraph describing significant transactions with affiliated companies) of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The Boards of Directors of each of HEALTHSOUTH and SHC have appointed Ernst & Young LLP, certified public accountants, as independent auditors for their respective companies for 1995. Representatives of Ernst & Young LLP are expected to be present at each of the Special Meetings. These representatives will have an opportunity to make statements if they so desire and will be available to respond to appropriate questions.


   The combined balance sheets of Selected Rehabilitation Hospitals of National Medical Enterprises, Inc. as of May 31, 1992 and 1993, and the related combined statements of income owners' equity, and cash flows for each of the years in the three-year period ended May 31, 1993, incorporated by reference herein and in the registration statement have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick LLP and other auditors, independent certified public accountants, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing.

   The balance sheet of Health Providers, Inc. as of December 31, 1993 and the statements of operations, changes in stockholders' equity, and cash flows for the year ended December 31, 1993, incorporated by reference in this Registration Statement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.


                                LEGAL MATTERS

   The validity of the shares of HEALTHSOUTH Common Stock to be issued to the stockholders of SHC pursuant to the Merger will be passed upon by Haskell Slaughter Young & Johnston, Professional Association. As of the date of this Prospectus-Joint Proxy Statement, attorneys in that firm owned a total of 14,600 shares of HEALTHSOUTH Common Stock, and held currently-exercisable options to acquire an additional 15,000 shares of HEALTHSOUTH Common Stock.

                            ADDITIONAL INFORMATION

Other Business

   The respective Boards of Directors of each of HEALTHSOUTH and SHC do not know of any matter to be brought before their respective Special Meeting other than described in the Notice of Special Meeting accompanying this Prospectus-Joint Proxy Statement mailed to the stockholders of such company. If any other matter comes before such Special Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their best judgment with respect to such other matter.

Stockholder Proposals


   HEALTHSOUTH's 1995 Annual Meeting of Stockholders is scheduled to be held on June 6, 1995. In order for materials with respect to any proposals by stockholders to have been considered for inclusion in the Proxy Statement of HEALTHSOUTH for that meeting, such proposals would, under the rules of the SEC, have had to have been received by HEALTHSOUTH by December 17, 1994. No such proposals for inclusion in HEALTHSOUTH's proxy materials for its 1995 Annual Meeting of Stockholders have been received by HEALTHSOUTH. In the event that the Merger is not consummated, SHC anticipates that its 1995 Annual Meeting of Stockholders will be held in August 1995. In order for materials with respect to any proposals by stockholders to have been considered for inclusion in the Proxy Statement of SHC for that meeting, such proposals would, under the rules of the SEC, have had to have been received by SHC by April 3, 1995. No such proposals for inclusion in SHC's proxy materials for its 1995 Annual Meeting of Stockholders have been received by SHC.

              Index to Consolidated Financial Statements of SHC

                                                                                            PAGE
                                                                                           ------
Surgical Health Corporation .............................................................
Reports of Independent Auditors..........................................................  F-2
Consolidated Balance Sheets as of December 31, 1993 and 1994.............................  F-4
Consolidated Statements of Operations for the years ended December 31, 1992, 1993 and
1994.....................................................................................  F-5
Consolidated Statements of Redeemable Convertible Preferred Stock and Common Stock and
Other Shareholders' Equity for the years ended December 31, 1992, 1993 and 1994 .........  F-6
Consolidated Statements of Cash Flows for the years ended December 31, 1992, 1993 and
1994.....................................................................................  F-7
Notes to Consolidated Financial Statements ..............................................  F-8


              REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Surgical Health Corporation


We have audited the accompanying consolidated balance sheets of Surgical Health Corporation and subsidiaries as of December 31, 1993 and 1994, and the related consolidated statements of operations; redeemable convertible preferred stock and common stock and other shareholders' equity; and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the 1992 and 1993 consolidated financial statements of Heritage Surgical Corporation, a wholly-owned subsidiary, which statements reflect total assets constituting 53% in 1992 and 42% in 1993, total revenues constituting 44% in 1992 and 46% in 1993 and total net income constituting 57% in 1992 and 54% in 1993, of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for Heritage Surgical Corporation, is based solely on the report of the other auditors.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.


In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Surgical Health Corporation and subsidiaries at December 31, 1993 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.


                                                ERNST & YOUNG LLP

Atlanta, Georgia
March 1, 1995

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Heritage Surgical Corporation:

We have audited the accompanying consolidated balance sheets of Heritage Surgical Corporation (a Tennessee corporation) as of December 31, 1992 and 1993, and the related consolidated statements of income, shareholders' equity and cash flows for the years then ended (not presented separately herein). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements (not presented separately herein) referred to above present fairly, in all material respects, the financial position of Heritage Surgical Corporation as of December 31, 1992 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in the notes to the consolidated financial statements, the Company adopted SFAS 109 on January 1, 1993, and did not restate prior periods. Implementation of SFAS 109 required conversion to the liability method of accounting for deferred income taxes. As a result of the implementation of the standard, the classification of certain items on the balance sheet changed with no material effect on the Company's financial condition.

ARTHUR ANDERSEN LLP

Nashville, Tennessee
March 11, 1994

                         SURGICAL HEALTH CORPORATION
                         CONSOLIDATED BALANCE SHEETS

                                                                                        DECEMBER 31,
                                                                               -----------------------------
                                                                                    1993           1994
                                                                               -------------- --------------
ASSETS
Current assets:
Cash and cash equivalents....................................................  $    12,699,961   $  2,786,123
Accounts receivable, net of allowance for bad debts of $2,064,000 in 1993
and $2,568,000 in 1994.......................................................       14,175,377     19,939,089
Other receivables............................................................          542,309        854,006
Supplies.....................................................................        2,938,599      3,888,752
Prepaid expenses and other...................................................        2,317,728      1,174,454
Income taxes refundable......................................................              --         599,169
                                                                                - - - - - - - - - - - - -- -
Total current assets.........................................................       32,673,974     29,241,593
Property and equipment:
Land and land improvements...................................................        4,034,911      3,261,308
Buildings....................................................................        3,058,319     14,752,210
Leaseholds and leasehold improvements........................................        9,608,439     15,058,251
Equipment, furniture and fixtures............................................       30,775,496     47,892,201
Construction in progress.....................................................        8,110,991      2,334,801
                                                                                - - - - - - - - - - - - -- -
                                                                                    55,588,156     83,298,771
Less accumulated depreciation and amortization...............................       (8,574,744)   (15,464,348)
                                                                                - - - - - - - - - - - - -- -
                                                                                    47,013,412     67,834,423
Other assets:
Intangible assets............................................................       73,769,563     75,988,135
Deferred costs...............................................................        7,406,067      9,795,828
Deposits and other...........................................................        1,564,338      1,142,476
Investments in unconsolidated entities.......................................          468,742              -
                                                                                - - - - - - - - - - - - -- -
                                                                                    83,208,710     86,926,439
                                                                                - - - - - - - - - - - - -- -
Total assets.................................................................  $   162,896,096  $ 184,002,455
                                                                                = = = = = = = = = = = = == =
                     LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable.............................................................  $     4,694,700  $   3,973,548
Accrued expenses.............................................................        3,431,204      9,207,661
Accrued compensation.........................................................        1,352,156      1,430,569
Income taxes payable.........................................................          326,083            --
Current portion of long-term debt and capital lease obligations .............       10,158,598      1,984,712
                                                                                - - - - - - - - - - - - -- -
Total current liabilities....................................................       19,962,741     16,596,490
Long-term debt and capital lease obligations, less current portion ..........       59,672,637     87,635,174
Other long-term liabilities..................................................        2,827,109      2,743,273
Deferred income taxes........................................................        1,205,892        712,827
Minority interests...........................................................       13,324,759     12,528,466
Commitments and contingencies ...............................................
Redeemable common stock and warrants.........................................        2,713,407      3,034,339
Redeemable convertible preferred stock in series, $.01 par value:
Authorized shares--15,022,053 ...............................................
Issued and outstanding shares--9,523,400 in 1993 and 9,313,007 in 1994;
liquidation value of $30,032,000 in 1993 and $32,144,000 in 1994 ............           95,234         93,130
Additional paid-in capital on redeemable convertible preferred stock ........       26,954,050     26,475,558
Shareholders' equity:
Preferred stock, $.01 par value:
Authorized shares--10,000,000 ...............................................
Issued and outstanding shares--none in 1993 and 1994.........................              --             --
Non-voting common stock, $.0025 par value:
Authorized shares--700,000 ..................................................
Issued and outstanding shares--none in 1993 and 1994.........................              --             --

                                                                                        DECEMBER 31,
                                                                               -----------------------------
                                                                                    1993           1994
                                                                               -------------- --------------
Common stock. $.0025 par value:
Authorized shares-- 60,000,000 ..............................................
Issued and outstanding shares--21,373,680 in 1993 and 21,680,917 in 1994 ....           53,434        54,202
Additional paid-in capital on common stock...................................       32,085,944    33,391,713
Retained earnings............................................................        4,000,889       737,283
                                                                                - - - - - - - -   - - - -- -
Total shareholders' equity...................................................       36,140,267    34,183,198
                                                                                - - - - - - - -   - - - -- -
Total liabilities and shareholders' equity...................................  $   162,896,096  $184,002,455
                                                                                = = = = = = = = = = = = == =

                           See accompanying notes.

                         SURGICAL HEALTH CORPORATION
                    CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               YEARS ENDED DECEMBER 31,
                                                     -------------------------------------------

                                                           1992         1993           1994
                                                      ------------- ------------- --------------
Net revenues......................................  $   36,561,415  $ 80,882,690  $ 108,257,719
Facility operating costs..........................      28,193,621    59,644,098     81,391,716
General, administrative and development expenses .       2,460,340     4,311,128      8,756,375
Provision for doubtful accounts...................       1,412,254     2,306,378      3,156,074
Interest expense..................................       1,327,987     4,233,979      8,030,938
Merger costs......................................             --        332,523      3,570,961
Gain on sale of partnership interest..............             --     (1,400,137)            --
Interest and other income.........................        (491,119)     (325,718)      (575,262)
                                                     - - - - - - - - - - - -- - - - - - - - - -
Income before minority interests, income taxes
and extraordinary item ...........................       3,658,332    11,780,439      3,926,917
Minority interests in net earnings of
partnerships......................................      (2,842,677)   (5,254,400)    (6,198,714)
                                                     - - - - - - - - - - - -- - - - - - - - - -
Income (loss) before income taxes and
extraordinary item................................         815,655     6,526,039     (2,271,797)
Income taxes......................................         628,075     2,616,693        469,755
                                                     - - - - - - - - - - - -- - - - - - - - - -
Income (loss) before extraordinary item...........         187,580     3,909,346     (2,741,552)
Extraordinary loss from early extinguishment of
debt, net of income tax benefit of $226,000  .....             --            --         201,122
                                                     - - - - - - - - - - - -- - - - - - - - - -

Net income (loss).................................         187,580     3,909,346     (2,942,674)
Warrant accretion.................................             --            --         320,932
                                                     - - - - - - - - - - - -- - - - - - - - - -

Net income (loss) attributable to common shares ..  $      187,580  $  3,909,346   $  3,263,606)
                                                     = = = = = = = = = = = == = = = =  = = = = =

Pro forma net income data:
Net income as reported ...........................  $      187,580  $  3,909,346
Pro forma income taxes (benefit)..................        (147,400)      304,000
                                                     - - - - - - - - - - - -- - - - -
Pro forma net income .............................  $      334,980  $  3,605,346
                                                     = = = = = = = = = = = == = = = =
Income (loss) attributable to common shares
before extraordinary item per common share (pro
forma for 1992 and 1993) .........................  $          .02  $        .11   $       (.14)
Extraordinary loss per common share...............             --             --           (.01)
                                                     - - - - - - - - - - - -- - - - - - - - - -

Net income (loss) attributable to common shares
per common share (pro forma for 1992 and 1993)  ..  $          .02  $        .11   $       (.15)
                                                     = = = = = = = = = = = == = = = = = = = = =

Weighted average common and common equivalent
shares outstanding................................      20,424,825    31,428,040      21,814,316
                                                     = = = = = = = = = = = == = = = = = = = = =

                           See accompanying notes.

                         SURGICAL HEALTH CORPORATION
    CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND
                  COMMON STOCK AND OTHER SHAREHOLDERS' EQUITY

THIS TABLE SPLITS ONTO NEXT PAGE

                                                               REDEEMABLE CONVERTIBLE PREFERRED STOCK
                                                      -------------------------------------------------------------   ------------
                                                                                            ADDITIONAL
                                                       SERIES A     SERIES B    SERIES C     PAID-IN
                                                     CONVERTIBLE  CONVERTIBLE  CONVERTIBLE  CAPITAL ON   PREFERRED
                                                       PREFERRED    PREFERRED   PREFERRED    PREFERRED     STOCK        COMMON
                                                         STOCK       STOCK        STOCK        STOCK    SUBSCRIBED       STOCK
                                                      ----------  -----------  ------------ ----------- -----------   ------------
Balance at December 31, 1991..........................$ 11,908    $        -     $      -  $ 1,653,933  $6,191,897     $  20,786
  Issuance of 4,259,840 shares of series A
    convertible preferred stock previously
    subscribed........................................  42,598             -            -    6,149,299  (6,191,897)           -
  Issuance of 5,653,263 shares of series B
    convertible preferred stock, less offering costs
    of $85,388........................................       -        56,533            -   16,817,868           -            -
  Issuance of 2,834,478 shares of common stock .....         -             -            -            -           -         7,086
  Issuance of 4,487,919 shares of common stock in
    connection with acquisitions......................       -             -            -            -           -        11,220
  Issuance of 20,000 shares of common stock upon
   exercise of stock options..........................       -             -            -            -           -            50
  Common stock subscribed.............................       -             -            -            -           -             -
  Net income..........................................       -             -            -            -           -             -
  Dividends paid......................................       -             -            -            -           -             -
Balance at December 31, 1992..........................  54,506        56,533            -   24,621,100           -        39,142
  Issuance of 470,208 shares of common stock in
    connection with Ballas and MWA acquisitions ......       -             -            -            -           -         1,175
  Conversion  of  3,427,885  shares of series A
    convertible  preferred  stock and
     1,638,317 shares of series B convertible
     preferred stock into 5,066,202 shares of
     common stock....................................  (34,279)      (16,383)           -   (9,779,387)          -        12,666
  Issuance of 123,000 shares of common stock ........        -             -            -            -           -           308
  Issuance of 5,437 shares of common stock in
    connection with acquisitions.....................        -             -            -            -           -            13
  Issuance of stock purchase warrant.................        -             -            -            -           -             -
  Issuance of 52,000 shares of common stock upon
    exercise of stock options........................        -             -            -            -           -           130
  Issuance of 3,485,715 shares of series C
    convertible preferred stock, less offering costs
    of $52,808.......................................        -             -       34,857   12,112,337           -             -
  Net income.........................................        -             -            -            -           -             -
Dividends paid.......................................        -             -            -            -           -             -
Balance at December 31, 1993.........................   20,227        40,150       34,857   26,954,050           -        53,434
Accretion of redeemable warrants.....................        -             -            -            -           -             -
Conversion of 110,837  shares of series A convertible
  preferred  stock,  53,533 shares  of  series  B
  convertible  preferred  stock  and  46,023  of
  series  C convertible preferred stock into
  210,393 shares of common stock.....................   (1,109)         (535)        (460)    (478,492)          -           526
Issuance of 54,320 shares of common stock upon
exercise of stock options............................        -             -            -            -           -           136
Stock option compensation............................        -             -            -            -           -             -
Issuance of 42,524 shares of common stock upon
exercise of stock warrants...........................        -             -            -            -           -           106
Net loss.............................................        -             -            -            -           -             -
Balance at December 31, 1994......................... $ 19,118     $  39,615    $  34,397  $26,475,558   $       -      $ 54,202

THIS TABLE CONTINUED FROM THE PREVIOUS PAGE

                                                                 SHAREHOLDERS' EQUITY
                                                       ----------------------------------------
                                                        ADDITIONAL
                                                         PAID-IN
                                                        CAPITAL ON     COMMON
                                                         COMMON        STOCK         RETAINED
                                                          STOCK      SUBSCRIBED      EARNINGS
                                                       -----------   -----------    -----------
Balance at December 31, 1991..........................  $1,094,974    $        -     $1,688,961
  Issuance of 4,259,840 shares of series A
    convertible preferred stock previously
    subscribed........................................           -             -            -
  Issuance of 5,653,263 shares of series B
    convertible preferred stock, less offering costs
    of $85,388 .......................................           -             -            -
  Issuance of 2,834,478 shares of common stock .......   4,220,523             -            -
  Issuance of 4,487,919 shares of common stock in
    connection with acquisitions......................  14,718,833             -            -
  Issuance of 20,000 shares of common stock upon
   exercise of stock options..........................       7,950             -            -
  Common stock subscribed.............................           -        213,000           -
  Net income..........................................           -             -        187,580
  Dividends paid......................................           -             -     (1,124,998)
Balance at December 31, 1992..........................  20,042,280        213,000       751,543
  Issuance of 470,208 shares of common stock in
    connection with Ballas and MWA acquisitions ......   1,498,764             -            -
  Conversion  of  3,427,885  shares of series A
    convertible  preferred  stock and
     1,638,317 shares of series B convertible
     preferred stock into 5,066,202 shares of
     common stock....................................    9,817,383             -            -
  Issuance of 123,000 shares of common stock ........      544,152       (213,000)          -
  Issuance of 5,437 shares of common stock in
    connection with acquisitions.....................       18,487             -            -
  Issuance of stock purchase warrant.................      144,208             -            -
  Issuance of 52,000 shares of common stock upon
    exercise of stock options........................       20,670             -            -
  Issuance of 3,485,715 shares of series C
    convertible preferred stock, less offering costs
    of $52,808.......................................            -             -            -
  Net income.........................................            -             -      3,909,346
Dividends paid.......................................            -             -       (660,000)
Balance at December 31, 1993.........................   32,085,944             -      4,000,889
Accretion of redeemable warrants.....................            -             -       (320,932)
Conversion of 110,837  shares of series A convertible
  preferred  stock,  53,533 shares  of  series  B
  convertible  preferred  stock  and  46,023  of
  series  C convertible preferred stock into
  210,393 shares of common stock.....................      480,070             -            -
Issuance of 54,320 shares of common stock upon
exercise of stock options............................       20,638             -            -
Stock option compensation............................      804,685             -            -
Issuance of 42,524 shares of common stock upon
exercise of stock warrants...........................          376             -            -
Net loss.............................................            -             -     (2,942,674)
Balance at December 31, 1994.........................  $33,391,713    $        -    $   737,283

                           See accompanying notes.

                         SURGICAL HEALTH CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOW

                                                                           YEARS ENDED DECEMBER 31,
                                                               -----------------------------------------------
                                                                    1992            1993            1994
                                                               --------------- --------------- ---------------
Operating activities
Net income (loss) ......................................     $     187,580   $    3,909,346   $   (2,942,674)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities: ......................
Provision for doubtful accounts.........................         1,412,254        2,306,378         3,156,074
Depreciation and amortization ..........................         3,097,202        6,848,027        11,089,967
Amortization of loan origination costs .................               --           337,950           638,042
Minority interests in earnings of partnerships  ........         2,842,677        5,254,400         6,198,714
Loss on early extinguishment of debt....................               --              --             427,122
Stock option compensation...............................               --              --             804,685
Gain on sale of partnership interests ..................               --        (1,400,137)              --
Deferred income taxes ..................................            94,573          868,612          (341,801)
Changes in operating assets and liabilities (net of
acquired operating assets and liabilities):  ...........
Accounts receivable ....................................        (5,608,029)      (5,107,846)       (8,919,786)
Other receivables ......................................            62,997         (193,752)         (184,517)
Supplies ...............................................          (689,018)        (573,315)         (950,153)
Prepaid expenses and other .............................           (78,637)      (1,647,978)        1,143,274
Income taxes refundable.................................               --              --            (599,169)
Accounts payable........................................         2,119,570          270,148          (721,152)
Accrued expenses and compensation ......................           519,717        2,269,790         5,771,034
Income taxes payable ...................................           498,802           32,738          (477,347)
                                                           - - - - - - - - - - - - - -- - - - - - - - - - - -
 Net cash provided by operating activities ..............        4,459,688       13,174,361        14,092,313
Investing activities
Payments for purchase of majority interests in surgery
centers, net of cash acquired ..........................       (21,525,462)     (25,706,471)       (3,831,868)
Purchase of property and equipment .....................        (8,075,378)     (17,652,446)      (37,210,354)
Purchase of medical assets .............................        (1,764,644)        (408,116)              --
Proceeds from sale of property and equipment  ..........               --              --           9,291,939
Proceeds from sale of partnership interest .............               --         3,163,225           423,085
Increase in other assets ...............................        (1,642,052)      (4,735,835)       (5,493,853)
                                                           - - - - - - - - - - - - - -- - - - - - - - - - - -
Net cash used in investing activities ..................       (33,007,536)     (45,339,643)      (36,821,051)
Financing activities
Proceeds from issuance of redeemable convertible
preferred stock ........................................        23,066,298       12,147,194              --
Proceeds from issuance of common stock .................         4,448,606        1,852,198            21,256
Contributions from limited partners ....................         1,915,000        2,698,712         1,784,250
Distributions to limited partners ......................        (1,914,743)      (4,356,045)       (8,779,257)
Proceeds from issuance of long-term debt ...............        11,275,925       40,547,822       105,179,305
Payments on long-term debt and capital lease
obligations ............................................        (3,908,400)     (14,507,525)      (85,390,654)
Dividends paid .........................................        (1,124,998)        (660,000)              --
                                                           - - - - - - - - - - - - - -- - - - - - - - - - - - -
Net cash provided by financing activities ..............        33,757,688       37,722,356        12,814,900
                                                           - - - - - - - - - - - - - -- - - - - - - - - - - - -
Net increase (decrease) in cash and cash equivalents  ..         5,209,840        5,557,074        (9,913,838)
Cash and cash equivalents at beginning of year  ........         1,933,047        7,142,887        12,699,961
                                                           - - - - - - - - - - - - - -- - - - - - - - - - - - -
Cash and cash equivalents at end of year ...............    $    7,142,887   $   12,699,961   $     2,786,123
                                                           = = = = = = = = = = = = = == = = = = = = = = = = = = =


    See Notes 3, 5 and 8 for information regarding non-cash transactions.


                           See accompanying notes.

                         SURGICAL HEALTH CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Significant Accounting Policies

Description of Business

   Surgical Health Corporation (the "Company") was incorporated on April 24, 1991 to develop, acquire and manage outpatient surgery centers. The Company merged with Ballas Outpatient Management, Inc. ("Ballas") and Midwest Anesthesia, Inc. ("MWA") on February 11, 1993 in a transaction accounted for as a pooling of interests. Ballas (formerly Outpatient Surgery Center, Inc.) was incorporated in December 1984 and MWA was incorporated in July 1985. On January 18, 1994, the Company merged with Heritage Surgical Corporation ("Heritage") in a transaction accounted for as a pooling of interests. Heritage was incorporated in November 1991. All financial data for periods prior to the mergers have been restated to include the accounts and results of operations of the merged companies. See "Basis of Presentation" below.

   As of December 31, 1994, the Company, through its wholly-owned subsidiaries, owned and managed 36 outpatient surgery centers.

Basis of Presentation

   On February 11, 1993, the Company acquired all the outstanding stock of Ballas, an outpatient surgery center in St. Louis, Missouri, in exchange for 1,882,336 shares of the Company's common stock and also acquired all the outstanding stock of MWA, a provider of anesthesia services to patients of Ballas, in exchange for 823,500 shares of the Company's common stock. On January 18, 1994, the Company acquired all the outstanding common stock of Heritage, an operator of eleven outpatient surgery centers, in exchange for 12,079,186 shares of the Company's common stock. The Company agreed to allow the holders of Heritage common stock options and stock purchase warrants to convert such options and warrants into shares of the Company's common stock upon exercise of the related option and warrant by the holder in accordance with its original terms. Common stock in the aggregate number of 1,464,960 shares would be issued if all such options and warrants were exercised.

   These acquisitions have been accounted for as poolings of interests; and accordingly, all financial data for periods prior to the acquisitions have been restated to include the results of the merged companies.

Principles of Consolidation

   The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Certain of the Company's wholly-owned subsidiaries are general partners in limited partnerships which own and operate outpatient surgery centers. In each instance where the subsidiary owns at least a 50% interest in the partnership and also controls the operations of the partnership, the accounts and operations of such partnerships are included in the consolidated financial statements. Where the subsidiary owns less than a 50% interest in the partnership, the Company's investment in such partnership is accounted for using the equity method. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash Equivalents

   The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Supplies

   Supplies include medical supplies and drugs and are stated at the lower of cost (first-in, first-out method) or market.

                        SURGICAL HEALTH CORPORATION -
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Significant Accounting Policies--Continued

Property and Equipment

   Property and equipment purchased directly is stated at cost; property and equipment obtained through a purchase business combination is stated at estimated fair value as of the date of acquisition. Property and equipment under capital leases is recorded at the lower of the present value of the future minimum lease payments or the fair value of the related equipment.

   Depreciation (which includes the amortization of assets under capital leases) is computed using the straight line method over the related asset's estimated useful life (or the term of the related lease, if less), ranging from seven to thirty years.

Intangible Assets


   Intangible assets principally represent the amount by which the cost of acquired net assets exceeds their related fair value. This amount (goodwill) is being amortized on a straight-line basis over a forty-year period.

   The Company has assigned value to purchased centers' medical licenses in states where licenses to perform medical procedures are issued on a limited basis and require multiple approvals and detailed analyses documenting the need for a surgery center. The value of medical licenses is based on independent appraisals and the medical license requirements. Medical licenses are being amortized on a straight-line basis over a forty-year period.

   Management contracts represent the consideration paid to acquire management service contracts and are amortized over the contractual term of the related agreement.


   With respect to the carrying value of goodwill and other intangible assets, the Company considers on a quarterly basis whether events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company considers factors such as: the market value of the asset; a significant adverse change in legal factors or in the business climate; adverse action by a regulator; a history of operating or cash flow losses or a projection of continuing losses associated with an operating entity. The carrying value of goodwill and other intangible assets will be evaluated if the facts and circumstances suggest that it may have been impaired. If this evaluation indicates that the value of the asset will not be recoverable, as determined based on the undiscounted cash flows of the operating entity or asset over the remaining amortization period, the Company's carrying value of the asset will be reduced by the estimated short fall of cash flows.


Deferred Costs

   Organization costs incurred in connection with the formation of partnerships are deferred and amortized over a five-year period commencing when the center opens. Deferred costs also include pre-opening costs incurred in preparing a constructed facility for operations which are deferred and amortized over a twelve-month period from the date of opening. Costs incurred with respect to pending acquisitions or development projects (direct out-of-pocket costs as well as deposits or option payments) are deferred until completed or abandoned. The costs associated with completed projects are capitalized and costs associated with abandoned projects are expensed. During the fourth quarter of 1994, the Company reevaluated its continuing involvement in certain development projects. As a result of this analysis, the Company made a determination to abandon certain projects which were determined to lack financial viability and charged approximately $503,000 of related deferred costs to expense in 1994.


   The costs incurred in connection with the negotiating and closing of financing agreements, principally the fair market value of stock purchase warrants and legal fees, are capitalized and amortized over the term of the related agreement.

                        SURGICAL HEALTH CORPORATION -
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Significant Accounting Policies--Continued

Deferred Costs -- Continued


   At December 31, 1993 and 1994, accumulated amortization of deferred costs was approximately $1,560,000 and $4,165,000, respectively.

Net Revenues


   Net revenues are reported at the estimated net realizable amount from patients, third-party payors and others. Such revenues are recognized as the related services are performed. Contractual adjustments resulting from agreements with various organizations to provide services for amounts which differ from standard charges are recorded as deductions from revenues. Amounts which are determined to be uncollectible are charged to operating expenses.


Concentration of Credit Risk

   The Company's principal financial instrument subject to potential concentration of credit risk is trade accounts receivable. The concentration of credit risk with respect to trade accounts receivable is limited due to the large number of payors and their dispersion across many different insurance companies, individuals and geographic locations.

Minority Interests

   Minority interests represent the equity interests of the minority investors in the Company's majority-owned partnerships. The amount of the minority interests is adjusted for the minority investors' share of the partnerships' income or loss and is decreased by distributions paid to minority investors. Minority interests in net earnings of partnerships reflect the minority investors respective share of the income or loss of the related partnership.

Income Taxes

   The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".

Net Income (Loss) Per Common Share


   Net income (loss) per common share is based upon the weighted average number of common and common equivalent shares outstanding. Common equivalent shares, when dilutive, include the effects of outstanding stock options and warrants as well as the assumed conversion of outstanding redeemable convertible preferred stock. In addition, pro forma net income per common share for 1992 and 1993 reflects a pro forma tax provision relating to certain acquisitions of S corporations accounted for as poolings of interests. In 1994, the net loss attributable to common shares includes accretion for the increase in redemption value of redeemable warrants.

                        SURGICAL HEALTH CORPORATION -
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Mergers

   Net revenues and net income (loss) for the merged companies (as described in Note 1, "Description of Business" and "Basis of Presentation") for 1992, 1993 and 1994 follows (in thousands):

                                           NET          NET INCOME
                                        REVENUES          (LOSS)
                                        ----------     ------------
Year ended December 31,
1992
The Company .....................      $   6,341       $    (852)
Heritage ........................         16,057             765
Ballas and MWA ..................         14,283             271
Conforming adjustments ..........           (120)              4
Combined ........................      $  36,561       $     188
Year ended December 31,
1993
The Company .....................      $  41,318       $   1,819
Heritage ........................         37,527           2,107
Ballas and MWA ..................          2,038             (17)
Combined ........................      $  80,883       $   3,909
Year ended December 31,
1994
The Company .....................      $ 106,281       $  (3,014)
Heritage ........................          1,977              71
Combined ........................      $ 108,258       $  (2,943)


   Conforming adjustments relate principally to amounts necessary to conform the depreciation policies used by Ballas and MWA.


3. Acquisitions

   In February 1992, the Company, through a majority-owned limited partnership, acquired certain medical equipment and a license to operate an outpatient surgery center from Multi-Care Surgery Center, Inc. ("Multi-Care"), a provider of ambulatory healthcare services in Atlanta, Georgia, for cash consideration of approximately $1,810,000 and a 10% note payable for $400,000. In connection with the Multi-Care asset purchase, the Company entered into a consulting agreement with an individual related to Multi-Care under the terms of which the Company agreed to make annual payments of $100,000 for five years and to issue warrants to this individual to purchase 25,000 shares of the Company's common stock at a price per share equal to any future initial public offering price per share of the Company's common stock. The warrants expire at a date three years subsequent to an initial public offering.

   In April 1992, the Company, through a wholly-owned subsidiary, acquired a 51% interest in Indian River Surgery Center, an outpatient surgery center located in Vero Beach, Florida, for cash consideration of $207,000 and the issuance of 555,484 shares of the Company's common stock. The common stock was recorded at its estimated fair value of $630,000.

   Interests in three outpatient surgery centers were acquired in April 1992 for $546,437 in cash consideration and the issuance of 1,099,147 shares of the Company's common stock. The common stock was recorded at its estimated fair value of $1,246,594. The Company acquired a 41% interest in Gulf Coast Lithotripsy Associates, L.P., located in Houston, Texas, a 28% interest in Coastal Lithotripsy Associates, L.P., located in Atlanta, Georgia and a 31% interest in Chesapeake Lithotripsy Associates, L.P., located in Baltimore, Maryland.


   In June 1992, the Company, through a wholly-owned subsidiary, acquired all of the outstanding common stock of Surgicenter of San Antonio, Inc., an outpatient surgery center in San Antonio, Texas, for cash consideration of approximately $3,400,000 and a 9% note payable for $200,000.

                        SURGICAL HEALTH CORPORATION -
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. Acquisitions--Continued


   In August 1992, the Company, through a majority-owned limited partnership, acquired all the outstanding common stock of Collier Surgi-Center, Inc., an outpatient surgery center in Naples, Florida, for cash consideration of approximately $1,082,000 and the issuance of a 10% interest in the partnership. Additionally, an earnout payment of $237,000 was paid in 1994 and was recorded as additional purchase price.

   In September 1992, the Company, through a majority-owned limited partnership, acquired all the assets of Surgical Partners Joint Venture, an outpatient surgery center in Evanston, Illinois, for cash consideration of approximately $3,900,000, an 8% note payable for $1,665,000 and the issuance of a 21% interest in the partnership. Additionally, an earnout payment of $404,000 was paid in 1993 and was recorded as additional purchase price.

   In September 1992, the Company, through a majority-owned limited partnership, acquired all assets of North Dade Specialists, Inc., a development stage outpatient surgery center in North Miami Beach, Florida, for cash consideration of approximately $350,000 and the issuance of a 49% interest in the partnership.


   In September 1992, the Company, through a majority-owned limited partnership, acquired substantially all the assets of the Center for Outpatient Surgery, Inc., an outpatient surgery center in Phoenix, Arizona, for cash consideration of approximately $2,220,000 and a 9% note payable for $2,110,000.


   In September 1992, the Company acquired, in a single transaction, partnership interests in three operating outpatient surgery centers. The facilities acquired were South Bay Ambulatory Surgery Center, a 50% partnership interest, UTC Surgicenter, a 50% partnership interest and Center for Surgery of Encinitas, a 50% partnership interest, all of which are located in San Diego, California. In addition to the three operating centers, the Company acquired partnership interests in two outpatient surgery centers under development, Newport Beach Surgery Center (a 50% partnership interest), located in Newport Beach, California, and The Surgery Center of The Woodlands (a 30% partnership interest), located in The Woodlands, Texas. The Company issued 2,833,288 shares of common stock as consideration, which was recorded at its estimated fair value of $12,853,459.

   In October 1992, the Company, through a wholly-owned subsidiary, acquired a 60% partnership interest in Boca Raton Outpatient Surgery and Laser Center, an outpatient surgery center located in Boca Raton, Florida, for cash consideration of $5,000,000. Additionally, earnout payments, based upon a multiple of the partnership's net income for the twelve-month periods ending February 28, 1993, l994, 1995 and 1996 are due and payable by April 30 of each year. The Company paid $1,500,000 and $2,714,000 in 1993 and 1994, respectively. These amounts were recorded as additional purchase price.

   In October 1992, the Company, through a majority-owned limited partnership, acquired substantially all the assets of Surgery Center, Inc., an outpatient surgery center located in Bradenton, Florida for cash consideration of approximately $750,000.


   In October 1992, the Company, through a majority-owned limited partnership, acquired substantially all the assets of Gwinnett Ambulatory Surgical Unit, L.P., an outpatient surgery center in Snellville, Georgia, for cash consideration of approximately $3,300,000 and the issuance of a 20% interest in the partnership. Additionally, an earnout payment of $759,000 was paid in 1993 and was recorded as additional purchase price.

                        SURGICAL HEALTH CORPORATION -
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. Acquisitions--Continued


   In December 1992, the Company, through a majority-owned limited partnership, acquired all the assets of Palms Wellington Surgical Partners Limited, a development stage outpatient surgery center in Royal Palm Beach, Florida, for cash consideration of approximately $285,000, a 12% note payable for $415,000 and the issuance of a 49% interest in the partnership. Additionally, an earnout payment based upon a multiple of the partnership's calendar year 1995 net income, to the extent such amount exceeds a base amount, is due in April 1996.

   In December 1992, the Company, through a majority-owned limited partnership, acquired all the assets of Oklahoma Ambulatory Surgery Center, Inc., an outpatient surgery center in Midwest City, Oklahoma, for cash consideration of approximately $100,000, a 10% note payable of $1,400,000 and the issuance of a 10% interest in the partnership. Additionally, an earnout payment of $530,000 was paid in March 1993 and was recorded as additional purchase price.


   In January 1993, the Company acquired all the outstanding common stock of Heritage Medical Services of Maryland, Inc.; Heritage Medical Services of Texas, Inc. and Heritage Medical Services of Georgia, Inc. The sole asset of these three companies was a general partnership interest in the three outpatient surgery centers in which the Company originally acquired a partnership interest in April 1992. As a result, the Company increased its ownership interest in each of these three partnerships to 51%. The common stock was purchased with subordinated promissory notes in the principal amount of $3,546,621. Certain of the Company's shareholders (including several who are also officers and/or directors) were the principal shareholders of these three companies. Additionally, the Company purchased the management service contracts for these three partnerships from Heritage Group, Inc., a company owned by certain shareholders of the Company for subordinated promissory notes in the principal amount of $1,316,817.


   In March 1993, the Company, through a majority-owned limited partnership, acquired substantially all the assets of Podiatry Associates of Oklahoma, Inc., an outpatient surgery center in Oklahoma City, Oklahoma, for cash consideration of approximately $7,320,000 and the issuance of an 11% interest in the partnership.

   In April 1993, the Company, through a majority-owned limited partnership, acquired certain medical equipment and a license to operate an outpatient surgery center in Tucker, Georgia from Northlake Tucker Ambulatory Surgery Center, Inc. for cash consideration of approximately $350,000.

   In July 1993, the Company, through two majority-owned limited partnerships, acquired substantially all the assets of Central Florida Surgical Centers, Inc. ("Central Florida") and Oakwater Surgical Center, Inc. ("Oakwater"). Central Florida and Oakwater each owned and operated an outpatient surgery center in Orlando, Florida and were majority-controlled by the same shareholders. The purchase price consisted of approximately $8,640,000 in cash and issuance of a 30% interest in each of the newly formed limited partnerships.


   In August 1993, the Company, through a wholly-owned subsidiary, acquired all of the common stock of Tesson Ferry Medical Management, Inc. and South County Outpatient Management, Inc. for consideration of approximately $225,000. The sole asset of these two companies were general partner interests in two newly formed limited partnerships. The Company, through these two partnerships, constructed a medical office building and outpatient surgery center in St. Louis, Missouri. Additionally, the Company acquired the rights to the related management service contracts for the two partnerships from a company which is majority-owned by one of the Company's officers and directors for $200,000.

                        SURGICAL HEALTH CORPORATION -
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. Acquisitions--Continued


   In September 1993, the Company, through a wholly-owned subsidiary, purchased a 60% interest in an outpatient surgery center in Cincinnati, Ohio for a total purchase price of approximately $3,323,000. The purchase price consisted of $1,594,000 in cash, notes payable of approximately $775,000 and the issuance of 219,752 shares of the Company's common stock which was recorded at its estimated fair value of approximately $810,000. In addition, the Company granted to an individual warrants for the purchase of 42,525 shares of common stock at an exercise price of $.01 per share for payment of brokerage fees on this transaction. The warrant was recorded at its estimated fair value of approximately $144,000.

   In September 1993, the Company purchased an additional 20% interest in The Surgery Center of The Woodlands for a purchase price of $300,000 in cash. This purchase increased the Company's ownership interest to 50%.

   In November 1993, the Company, through a majority-owned limited partnership, purchased substantially all the assets of Surgery Center Associates, Inc., an outpatient surgery center located in St. Louis, Missouri for cash consideration of $4,154,000. Additionally, the Company granted to the seller a warrant to purchase 25,000 shares of the Company's common stock at a price per share equal to any future initial public offering price per share. This warrant expires three years subsequent to an initial public offering.


   In December 1993, the Company, through a majority-owned limited partnership, purchased all the assets of Hawthorn Place Joint Venture, an outpatient surgery center located in Libertyville, Illinois for consideration of $3,000,000. Additionally, an earnout payment of $1,118,000 was paid in 1994 and was recorded as additional purchase price.


   In April 1994, the Company issued 8% subordinated promissory notes in the aggregate principal amount of $245,000 in connection with finalizing the earnout provision of the purchase of the common stock of Heritage Medical Services of Maryland, Inc. Certain of the Company's shareholders (including several who are officers or directors) were the principal shareholders of this company.

   Each of the above acquisitions was accounted for as a purchase transaction and accordingly the various assets acquired have been recorded at their respective fair value as of the date of acquisition. The Company records amounts paid, if any, under the earnout provisions described above as additional purchase consideration in the period the amount is determinable. The excess of the total acquisition costs (consisting of the related purchase price, assumed liabilities and associated acquisition costs) over the fair value of the net assets acquired was approximately $33,640,000 in 1993 and $3,832,000 in 1994. The results of operations of the acquired businesses have been included in the consolidated statement of income since their respective purchase dates.


   In March 1994, the Company, through a wholly-owned subsidiary, acquired all the outstanding capital stock of Tesson Ferry Anesthesia, Inc. ("TFA") from an individual who is also an officer and director of the Company. The purchase price for the stock is to be paid based upon a multiple of TFA's adjusted net income for the first three twelve-month periods following the start of business operations by TFA. Any such payments will be accounted for as compensation expense in the period that the amount of compensation is determinable. TFA was formed to provide anesthesia services to patients of an outpatient surgery center acquired by the Company in the development stage in August 1993. Up to 30% of the capital stock of TFA may be issued by the Company to anesthesiologists providing services at such center. TFA commenced operations in May 1994.

                        SURGICAL HEALTH CORPORATION -
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. Acquisitions--Continued


   The following unaudited pro forma summary of consolidated results of operations has been prepared as if each of the above acquisitions had been acquired on the later of January 1, 1992 or the respective acquired entities' start of business.

                                                        YEARS ENDED DECEMBER 31,
                                                        ------------------------
                                                         1992              1993
                                                       --------          --------
                                                 (In thousands,except per share amounts)

Net revenues ...............................           $66,227           $88,990
Net income .................................             2,019             4,128
Net income per common
share ......................................               .08               .13

   These pro forma results do not purport to be indicative of the results that would have actually been obtained if the respective businesses had been acquired as of January 1, 1992 or of results which may occur in the future.


4. Intangible Assets

   Intangible assets consist of the following amounts:

                                                 DECEMBER 31,
                                           ----------------------------
                                                1993           1994
                                           --------------  ------------
Excess of cost over net assets
acquired...............................  $   69,273,072   $ 73,624,971
Medical licenses.......................       4,924,315      4,975,260
Management contracts...................       1,217,277      1,417,277
Other .................................         238,920        238,920
                                           -------------- -------------
                                             75,653,584     80,256,428
Accumulated amortization...............      (1,884,021)     4,268,293)
                                           -------------- -------------
                                         $   73,769,563   $ 75,988,135
                                          = = = = = = = = = = = == = = =

5. Long-Term Debt and Capital Lease Obligations

   At December 31, 1993 and 1994, long-term debt and capital lease obligations consisted of the following:

                                                                         DECEMBER 31,
                                                                --------------------------------
                                                                       1993            1994
                                                                ----------------  --------------
Senior subordinated notes, interest at 11.5%, due July 15,
2004..........................................................  $            --  $  75,000,000
Revolving credit facility.....................................       31,617,260      9,000,000
Various notes repaid in 1994..................................       30,798,641            --
Capital lease obligations.....................................        7,268,993      5,484,251
Other.........................................................          146,341        135,635
                                                                -------------------------------
                                                                     69,831,235     89,619,886
Current portion...............................................      (10,158,598)    (1,984,712)
                                                                -------------------------------
                                                                $    59,672,637  $  87,635,174
                                                                 = = = = = = = = = = = = = = =

                        SURGICAL HEALTH CORPORATION -
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


5. Long-Term Debt and Capital Lease Obligations--Continued


   In June 1994, the Company issued $75 million of 11.5% Senior Subordinated Notes due July 15, 1999 (the "Notes"). The Notes may not be redeemed by the Company prior to July 15, 1999, except that prior to July 15, 1997, the Company may redeem up to $18.75 million in aggregate principal amount of the notes at 110% of the principal amount plus accrued interest with the proceeds of an initial public offering of common stock. The terms of the Notes provide for limitations on the Company's ability to incur additional indebtedness (excluding borrowings under the senior credit facility); to repurchase outstanding capital stock; to declare any dividends on capital stock; to make certain investments or to merge the Company.

   The proceeds of these Notes were used to repay all of the Company's outstanding long-term debt with the exception of its capital lease obligations. The aggregate principal balance of such indebtedness was approximately $74,544,000. In connection with this repayment, the Company recognized an extraordinary loss resulting from the write-off of the unamortized balance of deferred loan fees in the amount of $427,122 (before deduction of related income tax benefit of $226,000).


   In June 1994, the Company amended and restated its existing Loan and Security Agreement (the "Amended Agreement") with its primary lender. The Amended Agreement provides for a revolving credit facility of up to $50 million which expires on December 31, 1999. Borrowings outstanding under the Amended Agreement bear interest, at the Company's option, at either the bank's prime rate (8.5% at December 31, 1994) plus 1/4% or LIBOR (5.9% at December 31, 1994) plus 2 1/4 %. Commitment fees of 1/2 % are payable quarterly on the unused portion. As of December 31, 1994, the Company had approximately $41,000,000 available under this Amended Agreement for future borrowings.


   In connection with the revolving credit facility, the Company issued to the bank a stock purchase warrant to purchase 596,679 shares of its common stock or a similar number of shares of non-voting common stock at an exercise price of $.01 per share. The warrant expires in February 2003 and may be exercised at any time at the option of the warrant holder. Under the terms of the warrant agreement, the warrant holder has certain registration rights and antidilution protection from future equity securities issued at below fair market value, and can restrict the payment of dividends to any class of capital stock. The warrant agreement also requires the Company to repurchase the warrant, at the option of the warrant holder, at any time during the period February 2000 to February 2003. The purchase price is to be based upon a multiple of the Company's then operating cash flows, as defined in the warrant agreement. This put right expires upon the successful completion of an initial public offering of the Company's common stock in which the proceeds to the Company and any selling stockholders are not less than $12,000,000.

   The Company recorded the warrants issued at their estimated fair value of $1,903,406 and has included the amount in loan origination costs and treated the item as a non-cash financing transaction for purposes of the Statement of Cash Flows. The loan origination costs are being amortized over the term of the Amended Agreement. The excess of the redemption value over the carrying value has been accreted by periodic charges to common stock additional paid-in-capital over the life of the issue.

   The Amended Agreement contains numerous restrictive covenants, which limit, among other things, future borrowings; payment of dividends on any class of the Company's capital stock; distributions by the Company's majority-owned partnerships; loans to subsidiaries, affiliates or third parties and certain investments. The Amended Agreement also requires the maintenance of specified levels of cash flows, interest coverage and net worth.


   Through March 1, 1995, the Company had borrowed an additional $8,300,000 under the Amended Agreement.

                        SURGICAL HEALTH CORPORATION -
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. Long-Term Debt and Capital Lease Obligations--Continued


   Borrowings under the Amended Agreement are secured by all the assets of the majority-owned partnerships to which such borrowings are advanced as well as a pledge of the related partnership interest and stock of the Company's wholly-owned subsidiaries which serve as the partnerships' general partner.

   Substantially all the assets of the Company and the Company's majority-owned partnerships are pledged to secure the Company's indebtedness.

   The Company leases certain medical equipment under long-term lease arrangements which have been recorded as capital leases. During 1993 and 1994, the Company entered into capital lease obligations in the original principal amounts of approximately $3,100,000 and $200,000, respectively. The aggregate future minimum payments of these capital lease obligations as of December 31, 1994 are as follows:

1995.............................  $    2,492,827
1996.............................       2,324,502
1997.............................       1,183,595
1998.............................         346,514
1999.............................          20,967
Thereafter.......................          45,558
                                    - - - - - - -
                                        6,413,963
Less amount representing
interest.........................        (929,712)
                                    - - - - - - -
                                   $    5,484,251
                                    = = = = = = =


   Assets recorded under capital leases consist of the following:


                                           DECEMBER 31,
                                   -----------------------------
                                        1993          1994
                                   --------------  -------------
Equipment, furniture and
fixtures.........................  $    9,682,023  $   9,877,810
Accumulated amortization.........      (2,654,841)    (4,548,462)
                                  -----------------------------
                                   $    7,027,182  $   5,329,348
                                  -----------------------------

   The Company paid interest on its long-term debt and capital lease obligations during 1992, 1993, and 1994 of approximately $1,275,000, $3,897,000 and
$3,110,000 (including interest of $42,000 in 1992, $280,000 in 1993 and $635,000 in 1994 capitalized in connection with construction projects), respectively. The carrying amount of long-term debt and capital lease obligations approximates fair value.


6. Redeemable Securities


Redeemable Convertible Preferred Stock


   At December 31, 1994, the Company had authorized 5,450,624; 6,000,000; and 3,571,429 shares of series A, series B and series C redeemable convertible preferred stock, respectively. The following is a summary of the issued and outstanding shares and liquidation value by series as of December 31, 1993 and 1994:

                          1993                             1994
            --------------------------------  -------------------------------
                ISSUED AND                       ISSUED AND
                OUTSTANDING     LIQUIDATION    OUTSTANDING       LIQUIDATION
                 SHARES            VALUES        SHARES             VALUES
- ----------    ---------------  -------------  --------------   ---------------
Series A .      2,022,739      $  3,502,000     1,911,902       $  3,586,000
Series B .      4,014,946        13,775,000     3,961,413         14,773,000
Series C .      3,485,715        12,755,000     3,439,692         13,785,000
              ---------------  -------------  -------------    ---------------
Total.....      9,523,400      $ 30,032,000     9,313,007       $ 32,144,000
              ===============  =============  =============    ===============

                        SURGICAL HEALTH CORPORATION -
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. Redeemable Securities--Continued

Redeemable Convertible Preferred Stock -- Continued

   The holders of the series A, series B, and series C convertible preferred stock (collectively, the "preferred stock"), are entitled to receive dividends, if declared by the Board of Directors and affirmed by a majority of the directors elected by the holders of the preferred stock. No dividends will be paid to holders of series A convertible preferred stock until dividends have first been paid to holders of series B and series C convertible preferred stock. The holders of the preferred stock have the right to require the Company to redeem all of the outstanding preferred stock on or after July 1, 1997 (the "redemption date") following a majority vote by the holders of preferred stock and the consent of the Company's lender under the Amended Agreement (see Note
5). However, the preferred stock may not be redeemed as long as the Company has outstanding debt on the revolving credit agreement or the senior subordinated notes. In the event the preferred stock is redeemed, the redemption price of approximately $26,567,000 is equal to the original issue price plus any declared but unpaid dividends at December 31, 1994. The Company has no funding requirements prior to the redemption date.


   Each share of preferred stock is also convertible into one share of common stock at the option of the holder at any time prior to July 1, 1997. If not redeemed prior to July 1, 1997, the conversion ratio shall reduce to 90% of the immediately preceding conversion ratio, and for each 90 day period thereafter until redeemed, the conversion ratio would reduce to 90% of the immediately preceding adjusted conversion ratio. The conversion ratio will be adjusted for dilution in the event of future issuances of capital stock for a per share consideration less than that paid by the preferred shareholders, except for issuance of up to an aggregate of 3,725,000 shares to employees or to principal owners of facilities which may be acquired. The preferred shareholders waived this right with respect to the stock purchase warrants issued to the bank (see
Note 5) and also with respect to the shares, options and warrants issued in the Heritage acquisition (see Note 1).


   In the event of any liquidation, dissolution, or winding up of the business, the holders of the preferred stock would be entitled to receive a liquidation payment, prior to any distribution to common shareholders. The liquidation payment would be equal to the greater of either (i) $1.45 per share for series A, $3 per share for series B and $3.50 per share for series C, plus an amount equal to a dividend of 10% per annum less cash dividends paid, or (ii) an amount per share that would have been payable had each share been converted to common stock immediately prior to liquidation. For the purposes of the liquidation payment, the rights of holders of series A are considered junior to the rights of holders of series B and series C. In the accompanying balance sheet, the liquidation values of the preferred stock have been calculated as $1.45 per share for series A, $3 per share for series B and $3.50 per share for series C, plus an amount equal to a dividend of 10% per annum. No dividends have been paid. The preferred stock has restrictive rights which require approval by the preferred shareholders, as defined in the amended certificate of incorporation, to enact any subsequent changes in capital structure, any consent to liquidation, an amendment to the certificate of incorporation or bylaws, and any distribution of shares of the Company's capital stock, or a redemption of the preferred stock. No dividends on preferred stock were declared in 1992, 1993 or 1994.

   On February 10, 1993, the holders of 3,427,885 shares of series A convertible preferred stock and 1,638,317 shares of series B convertible preferred stock converted such shares into 5,066,202 shares of common stock. As a result, approximately $9,830,000 was transferred from preferred stock to common stock. Assuming this conversion had occurred effective with the respective date of issuance of the converted preferred shares, the net income per common share for the years ended December 31, 1992 and 1993 would not have been materially different.

   On January 18, 1994, the holders of 110,837 shares of series A convertible preferred stock, 53,533 shares of series B convertible preferred stock and 46,023 shares of series C convertible preferred stock

                        SURGICAL HEALTH CORPORATION -
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


6. Redeemable Securities--Continued

converted such shares into 210,393 shares of common stock. As a result, approximately $480,000 was transferred from preferred stock to common stock.

Redeemable Common Stock and Warrants

   In 1993, the Company granted in connection with an acquisition and the related issuance of 219,752 shares of common stock the right for the holder, at its sole option, to require the Company to repurchase such shares at $3.69 per share in September 1996. These shares are classified as redeemable common stock in the consolidated balance sheet.

   In connection with its revolving credit facility, the Company issued to a bank a warrant to purchase 396,679 shares of its common stock at an exercise price of $.01 per share (See Note 5). The Company recorded the warrants issued at their fair market value upon issuance in 1993 in the amount of $1,903,406 and recorded accretion on the warrants of $320,932 in 1994.


7. Shareholders' Equity

   The Company's Certificate of Incorporation authorizes the issuance of up to 700,000 shares of non-voting common stock. Shares of nonvoting common stock, if issued, would be convertible at the option of the holder on a one for one basis into common stock. Such shares would also have certain antidilution provisions but would have no preferences to those of the common shareholders in dividends or in the event of liquidation.

   In June 1993, the Company amended its Certificate of Incorporation to increase the number of authorized shares of common stock to 30,000,000 shares. Additionally, in January 1994, the Company amended its Certificate of Incorporation to increase the number of authorized shares of common stock to 60,000,000 shares and also to increase the authorized number of preferred shares to 25,022,053 shares of which 10,000,000 shares are undesignated.

   At December 31, 1994, the Company had reserved 20,723,009 shares of common stock for possible future issuance in the event the outstanding shares of series A, series B, and series C convertible preferred stock are converted and the outstanding stock options and stock purchase warrants are exercised.


   As of December 31, 1994, the Company had stock option plans which provide for the issuance of up to 4,883,360 shares of common stock to key employees, directors and consultants of the Company. Under these plans, the Company may issue incentive or nonqualified options and all options granted expire ten years from the date of grant. Options under the plans have been granted at exercise prices equal to the fair value of the Company's shares at the date of grant and generally vest 20% per year.

   In connection with the termination of an officer of the Company during the fourth quarter of 1994, the Company agreed to accelerate the vesting of options to purchase 100,000 shares of common stock and to extend the exercise period of vested options from 90 days to 3 years. These changes in option terms resulted in a compensation charge during the fourth quarter of $804,685 which represents the difference between the fair value of the Company's common stock at the date the officer's employment was terminated and the exercise price according to the option agreement for all of the vested and accelerated options.

                        SURGICAL HEALTH CORPORATION -
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. Shareholder's Equity--Continued


   A summary of transactions during 1992, 1993 and 1994 under these option plans follows:

                                     NUMBER OF     OPTION PRICE
                                       SHARES        PER SHARE
                                  -------------  --------------
1992
Granted.........................      2,595,033     $.40-4.54
Exercised.......................        (20,000)     .40
                                  -------------
Outstanding at December 31, 1992      2,575,033      .40-4.54

1993
Granted.........................      1,535,327     2.27-3.50
Exercised.......................        (52,000)     .40
Canceled........................        (48,000)     .40
                                  -------------
Outstanding at December 31, 1993      4,010,360      .40-4.54

1994
Granted.........................      1,079,551     3.67
Exercised.......................        (54,320)     .40
Canceled........................     (1,287,686)     .40-3.67
                                  -------------
Outstanding at December 31, 1994      3,747,905      .40-4.54
                                  =============


   At December 31, 1994, options covering 1,931,979 shares of common stock were exercisable.

   In 1993, the Board of Directors of the Company authorized the Company to issue warrants for the purchase of the Company's common stock. The warrants generally expire five years from the date of issuance. Warrants to purchase 251,292 shares of common stock at prices ranging from $.57 to $4.54 per share are outstanding and exercisable at December 31, 1994.

   In  1993,  in  connection   with  the  formation  of  a  new   majority-owned
partnership, the Company issued a warrant to purchase 12,785 shares of common stock to the partnerships. This warrant expires in February 1998 and has an exercise price of $4.54 per share.


   In conjunction with a $1,000,000 note payable paid in 1994, the Company granted to an investor a warrant to purchase 33,162 shares of common stock at $3.50 per share. This warrant expires in December 1997.


   Dividends paid by Ballas and MWA to their pre-merger shareholders aggregated $1,124,998 and $660,000 in 1992 and 1993, respectively.

                        SURGICAL HEALTH CORPORATION -
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. Operating Leases

   The Company leases space for its corporate office as well as its outpatient surgery centers under the terms of operating lease agreements that expire at various dates through 2009. Certain of these leases contain renewal options for additional periods of five to fifteen years at the then fair market rental rates. These leases generally provide for the payment of minimum annual rents (increasing at various rates over the lease term) in addition to insurance, operating costs and property taxes. Rent expense approximated $1,875,000 in 1992, $5,956,000 in 1993 and $7,527,000 in 1994.

   At December 31, 1994, the future minimum lease payments under non-cancelable operating leases were as follows:

1995........  $    7,486,200
1996........       7,452,774
1997........       7,259,343
1998........       7,108,871
1999........       6,820,077
Thereafter .      32,660,114
               - - - - - - -
              $   68,787,379
               = = = = = = =


9. Income Taxes

   Prior to the merger with the Company, Ballas and MWA were S corporations under the Internal Revenue Code and consequently their earnings were not subject to federal or state income taxes. The shareholders of Ballas and MWA included their respective share of the acquired companies' earnings or losses in their individual income tax returns. Their portion of the Company's income during 1992 and for the period January 1, 1993 to February 11, 1993 was not included in the Company's income tax provision (see Note 10).

   The provision for income taxes includes the following components:

                   YEARS ENDED DECEMBER 31,
              -----------------------------------
                  1992         1993         1994
               -----------  ---------- -------------
Current:
Federal....  $   397,196    $1,334,256  $   392,584
State......      136,306       413,825      192,972
Deferred ..       94,573       868,612     (341,801)
               -----------  ----------  ------------
             $   628,075    $2,616,693  $   243,755
               ===========  ==========  ============


                        SURGICAL HEALTH CORPORATION -
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. Income Taxes--Continued

   A reconciliation of the provision for income taxes to the federal statutory rate of 34% is as follows:

                                                         YEARS ENDED DECEMBER 31,
                                                   -------------------------------------
                                                        1992        1993          1994
                                                    -----------  ----------   ------------
Statutory federal income tax expense (benefit) .  $   277,300    $2,219,200    $ (917,600)
State income taxes, net of federal benefit .....      102,700       365,700       127,400
Tax effect of S corporation (income) loss ......      (93,500)        5,700           --
Non-deductible merger costs.....................          --         58,200       617,700
Increase (decrease) in valuation allowance for
deferred tax assets.............................      224,900      (318,600)           --
Non-deductible amortization of intangible
assets..........................................      106,100       229,400       397,400
Other...........................................       10,575        57,093        18,855
                                                    -----------  ----------   ------------
Income tax expense..............................  $   628,075    $2,616,693    $  243,755
                                                    ===========  ==========   ============

   A deferred tax asset is required to be recognized for the tax benefit of deductible temporary differences and net operating loss carryforwards. A valuation allowance is recognized if it is more likely than not that some or all of the deferred tax asset will not be realized. A valuation allowance of $318,600 at December 31, 1992 was established for the net deferred tax assets of the Company. During 1993, the valuation allowance was reduced as it became more likely than not that the deferred tax assets would be realized. The valuation allowance was not changed for 1994. During 1994, the Company utilized net operating loss carryforwards of $123,000.

   Deferred income taxes reflect the tax effects of differences between the carrying amounts of assets and liabilities for financial reporting and income tax purposes. The significant components of the Company's deferred tax assets and liabilities at December 31, 1993 and 1994 are as follows:

                                           DECEMBER 31,
                                    ---------------------------
                                        1993           1994
                                    -------------   -----------
Deferred tax assets:
Net operating loss
carryforwards...................   $     88,900    $   42,200
Accrued liabilities.............        103,400       709,500
Asset valuation allowances .....        503,300       761,300
Alternative minimum tax.........            --        424,000
Other...........................         23,378        10,087
                                    -------------  ------------
Total...........................        718,978     1,947,087
Deferred tax liabilities:
Depreciation and amortization ..      1,669,700     2,275,200
Cash basis reporting............        156,100       104,000
Other...........................         99,070       280,714
                                    -------------  ------------
Total...........................      1,924,870     2,659,914
                                    -------------  ------------
Net deferred tax balance........  $   1,205,892    $  712,827
                                    =============  ============

   At December 31, 1994, the Company and its subsidiaries had available net operating loss carryforwards of approximately $111,000. These net operating loss carryforwards expire beginning in 2001 through 2007. Because of changes in ownership of the Company, the utilization of these losses in the future may be limited.

   The Company made federal and state income tax payments of approximately $1,818,000 in 1993 and $1,100,000 in 1994. No federal and state income tax payments were made in 1992.

                        SURGICAL HEALTH CORPORATION -
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. Pro Forma Income Taxes

   As described in Note 9, Ballas and MWA were previously taxed as S corporations. Effective with the completion of the merger in February 1993, the acquired companies became subject to federal and state income taxes.

   The following pro forma information reflects the historical provision for income taxes adjusted for the increase or decrease in income taxes that would have resulted if Ballas and MWA had been subject to federal and state income taxes and had been consolidated subsidiaries for 1992 and 1993.

                             YEARS ENDED DECEMBER 31,
                          ------------------------------

                               1992             1993
                             ----------      ----------
Pro forma income taxes:
Current:
Federal.................  $   301,196    $   1,739,856
State...................      144,406          414,225
Deferred................       35,073          766,612
                             ----------    -----------
                          $   480,675    $   2,920,693
                             ==========    ===========

   The pro forma provision for income taxes differs from the amount computed by applying the federal statutory rate of 34% to income before income taxes as follows:

                                                  YEARS ENDED DECEMBER 31,
                                                  -----------------------

                                                      1992          1993
                                                  -----------   ------------
Statutory federal income tax expense............  $   277,300   $  2,219,200
State income taxes, net of federal benefit .....      108,000        365,700
Non-deductible amortization of intangible
assets..........................................      106,100        229,400
Ballas and MWA non-deductible merger costs .....          --         101,200
Other...........................................      (10,725)         5,193
                                                  -----------   ------------
                                                  $   480,675   $  2,920,693
                                                  ===========  =============

11. Commitments and Contingencies

   As of December 31, 1994, the Company is constructing three outpatient surgery centers and is expanding an existing facility. The Company estimates that it will cost approximately $9.3 million to complete these projects.

   Additionally, since December 31, 1994, the Company has signed long-term lease agreements in connection with the development of two outpatient surgery centers. These leases require payments of $49,500 per month over their term.

   The Company's majority-owned partnerships carry malpractice and general liability insurance on a claims-made basis. Should these claims-made policies not be renewed or replaced with equivalent insurance, claims based on occurrences during the term of the respective policies, but asserted subsequently, would be uninsured. To date, the partnerships have obtained equivalent insurance at the expiration of the current coverage periods.


   At December 31, 1994, the Company's majority-owned partnerships have several malpractice claims outstanding which have arisen in the normal course of business. In addition, it is possible that certain incidents may have occurred which have not been reported as of this date. The Company has policies and procedures in place to track and monitor incidents of significance. Based on the Company's knowledge of the facts to date, consultation with its legal advisors and extent of existing insurance coverages, management believes the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position or the results of operations.

                        SURGICAL HEALTH CORPORATION -
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. Commitments and Contingencies--Continued

   The Company is a party in two related state court proceedings commenced in November 1992 and January 1993 challenging the determination by the Georgia State Health Planning Agency that no Certificate of Need (CON) was required for the relocation of the Company's Northlake Center for Outpatient Surgery in Atlanta, Georgia (the Northlake Center). The Company received favorable rulings on these matters by the state court; however, these rulings were appealed to the Georgia Supreme Court. No decision on such appeal has been rendered.

   The Company believes that it has meritorious defenses; however, if the Company does not receive a favorable decision in the Supreme Court, it may be required to discontinue operation of the Northlake Center. The Company intends to apply for a CON in such event.

   Although the likelihood of an unfavorable outcome of the appeal process or the possibility of obtaining a CON cannot be assessed at this time, the Company believes that the resolution of this matter will not have a material adverse effect on the Company's financial position or results of operations.

   Total assets of the Northlake Center at December 31, 1994 are $1,654,000, including cash and accounts receivable of $269,000. In addition, the Company's noncancellable lease on this facility requires annual lease payments of $243,600 (with annual increases of at least 2%) through 2008. Net revenues of the Northlake Center in 1993 and 1994 were $130,000 and $769,000, respectively.


12. Other Receivables


   The Company had made advances totaling approximately $784,000 to Surgical Care Foundation ("SCF"), a not for profit entity which provides recovery bed service to one of the Company's surgery centers. Of these advances, $275,000 had been made through a company in which an officer and director of the Company is the majority shareholder. The majority of the advances were made in the second and third quarters of 1994 due to accelerating negative cash flow at SCF in those periods. Expected repayments of the advances did not occur during the fourth quarter of 1994, and the Company concluded the advances to SCF were not collectible and fully reserved for the advances.

   The  Company   entered  into  an   agreement   to  provide   advances  to  an
anesthesiologist who provides services at one of its facilities. During the fourth quarter of 1994, the Company established a reserve of $216,000 for advances that may not be collectible due to the absence of expected repayments of the advances.

   In connection with the development of a surgery facility, the Company received approximately $100,000 of subscription receivables from the limited partners and advanced approximately $338,000 to an entity which is owned by certain of the limited partners. As the first installment payment to repay these advances was due in December 1994 and was not received, the Company concluded these receivables were not collectible and fully reserved for the receivables in the fourth quarter of 1994.


13. Related Party Transactions

   In connection with the development of a medical office building and an outpatient surgery center in St. Louis, Missouri, the Company paid development fees of $300,000 to a Company in which an officer and director of the Company is a majority shareholder.

   The Company leases one of its outpatient surgery centers from a limited partnership whose general partner is wholly-owned by an officer and director of the Company. Rent expense under this lease was approximately $494,000, $592,000, and $954,000 in 1992, 1993, and 1994, respectively.


   During 1992, certain partnerships paid a management fee to a Company whose majority shareholders are also shareholders of the Company. The related expense of approximately $300,000 is included in operating costs in the consolidated statement of income for the year ended December 31, 1992. The Company paid this company certain fees in connection with the development, organization and syndication of certain of the Company's outpatient surgery centers. These fees aggregated $325,000 and $505,000 in 1992 and 1993, respectively.

                        SURGICAL HEALTH CORPORATION -
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. Related Party Transactions--Continued


   The Company had a net receivable of $143,119 at December 31, 1993 due from a corporation which is also a shareholder of the Company. The net payable and net receivable were included in payables to affiliates and other receivables and arose in connection with the acquisition of several outpatient surgery centers previously owned by this corporation.

   At December 31, 1994, the Company had a net receivable of $103,000 from a company in which an officer and director of the Company is a shareholder.


   In connection with the termination of the Chief Executive Officer and several other senior officers, the Company accrued compensation expense in 1994 totaling approximately $500,000 for severance payments that will be paid in 1995.


14. Defined Contribution Plans

   Effective April 1, 1994, the Company amended the 401(k) Profit-sharing Plan of Heritage Surgical Corporation (the "401(k) plan") established January 1, 1993. The amended 401(k) plan allows participation of all eligible Company employees at its centers and the corporate office. Employer contributions are made at the discretion of the Company. The Company made no contributions in 1993 and 1994.


   A defined contribution profit sharing plan co-sponsored by two wholly-owned subsidiaries of the Company with certain other companies was terminated in 1993. Profit sharing contributions charged to operations were approximately $175,000 in 1992 and $210,000 in 1993.


15. Merger Costs

   In connection with the February 1993 merger between the Company, Ballas and MWA, the Company incurred legal, accounting and other out-of-pocket costs of $332,532. These costs were expensed in 1993.

   In connection with the January 1994 merger between the Company and Heritage, the Company incurred advisory fees, legal and accounting costs and other direct costs of $3,570,961 for investigating, negotiating, and closing this transaction. These costs were expensed in 1994.

16. Gain on Sale of Partnership Interest

   In May 1993, the Company sold its 51% partnership interest in Coastal Lithotripsy Associates, L.P. and the associated management services contract for net proceeds of approximately $3,163,000. The Company recognized a gain of $1,400,137 from this sale.

   For the four months ended April 30, 1993, this partnership had net revenues of $642,000 and the Company's interest in its net income was $109,000.

17. Sale of Real Estate

   On June 29, 1994, the Company completed the sale of the real estate and associated improvements relative to two of its outpatient surgery centers. The aggregate proceeds were approximately $2 million. The Company also entered into agreements to lease the two facilities for initial lease terms of 13 to 15 years. The aggregate annual lease payments with respect to these two properties are approximately $370,000.


   Additionally, in July 1994, a majority-owned partnership sold an uncompleted medical office building for aggregate proceeds of $7.4 million. The Company also entered into an agreement to lease this medical office building for an initial lease term of 15 years. The aggregate annual lease payments with respect to this building are approximately $830,000. The Company also agreed to complete construction of the facility including the related tenant improvements and did complete the building in late July 1994 at a total cost approximately equal to the sale proceeds.

                        SURGICAL HEALTH CORPORATION -
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. Sale of Real Estate--Continued


   The Company deferred an insignificant gain resulting from the sale of these three facilities. The Company is accounting for each of the new leases as an operating lease.

18. Fair Value of Financial Instruments

   The following methods were used by the Company in estimating its fair value disclosures for financial instruments.

Cash and Cash Equivalents

   The carrying amount reported in the consolidated balance sheet for cash and cash equivalents approximate its fair value.

Long-Term Debt

   The fair values of the Company's long-term debt are estimated using quoted market prices and discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

   The carrying amounts and fair values of the Company's financial instruments are as follows:

                                                  DECEMBER 31, 1994
                                            ----------------------------
                                                CARRYING
                                                 AMOUNT      FAIR VALUE
                                            --------------- ------------
Cash and cash equivalents.................  $ 2,786,123     $ 2,786,123
Long-term debt (including current
portion)..................................   89,619,886      88,617,613


   The carrying amounts of cash and long-term debt approximated fair value at December 31, 1993.


19. Subsequent Event

   In January 1995, the Company entered into a merger agreement with HealthSouth Corporation under which all of the Company's outstanding shares of common stock and redeemable convertible preferred stock would be exchanged for common stock of HealthSouth Corporation. The Company must obtain the approval of the holders of a majority of the aggregate principal amount of the outstanding Senior Subordinated Notes and the consent of the Lender under the Amended Agreement prior to consummation of the merger. In addition, should this merger be consummated, the Company would be required to offer to purchase all outstanding Senior Subordinated Notes at a purchase price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest.

   On January 20, 1995, the Company entered into a non-binding letter of intent to acquire substantially all of the assets of an outpatient surgery center in Washington, Missouri. The aggregate purchase price contemplated in the letter of intent is $1,835,000. The parties are currently negotiating a definitive purchase agreement.

                                                                         ANNEX A

              AMENDED AND RESTATED PLAN AND AGREEMENT OF MERGER

   AMENDED AND RESTATED PLAN AND AGREEMENT OF MERGER (the "Plan of Merger"), made and entered into as of the 22nd day of January, 1995, by and among HEALTHSOUTH Corporation, a Delaware corporation ("HEALTHSOUTH"), ASC ATLANTA ACQUISITION COMPANY, INC., a Delaware corporation (the "Subsidiary"), and SURGICAL HEALTH CORPORATION, a Delaware corporation ("SHC") (the Subsidiary and SHC being sometimes collectively referred to herein as the "Constituent Corporations").

                             W I T N E S S E T H:

   WHEREAS, the Board of Directors of each of HEALTHSOUTH and SHC has determined that a business combination between HEALTHSOUTH and SHC is in the best interests of their respective companies and stockholders and presents as opportunity for their respective companies to achieve long-term strategic and financial benefits;

   WHEREAS, on January 22, 1995, HEALTHSOUTH, the Subsidiary and SHC executed and delivered a Plan and Agreement of Merger, which their duly authorized officers have determined to amend and restate in its entirety as provided herein to be effective for all purposes as of and from and after January 22, 1995;

   WHEREAS, the respective Boards of Directors of HEALTHSOUTH, the Subsidiary and SHC have approved the merger of the Subsidiary with and into SHC (the "Merger"), upon the terms and conditions set forth in this Plan of Merger, whereby (i) each share of Common Stock, par value $.0025 per share, of SHC (the "SHC Common Stock"), not owned directly or indirectly by SHC, except Dissenting Shares (as hereinafter defined), (ii) each share of Series A Convertible Preferred Stock, par value $.01 per share, of SHC (the "Series A Preferred Stock"), not owned directly or indirectly by SHC, except Dissenting Shares,
(iii) each share of Series B Convertible Preferred Stock, par value $.01 per share, of SHC (the "Series B Preferred Stock"), not owned directly or indirectly by SHC, except Dissenting Shares, and (iv) each share of Series C Convertible Preferred Stock, par value $.01 per share, of SHC (the "Series C Preferred Stock"), not owned directly or indirectly by SHC, except Dissenting Shares, will be converted into the right to receive the Merger Consideration (as hereinafter defined) (the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock may be hereinafter collectively referred to as the "Preferred Stock", and, together with the SHC Common Stock, may be hereinafter collectively referred to as the "SHC Shares");

   WHEREAS, each of HEALTHSOUTH, the Subsidiary and SHC desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

   WHEREAS, for federal income tax purposes, it is intended that the Merger (as defined herein) shall qualify as a reorganization under the provisions of
Section 368 of the Internal Revenue Code of 1986, as amended; and

   WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests".

   NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:

Section 1. The Merger.

   1.1 The Merger. Upon the terms and conditions set forth in this Plan of Merger, and in accordance with the Delaware General Corporation Law (the "DGCL"), the Subsidiary shall be merged with and into SHC at the Effective Time of the Merger (as defined in Section 1.3). Following the Effective Time of the Merger, the separate corporate existence of the Subsidiary shall cease and SHC shall continue as the surviving corporation (the "Surviving Corporation") under the name "Surgical Health Corporation" and shall succeed to and assume all the rights and obligations of the Subsidiary and SHC in accordance with the DGCL.

   1.2 The Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. Central Time on a date to be specified by the parties (the "Closing Date"), which (subject to satisfaction or waiver of the conditions set forth in Sections 9.2 and 9.3) shall be no later than the second business day after satisfaction of the conditions set forth in Section 9.1 (other than Section 9.1(a)), at the offices of Haskell Slaughter Young & Johnston, Professional Association, Birmingham, Alabama, unless another date or place is agreed to in writing by the parties hereto.

   1.3 Effective Time. Subject to the provisions of this Plan of Merger, the parties shall file a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL as soon as practicable on or after the Closing Date. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as Subsidiary and SHC shall agree should be specified in the Certificate of Merger (the "Effective Time").

   1.4 Effect of the  Merger.  The Merger  shall have the  effects  set forth in
Section 259 of the DGCL.

Section 2. Effect of the Merger on the Capital Stock of the Constituent Corporations; Exchange of Certificates.

   2.1 Effect on Capital Stock. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of any holder of SHC Shares or any shares of capital stock of the Subsidiary:

   (a) Subsidiary Common Stock. Each share of capital stock of the Subsidiary issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into one fully paid and nonassessable share of SHC Common Stock.

   (b) Cancellation of Treasury Stock. Each share of SHC Common Stock that is owned by SHC or by any subsidiary of SHC shall automatically be canceled and retired and shall cease to exist, and none of the Common Stock, par value $.01 per share, of HEALTHSOUTH ("HEALTHSOUTH Common Stock"), cash or other consideration shall be delivered in exchange therefor.

   (c) Conversion of SHC Shares. Subject to Section 2.2(e), each issued and outstanding SHC Share (other than shares to be canceled in accordance with Section 2.1(b) and Dissenting Shares) shall be converted into the right to receive that fraction of a share of HEALTHSOUTH Common Stock obtained by dividing $4.60 by the Base Period Trading Price (as may be adjusted as provided below) (the "Merger Consideration"); provided, however, that for purposes of such calculation, the Base Period Trading Price shall be deemed to equal (i) $37.00 in the event that the Base Period Trading Price is greater than $37.00, or (ii) $33.00 in the event the Base Period Trading Price is less than $33.00 (collectively, $37.00 and $33.00 are referred to herein as the "Base Period Trading Price Limitations"). For purposes of this Plan of Merger, the term "Base Period Trading Price" shall mean the average daily closing prices for the shares of HEALTHSOUTH Common Stock for the 20 consecutive trading days on which such shares are actually traded (as reported on the New York Stock Exchange Composite Transaction Tape as reported in The Wall Street Journal, Eastern Edition, or if not reported thereby, any other authoritative source) ending at the close of trading on the third trading day immediately preceding the Closing Date. As of the Effective Time of the Merger, all such SHC Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any SHC Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of HEALTHSOUTH Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.2, without interest.

   (d) Dissenting Shares. Notwithstanding anything in this Plan of Merger to the contrary, SHC Shares outstanding immediately prior to the Effective Time of the Merger held by a holder (if any) who is entitled to demand, and who properly demands, appraisal for such shares in accordance with Section

262 of the DGCL ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration and any cash in lieu of fractional shares of HEALTHSOUTH Common Stock unless such holder fails to perfect or otherwise loses such holder's right to appraisal, if any. If, after the Effective Time of the Merger, such holder fails to perfect or loses any such right to appraisal, such shares shall be treated as if they had been converted as of the Effective Time of the Merger into the right to receive the Merger Consideration pursuant to
Section 2.1(c) and the cash in lieu of fractional shares of HEALTHSOUTH Common Stock specified in Section 2.2.

   (e) Stock Options and Warrants. At the Effective Time, all rights with respect to SHC Common Stock pursuant to any SHC stock options or SHC warrants which are outstanding at the Effective Time, whether or not then exercisable, shall be converted into and become rights with respect to HEALTHSOUTH Common Stock and HEALTHSOUTH shall assume each SHC stock option or SHC warrant, in accordance with the terms of the stock option plan under which it was issued and the stock option agreement or warrant agreement, as the case may be, by which it is evidenced. It is intended that the foregoing provisions shall be undertaken in a manner that will not constitute a "modification" as defined in Section 425 of the Code, as to any stock option which is an "incentive stock option."

   (f) Anti-Dilution Provisions. In the event that HEALTHSOUTH changes the number of shares of HEALTHSOUTH Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date thereof (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, (i) the Base Period Trading Price Limitations shall be adjusted to appropriately adjust the ratio pursuant to which SHC Shares will be converted into shares of HEALTHSOUTH Common Stock pursuant to this Section 2.1, and (ii) if necessary, the anticipated Effective Time shall be postponed for an appropriate period of time agreed upon by the parties in order for the Base Period Trading Price to reflect the market effect of such stock split, stock dividend, or similar recapitalization.

   2.2 Exchange of Certificates. (a) Exchange Agent. Prior to the Effective Time of the Merger, HEALTHSOUTH shall enter into an agreement with such bank or trust company as may be designated by HEALTHSOUTH (the "Exchange Agent") which provides that HEALTHSOUTH shall deposit with the Exchange Agent as of the Effective Time of the Merger, for the benefit of the holders of SHC Shares, for exchange in accordance with this Section 2, through the Exchange Agent, certificates representing the shares of HEALTHSOUTH Common Stock (such shares of HEALTHSOUTH Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time of the Merger, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.1 in exchange for outstanding SHC Shares.

   (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time of the Merger, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding SHC Shares (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as HEALTHSOUTH may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of HEALTHSOUTH Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by HEALTHSOUTH, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of HEALTHSOUTH Common Stock which such holder has the right to receive pursuant to the provisions of this Section 2, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of SHC Shares which is not registered in the transfer records of SHC, a certificate representing the proper number of shares of HEALTHSOUTH Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of HEALTHSOUTH Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of HEALTHSOUTH that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the certificate representing shares of HEALTHSOUTH Common Stock and cash in lieu of any fractional shares of HEALTHSOUTH Common Stock as contemplated by this Section
2.2. No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of HEALTHSOUTH Common Stock. To the extent permitted by law, former stockholders of record of SHC shall be entitled to vote after the Effective Time of the Merger at any meeting of HEALTHSOUTH stockholders the number of whole shares of HEALTHSOUTH Common Stock into which their respective SHC Shares are converted, regardless of whether such holders have exchanged their Certificates for certificates representing HEALTHSOUTH Common Stock in accordance with this Section 2.2.

   (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to HEALTHSOUTH Common Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of HEALTHSOUTH Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the surrender of such Certificate in accordance with this Section 2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of HEALTHSOUTH Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of HEALTHSOUTH Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such whole shares of HEALTHSOUTH Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of HEALTHSOUTH Common Stock.

   (d) No Further Ownership Rights in SHC Shares. All shares of HEALTHSOUTH Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Section 2 (including any cash paid pursuant to Section 2.2(c) or 2.2(e) ) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the SHC Shares theretofore represented by such Certificates. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Section 2, except as otherwise provided by law.

   (e) No Fractional Shares. No certificates or scrip representing fractional shares of HEALTHSOUTH Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of HEALTHSOUTH. Notwithstanding any other provision of this Plan of Merger, each holder of SHC Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of HEALTHSOUTH Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of HEALTHSOUTH Common Stock multiplied by the Base Period Trading Price.

   (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time of the Merger shall be delivered to HEALTHSOUTH, upon demand, and any holders of the Certificates who have not theretofore complied with this
Section 2 shall thereafter look only to HEALTHSOUTH for payment of HEALTHSOUTH Common Stock, any cash in lieu of fractional shares of HEALTHSOUTH Common Stock and any dividends or distributions with respect to HEALTHSOUTH Common Stock.

   (g) No Liability. None of HEALTHSOUTH, the Subsidiary, SHC or the Exchange Agent shall be liable to any person in respect of any shares of HEALTHSOUTH Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursu ant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time of the Merger (or immediately prior to such earlier date on which any shares of HEALTHSOUTH Common Stock, any cash in lieu of fractional shares of HEALTHSOUTH Common Stock or any dividends or distributions with respect to HEALTHSOUTH Common Stock in respect of such Certificates would otherwise escheat to or become the property of any governmental entity), any such shares, cash, dividends or distributions in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

   (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by HEALTHSOUTH, on a daily basis. Any interest and other income resulting from such investments shall be paid to HEALTHSOUTH.

   (i) The Merger will not be treated as a  liquidation,  dissolution or winding
up  of  SHC  under  the   liquidation   provisions  of  SHC's   Certificate   of
Incorporation.

   2.3 Certificate of Incorporation of Surviving Corporation. The Certificate of Incorporation of SHC shall be amended and restated, effective at the Effective Time, in a manner satisfactory to HEALTHSOUTH. The Certificate of Incorporation of SHC, as so amended and restated, shall become the Certificate of Incorporation of the Surviving Corporation from and after the Effective Time and until thereafter amended as provided by law.

   2.4 Bylaws of the Surviving Corporation. The Bylaws of the Subsidiary shall be the Bylaws of the Surviving Corporation from and after the Effective Time of the Merger and until thereafter altered, amended or repealed in accordance with the laws of the State of Delaware, the Certificate of Incorporation of SHC and the said Bylaws.

   2.5 Directors and Officers of the Surviving Corporation. The Directors and officers of the Subsidiary immediately prior to the Effective Time shall be the Directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

   2.6 Assets, Liabilities, Reserves and Accounts. At the Effective Time, the assets, liabilities, reserves and accounts of each of Subsidiary and SHC shall be taken up on the books of the Surviving Corporation at the amounts at which they respectively shall be carried on the books of said corporations immediately prior to the Effective Time, except as otherwise set forth in the Plan of Merger and subject to such adjustments, or elimination of intercompany items, as may be appropriate in giving effect to the Merger in accordance with generally accepted accounting principles.

   2.7 Corporate Acts of the Subsidiary. All corporate acts, plans, policies, approvals and authorizations of the Subsidiary, its sole stockholder, its Board of Directors, committees elected or appointed by the Board of Directors, and all officers and agents, valid immediately prior to the Effective Time of the Merger, shall be those of the Surviving Corporation and shall be as effective and binding thereon as they were with respect to the Subsidiary. The employees and agents of the Subsidiary shall become the employees and agents of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees and agents of the Subsidiary.

Section 3. Representations and Warranties of SHC.

   SHC hereby represents and warrants to HEALTHSOUTH and the Subsidiary as follows:

   3.1 Organization, Existence and Good Standing. SHC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SHC has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted. SHC is not, and has not been within the two years immediately preceding the date of this Plan of Merger, a subsidiary or division of another corporation, nor has SHC within such time owned, directly or indirectly, any shares of HEALTHSOUTH Common Stock or Subsidiary Common Stock, except to the extent that shares of HEALTHSOUTH Common Stock are beneficially owned by Richard M. Scrushy and Charles W. Newhall III, Directors of SHC.

   3.2 SHC Capital Stock. SHC's authorized capital consists of (i) 60,000,000 shares of SHC Common Stock, of which 21,951,901 shares were issued and outstanding, as of January 16, 1995, and none of which shares are issued and held as treasury shares, (ii) 5,450,624 shares of Series A Preferred Stock, par value $.01 per share, 1,911,902 of which shares are issued and outstanding as of the date of this Plan of Merger and none of which are issued and held as treasury shares; (iii) 6,000,000 shares of Series B Preferred Stock, par value $.01 per share, 3,961,413 of which shares are issued and outstanding as of the date of this Plan of Merger and none of which shares are issued and held as treasury shares; (iv) 3,571,429 shares of Series C Preferred Stock, $.01 per share, 3,439,692 of which shares are issued and outstanding as of the date of this Plan of Merger and none of which are issued and held as treasury shares;
(v) 10,000,000 shares of undesignated preferred stock, par value $.01 per share, none of which shares are issued and outstanding as of the date of this Plan of Merger and none of which are issued and held as treasury shares; and (vi) 700,000 shares of Non-Voting Common Stock, par value $.0025, none of which shares are issued and outstanding and none of which shares are issued and held as treasury shares. All of the issued and outstanding SHC Shares are duly and validly issued, fully paid and nonassessable. Except as set forth on Exhibit 3.2 attached hereto or otherwise disclosed in the SHC Documents (hereinafter defined), there are no options, warrants, or similar rights granted by SHC or any other agreements to which SHC is a party providing for the issuance or sale by it of any additional securities which would remain in effect after the Effective Time. There is no liability for dividends declared or accumulated but unpaid with respect to any of the SHC Shares. SHC has not made any distributions to any holders of SHC Shares or participated in or effected any issuance, exchange or retirement of SHC Shares, or otherwise changed the equity interests of holders of SHC Shares, in contemplation of effecting the Merger within the two years immediately preceding the date of this Plan of Merger. Any SHC Shares that SHC has re-acquired during the two years immediately preceding the date of this Plan of Merger have been so re-acquired only for purposes other than "business combinations", as such term is defined in Accounting Principles Board Opinion No. 16, as amended ("Business Combinations").

   3.3 Subsidiaries and Affiliated Partnerships.  (a) Attached hereto as Exhibit
3.3 is a list of all subsidiaries of SHC (individually, an "SHC Subsidiary", and collectively, the "SHC Subsidiaries") and their states of incorporation. Except as set forth on Exhibit 3.3, SHC does not own stock in and does not control, directly or indirectly, any other corporation, association or business organization other than the SHC Partnerships (as defined below).

   (b) Also disclosed on Exhibit 3.3 is a list of all general or limited partnerships in which the general partner is SHC or an SHC Subsidiary (individually, an "SHC Partnership" and collectively, the "SHC Partnerships") and their states of organization. Except as set forth on Exhibit 3.3, neither SHC nor any SHC Subsidiary owns an equity interest in, nor does such entity control, directly or indirectly, any other joint venture or partnership.

   3.4 Organization, Existence and Good Standing of SHC Subsidiary and/or SHC Partnerships. (a) Each SHC Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation. Each SHC Subsidiary has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted.

   (b) Each SHC Partnership is a limited partnership validly formed and in good standing under the laws of its respective state of organization. Each SHC Partnership has all necessary power to own its property and assets and to carry on its business as presently conducted.

   3.5 Foreign Qualifications. SHC, each SHC Subsidiary and each SHC Partnership is qualified to do business as a foreign corporation or foreign general or limited partnership, as the case may be, and is in good standing in each jurisdiction where the nature or character of the property owned, leased or operated by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on SHC.

   3.6 Power and Authority. Subject to the satisfaction of the conditions precedent set forth herein, SHC has the corporate power to execute, deliver and perform the Plan of Merger and all agreements and other documents executed and delivered or to be executed and delivered by it pursuant to the Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein has taken all action required by its Certificate of Incorporation, Bylaws or otherwise, to authorize the execution, delivery and performance of the Plan of Merger and such related documents. Except as set forth on Exhibit 3.6, the execution and delivery of the Plan of Merger does not and, subject to the receipt of required stockholder and regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger will not, violate any provisions of the Certificate of Incorporation of SHC or any provisions of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree, to which SHC or any SHC Subsidiary or SHC Partnership is a party, or by which it is bound, or violate any restrictions of any kind to which it is subject which, if violated or accelerated would have a material adverse effect on SHC. The execution and delivery of this Agreement has been approved by the Board of Directors of SHC (or by a committee appointed by such Board of Directors for the purpose of approving such execution and delivery).

   3.7 SHC Public Information. SHC has heretofore furnished HEALTHSOUTH with the following documents:

     (i) its Registration Statement on Form S-1 (Registration No. 33-77042) relating to the offer and sale of $75,000,000 aggregate principal amount of 11-1/2% Senior Subordinated Notes due 2004 of SHC;

    (ii) its 1993 Annual Report on Form 10-K; and

   (iii) its Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1993, June 30, 1994 and September 30, 1994

(documents (i)--(iii) above being collectively referred to herein as the "SHC Documents"). As of their respective dates, the SHC Documents did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the descriptions of the business, operations and financial condition of SHC contained in the SHC Documents complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the regulations promulgated under such statutes. The financial statements contained in the SHC Documents, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, reflect all known liabilities of SHC, including all known contingent liabilities as of the end of each period reflected therein, and present fairly the financial condition of SHC at said dates and the consolidated results of operations and cash flows of SHC for the periods then ended. The consolidated balance sheet of SHC at September 30, 1994 included in the SHC Documents is herein sometimes referred to as the "SHC Balance Sheet".

   3.8 Properties and Assets. SHC (including, as applicable, the SHC Subsidiaries and the SHC Partnerships) owns all of the real and personal property included in the SHC Balance Sheet (except assets recorded under capital lease obligations and such property as has been disposed of during the ordinary course of SHC's business since the date of the SHC Balance Sheet), free and clear of any liens, claims, charges, exceptions or encumbrances, except for those (i) if any, which in the aggregate are not material and which do not materially affect continued use of such property, or (ii) which are disclosed in the SHC Documents or set forth in Exhibit 3.8.

   3.9 Legal Proceedings. Except as listed on Exhibit 3.9 attached to this Plan of Merger or described in the SHC Documents, SHC has no knowledge of any pending or threatened litigation, governmental investigation, condemnation or other proceeding against or relating to or affecting SHC or the transactions contemplated by this Plan of Merger for which SHC is uninsured or which, if resolved adversely to SHC, would have a material adverse effect on SHC and, to the knowledge of SHC, no basis for any such action exists.

   3.10 Contracts, etc. (a) SHC has made available to HEALTHSOUTH true copies of all written, and has disclosed to HEALTHSOUTH all oral, outstanding contracts, obligations and commitments of SHC (including the SHC Subsidiaries and SHC Partnerships) entered into in connection with and re lated to the business and operations of SHC (including the SHC Subsidiaries and SHC Partnerships) or has otherwise disclosed such contracts, commitments or obligations in an Exhibit hereto or to the SHC Documents which are material to the operations of SHC, the SHC Subsidiaries and the SHC Partnerships, taken as a whole. Except as otherwise indicated on Exhibit 3.10, all of such contracts, obligations and commitments are valid, binding and enforceable in accordance with their terms (assuming the other parties thereto are bound) and are in full force and effect, except where such invalidity or unenforceability would not have a material adverse effect on SHC. Except as set forth or incorporated by reference on such Exhibit, no default or alleged default by SHC (including the SHC Subsidiaries and SHC Partnerships) exists thereunder, except for defaults or alleged defaults which would not have a material adverse effect on SHC.

   (b) Except as set forth on Exhibit 3.10, no contract or agreement to which SHC or any SHC Subsidiary or SHC Partnership is a party will, by its terms, terminate as a result of the transactions contemplated hereby or require any consent from any obligor thereto in order to remain in full force and effect immediately after the Effective Time, except for contracts or agreements which, if terminated, would not have a material adverse effect on SHC.

   (c) Except as set forth on Exhibit 3.10, none of SHC, any SHC Subsidiary or any SHC Partnership has granted any right of first refusal or similar right in favor of any third party with respect to any material portion of its properties or assets (excluding liens described in Section 3.8) or entered into any non-competition agreement or similar agreement restricting its ability to engage in any business in any location.

   3.11 Subsequent Events. Except as set forth on Exhibit 3.11 attached to this Plan of Merger or disclosed in the SHC Documents, SHC has not, since the date of the SHC Balance Sheet:

   (a) Incurred any material adverse change.

   (b) Discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability (absolute, accrued, contingent or otherwise) other than (i) liabilities shown or reflected on the SHC Balance Sheet or (ii) liabilities incurred since the date of the SHC Balance Sheet in the ordinary course of business, which discharge or satisfaction would have a material adverse effect on SHC.

   (c) Increased or established any reserve for taxes or any other liability on its books or otherwise provided therefor which would have a material adverse effect on SHC, except as may have been required due to income or operations of SHC since the date of the SHC Balance Sheet.

   (d) Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of the assets, tangible or intangible, which assets are material to the consolidated business or financial condition of SHC.

   (e) Sold or transferred any of the assets material to the consolidated business of SHC, cancelled any material debts or claims or waived any material rights, except in the ordinary course of business.

   (f) Granted any general or uniform increase in the rates of pay of employees or any material increase in salary payable or to become payable by SHC to any officer or employee, consultant or agent (other than normal merit increases), or by means of any bonus or pension plan, contract or other commitment, increased in a material respect the compensation of any officer, employee, consultant or agent.

   (g) Except for this Plan of Merger and any other agreement executed and delivered pursuant to this Plan of Merger, entered into any material transaction other than in the ordinary course of business or permitted under other Sections hereof.

   (h) Issued any stock, bonds or other securities, other than stock options granted to employees or consultants of SHC or warrants granted to third parties, all of which are disclosed on Exhibit 3.2.

   3.12 Accounts Receivable. (a) Since the date of the SHC Balance Sheet, SHC has not changed any principle or practice with respect to the recordation of accounts receivable or the calculation of reserves therefor, or any material collection, discount or write-off policy or procedure. Accounts receivable are recorded on the SHC Balance Sheet (and the other consolidated balance sheets of SHC included in the SHC Documents) in amounts estimated to be net of contractual allowances related to third-party payor arrangements. SHC (including the SHC Subsidiaries and SHC Partnerships) is in compliance with the terms and conditions of all third-party payor arrangements relating to its accounts receivable, except to the extent that such noncompliance would not have a material adverse effect on SHC.

   (b) Without limiting the generality of the foregoing, SHC and each SHC Subsidiary or SHC Partnership is in compliance with all Medicare and Medicaid provider agreements to which it is a party, except to the extent that such noncompliance would not have a material adverse effect on SHC.

   3.13 Tax Returns. SHC has filed all tax returns required to be filed by it or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, except to the extent that such failures to file, taken together, do not have a material adverse effect on SHC. Except as disclosed on Exhibit 3.13, SHC has made all payments shown as due on such returns. Except as disclosed on Exhibit 3.13, SHC has not been notified that any tax returns of SHC are currently under audit by the Internal Revenue Service or any state or local tax agency. No agreements have been made by SHC for the extension of time or the waiver of the statute of limitations for the assessment or payment of any federal, state or local taxes.

   3.14 Commissions and Fees. Except for fees payable to Alex. Brown & Sons Incorporated ("Alex. Brown"), there are no valid claims for brokerage commissions or finder's or similar fees in connection with the transactions contemplated by this Plan of Merger which may be now or hereafter asserted against HEALTHSOUTH resulting from any action taken by SHC or its shareholders, officers or Directors, or any of them.

   3.15 Employee Benefit Plans;  Employment Matters.  (a) Except as set forth on
Exhibit 3.15(a) attached to this Plan of Merger, SHC has neither established nor maintains nor is obligated to make contributions to or under or otherwise participate in (i) any bonus or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document), (ii) any pension, profit-sharing, retirement or other plan, program or arrangement, or (iii) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of ERISA. Except as disclosed on Exhibit 3.15(a), all such plans listed on
Exhibit 3.15(a) (individually, a "Plan" and collectively, the "Plans") have been operated and administered in all material respects in accordance with, as applicable, ERISA, the Internal Revenue Code of 1986, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. Except as disclosed on Exhibit 3.15(a), no act or failure to act by SHC has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the Plans that is not subject to a statutory or regulatory exception. No "reportable event" (as defined in ERISA) has occurred with respect to any of the Plans which is subject to Title IV of ERISA. SHC has not previously made, is not currently making, and is not obligated in any way to make, any contributions to any multi-employer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980.

   (b) Except as set forth on Exhibit 3.15(b), SHC is not a party to any oral or written (i) union, guild or collective bargaining agreement which agreement covers employees in the United States (nor is it aware of any union organizing activity currently being conducted in respect to any of its employees), (ii) agreement with any executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Plan of Merger and which provides for the payment of in excess of $100,000, or (iii) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting, the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Plan of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Plan of Merger.

   3.16 Compliance with Laws in General. Except as set forth on Exhibit 3.16 or disclosed in the SHC Documents, SHC has not received any notices of material violations of any federal, state and local laws, regulations and ordinances relating to its business and operations, including, without limitation, the Federal Environmental Protection Act, the Occupational Safety and Health Act, the Americans with Disabilities Act, the Medicare or applicable Medicaid statutes and regulations and any Environmental Laws, and no notice of any pending inspection or violation of any such law, regulation or ordinance has been received by SHC which, if it were determined that a violation had occurred, would have a material adverse effect on SHC.

   3.17 Regulatory Approvals. SHC and each SHC Subsidiary and SHC Partnership, as applicable, holds all licenses, certificates of need and other regulatory approvals required or necessary to be applied for or obtained in connection with its business as presently conducted or as proposed to be conducted, except where the failure to obtain such license, certificate of need or regulatory approval would not have a material adverse effect on SHC. All such licenses, certificates of need and other regulatory approvals relating to the business, operations and facilities of SHC and each Subsidiary and SHC Partnership are in full force and effect, except where any failure of such license, certificate of need or regulatory approval to be in full force and effect would not have a material adverse effect on SHC. Except as disclosed in the SHC Documents, any and all past litigation concerning such licenses, certificates of need and regulatory approvals, and all claims and causes of action raised therein, has been finally adjudicated. No such license, certificate of need or regulatory approval has been revoked, conditioned (except as may be customary) or restricted, and, except as disclosed in the SHC Documents, no action (equitable, legal or administrative), arbitration or other process is pending, or to the best knowledge of SHC, threatened, which in any way challenges the validity of, or seeks to revoke, condition or restrict any such license, certificate of need, or regulatory approval. Subject to compliance with applicable securities laws and the Hart Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), the consummation of the Merger will not violate any law or restriction to which SHC is subject which, if violated, would have a material adverse effect on SHC.

   3.18 Retirement or Re-Acquisition of HEALTHSOUTH Common Stock. SHC is not a party to any agreement the effect of which would be to require HEALTHSOUTH directly or indirectly to retire or re-acquire all or part of the shares of HEALTHSOUTH Common Stock issued pursuant to Section 2.1 hereof.

   3.19  Disposition of Assets of Surviving  Corporation.  Except as provided in
Exhibit 3.11 with the consent of HEALTHSOUTH, SHC is not a party to any plan to dispose of a significant part of the assets of the Surviving Corporation within two years after the Closing Date, other than dispositions in the ordinary course of business of the Surviving Corporation and dispositions intended to eliminate duplicate facilities or excess capacity.

   3.20 Vote Required. The affirmative vote of the holders of a majority of each class of the outstanding Preferred Stock entitled to vote thereon and a majority of the outstanding SHC Shares entitled to vote thereon is the only vote of the holders of any class or series of SHC capital stock necessary to approve this Plan of Merger, the Merger and the transactions contemplated hereby.

   3.21 Opinion of Financial Advisor. SHC has received the oral opinion of Alex. Brown to the effect that, as of the date hereof, the Merger Consideration is fair to the holders of SHC Shares from a financial point of view, a written copy of which opinion will be delivered by SHC to HEALTHSOUTH prior to the date on which the definitive proxy materials for the Proxy Statement (as defined in Section 7.4(a)) are filed with the Securities and Exchange Commission.

   3.22 No Untrue Representations. No representation or warranty by SHC in this Plan of Merger, and no Exhibit or certificate issued by SHC and furnished or to be furnished to HEALTHSOUTH pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact in response to the disclosure requested, or omits or will omit to state a material fact necessary to make the statements or facts contained therein in response to the disclosure requested not misleading in light of all of the circumstances then prevailing.

Section 4. Representations and Warranties of the Subsidiary and HEALTHSOUTH.

   The Subsidiary and HEALTHSOUTH, jointly and severally, hereby represent and warrant to SHC as follows:

   4.1 Organization, Existence and Capital Stock. The Subsidiary is a corporation duly organized and validly existing and is in good standing under the laws of the State of Delaware. The Subsidiary's authorized capital consists of 1,000 shares of Common Stock, par value $.01 per share, all of which shares are issued and registered in the name of HEALTHSOUTH. The Subsidiary has not, within the two years immediately preceding the date of this Plan of Merger, owned, directly or indirectly, any shares of SHC Common Stock.

   4.2 Power and Authority. The Subsidiary has corporate power to execute, deliver and perform the Plan of Merger and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to the Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein subject to stockholder approval as required by Delaware law, has taken all actions required by law, its Certificate of Incorporation, its Bylaws or otherwise, to authorize the execution and delivery of the Plan of Merger and such related documents. The execution and delivery of the Plan of Merger does not and, subject to the receipt of required stockholder and regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger contemplated hereby will not, violate any provisions of the Certificate of Incorporation or Bylaws of the Subsidiary, or any agreement, instrument, order, judgment or decree to which the Subsidiary is a party or by which it is bound, violate any restrictions of any kind to which the Subsidiary is subject, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Subsidiary.

   4.3 Commissions and Fees. Except for fees owed to Smith Barney Inc., there are no claims for brokerage commissions, investment bankers' fees or finder's fees in connection with the transaction contemplated by the Plan of Merger resulting from any action taken by the Subsidiary or any of its officers, Directors or agents.

   4.4 No Subsidiaries. The Subsidiary does not own stock in, and does not control directly or indirectly, any other corporation, association or business organization. The Subsidiary is not a party to any joint venture or partnership.

   4.5 Legal Proceedings. There are no actions, suits or proceedings pending or threatened against the Subsidiary, at law or in equity, relating to or affecting the Subsidiary, including the Merger. The Subsidiary does not know or have any reasonable grounds to know of any justification for any such action, suit or proceeding.

   4.6 No Contracts or Liabilities. Other than the obligations created under the Plan of Merger, the Subsidiary is not obligated under any contracts, claims, leases, liabilities (contingent or otherwise), loans or otherwise.

Section 5. Representations and Warranties of HEALTHSOUTH.

   HEALTHSOUTH hereby represents and warrants to SHC as follows:

   5.1 Organization, Existence and Good Standing. HEALTHSOUTH is a corporation duly organized and validly existing and is in good standing under the laws of the State of Delaware. HEALTHSOUTH has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted. HEALTHSOUTH is duly qualified to do business and is in good standing in all jurisdictions in which the character of the property owned, leased or operated or the nature of the business transacted by it makes qualification necessary. HEALTHSOUTH is not, and has not been within the two years immediately preceding the date of this Plan of Merger, a subsidiary or division of another corporation, nor has HEALTHSOUTH within such time owned, directly or indirectly, any shares of SHC Common Stock.

   5.2 Power and Authority. HEALTHSOUTH has corporate power to execute, deliver and perform the Plan of Merger and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to the Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein has taken all actions required by law, its Certificate of Incorporation, its Bylaws or otherwise, to authorize the execution and delivery of the Plan of Merger and such related documents. The execution and delivery of the Plan of Merger does not and, subject to the receipt of required stockholder and regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger contemplated hereby will not, violate any provisions of the Certificate of Incorporation or Bylaws of HEALTHSOUTH, or any provision of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which HEALTHSOUTH is a party or by which it is bound, or violate any restrictions of any kind to which HEALTHSOUTH is subject. The execution and delivery of this Agreement has been approved by the Board of Directors of HEALTHSOUTH.

   5.3 HEALTHSOUTH Common Stock. On the Closing Date, HEALTHSOUTH will have a sufficient number of authorized but unissued and/or treasury shares of its Common Stock available for issuance to the holders of SHC Shares in accordance with the provisions of the Plan of Merger. The HEALTHSOUTH Common Stock to be issued pursuant to the Plan of Merger will, when so delivered, be (i) duly and validly issued, fully paid and nonassessable, (ii) issued pursuant to an effective registration statement under the Securities Act of 1933, as amended, and (iii) authorized for listing on the New York Stock Exchange, Inc. (the "Exchange") upon official notice of issuance.

   5.4 Capitalization. HEALTHSOUTH has an authorized capitalization of 1,500,000 shares of Preferred Stock, par value $.10 per share, of which no shares are issued and outstanding, and no shares are held in treasury, and 100,000,000 shares of Common Stock, par value $.01 per share, of which 35,533,661 shares are issued and outstanding, and 91,000 shares are held in treasury. All of the issued and outstanding shares of HEALTHSOUTH Common Stock have been duly and validly issued and are fully paid and non-assessable. Except as disclosed in the HEALTHSOUTH Documents (as hereinafter defined), and except as described on
Exhibit 5.4, there are no options, warrants or similar rights granted by HEALTHSOUTH or any other agreements to which HEALTHSOUTH is a party providing for the issuance or sale by it of any additional securities. There is no liability for dividends declared or accumulated but unpaid with respect to any shares of HEALTHSOUTH Common Stock. HEALTHSOUTH has not made any distributions to any holder of HEALTHSOUTH Common Stock or participated in or effected any issuance, exchange or retirement of HEALTHSOUTH Common Stock, or otherwise changed the equity interests of holders of HEALTHSOUTH Common Stock, in contemplation of effecting the Merger within the two years immediately preceding the date of this Plan of Merger. Any shares of HEALTHSOUTH Common Stock that HEALTHSOUTH has re-acquired during the two years immediately preceding the date of this Plan of Merger have been so re-acquired only for purposes other than Business Combinations.

   5.5 Subsidiary Common Stock. HEALTHSOUTH owns, beneficially and of record, all of the issued and outstanding shares of Subsidiary Common Stock, which are validly issued and outstanding, fully paid and nonassessable, free and clear of all liens and encumbrances. HEALTHSOUTH has the corporate power to endorse and surrender such Subsidiary Shares for cancellation pursuant to the Plan of Merger. HEALTHSOUTH has taken all such actions as may be required in its capacity as the sole stockholder of the Subsidiary to approve the Merger.

   5.6 HEALTHSOUTH Documents. HEALTHSOUTH has heretofore furnished SHC with the following documents:

     (i) its Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1993;

    (ii) its 1993 Annual Report to Stockholders;

   (iii) the Proxy Statement utilized in soliciting proxies in connection with the 1994 Annual Meeting of Stockholders of HEALTHSOUTH;

    (iv) its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 1994;

     (v) the Registration Statement on Form S-3 (Registration No. 33-52111) relating to a recent public offering of debt securities of HEALTHSOUTH, together with Amendments No. 1, No. 2 and No. 3 thereto; and

    (vi) the Proxy Statement -- Prospectus relating to its recent merger with ReLife, Inc.

(documents  (i)-(vi)  above  being  collectively  referred  to  herein  as   the
"HEALTHSOUTH Documents"). As of their respective dates, the HEALTHSOUTH Documents did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the descriptions of the business, operations and financial condition of HEALTHSOUTH contained in the HEALTHSOUTH Documents complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the regulations promulgated under such statutes. The financial statements contained in the HEALTHSOUTH Documents, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, reflect all known liabilities of HEALTHSOUTH, including all known contingent liabilities as of the end of each period reflected therein, and present fairly the financial condition of HEALTHSOUTH at said dates and the consolidated results of operations and cash flows of HEALTHSOUTH for the periods then ended.

   5.7 Investment Intent. HEALTHSOUTH is acquiring the SHC Shares hereunder for its own account and not with a view to the distribution or sale thereof, and HEALTHSOUTH has no understanding, agreement or arrangement to sell, distribute, partition or otherwise transfer or assign all or any part of the SHC Shares to any other person, firm or corporation.

   5.8 Commissions and Fees. Except for fees owed to Smith Barney Inc., there are no claims for brokerage commissions, investment bankers' fees or finder's fees in connection with the transactions contemplated by the Plan of Merger resulting from any action taken by HEALTHSOUTH or any of its officers, Directors or agents.

   5.9 Legal Proceedings. Except as disclosed in the HEALTHSOUTH Documents, there is no material litigation, governmental investigation or other proceeding pending or, so far as is known to HEALTHSOUTH, threatened against or relating to HEALTHSOUTH, its properties or business, or the transaction contemplated by the Plan of Merger and, so far as is known to HEALTHSOUTH, no basis for any such action exists.

     5.10 No Violations. Subject to compliance with applicable securities laws and the HSR Act, the consummation of the Merger will not violate any law or restriction to which HEALTHSOUTH is subject.

   5.11 No Material  Changes.  Since September 30, 1994,  except as set forth on
Exhibit 5.11, there has not been (i) any material adverse change in the financial condition, business, properties, or assets of HEALTHSOUTH and its subsidiaries; (ii) any material loss or damage to any of the properties or assets of HEALTHSOUTH and its subsidiaries (whether or not covered by insurance) which affects or impairs the ability of HEALTHSOUTH and its subsidiaries to conduct their businesses or any labor trouble or any other event or condition of any character which has materially and adversely affected HEALTHSOUTH's business or the business of any of its subsidiaries; (iii) any mortgage or pledge of any of the properties or assets of HEALTHSOUTH or any of its subsidiaries, or any indebtedness incurred by HEALTHSOUTH or any of its subsidiaries maturing more than one year from the date the indebtedness was incurred; (iv) any purchase, redemption, or other acquisition by HEALTHSOUTH of any shares of its Common Stock; (v) any payment or declaration of a dividend or any other distribution or payment in respect of HEALTHSOUTH Common Stock; (vi) any issuance, sale, or other disposition of any shares, options or warrants of HEALTHSOUTH Common Stock or of any shares of capital stock of any subsidiary of HEALTHSOUTH or any evidence of indebtedness or securities of HEALTHSOUTH or any of HEALTHSOUTH's subsidiaries, except upon exercise of previously outstanding stock options or in the ordinary course of HEALTHSOUTH's business; or (vii) any notice received by HEALTHSOUTH or any of its subsidiaries from any state or federal taxing authorities notifying that HEALTHSOUTH or any of its subsidiaries is subject to any material action or proceeding for assessment or collection of taxes asserted against HEALTHSOUTH or any of its subsidiaries other than actions or proceedings or claims for assessment or collection of taxes which are being contested in good faith by appropriate proceedings.

   5.12 Retirement or Re-Acquisition of HEALTHSOUTH Common Stock. HEALTHSOUTH has not agreed directly or indirectly to retire or re-acquire all or part of the shares of HEALTHSOUTH Common Stock issued pursuant to Section 2.1 hereof.

   5.13 Disposition of Assets of Surviving Corporation. HEALTHSOUTH does not intend or plan to dispose of, or to cause the Surviving Corporation to dispose of, a significant part of the assets of the Surviving Corporation within two years after the Effective Time, other than dispositions in the ordinary course of business of the Surviving Corporation and dispositions intended to eliminate duplicate facilities or excess capacity.

   5.14 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of HEALTHSOUTH Common Stock entitled to vote thereon is the only vote of the holders in each class or series of HEALTHSOUTH capital stock necessary to approve this Plan of Merger, the Merger and the transactions contemplated by this Plan of Merger.

   5.15 Opinion of Financial Advisor. HEALTHSOUTH has received the oral opinion of Smith Barney Inc. to the effect that, as of the date hereof, the Merger Consideration is fair to HEALTHSOUTH from a financial point of view, a written copy of which opinion will be delivered by HEALTHSOUTH to SHC prior to the date on which the definitive proxy materials for the Proxy Statement (as defined in Section 7.4(a)) are filed with the Securities and Exchange Commission.

   5.16 Tax Returns. HEALTHSOUTH has filed all tax returns required to be filed by it or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, except to the extent that such failures to file, taken together, do not have a material adverse effect on HEALTHSOUTH. HEALTHSOUTH has made all payments shown as due on such returns. HEALTHSOUTH has not been notified that any tax returns of HEALTHSOUTH are currently under audit by the Internal Revenue Service or any state or local tax agency. No agreements have been made by HEALTHSOUTH for the extension of time or the waiver of the statute of limitations for the assessment or payment of any federal, state or local taxes.

   5.17 Employee Benefit Plans; Employment Matters. (a) Except as disclosed in the HEALTHSOUTH Documents, HEALTHSOUTH has neither established nor maintains nor is obligated to make contributions to or under or otherwise participate in (i) any bonus or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document), (ii) any pension, profit-sharing, retirement or other plan, program or arrangement, or (iii) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of ERISA. All such plans have been operated and administered in all material respects in accordance with, as applicable, ERISA, the Internal Revenue Code of 1986, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. No act or failure to act by HEALTHSOUTH has resulted in a "prohibited transaction" (as defined in
ERISA) with respect to the Plans that is not subject to a statutory or regulatory exception. No "reportable event" (as defined in ERISA) has occurred with respect to any of the Plans which is subject to Title IV of ERISA. Except as disclosed in the HEALTHSOUTH Documents, HEALTHSOUTH has not previously made, is not currently making, and is not obligated in any way to make, any contributions to any multi-employer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980.

   (b) Except as disclosed in the HEALTHSOUTH Documents, HEALTHSOUTH is not a party to any oral or written (i) union, guild or collective bargaining agreement which agreement covers employees in the United States (nor is it aware of any union organizing activity currently being conducted in respect to any of its employees), (ii) agreement with any executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Plan of Merger and which provides for the payment of in excess of $100,000, or (iii) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Plan of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Plan of Merger.

   5.18 Compliance with Laws in General. Except as disclosed in the HEALTHSOUTH Documents, HEALTHSOUTH has not received any notices of material violations of any federal, state and local laws, regulations and ordinances relating to its business and operations, including, without limitation, the Federal Environmental Protection Act, the Occupational Safety and Health Act, the Americans with Disabilities Act, the Medicare or applicable Medicaid statutes and regulations and any Environmental Laws, and no notice of any pending inspection or violation of any such law, regulation or ordinance has been received by HEALTHSOUTH with respect to any alleged violation which, if it were determined that a violation occurred, would have a material adverse effect on HEALTHSOUTH.

   5.19 Regulatory Approvals. HEALTHSOUTH holds all licenses, certificates of need and other regulatory approvals required or necessary to be applied for or obtained in connection with its business as presently conducted or as proposed to be conducted, except where the failure to obtain such license, certificate of need or regulatory approval would not have a material adverse effect on HEALTHSOUTH. All such licenses, certificates of need and other regulatory approvals relating to the business, operations and facilities of HEALTHSOUTH are in full force and effect. Except as disclosed in the HEALTHSOUTH Documents, any and all past litigation concerning such licenses, certificates of need and regulatory approvals, and all claims and causes of action raised therein, has been finally adjudicated. No such license, certificate of need or regulatory approval has been revoked, conditioned (except as may be customary) or restricted, and, except as disclosed in the HEALTHSOUTH Documents, no action (equitable, legal or administrative), arbitration or other process is pending, or to the best knowledge of HEALTHSOUTH, threatened, which in any way challenges the validity of, or seeks to revoke, condition or restrict any such license, certificate of need, or regulatory approval. Subject to compliance with applicable securities laws and the HSR Act, the consummation of the Merger will not violate any law or restriction to which HEALTHSOUTH is subject.

   5.20 No Untrue Representation. No representation or warranty by HEALTHSOUTH in this Plan of Merger, and no Exhibit or Certificate issued by HEALTHSOUTH and furnished or to be furnished to SHC pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact in response to the disclosure requested, or omits or will omit to state a material fact necessary to make the statement or facts contained therein in response to the disclosure requested not misleading in light of all of the circumstances then prevailing.

Section 6. Access to Information and Documents.

   6.1 Access to Information. Between the date hereof and the Closing Date, each of SHC and HEALTHSOUTH will give to the other party and its counsel, accountants and other representatives full access to all the properties, documents, contracts, personnel files and other records of such party and shall furnish the other party with copies of such documents and with such information with respect to the affairs of such party as the other party may from time to time reasonably request. Each party will disclose and make available to the other party and its representatives all books, contracts, accounts, personnel records, letters of intent, papers, records, communications with regulatory authorities and other documents relating to the business and operations of such party. In addition, SHC shall make available to HEALTHSOUTH all such banking, investment and financial information as shall be necessary to allow for the efficient integration of SHC's banking, investment and financial arrangements with those of HEALTHSOUTH at the Effective Time.

   6.2 Return of Records. If the transactions contemplated hereby are not consummated and this Plan of Merger terminates, each party agrees to promptly return all documents, contracts, records or properties of the other party and all copies thereof furnished pursuant to this Section 6 or otherwise. All information disclosed by any party or any affiliate of such party shall be deemed to be confidential information, unless and until such information becomes public otherwise than through the act or omission of the other party. Each party agrees that it will not cause any confidential information to be disclosed to unauthorized persons and that it will not, without the prior written consent of the affected person, disclose or make use of such confidential information except in connection with the transactions contemplated by this Plan of Merger or as otherwise required by applicable law.

   6.3 Effect of Access. (a) Nothing contained in this Section 6 shall be deemed to create any duty or responsibility on the part of either party to investigate or evaluate the value, validity or enforceability of any contract, lease or other asset included in the assets of the other party.

   (b) With respect to matters as to which any party has made express representations or warranties herein, the parties shall be entitled to rely upon such express representations and warranties irrespective of any investigations made by such parties, except to the extent that such investigations result in actual knowledge of the inaccuracy or falsehood of particular representations and warranties.

Section 7. Covenants.

   7.1 Preservation of Business. SHC will use its best efforts to preserve the business organization of SHC intact, to keep available to HEALTHSOUTH and the Surviving Corporation the services of the present employees of SHC, and to preserve for HEALTHSOUTH and the Surviving Corporation the goodwill of the suppliers, customers and others having business relations with SHC.

   7.2 Material Transactions. Prior to the Closing Date, SHC will not (other than as required pursuant to the terms of the Plan of Merger and the related documents), without first obtaining the written consent of HEALTHSOUTH:

   (a) Encumber any asset or enter into any transaction or make any contract or commitment relating to the properties, assets and business of SHC, other than in the ordinary course of business or as otherwise disclosed herein.

   (b) Enter into any employment contract which is not terminable upon notice of 30 days or less, at will, and without penalty to SHC except as provided herein.

   (c) Except in connection with the ongoing construction or development of new surgery centers as disclosed to HEALTHSOUTH, enter into any contract or agreement (i) which cannot be performed within three months or less, or (ii) which involves the expenditure of over $100,000.

   (d) Issue or sell, or agree to issue or sell, any shares of capital stock or other securities of SHC, except upon exercise of currently outstanding stock options or warrants.

   (e) Except for contributions to the Outpatient/Midwest Retirement Plan, make any payment or distribution to the trustee under any bonus, pension, profit-sharing or retirement plan or incur any obligation to make any such payment or contribution which is not in accordance with SHC's usual past practice, or make any payment or contributions or incur any obligation pursuant to or in respect of any other plan or contract or arrangement providing for bonuses, executive incentive compensation, pensions, deferred compensation, retirement payments, profit-sharing or the like, establish or enter into any such plan, contract or arrangement, or terminate any Plan.

   (f) Extend credit to anyone, except in the ordinary course of business consistent with prior practices.

   (g) Guarantee the obligation of any person, firm or corporation, except in the ordinary course of business consistent with prior practices.

   (h) Amend its Certificate of Incorporation or Bylaws.

   (i) Take any action of a character described in Section 3.11(a) to 3.11(h), inclusive.

   7.3 Meetings of Stockholders. (a) Each of HEALTHSOUTH and SHC will take all steps necessary in accordance with their respective Certificates of Incorporation and Bylaws to call, give notice of, convene and hold meetings of their respective stockholders as soon as practicable after the effectiveness of the Registration Statement (as defined in Section 7.4 hereof), for the purpose of approving this Plan of Merger and for such other purposes as may be necessary. Unless this Plan of Merger shall have been validly terminated as provided herein, the Boards of Directors of HEALTHSOUTH and SHC (subject, in the case of SHC, to the provisions of Section 8.1(d) hereof) will (i) recommend to their respective stockholders the approval of this Plan of Merger, the transactions contemplated hereby and any other matters to be submitted to the stockholders in connection therewith, to the extent that such approval is required by applicable law in order to consummate the Merger, and
(ii) use their respective reasonable, good faith efforts to obtain the approval by their respective stockholders of this Plan of Merger and the transactions contemplated hereby.

   (b) Nothing contained herein shall affect the right of HEALTHSOUTH, the Subsidiary and SHC to take action by written consent in lieu of meeting to the extent permitted by applicable law and their respective Certificates of Incorporation and Bylaws.

   7.4 Registration Statement. (a) HEALTHSOUTH shall prepare and file with the Securities and Exchange Commission and any other applicable regulatory bodies, as soon as reasonably practicable, a Registration Statement on Form S-4 with respect to the shares of HEALTHSOUTH Common Stock to be issued in the Merger (the "Registration Statement"), and will otherwise proceed promptly to satisfy the requirements of the Securities Act of 1933, including Rule 145 thereunder. Such Registration Statement shall contain a joint proxy statement of HEALTHSOUTH and SHC containing the information required by the Securities Exchange Act of 1934 (the "Proxy Statement"). HEALTHSOUTH shall take all reasonable steps to cause the Registration Statement to be declared effective and to maintain such effectiveness until all of the shares covered thereby have been distributed. HEALTHSOUTH shall promptly amend or supplement the Registration Statement to the extent necessary in order to make the statements therein not misleading or to correct any misstatements which have become false or misleading. HEALTHSOUTH shall use its reasonable, good faith efforts to have the Proxy Statement approved by the SEC under the provisions of the Securities Exchange Act of 1934.

   (b) Prior to the Closing Date, HEALTHSOUTH shall use its reasonable, good faith efforts to cause the shares of HEALTHSOUTH Common Stock to be issued pursuant to the Merger to be registered or qualified under all applicable securities or Blue Sky laws of each of the states and territories of the United States, and to take any other actions which may be necessary to enable the Common Stock to be issued pursuant to the Merger to be distributed in each such jurisdiction.

   (c) Prior to the Closing Date, HEALTHSOUTH shall file an additional listing application (the "Listing Application") with the Exchange relating to the shares of HEALTHSOUTH Common Stock to be issued in connection with the Merger, and shall use its reasonable, good faith efforts to cause such shares of HEALTHSOUTH Common Stock to be approved for listing on the Exchange, upon official notice of issuance, prior to the Closing Date.

   (d) SHC shall furnish all information to HEALTHSOUTH with respect to SHC and the SHC Subsidiaries and SHC Partnerships as HEALTHSOUTH may reasonably request for inclusion in the Registration Statement, the Proxy Statement and the Listing Application, and shall otherwise cooperate with HEALTHSOUTH in the preparation and filing of such documents.

   7.5 Exemption from State Takeover Laws. SHC shall take all reasonable steps necessary to exempt SHC and the Merger from the requirements of any state takeover statute or other similar state law which would prevent or impede the consummation of the transactions contemplated hereby, by action of SHC's Board of Directors or otherwise.

   7.6  HSR Act  Compliance.  HEALTHSOUTH  and SHC  shall  promptly  make  their respective filings, and shall thereafter use their reasonable, good faith efforts to promptly make any required submissions, under the HSR Act with respect to the Merger and the transactions contemplated hereby. HEALTHSOUTH and SHC will use their respective reasonable, good faith efforts to obtain all other permits, authorizations, consents and approvals from third parties and governmental authorities necessary to consummate the Merger and the transactions contemplated hereby.

   7.7 Public Disclosures. HEALTHSOUTH and SHC will consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Plan of Merger, and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by applicable law or requirements of the Exchange. The parties shall issue a joint press release, mutually acceptable to HEALTHSOUTH and SHC, promptly upon execution and delivery of this Plan of Merger.

   7.8 Resignation of SHC Directors. On or prior to the Closing Date, SHC shall deliver to HEALTHSOUTH evidence satisfactory to HEALTHSOUTH of the resignation of the Directors of SHC, such resignations to be effective on the Closing Date.

   7.9 Notice of Subsequent Events. Each party hereto shall notify the other parties of any changes, additions or events which would cause any material change in or material addition to any Exhibit delivered by the notifying party under this Plan of Merger, promptly after the occurrence of the same. If the effect of such change or addition would, individually or in the aggregate with the effect of changes or additions previously disclosed pursuant to this Section 7.9, constitute a material adverse effect on the notifying party, the non-notifying party may, within ten days after receipt of such notice, elect to terminate this Plan of Merger. If the non-notifying party does not give written notice of such termination within such 10-day period, the non-notifying party shall be deemed to have consented to such change or addition and shall not be entitled to terminate this Plan of Merger by reason thereof (except to the extent that a material adverse change with respect to the notifying party occurs when the effect of such change or addition is aggregated with the effect of subsequently-disclosed changes or additions).

   7.10 No Solicitations. SHC may, directly or indirectly, furnish information and access, in response to unsolicited requests therefor, to the same extent permitted by Section 6.1, to any corporation, partnership, person or other entity or group, pursuant to appropriate confidentiality agreements, and may participate in discussions and negotiate with such corporation, partnership, person or other entity or group concerning any proposal to acquire SHC upon a merger, purchase of assets, purchase of or tender offer for SHC Shares or similar transaction (an "Acquisition Transaction"), if the Board of Directors of SHC determines in its good faith judgment in the exercise of its fiduciary duties, after consultation with legal counsel and its financial advisors, that such action is appropriate in furtherance of the best interest of its stockholders. Except as set forth above, SHC shall not, and will direct each officer, director, employee, representative and agent of SHC not to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to any corporation, partnership, person or other entity or group (other than HEALTHSOUTH or an affiliate or associate or agent of HEALTHSOUTH) concerning any merger, sale of assets, sale of or tender offer for SHC Shares or similar transactions involving SHC. SHC shall promptly notify HEALTHSOUTH if it shall, on or after the date hereof, have entered into a confidentiality agreement with any third party in response to any unsolicited request for information and access in connection with a possible
Acquisition Transaction involving such party, such notification to include the identity of such third party and the proposed terms of such possible Acquisition Transaction.

   7.11 Other Actions. Subject to the provisions of Section 7.10 hereof, SHC shall not knowingly or intentionally take any action that would, or reasonably might be expected to, result in any of its representations and warranties set forth herein being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in this Plan of Merger not being satisfied, or (unless such action is required by applicable law) which would adversely affect the ability of SHC or HEALTHSOUTH to obtain any consents or approvals required for the consummation of the Merger without imposition of a condition or restriction which would have a material adverse effect on the Surviving Corporation.

   7.12 Accounting Methods. Neither HEALTHSOUTH nor SHC shall change its methods of accounting in effect at its most recent fiscal year end, except as required by changes in generally accepted accounting principles as concurred by such parties' independent accountants.

   7.13 Pooling and Tax-Free Reorganization Treatment. Neither HEALTHSOUTH nor SHC shall intentionally take or cause to be taken any action, whether on or before the Effective Time, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

   7.14 Affiliate and Pooling Agreements. HEALTHSOUTH and SHC will each use their respective reasonable, good faith efforts to cause each of their respective Directors and executive officers and each of their respective "affiliates" (within the meaning of Rule 145 under the Securities Act of 1933, as amended) to execute and deliver to HEALTHSOUTH as soon as practicable an agreement in the form attached hereto as Appendix 7.14 relating to the disposition of the SHC Shares and shares of HEALTHSOUTH Common Stock held by such person and the shares of HEALTHSOUTH Common Stock issuable pursuant to this Plan of Merger.

   7.15 Cooperation. (a) HEALTHSOUTH and SHC shall together, or pursuant to an allocation of responsibility agreed to between them, (i) cooperate with one another in determining whether any filings required to be made or consents required to be obtained in any jurisdiction prior to the Effective Time in connection with the consummation of the transactions contemplated hereby and cooperate in making any such filings promptly and in seeking to obtain timely any such consents, (ii) use their respective best efforts to cause to be lifted any injunction prohibiting the Merger, or any part thereof, or the other transactions contemplated hereby, and (iii) furnish to one another and to one another's counsel all such information as may be required to effect the foregoing actions.

   (b) Subject to the terms and conditions herein provided, and unless this Plan of Merger shall have been validly terminated as provided herein, each of HEALTHSOUTH and SHC shall use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party (or any subsidiaries or affiliates of such party) with respect to the Plan of Merger and to consummate the transactions contemplated hereby, subject to the votes of its stockholders described above, and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity and/or any other public or private third party which is required to be obtained or made by such party or any of its subsidiaries or affiliates in connection with this Plan of Merger and the transactions contemplated hereby. Each of HEALTHSOUTH and SHC will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, either of them or any of their subsidiaries or affiliates in connection with the foregoing.

   7.16 SHC Stock Options and Warrants. (a) As soon as reasonably practicable after the Effective Time of the Merger, HEALTHSOUTH shall deliver to the holders of SHC stock options and warrants appropriate notices setting forth such holders' rights pursuant to the stock option plans under which such SHC stock options were issued and the stock option agreements or warrant agreements evidencing such options or warrants, which shall continue in full force and effect on the same terms and conditions (subject to the adjustments required by Sections 2.1(e) or this Section 7.16 after giving effect to the Merger and the assumption of such options and warrants by HEALTHSOUTH as set forth herein) as in effect immediately prior to the Effective Time. HEALTHSOUTH shall comply with the terms of the stock option plans, the stock option agreements and the warrant agreements as so adjusted, and shall use its reasonable, good faith efforts to ensure, to the extent required by, and subject to the provisions of, such plans or agreements, that the SHC stock options which qualified as incentive stock options prior to the Effective Time of the Merger shall continue to qualify as incentive stock options after the Effective Time of the Merger.

   (b) HEALTHSOUTH shall take all corporate action necessary to reserve for issuance a sufficient number of shares of HEALTHSOUTH Common Stock for delivery upon exercise of the SHC stock options and warrants assumed by HEALTHSOUTH in accordance with Section 2.1(e). At the Effective Time, HEALTHSOUTH shall file with the SEC a registration statement on Form S-8 with respect to shares of HEALTHSOUTH Common Stock subject to such SHC stock options and shall use its best efforts to maintain the effectiveness of a registration statement or registration statements covering such options (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such SHC stock options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under
Section 16(a) of the Exchange Act, where applicable, HEALTHSOUTH shall administer the plans assumed pursuant to Section 2.1(e) hereof in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the applicable plan complied with such rule prior to the Merger.

   (c) Except to the extent otherwise agreed to by the parties, all restrictions or limitations on transfer and vesting with respect to the SHC stock options awarded under any plan, program, or arrangement of SHC or any of its subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by HEALTHSOUTH as set forth above.

   7.17 Publication of Combined Results. HEALTHSOUTH agrees that within 15 days after the end of the first calendar month following at least 30 days after the Closing Date, HEALTHSOUTH shall cause publication of the combined results of operations of HEALTHSOUTH and SHC. For purposes of this Section 7.17, the term "publication" shall have the meaning provided in SEC Accounting Series Release No. 135.

   7.18 Employee Welfare. HEALTHSOUTH agrees that following the Closing Date, employees of SHC shall be entitled to receive the same customary employee benefits as HEALTHSOUTH provides its employees. In addition, except for those employees identified in Section 7.19 below, if during the one-year period following the Closing Date, any employee of SHC listed on Exhibit 7.18 is terminated, such terminated employee shall receive a lump sum cash severance payment in the amount of not less than three months' salary or wages.

   7.19 Retention Bonus Agreement; Employment Agreement. Between the date of this Plan of Merger and the Closing Date, HEALTHSOUTH and SHC shall, subject to confirmation by Ernst & Young that such agreements do not adversely affect pooling-of-interests accounting treatment, enter into (i) an Agreement with Rock
A. Morphis in the form of Exhibit 7.19.1 attached hereto; and (ii) an Employment Agreement with H. Michael Finley in the form of Exhibit 7.19.2 attached hereto.

Section 8. Termination, Amendment and Waiver.

   8.1 Termination. This Plan of Merger may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of matters presented in connection with the Merger by the holders of SHC Shares and the holders of HEALTHSOUTH Common Stock:

   (a) by mutual written consent of HEALTHSOUTH, the Subsidiary and SHC;

   (b) by either HEALTHSOUTH or SHC:

   (i) if, upon a vote at a duly held meeting of stockholders or any adjournment thereof, any required approval of the holders of SHC Shares or the holders of HEALTHSOUTH Common Stock shall not have been obtained;

   (ii) if the Merger shall not have been consummated on or before June 30, 1995, unless the failure to consummate the Merger is the result of a willful and material breach of this Plan of Merger by the party seeking to terminate this Plan of Merger; provided, however, that the passage of such period shall be tolled for any part thereof (but not exceeding 60 days in the aggregate) during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of a meeting of stockholders;

   (iii) if any court of competent jurisdiction or other governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

   (iv) in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Plan of Merger which (A) would give rise to the failure of a condition set forth in Section 9.2(a) or (b) or Section 9.3(a) or (b), as applicable, and (B) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (a "Material Breach") (provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in this Plan of Merger); or

   (v) if either  HEALTHSOUTH  or SHC gives  notice of  termination  pursuant to
Section 7.9;

   (c) by either HEALTHSOUTH or SHC in the event that (i) all of the conditions to the obligation of such party to effect the Merger set forth in Section 9.1 shall have been satisfied and (ii) any condition to the obligation of such party to effect the Merger set forth in Section 9.2 (in the case of HEALTHSOUTH) or
Section 9.3 (in the case of SHC) is not capable of being satisfied prior to the end of the period referred to in Section 8.1(b)(ii);

   (d) By SHC, if SHC's Board of Directors shall have (i) determined, in the exercise of its fiduciary duties under applicable law, not to recommend the Merger to the holders of SHC Shares or shall have withdrawn such recommendation or (ii) approved, recommended or endorsed any Acquisition Transaction (as defined in Section 7.10) other than this Plan of Merger or (iii) resolved to do any of the foregoing;

   (e) By either HEALTHSOUTH or SHC, if the condition set forth in Section 9.1(g)(i) is not satisfied by March 1, 1995; or

   (f) By HEALTHSOUTH, if the holders of more than 10% of the SHC Shares shall have given proper written demand for appraisal of the value of such SHC Shares as provided in Section 262 of the DGCL before the taking of a vote on the Merger at any meeting of the holders of SHC Shares called for that purpose.

   8.2 Effect of Termination. In the event of termination of this Plan of Merger as provided in Section 8.1, this Plan of Merger shall forthwith become void and have no effect, without any liability or obligation on the part of any party, other than the provisions of Sections 6.2, 8.2, 8.6 and 8.7, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or other agreements set forth in this Plan of Merger.

   8.3 Amendment. This Plan of Merger may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the holders of SHC Shares or holders of HEALTHSOUTH Common Stock; provided, however, that after any such approval, there shall be made no amendment that pursuant to Section 251(d) of the DGCL requires further approval by such stockholders without the further approval of such stockholders. This Plan of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties.

   8.4 Extension; Waiver. At any time prior to the Effective Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Plan of Merger or in any document delivered pursuant to this Plan of Merger or (c) subject to the proviso of Section 8.3, waive compliance with any of the agreements or conditions contained in this Plan of Merger. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Plan of Merger to assert any of its rights under this Plan of Merger or otherwise shall not constitute a waiver of such rights, except as otherwise provided in Section 7.9.

   8.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Plan of Merger pursuant to Section 8.1, an amendment of this Plan of Merger pursuant to Section 8.3, or an extension or waiver pursuant to Section
8.4 shall, in order to be effective, require in the case of HEALTHSOUTH, the Subsidiary or SHC, action by its Board of Directors or the duly authorized designee of the Board of Directors.

   8.6 Expenses. All costs and expenses incurred in connection with this Plan of Merger and the transactions contemplated hereby shall be paid by the party incurring such expense, except that expenses incurred in connection with printing and mailing the Proxy Statement and the Registration Statement shall be shared equally by SHC and HEALTHSOUTH.

   8.7 Certain Rights of HEALTHSOUTH. If this Plan of Merger is terminated by SHC pursuant to Section 8.1(d) and, within six months after the effective date of such termination, SHC enters into an agreement with another person or entity (a "Third Party") with respect to an Acquisition Transaction (as defined in Section 7.10 hereof), SHC shall immediately notify HEALTHSOUTH in writing that an agreement has been entered into with respect to an Acquisition Transaction. Each of HEALTHSOUTH and the Third Party shall then have not less than 48 hours (the exact deadline to be set by SHC) from the time of receipt of written notice by SHC to submit a final and best offer (a "Final Offer") for a business combination with SHC, together with a fully-executed definitive agreement, acceptable to SHC, reflecting the terms of such Final Offer. Not later than 48 hours after receipt of any Final Offer from HEALTHSOUTH and the Third Party (but in no event sooner than the expiration of the deadline set by SHC unless HEALTHSOUTH has expressly declined to submit a Final Offer), SHC shall notify the party submitting the most favorable Final Offer (as determined by SHC's Board of Directors after consulting with its legal counsel and financial advisors) and, subject to the approval of SHC's Board of Directors, SHC shall enter into a definitive agreement with the party which submitted the most favorable Final Offer. HEALTHSOUTH agrees that any such determination of the most favorable Final Offer by SHC's Board of Directors shall be final and binding, and HEALTHSOUTH agrees not to dispute any such determination in any forum or jurisdiction; provided, however, that the foregoing covenant not to sue of HEALTHSOUTH is expressly conditioned upon SHC's obtaining a like covenant not to sue from the Third Party prior to SHC's determination of the most favorable Final Offer.

Section 9.  Conditions to Closing.

   9.1 Mutual Conditions. The respective obligations of each party to effect the Merger shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived in writing by HEALTHSOUTH, the Subsidiary and SHC):

   (a) None of HEALTHSOUTH, the Subsidiary or SHC nor any of their respective subsidiaries shall be subject to any order, decree or injunction by a court of competent jurisdiction which (i) prevents or materially delays the consummation of the Merger or (ii) would impose any material limitation on the ability of HEALTHSOUTH effectively to exercise full rights of ownership of the Common Stock of the Surviving Corporation or any material portion of the assets or business of SHC, the SHC Subsidiaries and the SHC Partnerships, taken as a whole.

   (b) No statute, rule or regulation shall have been enacted by the government (or any governmental agency) of the United States or any state, municipality or other political subdivision thereof that makes the consummation of the Merger and any other transaction contemplated hereby illegal.

   (c) Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

   (d) The Registration Statement shall have been declared effective and no stop order with respect to the Registration Statement shall be in effect.

   (e) The holders of HEALTHSOUTH Common Stock and the holders of SHC Shares shall have approved the adoption of this Plan of Merger and any other matters submitted to them in accordance with the provisions of Section 7.3 hereof.

   (f) The shares of HEALTHSOUTH Common Stock to be issued in connection with the Merger shall have been approved for listing on the Exchange and shall have been issued pursuant to an effective registration statement (which is subject to no stop order) or in transactions qualified or exempt from registration under applicable securities or Blue Sky laws of such states and territories of the United States as may be required.

   (g) The Merger shall qualify for "pooling of interests" accounting treatment, and HEALTHSOUTH and SHC shall each have received letters to that effect from Ernst & Young, independent accountants for HEALTHSOUTH and SHC, dated (i) not later than March 1, 1995, (ii) the date of the mailing of the Proxy Statement and (iii) the Closing Date.

   9.2 Conditions to Obligations of HEALTHSOUTH and the Subsidiary. The obligations of HEALTHSOUTH and the Subsidiary to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by HEALTHSOUTH and the Subsidiary):

   (a) Each of the agreements of SHC to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and SHC shall have performed, in all material respects, all of the acts required to be performed by it at or prior to the Closing Date by the terms hereof.

   (b) The representations and warranties of SHC set forth in Section 3.11(a) shall be true and correct as of the date of this Plan of Merger and as of the Closing Date. The representations and warranties of SHC set forth in Sections 3.1, 3.2, 3.6, 3.9, 3.17, 3.18 and 3.19 shall be true and correct in all material respects as of the date of this Plan of Merger and as of the Closing Date as though made on and as of the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date). The representations and warranties of SHC set forth in this Plan of Merger (other than those set forth in Section 3.11(a), 3.2, 3.6, 3.9, 3.17, 3.18 and 3.19), shall be true and correct as of the date of this Plan of Merger and as of the Closing Date as though made on and as of the Closing Date, (i) except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date) and (ii) except for breaches of representations and warranties as to matters that do not have a material adverse effect on SHC. HEALTHSOUTH and the Subsidiary shall have been furnished with a certificate, executed by a duly authorized officer of SHC, dated the Closing Date, certifying in such detail as HEALTHSOUTH and the Subsidiary may reasonably request as to the fulfillment of the foregoing conditions.

   (c) HEALTHSOUTH and the Subsidiary shall have obtained, or obtained the transfer of, any licenses, certificates of need and other regulatory approvals necessary to allow the Surviving Corporation to operate the SHC facilities, unless the failure to obtain such transfer or approval would not have a material adverse effect on SHC.

   (d) HEALTHSOUTH shall have received an opinion from Haskell Slaughter Young & Johnston, Professional Association, to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which opinion may be based upon reasonable representations of fact provided by officers of HEALTHSOUTH, SHC and the Subsidiary.

   9.3 Conditions to Obligations of SHC. The obligations of SHC to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by SHC):

   (a) Each of the agreements of HEALTHSOUTH and the Subsidiary to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed, in all material respects, and HEALTHSOUTH and the Subsidiary shall have performed, in all material respects, all of the acts required to be performed by them at or prior to the Closing Date by the terms hereof.

   (b) The representations and warranties of HEALTHSOUTH set forth in Section 5.11(i) shall be true and correct as of the date of this Plan of Merger and as of the Closing Date. The representations and warranties of HEALTHSOUTH set forth in Sections 5.1, 5.2, 5.3, 5.12 and 5.13 shall be true and correct in all material respects, as of the date of this Plan of Merger and as of the Closing Date as though made on and as of the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date). The representations and warranties of HEALTHSOUTH set forth in this Plan of Merger (other than those set forth in Sections 5.1, 5.2, 5.3, 5.11(i), 5.13 and 5.14) shall be true and correct as of the date of this Plan of Merger and as of the Closing Date as though made on and as of the Closing Date (i) except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), and (ii) except for breaches of representations and warranties as to matters that do not have a material adverse effect on HEALTHSOUTH. SHC shall have been furnished with a certificate, executed by duly authorized officers of HEALTHSOUTH and the Subsidiary, dated the Closing Date, certifying in such detail as SHC may reasonably request as to the fulfillment of the foregoing conditions.

   (c) SHC shall have received an opinion from Alston & Bird to the effect that the Merger will constitute a reorganization with the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which opinion may be based upon reasonable representations of fact provided by officers of HEALTHSOUTH, SHC and the Subsidiary.

Section 10.  Miscellaneous.

   10.1   Nonsurvival   of   Representations   and   Warranties.   None  of  the
representations and warranties in this Plan of Merger or in any instrument delivered pursuant to this Plan of Merger shall survive the Effective Time.

   10.2 Notices. Any communications required or desired to be given hereunder shall be deemed to have been properly given if sent by hand delivery or by facsimile and overnight courier to the parties hereto at the following addresses, or at such other address as either party may advise the other in writing from time to time:

   If to HEALTHSOUTH:

   HEALTHSOUTH Corporation
   Two Perimeter Park South
   Birmingham, Alabama 35243
   Attention: Michael D. Martin
   Facsimile: (205) 969-4719

   with copies to:

   William W. Horton, Esq.
   HEALTHSOUTH Corporation
   Two Perimeter Park South
   Birmingham, Alabama 35243
   Facsimile: (205) 969-4732
   and
   J. Brooke Johnston, Jr., Esq.
   Haskell Slaughter Young & Johnston,
   Professional Association
   1200 AmSouth/Harbert Plaza
   1901 Sixth Avenue North
   Birmingham, Alabama 35203
   Facsimile: (205) 324-1133

   If to SHC:

   Surgical Health Corporation
   990 Hammond Drive
   Suite 300
   Atlanta, Georgia 30328
   Attention: Rock A. Morphis
   Facsimile: (404) 673-1970

   with a copy to:

   J. Vaughan Curtis, Esq.
   Alston & Bird
   One Atlantic Center
   1201 West Peachtree Street
   Atlanta, Georgia 30309-3424
   Facsimile: (404) 881-7777

All such communications shall be deemed to have been delivered on the date of hand delivery or on the next business day following the deposit of such communications with the overnight courier.

   10.3 Further Assurances. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Plan of Merger.

   10.4 Indemnification. HEALTHSOUTH and Subsidiary agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time of the Merger now existing in favor of the current or former directors or officers of SHC and the SHC Subsidiaries as provided in their respective certificates or articles of incorporation or bylaws shall survive the Merger and shall continue in full force and effect in accordance with their terms. The provisions of this
Section 10.4 are intended to be for the benefit of, and shall be enforceable by, each such indemnified party and each such indemnified party's heirs and representatives.

   10.5 Governing Law. This Plan of Merger shall be interpreted, construed and enforced in accordance with the laws of the State of Delaware, applied without giving effect to any conflicts-of-law principles.

   10.6 "Including". The word "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific terms or matters as provided immediately following the word "including" or to similar items or matters, whether or not non-limiting language (such as "without limitation", "but not limited to", or words of similar import) is used with reference to the word "including" or the similar items or matters, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of the general statement, term or matter.

   10.7 "Knowledge". "To the knowledge", "to the best knowledge, information and belief", or any similar phrase shall be deemed to refer to the knowledge of the Chairman of the Board, Chief Executive Officer or Chief Financial Officer of a party and to include the assurance that such knowledge is based upon a reasonable investigation, unless otherwise expressly provided.

   10.8 "Material adverse change" or "material adverse effect". "Material adverse change" or "material adverse effect" means, when used in connection with SHC or HEALTHSOUTH, any change, effect, event or occurrence that has, or is reasonably likely to have, individually or in the aggregate, a material adverse impact on the business or financial position of such party and its subsidiaries taken as a whole; provided, however, that "material adverse change" and "material adverse effect" shall be deemed to exclude the impact of (i) changes in generally accepted accounting principles, (ii) changes in applicable law, and
(iii) any changes resulting from any restructuring or other similar charges or write-offs taken by SHC with the consent of HEALTHSOUTH; provided, however, that no such changes or write-offs will be taken if such would adversely affect pooling-of-interests accounting treatment for the Merger. Notwithstanding the foregoing, "material adverse change" or "material adverse effect" shall not mean, with respect to SHC, any reclassification of long-term indebtedness to short-term indebtedness solely by reason of SHC's execution, delivery and performance of its obligations under this Agreement.

   10.9 "Hazardous Materials". The term "Hazardous Materials" means any material which has been determined by any applicable governmental authority to be harmful to the health or safety of human or animal life or vegetation, regardless of whether such material is found on or below the surface of the ground, in any surface or underground water, airborne in ambient air or in the air inside any structure built or located upon or below the surface of the ground or in building materials or in improvements of any structures, or in any personal property located or used in any such structure, including, but not limited to, all hazardous substances, imminently hazardous substances, hazardous wastes, toxic substances, infectious wastes, pollutants and contaminants from time to time defined, listed, identified, designated or classified as such under any Environmental Laws (as defined in Section 10.10) regardless of the quantity of any such material.

   10.10 Environmental Laws. The term "Environmental Laws" means any federal, state or local statute, regulation, rule or ordinance, and any judicial or administrative interpretation thereof, regulating the use, generation, handling, storage, transportation, discharge, emission, spillage or other release of Hazardous Materials or relating to the protection of the environment.

   10.11 Captions. The captions or headings in this Plan of Merger are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Plan of Merger.

   10.12 Integration of Exhibits. All Exhibits attached to this Plan of Merger are integral parts of this Plan of Merger as if fully set forth herein, and all statements appearing therein shall be deemed disclosed for all purposes and not only in connection with the specific representation in which they are explicitly referenced.

   10.13 Entire Agreement. This instrument, including all Exhibits attached hereto, contains the entire agreement of the parties and supersedes any and all prior or contemporaneous agreements between the parties, written or oral, with respect to the transactions contemplated hereby. It may not be changed or terminated orally, but may only be changed by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

   10.14  Counterparts.   This  Plan  of  Merger  may  be  executed  in  several
counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same instrument.

   10.15 Binding Effect. This Plan of Merger shall be binding on, and shall inure to the benefit of, the parties hereto, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Plan of Merger. No party may assign any right or obligation hereunder without the prior written consent of the other parties.

   10.16 No Rule of Construction. The parties acknowledge that this Plan of Merger was initially prepared by HEALTHSOUTH, and that all parties have read and negotiated the language used in this Plan of Merger. The parties agree that, because all parties participated in negotiating and drafting this Plan of Merger, no rule of construction shall apply to this Plan of Merger which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Plan of Merger.

   IN WITNESS WHEREOF, HEALTHSOUTH, the Subsidiary and SHC have caused this Amended and Restated Plan and Agreement of Merger to be executed by their respective duly authorized officers, and have caused their respective corporate seals to be hereunto affixed, all as of the day and year first above written.

SURGICAL HEALTH CORPORATION

By___________________________

 Rock A. Morphis
 President and Chief Executive Officer

ATTEST:_______________________
         H. Michael Finley
             Secretary

[ CORPORATE SEAL ]

                HEALTHSOUTH Corporation
                By________________________________________
                              Richard M. Scrushy
                     Chariman of the Board, President and
                           Chief Executive Officer

ATTEST:          ___________________________________________
                              Anthony J. Tanner
                                  Secretary
[ CORPORATE SEAL ]

                ASC ATLANTA ACQUISITION COMPANY, INC.
                By________________________________________
                              Richard M. Scrushy
                                  President

ATTEST:_________________________________
               Anthony J. Tanner
                  Secretary
[ CORPORATE SEAL ]

                                                                   APPENDIX 7.14

Gentlemen:

   I have been advised that I might be considered to be an "affiliate" of Surgical Health Corporation for purposes of Rule 145 under the Securities Exchange Act of 1933, as amended (the "1993 Act"), and for purposes of generally accepted accounting principles as such term relates to pooling of interests accounting treatment for certain business combinations or the Securities and Exchange Commission's Staff Accounting Bulletin No. 65.

   HEALTHSOUTH Corporation ("HEALTHSOUTH"), ASC Atlanta Acquisition Company, Inc. and Surgical Health Corporation ("SHC") have entered into a Plan and Agreement of Merger dated as of the 22nd day of January, 1995 (the "Plan of Merger"). Upon consummation of the transactions contemplated by the Plan of Merger (the "Merger"), I will receive shares of capital stock of HEALTHSOUTH for all of the shares of capital stock of SHC owned by me or as to which I may be deemed a beneficial owner. I own _______ shares of common stock of SHC. Such shares will be converted in the Merger into shares of common stock of HEALTHSOUTH as described in the Plan of Merger. The shares of SHC capital stock and HEALTHSOUTH capital stock owned by me or as to which I may deemed to be a beneficial owner prior to the Merger are hereinafter collectively referred to as the "Pre-Merger Stock" and the shares of HEALTHSOUTH capital stock received by me in the Merger are hereinafter collectively referred to as the "Exchange Stock". This agreement is hereinafter referred to as the "Letter Agreement".

   I represent and warrant to, and agree with, HEALTHSOUTH, SHC and the Subsidiary that:

   A. I have read this Letter Agreement and the Plan of Merger and have discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Pre-Merger Stock and Exchange Stock, to the extent I felt necessary, with my counsel or counsel for SHC.

   B. The shares of common stock of HEALTHSOUTH that I shall receive in exchange for my shares of common stock of SHC are not being acquired by me with a view to their distribution except to the extent and in the manner provided for in paragraph (d) of Rule 145 under the 1933 Act.

   C. I agree with you not to dispose of any such shares of common stock of HEALTHSOUTH in any manner that would violate Rule 145.

   I further agree with you that the certificate or certificates representing such shares of common stock of HEALTHSOUTH may bear a legend referring to the restrictions on disposition thereof in accordance with the provisions of the foregoing paragraph and that stop transfer instructions may be filed with respect to such shares with the transfer agent for such shares.

   D. I understand that stop transfer instructions will be given to HEALTHSOUTH, SHC and their respective transfer agents, as the case may be, with respect to the shares of Pre-Merger Stock and the Exchange Stock in connection with the restrictions set forth herein.

   E. Notwithstanding the foregoing and any other agreements on my part in connection with the Pre-Merger Stock and the Exchange Stock, I hereby agree (i) that I will not sell or otherwise reduce my risk relative to any shares of Pre-Merger Stock during the period of thirty days prior to the effective date of Merger and (ii) that I will not sell or otherwise reduce my risk relative to any shares of Exchange Stock until financial results covering at least thirty days of combined operations have been published following the effective date of the Merger so as to ensure that the Merger qualified as a pooling of interests for accounting purposes.

   It is understood and agreed that this Letter Agreement shall terminate and be of no further force and effect if the Plan of Merger is terminated pursuant to the terms thereof.

   The agreements made by me in the foregoing paragraphs are on the understanding and condition that you agree, in the event that any shares may be disposed of in accordance with the provisions of paragraph E above, to deliver in exchange for the certificate or certificates representing such shares a new certificate or certificates representing such shares not bearing the legend and not subject to the stop transfer instruction referred to in paragraph D above, and so long as I hold shares of stock subject to the provisions of the foregoing paragraph (but not for a period in excess of two years from the date of consummation of the Merger) to file with the Securities and Exchange
Commission or otherwise make publicly available all information about HEALTHSOUTH, to the extent available to you without unreasonable effort or expense, necessary to enable me to resell shares under the provisions of paragraph (d) of Rule 145.

   This Letter Agreement shall be binding on my heirs, legal representatives and successors.

                                Very truly yours,

                                _______________________________
                                [Name of Shareholder]

                                                                     ANNEX B
January 22, 1995



The Board of Directors
HEALTHSOUTH Corporation
Two Perimeter Park South
Birmingham, Alabama

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to HEALTHSOUTH Corporation ("HEALTHSOUTH") of the consideration to be paid by HEALTHSOUTH pursuant to the terms and subject to the conditions set forth in the Plan and Agreement of the Merger, dated as of January 22, 1995 (the "Merger Agreement"), by and among HEALTHSOUTH, ASC Atlanta Acquisition Company, Inc., a wholly owned subsidiary of HEALTHSOUTH ("Subsidiary"), and Surgical Health Corporation ("SHC"). As more fully described in the Merger Agreement, (A) Subsidiary will be merged with and into SHC (the "Merger") and (B) each outstanding share of (i) the common stock, par value $0.0025 per share, of SHC (the "SHC Common Stock"), (ii) the Series A Convertible Preferred Stock, par value $0.01 per share, of SHC (the "SHC Series A Preferred Stock"), (iii) the Series B Convertible Preferred Stock, par value $0.01 per share, of SHC (the "SHC Series B Preferred Stock") and (iv) the Series C Convertible Preferred Stock, par value $0.01 per share, of SHC (the "SHC Series C Preferred Stock" and, together with the SHC Common Stock, the SHC Series A Preferred Stock and the SHC Series B Preferred Stock, the "SHC Shares") will be converted into the right to receive that fraction of a share of the common stock, par value $0.01 per share, of HEALTHSOUTH (the "HEALTHSOUTH Common Stock") obtained by dividing $4.60 by the average daily closing prices for the shares of HEALTHSOUTH Common Stock for the 20 consecutive trading days on which such shares are actually traded (as reported on the New York Stock Exchange Composite Transaction Tape) ending at the close of trading on the third trading day immediately preceding the closing date of the Merger (the "Base Period Trading Price"); provided, that the Base Period Trading Price will be deemed to equal (i) $37.00 in the event that the Base Period Trading Price is greater than $37.00 or (ii) $33.00 in the event that the Base Period Trading Price is less than $33.00 (the ratio of the number of shares of HEALTHSOUTH Common Stock for which each outstanding SHC Share is to be exchanged, the "Exchange Ratio").

In arriving at our opinion, we reviewed the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of HEALTHSOUTH and certain senior officers and other representatives and advisors of SHC concerning the businesses, operations and prospects of HEALTHSOUTH and SHC. We examined certain publicly available business and financial information relating to HEALTHSOUTH and SHC as well as certain financial forecasts and other data for HEALTHSOUTH and SHC which were provided to us by the respective managements of HEALTHSOUTH and SHC, including information relating to certain strategic implications and operational benefits anticipated from the Merger. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of the HEALTHSOUTH Common Stock; the historical and projected earnings of HEALTHSOUTH and SHC; and the capitalization and financial condition of HEALTHSOUTH and SHC. We considered, to the extent publicly available, the financial terms of a similar transaction recently effected which we considered comparable to the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered comparable to those of HEALTHSOUTH and SHC. We also evaluated the potential pro forma financial impact of the Merger on HEALTHSOUTH. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed necessary to arrive at our opinion.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information provided to or otherwise reviewed by or discussed with us, we have been advised by the managements of HEALTHSOUTH and SHC that such forecasts and other information were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of HEALTHSOUTH and SHC as to the future financial performance of HEALTHSOUTH and SHC and the strategic implications and operational benefits anticipated from the Merger. We also have assumed, with your consent, that the Merger will be treated as a pooling-of-interests in accordance with generally accepted accounting principles and as a tax-free reorganization for federal income tax purposes. Our opinion, as set forth herein, relates to the relative values of HEALTHSOUTH and SHC. We are not expressing any opinion as to what the value of the HEALTHSOUTH Common Stock actually will be when issued to SHC stockholders pursuant to the Merger or the price at which the HEALTHSOUTH Common Stock will trade subsequent to the Merger. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of HEALTHSOUTH OR SHC nor have we made any physical inspection of the properties or assets of HEALTHSOUTH or SHC. We have not been asked to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for HEALTHSOUTH or the effect of any other transaction in which HEALTHSOUTH might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

Smith Barney has been engaged to render financial advisory services to HEALTHSOUTH in connection with the Merger and will receive a fee for such services. We also will receive a fee upon the delivery of this opinion. In the ordinary course of our business, we may actively trade the equity and debt securities of HEALTHSOUTH and the debt securities of SHC for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. Smith Barney has in the past provided financial advisory and investment banking services to HEALTHSOUTH and SHC unrelated to the Merger, and has received compensation for the rendering of such services.

Our advisory services and the opinion expressed herein are provided for the use of the Board of Directors of HEALTHSOUTH in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Smith Barney be made, without our prior written consent.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to HEALTHSOUTH.

Very truly yours,


/s/ Smith Barney Inc.
- -----------------------
SMITH BARNEY INC.

                                                                        ANNEX C




                                 May   , 1995


Board of Directors
Surgical Health Corporation
990 Hammond Drive
Suite 300
Atlanta, GA 30328
Dear Sirs:


   Surgical Health Corporation ("SHC" or the "Company"), HEALTHSOUTH Corporation ("HEALTHSOUTH") and ASC Atlanta Acquisition Company, Inc., a wholly owned subsidiary of HEALTHSOUTH ("Subsidiary"), have entered into a Plan and Agreement of Merger dated as of January 22, 1995 (the "Agreement"). Pursuant to the Agreement, Subsidiary shall be merged with and into the Company in a transaction (the "Merger"), in which (i) each share of Common Stock, par value $.0025 per share, of SHC, (ii) each share of Series A Convertible Preferred Stock, par value $.01 per share, of SHC, (iii) each share of Series B Convertible Preferred Stock, par value $.01 per share, of SHC, and (iv) each share of Series C Convertible Preferred Stock, par value $.01 per share, of SHC, (collectively, the "SHC Shares") will be converted into the right to receive shares of Common Stock, par value $.01 per share, of HEALTHSOUTH ("HEALTHSOUTH Common Stock"). As set forth more fully in the Agreement, each issued and outstanding SHC Share shall be converted into the right to receive that fraction of a share of HEALTHSOUTH Common Stock obtained by dividing $4.60 by the average daily closing price for the shares of HEALTHSOUTH Common Stock for the twenty consecutive trading days on which shares are actually traded ending at the close of trading on the third trading day immediately preceding the closing (the "Base Period Trading Price"); provided, however, that for purposes of such calculation, the Base Period Trading Price shall be deemed to equal (i) $37.00 in the event the Base Period Trading Price is greater than $37.00, or (ii) $33.00 in the event the Base Period Trading Price is less than $33.00. You have requested our opinion regarding the fairness, from a financial point of view, of the consideration to be received by the holders of SHC Shares pursuant to the Agreement.

   Alex. Brown & Sons Incorporated, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate and other purposes. We have served as financial advisor to SHC in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. In the past, we have provided various financing services for HEALTHSOUTH and various financing and financial advisory services for SHC and received customary fees for rendering such services. We maintain a market in HEALTHSOUTH Common Stock and regularly publish research reports regarding the health care industry and the businesses and securities of publicly owned companies in that industry, including HEALTHSOUTH.

   In connection with this opinion, we have reviewed the Agreement and certain publicly available financial information concerning SHC and HEALTHSOUTH. We have reviewed certain internal financial analyses of SHC and HEALTHSOUTH made available to us by their respective managements and have held discussions with members of the senior management of SHC and HEALTHSOUTH regarding the business and prospects of their respective companies. In addition, we have (i) reviewed the reported price and trading activity for HEALTHSOUTH Common Stock, (ii) compared certain financial and stock market information for HEALTHSOUTH and certain financial information for SHC with similar information for certain publicly traded companies which we deemed similar to HEALTHSOUTH and SHC, respectively, (iii) reviewed the financial terms of certain recent business combinations which we deemed comparable in whole or in part and (iv) performed such other studies and analyses and took into account such other matters as we deemed necessary.

   We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for purposes of this opinion. With respect to the financial projections used in our analyses, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective senior management of SHC and HEALTHSOUTH as to the likely future performance of their respective companies. We have also assumed that the Merger will qualify for pooling of interests accounting treatment and as a tax-free transaction for the holders of SHC Shares. In addition, we have not made an independent valuation or appraisal of the assets of SHC or HEALTHSOUTH, nor have we been furnished with any such valuation or appraisal. Our opinion is based on market, economic, financial and other conditions as they exist and can be evaluated as of the date of this letter.

   Based on the analysis described above and subject to the foregoing limitations and qualifications, it is our opinion that the consideration to be received by the holders of SHC Shares pursuant to the Agreement is fair from a financial point of view to such stockholders as of the date of delivery of this letter.

Very truly yours,
Alex. Brown & Sons Incorporated

                                                                         ANNEX D

                  Section 262 of the General Corporation Law
                           of the State of Delaware

   262 APPRAISAL RIGHTS

   (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

   (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Sections 251, 252, 254, 257, 258, 263 or 264 of this title:

   (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

   (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

   a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

   b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

   c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

   d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

   (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

   (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

   (d) Appraisal rights shall be perfected as follows:

   (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

   (2) If the merger or consolidation was approved pursuant to Section 228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

   (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

   (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and placed fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publications as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

   (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

   (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Registry in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

   (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be made to each such stockholder, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

   (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

   (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

   (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Section 102(b)(7) of the General Corporation Law of the State of Delaware grants corporations the right to limit or eliminate the personal liability of their Directors in certain circumstances in accordance with provisions therein set forth. Article NINTH of HEALTHSOUTH's Restated Certificate of Incorporation filed with the Office of the Secretary of the State of Delaware on December 30, 1994, provides for the elimination of personal liability of a Director to the corporation or its stockholders for monetary damage for the breach of the Director's fiduciary duty to the full extent allowable under such Section 102(b)(7).

   Section 145 of the General Corporation Law of the State of Delaware grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. Article VI of HEALTHSOUTH's Bylaws provides for the indemnification of such persons to the full extent allowable under applicable law.

   HEALTHSOUTH has entered into agreements with all of its Directors and its executive officers pursuant to which the Company has agreed to indemnify such Directors and executive officers against liability incurred by them by reason of their services as a Director to the fullest extent allowable under applicable law.

   The Plan provides that all rights to indemnification for acts or omissions occurring prior to the Effective Time of the Merger now existing in favor of the current or former directors or officers of SHC and its subsidiaries as provided in their respective certificates or articles of incorporation or bylaws shall survive the Merger and shall continue in full force and effect in accordance with their terms.

Item 21. Exhibits.

   Exhibits:

EXHIBIT NO.   DESCRIPTION
- ------------  ------------------------------------------------------------------
(2)-1.......  Amended and Restated  Plan and  Agreement  of Merger,  dated as of
              January  22,  1995,  among  HEALTHSOUTH  Corporation,  ASC Atlanta
              Acquisition   Company,   Inc.  and  Surgical  Health  Corporation,
              attached  to the  Registration  Statement  as Annex  A, is  hereby incorporated herein by reference.

(5).........  Opinion  of  Haskell  Slaughter  Young  &  Johnston,  Professional
              Association,  as to the  legality of the shares of Common Stock of
              HEALTHSOUTH being registered.


(8)-1.......  Opinion  of  Haskell  Slaughter  Young  &  Johnston,  Professional
              Association,  as to certain federal income tax consequences of the
              Merger.


(8)-2.......  Opinion  of  Alston  &  Bird  as to  certain  federal  income  tax consequences of the Merger.

(23)-1......  Consent  of Ernst & Young  LLP.  See pages  immediately  following signature pages to the Registration Statement.

(23)-2......  Consent  of Ernst & Young  LLP.  See pages  immediately  following signature pages to the Registration Statement.

(23)-3......  Consent of Arthur  Andersen LLP. See pages  immediately  following signature  pages  to  the  Registration  Statement.

(23)-4......  Consent of Price Waterhouse LLP. See pages  immediately  following signature pages to the Registration Statement.

                              II-1


EXHIBIT NO.   DESCRIPTION
- ------------  ------------------------------------------------------------------

(23)-5...... Consent of KPMG Peat Marwick LLP.  See pages immediately  following signature pages to the Registration Statement.

(23)-6...... Consent  of  Haskell  Slaughter  Young  &  Johnston,   Professional
             Association     (included    in    the     opinions     filed    as
             Exhibits(5) and (8)-1).

(23)-7...... Consent of Alston & Bird  (included in the opinion filed as Exhibit
             (8)-2).

(23)-8...... Consent of Smith Barney Inc.,  filed as Exhibit (23)-8 to Amendment
             No. 1 to the Registration  Statement, is hereby incorporated herein by reference.

(23)-9...... Consent  of  Alex.  Brown  & Sons  Incorporated.

(23)-10..... Consent of Coopers & Lybrand L.L.P. See pages immediately following signature pages to the Registration Statement.

(24)........ Powers of Attorney.  See  the signature pages to this  Registration
             Statement on Form S-4.


Item 22. Undertakings.

   (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (2) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

   (3) The undersigned Registrant herby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of the Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

   (4) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (5) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

   (6) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not subject of and included in the Registration Statement when it became effective.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on May 10, 1995.

                     HEALTHSOUTH Corporation
                     By:   /s/ Richard M. Scrushy
                        --------------------------------
                             Richard M. Scrushy,
                            Chairman of the Board
                         and Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       SIGNATURE                           CAPACITY                     DATE
- ---------------------------  ----------------------------------- ----------------

 /s/ Richard M. Scrushy
  Richard M. Scrushy                 Chairman of the Board,         May 10, 1995
                                   Chief Executive Officer
                                         and Director

          *
    Aaron Beam, Jr.               Executive Vice President and      May 10, 1995
                                   Chief Financial Officer
                                         and Director

          *
   William T. Owens             Senior Vice President--Finance      May 10, 1995
                                  and Controller (Principal
                                     Accounting Officer)

          *
   C. Sage Givens                           Director                May 10, 1995

          *
Charles W. Newhall III                      Director                May 10, 1995

          *
  George H. Strong                          Director                May 10, 1995

          *
  Phillip C. Watkins                        Director                May 10, 1995

          *
  John S. Chamberlin                        Director                May 10, 1995

          *
    Larry R. House                          Director                May 10, 1995

          *
  Anthony J. Tanner                         Director                May 10, 1995





         SIGNATURE                         CAPACITY                     DATE
- ---------------------------  ----------------------------------- ----------------

          *
    James P. Bennett                        Director                May 10, 1995

          *
   Richard F. Celeste                       Director                May 10, 1995


                                             By  /s/ Richard M. Scrushy
                                               ____________________________
                                                   Richard M. Scrushy
                                                    Attorney-in-Fact


  /s/ P. Daryl Brown
    P. Daryl Brown                          Director                May 10, 1995

                                EXHIBIT INDEX

EXHIBIT NO.                                           DESCRIPTION                                            PAGE
- ------------  ------------------------------------------------------------------------------------------- ---------


(2)-1.......  Amended and restated  plan and  agreement  of merger,  dated as of
              January  22,  1995,  among  HEALTHSOUTH  corporation,  asc Atlanta
              Acquisition   Company,   Inc.  and  surgical  health  corporation,
              attached  to the  registration  statement  as annex  a, is  hereby incorporated herein by reference.
(5)  .......  Opinion  of  Haskell  Slaughter  Young  &  Johnston,  Professional
              Association,  as to the  legality of the shares of Common Stock of
              HEALTHSOUTH being registered.
(8)-1.......  Opinion  of  Haskell  Slaughter  Young  &  Johnston,  Professional
              Association,  as to certain federal income tax consequences of the
              Merger.
(8)-2.......  Opinion  of  Alston  &  Bird  as to  certain  federal  income  tax consequences of the Merger.
(23)-1......  Consent  of  Ernst & Young LLP.  See  pages immediately  following signature pages to the Registration Statement.
(23)-2......  Consent  of Ernst & Young  LLP.  See pages  immediately  following signature pages to the Registration Statement.
(23)-3......  Consent of Arthur  Andersen LLP. See pages  immediately  following signature pages to the Registration Statement.
(23)-4......  Consent of Price Waterhouse LLP. See pages  immediately  following signature pages to the Registration Statement.
(23)-5......  Consent of KPMG Peat Marwick LLP. See pages immediately  following signature pages to the Registration Statement.
(23)-6......  Consent  of  Haskell  Slaughter  Young  &  Johnston,  Professional
              Association   (included  in  the  opinions  filed  as Exhibits (5)
              and (8)-1).
(23)-7......  Consent of  Alston & Bird   (included  in  the  opinion  filed  as
              Exhibit (8)-2).
(23)-8......  Consent of Smith Barney Inc., filed as Exhibit (23)-8 to Amendment
              No. 1 to the Registration Statement, is hereby incorporated herein by reference.
(23)-9......  Consent  of  Alex.  Brown  & Sons  Incorporated.
(23)-10.....  Consent  of  Coopers  &  Lybrand  L.L.P.  See  pages   immediately
              following signature pages to the Registration Statement.
(24)........  Powers  of  Attorney.  See  the  signature  pages  to this
              Registration Statement on Form S-4.
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